As filed with the Securities and Exchange Commission on January 29, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APX Group Holdings, Inc.	APX Group, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
7380	7380
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
46-1304852	20-4658652
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
4931 North 300 West Provo, Utah 84604 (801) 377-9111	4931 North 300 West Provo, Utah 84604 (801) 377-9111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Nathan Wilcox, Esq.

General Counsel and Secretary

APX Group Holdings, Inc.

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Igor Fert

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
8.75% Senior Notes due 2020	$250,000,000	100%	$250,000,000	$32,200.00
Guarantees of 8.75% Senior Notes due 2020 (2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
313 Aviation, LLC	Utah	80-0872606	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111

ARM Security, Inc.	Utah	26-2819709	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111

Vivint, Inc.	Utah	20-3754038	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111

Vivint Purchasing, LLC	Utah	45-2644263	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111

AP AL LLC	Delaware	26-3670401	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111

Vivint Wireless, Inc.	Delaware	80-0917588	7380	4931 North 300 West Provo, Utah 84604 (801) 377-9111

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated January 29, 2014

APX Group, Inc.

Offer to Exchange

$250,000,000 aggregate principal amount of 8.75% Senior Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding $250,000,000 aggregate principal amount of 8.75% Senior Notes due 2020 that were issued on December 13, 2013 (the “outstanding 2020 notes”). Prior to the sale and issuance of the outstanding 2020 notes, there were $580.0 million aggregate principal amount of 8.75% Senior Notes due 2020 already outstanding under the indenture (the “existing registered 2020 notes”). The exchange notes will be treated as a single class with the existing registered 2020 notes. The exchange notes, the outstanding 2020 notes and the existing registered 2020 notes are collectively referred to herein as the “2020 notes.”

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis, by APX Group Holdings, Inc., our parent company, and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under our revolving credit facility or our other indebtedness or indebtedness of any subsidiary guarantor as described therein.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding 2020 notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding 2020 notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

•	You may withdraw tenders of outstanding 2020 notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014 which is the 21st business day after the date of this prospectus.

•	The exchange of outstanding 2020 notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 2020 notes, except that the exchange notes will be freely tradeable.

Results of the Exchange Offer:

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding 2020 notes will continue to be subject to the restrictions on transfer set forth in such outstanding 2020 notes and in the indenture governing the 2020 notes. In general, the outstanding 2020 notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding 2020 notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 19 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding 2020 notes where such outstanding 2020 notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of this date hereof. You should understand that the following important factors, in addition to those discussed in “Risk Factors” and elsewhere in this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	risks of the security and home automation industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the security and home automation industry and product introductions and promotional activity by our competitors;

•	litigation, complaints or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	adverse publicity and product liability claims;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements; and

•	cost increases or shortages in security and home automation technology products or components.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in “Risk Factors” and elsewhere in this prospectus.

The risks described in “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET, RANKING AND OTHER INDUSTRY DATA

Market, ranking and industry data used throughout this prospectus, including statements regarding subscriber acquisition costs, attrition and adoption rates, is based on the good faith estimates of management, which in turn are based upon management’s review of internal surveys, independent industry surveys and publications, including reports by ABI Research, Barnes Associates, Parks Associates and other third-party research and publicly available information. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information and have not independently verified it. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources.

TRADEMARKS

Vivint and related marks are registered trademarks or trademark applications of Vivint, Inc. Any trademarks, trade names or service marks of other companies appearing herein, or appearing in information incorporated by reference herein, are the property of their respective owners.

BASIS OF PRESENTATION

On November 16, 2012, APX Group, Inc. and two of its historical affiliates, V Solar Holdings, Inc. (“Solar”) and 2GIG Technologies, Inc. (“2GIG”), were acquired by an investor group (collectively, the “Investors”) comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P. (“Blackstone” or the “Sponsor”), and certain co-investors and management investors. This acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger”) pursuant to which each of APX Group, Inc., Solar and 2GIG became indirect wholly-owned subsidiaries of 313 Acquisition LLC (“Acquisition LLC”), an entity wholly-owned by the Investors. Upon the consummation of the Merger, APX Group, Inc. and 2GIG became consolidated subsidiaries of APX Group Holdings, Inc. (“Holdings” or “Parent Guarantor”), which in turn is wholly-owned by APX Parent Holdco, Inc., which in turn is wholly-owned by Acquisition LLC, and Solar became a direct wholly-owned subsidiary of Acquisition LLC. Acquisition LLC, APX Parent Holdco, Inc. and Parent Guarantor have no independent operations and were formed for the purpose of facilitating the Merger.

The Merger, the equity investment by the Investors, entering into our revolving credit facility and $10.0 million of borrowings thereunder, the issuance of the $925.0 million aggregate principal amount of 6.375% Senior Secured Notes due 2019 (the “2019 notes”) and the $380.0 million aggregate principal amount of the 2020 notes and the payment of related fees and expenses are collectively referred to in this prospectus as the “Transactions.” For a more complete description of the Transactions see “The Transactions and 2013 Notes Offerings” and “Description of Other Indebtedness.” In May 2013, we issued and sold an additional $200.0 million aggregate principal amount of the 2020 notes. That offering is referred to in this prospectus as the “May 2013 Notes Offering.” In December 2013, we issued and sold $250.0 million aggregate principal amount of the outstanding 2020 notes, which are the subject of this exchange offer. That offering is referred to in this prospectus as the “December 2013 Notes Offering” (and together with the May 2013 Notes Offering, the “2013 Notes Offerings”).

Unless the context suggests otherwise, references in this prospectus to “Vivint,” the “Company,” “we,” “us” and “our” refer (1) prior to the Merger, to APX Group, Inc. and its subsidiaries and 2GIG and Solar, which were consolidated variable interest entities prior to the Merger and (2) after the Merger, to the Parent Guarantor and its subsidiaries, including 2GIG to the date of the 2GIG Sale (as defined below). References to the “Issuer” refer to APX Group, Inc., exclusive of its subsidiaries. References to “Parent Guarantor” refer to Holdings, exclusive of its subsidiaries.

Our historical and pro forma results of operations prior to the Merger include the results of Solar which was considered a variable interest entity. As a result of the Merger, Solar is no longer dependent upon us for ongoing financial support and we are no longer its primary beneficiary. Accordingly, Solar is no longer required to be included in the consolidated financial statements of the Company. In addition, the historical and pro forma financial information included in this prospectus include the results of 2GIG up through April 1, 2013, which was the date we completed the sale of 2GIG and its subsidiary (the “2GIG Sale”) to Nortek, Inc (“Nortek”). In connection with the 2GIG Sale, we entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of our control panel requirements, subject to certain exceptions as provided in the supply agreement. Due to our continued involvement with 2GIG under the supply agreement, it is not considered a discontinued operation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Transactions.” Solar and 2GIG do not and will not provide any credit support for any of our indebtedness, including indebtedness incurred under our revolving credit facility, our 2019 notes or our 2020 notes.

The consolidated financial statements for periods preceding the Merger are presented for APX Group, Inc. and its wholly-owned subsidiaries, as well as Solar, 2GIG and their respective subsidiaries (the “Predecessor Period” or “Predecessor” as context requires). The consolidated financial statements for periods succeeding the Merger present the financial position and results of operations of Parent Guarantor and its wholly-owned subsidiaries (“the Successor Period” or “Successor” as context requires). The audited consolidated financial statements for the year ended December 31, 2012 are presented for two periods: the Predecessor Period from January 1, 2012 through November 16, 2012 and the Successor Period from November 17 through December 31, 2012 which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The financial positions and results of the Successor are not comparable to the financial position and results of the Predecessor due to the Merger and the application of purchase accounting in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations.

The unaudited pro forma statement of operations for the year ended December 31, 2012 (“Pro Forma Year”) has been prepared to give pro forma effect to the Transactions as if they had occurred on January 1, 2012. The unaudited pro forma consolidated statement of operations data included in this prospectus does not give effect to the 2013 Notes Offerings.

The pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions actually been consummated on the dates indicated and do not purport to indicate results of operations as of any future date or for any future period. See “Unaudited Pro Forma Financial Information.”

The term “attrition” as used in this prospectus refers to the aggregate number of cancelled subscribers during a period divided by the monthly weighted average number of total subscribers for such period. Subscribers are considered cancelled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible (120 days past due). Sales of contracts to third parties and certain subscriber residential moves are excluded from the attrition calculation. The term “CAGR” as used in this prospectus refers to the compound annual growth rate over the specified period. The term “net subscriber acquisition costs” as used in this prospectus refers to the gross costs to generate and install a subscriber net of any fees collected at the time of the contract signing. The term “IRR” means the internal rate of return per subscriber calculated based on our estimates and assumptions related to net subscriber acquisition cost per subscriber, net servicing cost per subscriber, average RMR per new subscriber and attrition. The term “RMR” is the recurring monthly revenue billed to a subscriber. The term “total RMR” is the aggregate RMR billed to all subscribers. The term “total subscribers” is the aggregate number of our active subscribers at the end of a given period. The term “average RMR per subscriber” is the total RMR divided by the total subscribers. This is also commonly referred to as Average Revenue per User, or “ARPU.” The term “average RMR per new subscriber” is the aggregate RMR for new subscribers originated during a period divided by the number of new subscribers originated during such period.

Totals in some tables in this prospectus may differ from the sum of individual amounts in those tables due to rounding. Unless specified otherwise, amounts in this prospectus are presented in U.S. dollars.

Defined terms in the financial statements have the meanings ascribed to them in the financial statements.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements. Before participating in the exchange offer, you should read the discussion under “Basis of Presentation” above for the definition of certain terms used in this prospectus and a description of certain transactions and other matters described in this prospectus.

Company Overview

We are one of the largest residential security solutions companies and one of the largest and fastest-growing home automation services providers in North America. In February 2013, we were recognized by Forbes magazine as one of America’s Most Promising Companies. Our fully integrated and remotely accessible residential services platform offers subscribers a suite of products and services that includes interactive security, life-safety, energy management and home automation. We utilize a scalable “direct-to-home” sales model to originate the majority of our new subscribers, which allows us control over our net subscriber acquisition costs. We have built a high-quality subscriber portfolio, with an average credit score of 717, through our underwriting criteria and compensation structure. Unlike many of our competitors, who generally focus on either subscriber origination or servicing, we originate, install, service and monitor our entire subscriber base, which allows us to control the overall subscriber experience. We seek to deliver a quality subscriber experience with a combination of innovative development of new products and services and a commitment to customer service, which together with our focus on originating high-quality new subscribers, has enabled us to achieve attrition rates that are historically at or below industry averages. Utilizing this model, we have built a portfolio of approximately 803,000 subscribers, as of September 30, 2013. Approximately 83% and 91% of our revenues during the Pro Forma Year ended December 31, 2012 and the nine months ended September 30, 2013, respectively, consisted of contractually committed recurring revenues, which have historically resulted in consistent and predictable operating results.

We believe our sales model allows us to originate subscribers at a lower net subscriber acquisition cost (as a multiple of RMR) and achieve a higher adoption rate of new service packages compared to many of our competitors. We have generated the majority of our new subscribers through our direct-to-home sales channel, which uses teams of trained seasonal sales representatives. In this channel we have historically employed between 2,000 and 2,500 sales representatives and approximately 1,000 installation technicians, who are both largely commission based and deployed in targeted geographical locations. This results in a highly variable cost structure, subscriber density and the ability to complete same-day installations. We diversify our subscriber origination efforts with an “inside sales” channel, which includes our internal-sales call centers, TV, radio, internet and other media advertising, as well as third-party lead generators.

We use underwriting policies that focus on creating a high-quality subscriber portfolio with an attractive return profile with an unlevered IRR of approximately 24%. As of September 30, 2013, approximately 94% of our subscribers had a FICO score of 625 or greater, and the average FICO score of our portfolio is 717. In addition, over 82% of our new subscribers in 2012 paid activation fees and approximately 88% of subscribers pay their monthly bill electronically. We believe that originating high-quality subscribers and our commitment to customer service increases retention which leads to predictable cash flows.

Our business generates positive cash flows from ongoing monitoring and service revenues which we choose to reinvest in new subscriber acquisitions. During the Pro Forma Year ended December 31, 2012 and the nine months ended September 30, 2013, we generated $450.4 million and $368.2 million, respectively, in total revenue, including $373.6 million and $334.3 million, respectively, in monitoring revenue. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Products and Service Packages

Our products and service packages allow subscribers to remotely control, monitor and manage the security, life-safety, video, lighting and HVAC systems within their homes. Since January 2010, substantially all of the systems we have installed are interactive and home automation enabled. Each of our service packages has a differentiated set of equipment and functionality. Historically, we have offered contracts to subscribers ranging in length from 36 to 60 months that are subject to automatic renewals after the expiration of the initial term. We offer four service packages: Interactive Security, Energy Management, Security Plus and Home Automation.

•

Interactive Security. Our Interactive Security service package includes two options: Basic and Advanced. This service package provides subscribers with residential security monitoring, wireless intrusion monitoring, motion detectors, smoke and carbon monoxide alarms, emergency alerts and, with the Advanced Interactive Security option, non-emergency alerts. The current standard price of the Interactive Security service package varies by option between $44.99 and $49.99 per month and includes our Go!Control panel, three door or window sensors, a motion detector, a key fob and a yard sign. Subscribers can select additional equipment, such as glass-break detectors, and safety devices, including smoke and carbon monoxide detectors and personal panic pendants, to customize the systems for their particular needs. Like all of our home services, subscribers can operate the system remotely through a smart phone application or a web browser. Subscribers using the Advanced Interactive Security option can also set non-emergency text alerts for any activity such as the opening of doors or windows. All equipment in the Interactive Security service package is connected through a wireless infrastructure to our two UL listed redundant central monitoring stations.

•

Energy Management. Our Energy Management service package provides subscribers the ability to monitor, control and conserve energy usage through our Go!Control panel or remotely through a smart phone application or a web browser. The current standard price of the Energy Management service package is $57.99 per month and includes a smart thermostat, a lamp or appliance control and 12 energy efficient light bulbs, in addition to all of the services that are included with our Advanced Interactive Security. Our Go!Control panel enables interaction between motion sensors, automatic door locks, thermostats and lighting to adjust settings based on movement and occupancy. Controlling energy usage allows subscribers to conserve energy, thus reducing their energy bills.

•

Security Plus. Our Security Plus service package combines all of the products that are included with our Advanced Interactive Security as well as a door lock and video camera. Security Plus provides subscribers with the ability to remotely manage their security and automatic door locks as well as the ability to remotely monitor activity in the home through video surveillance and text alerts. The current standard price of the Security Plus service package is $60.99 per month.

•

Home Automation. Our Home Automation service package is a fully integrated suite of home services that connects various in-home technologies all through a single platform. The current standard price of the Home Automation service package is $68.99 per month and includes all of the services that are included with the Advanced Interactive Security, Energy Management and Security Plus service packages. Subscribers can choose additional video cameras and door locks to customize the package. Our Home Automation service package was rated “Best Buy” in Consumers Digest in July 2011.

Existing subscribers may order additional products or services from us. When they do this, we typically have one of our local field service technicians perform the installation at the subscriber’s home. Typically, the subscriber is billed for a trip charge, the cost of the products installed and their RMR increases for the additional service offerings. In 2012, 58% of new subscribers selected additional services beyond Interactive Security.

Competitive Strengths

Large, Growing and Economically Resilient Industry

According to Barnes Associates estimates, the market for monitoring and related residential electronic security services was over $19 billion in revenue in 2012 and has grown every year for the past 12 years, with a 7.3% CAGR from 2000 to 2012. We estimate the penetration rate for this market was approximately 19%, as of December 31, 2012. This market is characterized by stable revenues from contractually committed recurring monthly payments and has proven to be recession-resistant through the last two economic downturns.

In addition, we believe we were among the first to market in the rapidly growing and underpenetrated home automation market, which enables subscribers to remotely access and control security, HVAC, lighting, automatic door locks, small appliances and video surveillance using a smart phone application or a web browser. ABI Research estimates the total number of North American subscribers of home automation services provided by home security companies will grow from approximately 434,000 in 2010 to over seven million by 2016 and total annual North American revenues from these services to increase from an estimated $261.0 million in 2010 to almost $3.9 billion in 2016. We believe that our experience as an early entrant into the home automation market and our innovative products and services make us well positioned to capitalize on this opportunity.

Leading Industry Player with Proven Operational Performance

We are one of the few residential security solutions companies in North America that generates substantially all of its revenue organically from a fully integrated model that encompasses all aspects of the subscriber relationship, including sales, installation, servicing and monitoring. This approach allows us to deliver a consistent, quality subscriber experience. We believe this results in a strong adoption rate (58% in 2012) for service packages beyond Interactive Security and attrition rates at or below industry averages. We also enhance the subscriber experience through proven operational performance. During the nine months ended September 30, 2013, our average response time to alarms was approximately 10 seconds from the time our monitoring stations received the signal. By enhancing the functionality of our offerings and introducing innovative new services packages, we drive subscriber usage, with 71% of our surveyed subscribers in 2012 indicating use of their system at least once per week, which we believe contributes to higher customer satisfaction and lower attrition.

Differentiated Sales Model with Highly Variable Cost Structure and Attractive Subscriber Economics

We have historically generated over 85% of our new subscribers through our direct-to-home sales channel. Our direct-to-home sales operation is typically comprised of between 2,000 and 2,500 sales representatives who benefit from our recruiting and training programs designed to promote professionalism and sales productivity. Each year between April and August, our sales teams travel to approximately 100 locations throughout North America to sell our service packages. Because expenses associated with our sales force are directly correlated with new subscriber acquisition, we avoid a large fixed cost base and are able to deploy a flexible go-to-market strategy every year. A substantial portion of the cost to acquire a new subscriber is variable. We believe our sales model allows us to originate subscribers at a lower net subscriber acquisition cost (as a multiple of RMR) and achieve a higher adoption rate of new service packages compared to our competitors. We estimate that our net subscriber acquisition cost was in the $1,600 to $1,650 range in 2012, which represented approximately 28 times our average RMR per new subscriber added. Once the initial investment is made, we experience predictable recurring revenues and cash flows from contractually committed monthly payments, resulting in an unlevered IRR of approximately 24% (including the impact of estimated attrition).

High-Quality Subscribers Result in Lower Attrition

Because attrition is strongly correlated with FICO scores and customer satisfaction, we focus on creating a high-quality subscriber portfolio and providing those subscribers with service packages that result in higher usage rates. Our compensation structure rewards quality subscriber generation by tying compensation to factors such as FICO scores and payment type that have historically reduced attrition. We have enhanced our underwriting criteria since 2007, increasing our average FICO score at origination from 685 in 2007 to 708 in 2012, and reducing sub-600 FICO score subscribers from approximately 11% of total originations in 2007 to approximately 2% in 2012.

Robust Cash Flow Characteristics

We generate positive contractual and recurring operating cash flows. Approximately 83% of our revenues for the Pro Forma Year ended December 31, 2012 consisted of contractually committed recurring revenues, which have historically resulted in consistent and predictable results. We choose to reinvest our cash flows in the generation of new subscribers. The direct-to-home sales model is characterized by a highly variable and discretionary cost structure, which allows us to quickly scale our sales efforts up or down while relying on our existing base of approximately 803,000 subscribers to generate resilient and recurring cash flows. Our low attrition and net subscriber acquisition costs have resulted in lower aggregate costs incurred to replace churned subscribers compared to historical industry rates of attrition and subscriber acquisition costs, based on third-party estimates. Additionally, as a result of our up-front billing of monitoring fees and high usage of electronic and credit card payment methods, we generally operate with negative working capital, which provides for a source of cash as we grow revenues. Furthermore, substantially all of our subscriber acquisition costs have been tax deductible in the year incurred and, as of December 31, 2012, we had significant net operating losses of approximately $846.4 million in the U.S. and $24.8 million in Canada available to minimize any future tax burden.

Strong Platform for Growth

We have established a history of capitalizing on our platform to offer new products and service packages, as evidenced by our launch of home automation in 2011. The innovative products and service packages we offer have enabled us to increase average RMR per new subscriber from $44.50 in 2009 to $57.59 for the Pro Forma Year ended December 31, 2012, while generally not raising the prices for individual service packages during this period. Going forward, we anticipate numerous opportunities to capitalize on our business model and existing technology platform due to the low incremental cost to drive future growth while maintaining attractive margins. We plan to achieve this through continued market penetration, increased inside sales, as well as commercial end market and international expansion. We recently expanded our business to New Zealand and have also identified Australia as a potentially attractive geography in which to continue replicating our sales model.

Proven and Experienced Management Team

Our management team has a proven record of strong growth and operational excellence and, as a result of their leadership, we have successfully grown revenue and total RMR every year since 2006. Our CEO, Todd Pedersen, founded the Company in 1999. Mr. Pedersen is a visionary leader who encourages a highly entrepreneurial culture that fosters innovation. Our management team has an average of over 15 years of experience in high growth or large public companies. In connection with the Transactions, employees and management have invested $155.2 million (a portion of which was used for the Investors’ acquisition of Solar), which is a significant investment in the Company.

Our Strategy

Commitment to Customer Service

We offer a fully integrated subscriber experience as sales representatives, customer service representatives and installation technicians work closely together to provide the subscriber with an integrated process from initial contact to daily use. We believe our field service technicians and customer service representatives deliver a quality customer service experience that enhances our brand and improves customer satisfaction. In surveys of our subscribers, over 82% of respondents expressed satisfaction with our customer service. We resolved more than 90% of service issues over the telephone during the nine months ended September 30, 2013. We also believe we have higher Net Promoter Scores (an industry measure of customer satisfaction and loyalty) than our primary competitors and we have been recognized by third-party organizations for providing outstanding customer service.

Maintain and Grow High-Quality Subscriber Portfolio

By qualifying potential subscribers according to our underwriting criteria, we have been able to decrease credit risk exposure and maintain a high-quality subscriber portfolio. Our portfolio consists of subscribers with an average credit score of 717, an attrition rate we believe is at or below the industry-average and a high adoption rate for services in addition to our basic security package. We plan to maintain our focus on our underwriting standards and expect to continue to structure our sales compensation to reward sales representatives based on the creation of high-quality subscribers to drive portfolio growth.

Continue to Develop Value-Added Products and Services

We strive to bring easy-to-use technology to our subscribers that allows them to efficiently control their use of our service packages. We have a reputation for developing and deploying solutions for the home that combine robust functionality with simple configurations that are easy to install and use. The interactive Go!Control panel (our primary panel for new subscribers), which is supplied by 2GIG, provides a platform to introduce new products and service packages to our subscribers. Our flexible sales model enables us to efficiently provide these new products and services to both new and existing subscribers. By focusing on innovation, and enhancing the functionality of our existing products and service packages, we believe we can increase subscriber usage and customer satisfaction and thereby lower our attrition. We will continue to focus on increasing our RMR and lowering our attrition through the development of new products and service packages.

Diversify Sales Channels through Growth of Inside Sales

Our proven inside sales channel provides another avenue to grow subscribers. Our subscribers originated through inside sales have net subscriber acquisition costs and attrition rates similar to those originated through our direct-to-home sales channel. We have grown subscriber originations through inside sales from approximately 10% of total originations in 2009 to approximately 19% of total originations in 2012.

Our Industry

Residential Electronic Security Services Market Overview

The residential electronic security services industry includes all companies that sell or lease, install, maintain or monitor electronic security products such as intrusion alarms, fire alarms, life-safety devices, video surveillance, automatic door locks and integrated security systems. The industry is characterized by a highly fragmented service provider base, with over 10,000 companies comprised primarily of small operators. Technological advances have reduced costs and streamlined installation, which in turn has resulted in higher subscriber adoption. This trend is expected to drive a migration from security-focused companies to suppliers of integrated solutions.

According to estimates of Barnes Associates, the market for monitoring and related residential electronic security services was over $19 billion in revenue in 2012 and has grown every year for the past 12 years, with a 7.3% CAGR from 2000 to 2012. This industry has grown across economic cycles, driven by increased penetration, higher pricing and overall population and home growth. The residential electronic security industry is recession-resistant, as heightened security awareness typically occurs during times of economic turmoil due to the higher perceived risk of crime. The estimated penetration rate for this market was approximately 19%, as of December 31, 2012.

Home Automation Market Overview

Home automation services enable residential subscribers to remotely access and control security, HVAC, lighting, automatic door locks, small appliances and video surveillance using a smart phone application or a web browser. In addition, home automation systems provide non-emergency alerts via text message, email or voice.

According to industry research, the declining cost of components, greater functionality of systems and increasing interconnectivity between equipment such as video cameras, thermostats, lighting devices and automatic door locks are expected to drive continued subscriber growth in this market. ABI Research estimates the total number of North American subscribers of home automation services provided by home security companies will grow from approximately 434,000 in 2010 to over seven million by 2016 and total annual North American revenues from these services to increase from an estimated $261 million in 2010 to almost $3.9 billion in 2016. According to Parks Associates, the penetration of home automation services in North America remains at a low level (6%) compared to other consumer technologies.

The Transactions

On November 16, 2012, APX Group, Inc. and two of its historical affiliates, Solar and 2GIG, were acquired by the Investors. Upon the consummation of the Merger, APX Group, Inc. and 2GIG became consolidated subsidiaries of Parent Guarantor, which in turn is wholly-owned by APX Parent Holdco, Inc., which in turn is wholly-owned by Acquisition LLC, and Solar became a direct wholly-owned subsidiary of Acquisition LLC. Acquisition LLC, APX Parent Holdco, Inc. and Parent Guarantor have no independent operations and were formed for the purpose of facilitating the Merger.

The aggregate consideration (including the repayment of existing indebtedness) paid in respect of the acquisitions of APX Group, Inc. and 2GIG was approximately $1.9 billion.

Blackstone, certain co-investors and the management investors invested an aggregate of $713.8 million in equity of Parent Guarantor and/or one or more of its direct or indirect parent entities, including Acquisition LLC. In connection with the Merger, Acquisition LLC established a pool of profits interests representing the right to share in a portion of the value appreciation on the initial capital contributions to Acquisition LLC (or a parent entity). Profits interests are subject to time-based and performance-based vesting conditions.

For a more complete description of the Transactions, see “The Transactions and 2013 Notes Offerings,” “Description of the Notes” and “Description of Other Indebtedness.”

2013 Notes Offerings

In May 2013, we issued and sold an additional $200.0 million aggregate principal amount of the 2020 notes.

In December 2013, we issued and sold $250.0 million aggregate principal amount of the outstanding 2020 notes, which are the subject of this exchange offer.

Corporate Structure

The following chart (which omits certain wholly-owned intermediate holding companies) summarizes our organizational structure, equity ownership and our principal indebtedness. This chart is provided for illustrative purposes only and does not represent all legal entities of the Company and its consolidated subsidiaries or all obligations of such entities.

(1)	Certain members of management and employees also directly hold equity interests in Acquisition LLC.
(2)	Represents an investment made by Blackstone, certain co-investors and the management investors (including a rollover of certain of management’s existing equity interests) with respect to the acquisition of APX and 2GIG in equity by Parent Guarantor and/or one or more of its direct or indirect parent entities, including Acquisition LLC. See “The Transactions and 2013 Notes Offerings.”
(3)	Our revolving credit facility has a five-year maturity and provides for borrowings up to $200.0 million, approximately $197.8 million of which was undrawn and available (after giving effect to $2.2 million of outstanding letters of credit) as of September 30, 2013.
(4)

In connection with the Transactions, we issued $925.0 million aggregate principal amount of the 2019 notes and $380.0 million aggregate principal amount of the 2020 notes. On May 31, 2013, we issued an additional

$200.0 million aggregate principal amount of the 2020 notes. On December 13, 2013, we issued $250.0 million aggregate principal amount of the outstanding 2020 notes, which are the subject of this exchange offer.
(5)	Our 2019 notes and our 2020 notes are fully and unconditionally guaranteed, jointly and severally, by Parent Guarantor and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under our revolving credit facility or our other indebtedness or indebtedness of any subsidiary guarantor as described herein. Our existing and future foreign subsidiaries are not expected to guarantee the notes. Before intercompany eliminations, revenues from our non-guarantor subsidiaries were approximately $26.2 million, or 6% of our total revenues, during the Pro Forma Year ended December 31, 2012 and approximately $20.1 million, or 5% of total revenues during the nine months ended September 30, 2013. As of September 30, 2013, before intercompany eliminations, liabilities of our non-guarantor subsidiaries were approximately $110.5 million, or 6% of our total liabilities. On April 1, 2013, we completed the 2GIG Sale. As a result of the 2GIG Sale, 2GIG does not and will not provide any credit support for any indebtedness of the Issuer, including indebtedness incurred under our revolving credit facility, our 2019 notes or our 2020 notes. Revenues from 2GIG and its subsidiary were approximately $58.1 million, or 13% of our total revenues, during the Pro Forma Year ended December 31, 2012.
(6)	Our revolving credit facility and the 2019 notes are secured on a first-priority lien basis (subject to certain exceptions and permitted liens) by substantially all of the assets of Parent Guarantor, the Issuer, and any existing and future subsidiary guarantors, including all of the capital stock of the Issuer and each restricted subsidiary (which, in the case of foreign subsidiaries, will be limited to 65% of the capital stock of each first-tier foreign subsidiary). Under the terms of the applicable security documents and/or intercreditor agreement, the proceeds of any collection or other realization of collateral received in connection with the exercise of remedies will be applied first to repay amounts due under our $200.0 million revolving credit facility, and up to an additional $150.0 million of “superpriority” borrowings that we may incur in the future under certain incremental facilities, before the holders of the 2019 notes receive such proceeds.
(7)	Includes Vivint, Inc. and other subsidiary guarantors.
(8)	Solar does not and will not provide credit support for any indebtedness of the Issuer, including indebtedness incurred under our revolving credit facility, our 2019 notes and our 2020 notes.

Our Sponsor

The Blackstone Group, one of the world’s leading global investment and advisory firms, was founded in 1985. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisition advisory, restructuring and reorganization advisory and fund placement services. Through its different investment businesses, Blackstone had total assets under management of approximately $248 billion as of September 30, 2013.

Corporate Information

APX Group, Inc. was incorporated under the laws of the State of Delaware on April 5, 2006. Our principal executive offices are located at 4931 North 300 West, Provo, Utah 84604, and our telephone number is (801) 377-9111.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On December 13, 2013, the Issuer issued in a private offering $250,000,000 aggregate principal amount of 8.75% Senior Notes due 2020.

In connection with the private offering, the Issuer and the guarantors of the outstanding 2020 notes entered into a registration rights agreement with the initial purchasers pursuant to which they agreed, among other things, to complete the exchange offer on or prior to September 9, 2014. You are entitled to exchange in the exchange offer your outstanding 2020 notes for exchange notes which are identical in all material respects to the outstanding 2020 notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding 2020 notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are not applicable.

The Exchange Offer	The Issuer is offering to exchange $250,000,000 aggregate principal amount of 8.75% Senior Notes due 2020 which have been registered under the Securities Act for any and all of its existing unregistered 8.75% Senior Notes due 2020 that were issued on December 13, 2013.

You may only exchange outstanding 2020 notes in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding 2020 notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding 2020 notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding 2020 notes who:

• is our affiliate;

• does not acquire exchange notes in the ordinary course of its business; or

• tenders its outstanding 2020 notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, which is the 21st business day after the date of this prospectus, unless extended by the Issuer. The Issuer does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding 2020 notes at any time prior to the expiration of the exchange offer. The Issuer will return to you any of your outstanding 2020 notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the exchange notes and the outstanding 2020 notes	The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding 2020 notes. The interest will be payable semi-annually on June 1 and December 1. No interest will be paid on outstanding 2020 notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuer may waive.

See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding 2020 Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding 2020 notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding 2020 notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•

you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 2020 notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding 2020 notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding 2020 notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding 2020 notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding 2020 notes, either make appropriate arrangements to register ownership of the outstanding 2020 notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding 2020 notes and your outstanding 2020 notes are not immediately available or you cannot deliver your outstanding 2020 notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding 2020 notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding 2020 Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding 2020 notes pursuant to the terms of the exchange offer, the Issuer and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding 2020 notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding 2020 notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding 2020 notes as set forth in the indenture governing the outstanding 2020 notes, except the Issuer and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding 2020 notes under the registration rights agreement. To the extent that outstanding 2020 notes are tendered and accepted in the exchange offer, the trading market for remaining outstanding 2020 notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding 2020 notes will continue to be subject to the restrictions on transfer set forth in the outstanding 2020 notes and in the indenture governing the outstanding 2020 notes. In general, the outstanding 2020 notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer and the guarantors do not currently anticipate that they will register the outstanding 2020 notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding 2020 notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding 2020 notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding 2020 notes. The exchange notes will be governed by the same indenture under which the outstanding 2020 notes were issued. The exchange notes will be treated as a single class with the existing registered 2020 notes and will have the same terms as those of the existing registered 2020 notes. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the notes, see “Description of the Notes.”

Issuer	APX Group, Inc.

Notes Offered	$250.0 million aggregate principal amount of 8.75% Senior Notes due 2020.

Maturity Date	December 1, 2020.

Interest	The exchange notes will accrue interest at a rate of 8.75% per annum, payable on June 1 and December 1 of each year.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis, by Parent Guarantor and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under our revolving credit facility or our other indebtedness or indebtedness of any subsidiary guarantor as described herein. Our existing and future foreign subsidiaries are not expected to guarantee the exchange notes. These guarantees are subject to release under specified circumstances. See “Description of the Notes—Guarantees.”

Ranking	The exchange notes and guarantees thereof will be our and our guarantors’ senior obligations and will rank:

•	equally in right of payment with all of our and the guarantors’ existing and future senior obligations;

•	senior in right of payment to any of our and our guarantors’ subordinated indebtedness; and

•	structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.

The exchange notes and the guarantees thereof will be effectively subordinated in right of payment to our and the guarantors’ secured indebtedness, including the 2019 notes and indebtedness we may incur under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness.

As of September 30, 2013, after giving effect to the offering of the outstanding 2020 notes:

•	we had $1,755.0 million of total indebtedness outstanding, all of which was senior;

•	we had $925.0 million of senior secured indebtedness outstanding, all of which was represented by the 2019 notes; and

•	we had $197.8 million of availability to incur secured indebtedness under our revolving credit facility (after giving effect to $2.2 million of outstanding letters of credit).

Before intercompany eliminations, revenues from our non-guarantor subsidiaries were approximately $26.2 million, or 6% of our total revenues, during the Pro Forma Year ended December 31, 2012 and approximately $20.1 million, or 5% of total revenues during the nine months ended September 30, 2013. As of September 30, 2013, before intercompany eliminations, liabilities of our non-guarantor subsidiaries were approximately $110.5 million, or 6% of our total liabilities.

Optional Redemption	We may, at our option, redeem at any time and from time to time prior to December 1, 2015 some or all of the exchange notes at 100% of their principal amount thereof plus accrued and unpaid interest to the redemption date plus the applicable “make-whole premium” described under “Description of the Notes—Optional Redemption.” From and after December 1, 2015, we may, at our option, redeem at any time and from time to time some or all of the exchange notes at the applicable redemption prices set forth in this prospectus. In addition, on or prior to December 1, 2015, we may, at our option, redeem up to 35% of the 2020 notes, including the exchange notes, with the proceeds from certain equity offerings at the applicable redemption prices listed under “Description of the Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of specific kinds of a change of control, if we do not redeem the exchange notes, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Proceeds	If the Issuer or its restricted subsidiaries engage in asset sales, the Issuer generally must either invest the net proceeds from such asset sales in its business within a specific period of time, prepay certain of its or its restricted subsidiaries’ debt or make an offer to purchase a principal amount of the exchange notes with the specified excess net proceeds, subject to certain exceptions. The purchase price of the exchange notes will be 100% of their principal amount plus accrued and unpaid interest, if any. For more information, see “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

No Prior Market	The exchange notes will generally be freely transferable (subject to certain restrictions discussed in “The Exchange Offer”) but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding 2020 notes have advised us that they currently intend to make a market for the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors

You should carefully consider the information set forth under the caption “Risk Factors” beginning on page 19 of this prospectus before participating in the exchange offer.

Summary Historical and Pro Forma Financial Information

The following summary consolidated financial information and other data set forth below should be read in conjunction with “The Transactions and 2013 Notes Offerings,” “Unaudited Pro Forma Financial Information,” “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

The summary historical consolidated statement of operations data and other financial data presented below for the period from November 17, 2012 through December 31, 2012 (Successor), the period from January 1, 2012 through November 16, 2012 (Predecessor) and the Predecessor years ended December 31, 2011 and 2010 and the summary consolidated balance sheet data as of December 31, 2012 (Successor) and December 31, 2011 (Predecessor), have been derived from our audited consolidated financial statements included in this prospectus. The summary consolidated balance sheet data as of December 31, 2010 (Predecessor) have been derived from our audited consolidated financial statements not included in this prospectus. The summary historical consolidated statement of operations data and other financial information for the year ended December 31, 2012 are presented for two periods: the period from January 1, 2012 through November 16, 2012 (Predecessor) and the period from November 17, 2012 through December 31, 2012 (Successor), which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The summary historical consolidated statement of operations data and other financial information of the Predecessor are presented for APX Group, Inc. and its wholly-owned subsidiaries, as well as Solar, 2GIG and their respective subsidiaries. The summary historical consolidated statement of operations data and other financial information of the Successor Period reflect the Merger and present the financial position and results of operations of the Parent Guarantor and its wholly-owned subsidiaries. The financial position and results of the Successor are not comparable to the financial position and results of the Predecessor due to the Merger and the application of purchase accounting in accordance with ASC 805 Business Combinations.

The summary unaudited historical consolidated financial and other data presented below as of September 30, 2013 and for the nine months ended September 30, 2013 (Successor) and September 30, 2012 (Predecessor) have been derived from our unaudited condensed consolidated financial statements included in this prospectus. Operating results for the nine months ended September 30, 2013 (Successor) are not necessarily indicative of the results that may be expected for the full year.

The summary unaudited pro forma financial information for the year ended December 31, 2012 have been prepared to give pro forma effect to the Transactions as if they had occurred on January 1, 2012. The pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions actually been consummated on such date and do not purport to indicate results of operations as of any future date or for any future period.

The pro forma financial information and historical financial information for the Predecessor Period from January 1, 2012 through November 16, 2012 and for the Predecessor year ended December 31, 2011 included in this prospectus include the results of Solar, which commenced operations in early 2011. Following the consummation of the Transactions, Solar is no longer dependent upon us for ongoing financial support and we are no longer its primary beneficiary. Accordingly, Solar is no longer required to be included in our consolidated financial statements. In addition, the historical and pro forma financial information included in this prospectus include the results of 2GIG up through April 1, 2013, which was the date we completed the 2GIG Sale. Solar, 2GIG and their respective subsidiaries do not and will not provide any credit support for any indebtedness of the Issuer, including indebtedness incurred under our revolving credit facility, our 2019 notes or our 2020 notes.

	Successor	Predecessor			Successor	Predecessor
	Period from November 17, through December 31,	Period from January 1, through November 16,	Year Ended December 31,		Nine Months Ended September 30,		Pro Forma Year Ended December 31,
	2012	2012	2011	2010	2013	2012	2012
					(unaudited)	(unaudited)	(unaudited)
	(dollars in thousands)
Statement of Operations Data
Revenues:
Monitoring revenue	$49,122	$325,271	$287,974	$212,692	$334,344	$272,604	$373,559
Service and other sales revenue	8,473	66,811	38,544	10,403	32,902	57,411	75,284
Activation fees	11	5,331	4,891	3,208	951	4,461	1,353
Contract sales	—	157	8,539	12,575	—	—	157

Total revenues	57,606	397,570	339,948	238,878	368,197	334,476	450,353
Costs and expenses:
Operating expenses	20,699	145,797	126,563	73,252	124,336	118,698	166,837
Cost of contract sales	—	95	6,425	7,602	—	—	95
Selling expenses	12,284	91,559	48,978	30,667	75,394	44,175	78,075
General and administrative expenses	9,521	99,972	50,510	36,834	65,910	49,358	75,564
Transaction related expenses	31,885	23,461	—	—	—	—	—
Depreciation and amortization	11,410	79,679	68,458	45,294	142,967	66,666	173,310

Total costs and expenses	85,799	440,563	300,934	193,649	408,607	278,897	493,881

(Loss) income from operations	(28,193)	(42,993)	39,014	45,229	(40,410)	55,579	(43,528)

Other expenses:
Interest expense, net	(12,641)	(106,559)	(101,855)	(69,470)	(82,222)	(89,878)	(103,966)
Other (expenses) income	(171)	(122)	(386)	(397)	46,889	(114)	(580)

Loss from continuing operations before income taxes	(41,005)	(149,674)	(63,227)	(24,638)	(75,743)	(34,413)	(148,074)
Income tax (benefit) expense	(10,903)	4,923	(3,739)	4,320	11,598	5,195	(5,980)

Net loss from continuing operations	(30,102)	(154,597)	(59,488)	(28,958)	(87,341)	(39,608)	$(142,094)

Discontinued operations:
Loss from discontinued operations	—	(239)	(2,917)	—	—	(239)

Net loss before non-controlling interests	(30,102)	(154,836)	(62,405)	(28,958)	(87,341)	(39,847)

Net (loss) income attributable to non-controlling interests	—	(1,319)	6,141	(5,300)	—	3,556

Net loss	$(30,102)	$(153,517)	$(68,546)	$(23,658)	$(87,341)	$(43,403)

	Successor	Predecessor			Successor	Predecessor
	Period from November 17, through December 31,	Period from January 1, through November 16,	Year Ended December 31,		Nine Months Ended September 30,		Pro Forma Year Ended December 31,
	2012	2012	2011	2010	2013	2012	2012
					(unaudited)	(unaudited)	(unaudited)
	(dollars in thousands)
Balance sheet data (at period end)
Cash	$8,090	N/A	$3,680	$3,700	$111,733	$18,386	N/A
Working capital (deficit)	(32,834)	N/A	(25,013)	(60,584)	(45,632)	(829,171)	N/A
Adjusted working capital (deficit) (excluding cash, debt and discontinued operations)	(36,923)	N/A	(7,148)	(55,981)	(153,733)	(96,632)	N/A
Total assets	2,155,348	N/A	644,980	456,286	2,291,541	831,643	N/A
Total debt (including current portion of long-term debt)	1,333,000	N/A	623,741	424,150	1,508,385	747,163	N/A
Total shareholders’ equity (deficit)	$679,279	N/A	$(183,499)	$(169,207)	$531,352	$(205,414)	N/A
Cash flow data
Net cash provided by (used in) continuing operations:
Operating activities	$(25,243)	$95,371	$(36,842)	$33,321	$139,671	$132,645	N/A
Investing activities	(1,949,454)	(270,094)	(207,603)	(169,165)	(140,722)	(246,095)	N/A
Financing activities	1,982,746	189,352	244,178	136,685	104,863	127,995	N/A
Capital expenditures	$(1,456)	$(5,894)	$(6,521)	$(1,879)	$(5,788)	$(3,455)	N/A

	Successor	Predecessor			Successor	Predecessor
	Period from November 17, through December 31,	Period from January 1, through November 16,	Year ended December 31		Nine months ended September 30
	2012	2012	2011	2010	2013	2012
	(in thousands, except Average RMR per subscriber)
Selected operating metrics (unaudited) (1)
Total subscribers (2)	671.8	N/A	562.0	456.4	803.4	681.8
Total RMR	$34,276	N/A	$27,092	$20,714	$42,582	$34,549
Average RMR per subscriber	$51.02	N/A	$48.21	$45.39	$53.00	$50.67

N/A – Not Applicable.

(1)	Includes Vivint metrics only.
(2)	At end of period

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, cash flows or results of operations.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding 2020 notes in the exchange offer, the transfer restrictions currently applicable to your outstanding 2020 notes will remain in force and the market price of your outstanding 2020 notes could decline.

If you do not exchange your outstanding 2020 notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding 2020 notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding 2020 notes. In general, the outstanding 2020 notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding 2020 notes under the Securities Act.

The tender of outstanding 2020 notes under the exchange offer will reduce the remaining principal amount of the outstanding 2020 notes, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding 2020 notes due to reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. The initial purchasers in the private offering of the outstanding 2020 notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Risks Related To Our Business

Our industry is highly competitive.

We operate in a highly competitive industry. We face competition from several large electronic residential security companies, at least one of which has, and others may have, greater capital and other resources than us. We also face, and may in the future face, competition from other providers of information and communication products and services, including cable and telecommunications companies, that may have greater capital and resources than us. Competitors that are larger in scale and have greater resources may benefit from greater economies of scale and other lower costs that permit them to offer more favorable terms to consumers (including lower service costs) than we offer, causing such consumers to choose to enter into contracts with such competitors. These competitors may also benefit from greater name recognition and superior advertising, marketing and promotional resources. To the extent that such competitors allocate greater resources over time to markets where our business is more highly concentrated, the negative impact on our business may increase over time. In addition to potentially reducing the number of new subscribers we are able to originate, increased competition could also result in higher attrition rates that would negatively impact us over time. The benefit offered to larger competitors from economies of scale and other lower costs may be magnified by an economic downturn in which subscribers put a greater emphasis on lower cost products or services. In addition, we face competition from regional competitors that concentrate their capital and other resources in targeting local markets.

We also face potential competition from improvements in do-it-yourself (“DIY”) and self-monitoring systems, which enable consumers to install their own systems and monitor and control their home environment without third-party involvement through the Internet, text messages, emails or similar communications. Continued pricing pressure or improvements in technology and shifts in consumer preferences towards DIY and self-monitoring could adversely impact our subscriber base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

We rely on long-term retention of subscribers and subscriber attrition can have a material adverse effect on our results.

We incur significant upfront costs to originate new subscribers. Accordingly, our long term performance is dependent on our subscribers remaining with us for several years after the initial term of their contracts, which is generally between 36 and 60 months. Our inability to retain subscribers for a long term could materially and adversely affect our business, financial condition, cash flows or results of operations.

In addition, we amortize or depreciate our capitalized subscriber acquisition costs based on the estimated life of the subscriber relationships. If attrition rates were to rise significantly, we may be required to accelerate the amortization of expenses or the depreciation of assets related to such subscribers or to impair such assets, which could adversely impact our reported GAAP financial results.

Litigation, complaints or adverse publicity could negatively impact our business, financial condition and results of operations.

From time to time, we engage in the defense of, and may in the future be subject to, certain claims and lawsuits arising in the ordinary course of our business. For example, we have been named as defendants in two putative class actions alleging violations of the Telephone Consumer Protection Act and common law privacy rights. See “Business—Legal Proceedings.” In addition, from time to time our subscribers have communicated and may in the future communicate complaints to consumer protection groups (including, without limitation, Better Business Bureau and similar organizations), regulators, law enforcement or the media. Any resulting actions or negative subscriber sentiment or publicity may reduce the volume of our sales, increase attrition of existing subscribers and adversely impact our ability to replace cancelled subscribers with new originations. Any of the foregoing may materially and adversely affect our business, financial condition, cash flows or results of operations.

We are highly dependent on our ability to attract, train and retain an effective sales force.

Our business is highly dependent on our ability to attract, train and retain effective sales representatives and managers, especially for our peak April through August sales season. In addition, because sales representatives become more productive as they gain experience, retaining those individuals is very important for our success. If we are unable to attract, train and retain an effective sales force, our business, financial condition, cash flows or results of operations could be adversely affected.

We may fail to obtain or maintain necessary governmental licenses or otherwise fail to comply with applicable laws and regulations.

Our business is subject to a variety of laws, regulations and licensing requirements of federal, provincial, state and local authorities and may become subject to additional such requirements in the future. In addition, in certain jurisdictions, we are required to obtain licenses or permits to comply with standards governing servicing of subscribers, monitoring station employee selection and training and to meet certain standards in the conduct of our business. Although we believe we are in material compliance with all applicable laws, regulations, and/or licensing requirements, in the event that these laws, regulations and/or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such laws and regulations. Our failure to comply with such laws, regulations and licensing requirements as may be in effect from time to time could have a material adverse effect on us.

If we expand the scope of our products and services or our operations in any new country, state, province, territory or municipality with additional laws, regulations and/or licensing requirements, we may be required to obtain the applicable licenses and otherwise maintain compliance with such additional laws, regulations and/or licensing requirements.

New regulations may also be enacted that could have an adverse effect on us. For example, certain U.S. municipalities have adopted, or are considering adopting, laws, regulations or policies aimed at reducing the number of false alarms, including: (i) subjecting companies to fines or penalties for transmitting false alarms, (ii) imposing fines on subscribers for false alarms, (iii) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms and (iv) requiring further verification of an event giving rise to an alarm signal, such as a visual verification, before the police will respond. These measures could adversely affect our future operations and future business by increasing our costs, reducing customer satisfaction or affecting the public perception of the effectiveness of our services. In addition, federal, state and local governmental authorities have considered, and may in the future consider, implementing consumer protection initiatives, which could impose significant constraints on the use of our sales channels.

Increased adoption of laws purporting to characterize certain charges in our subscriber contracts as unlawful, may adversely affect our operations.

If a subscriber cancels prior to the end of the initial term of the contract, other than in accordance with the contract, we may, under the terms of the subscriber contract, charge the subscriber a percentage of the amounts that would have been paid over the remaining term of the contract. Several states in the U.S. have adopted, or are considering adopting, laws restricting the charges that can be imposed upon contract cancellation prior to the end of the initial contract term. Such initiatives could negatively impact our businesses and the origination of new subscribers, increase attrition rates and have a material adverse effect on our business, financial condition, cash flows or results of operations. Adverse judicial determinations regarding these matters could increase legal exposure to subscribers against whom such charges have been imposed and the risk that certain subscribers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business, financial condition, cash flows or results of operations.

The technology employed by us may become obsolete, which could require significant capital expenditures.

The residential security and home automation business is subject to technological innovation over time. Our products and services interact with the hardware and software technology of systems and devices located at the homes of our subscribers. We may be required to implement new technologies or adapt existing technologies in response to changing market conditions, subscriber preferences or industry standards, which could require significant capital expenditures. It is also possible that one or more of our competitors could develop a significant technical advantage that allows them to provide additional or superior quality services or to lower their price for similar products or services, which could put us at a competitive disadvantage. For example, several cable and other telecommunications companies have introduced home automation and security services packages, including interactive security services, that are competitive with our products and services. Our inability to adapt to changing technologies, market conditions or subscriber preferences in a timely manner could materially adversely affect our business, financial condition, cash flows or results of operations.

Our future operating results are uncertain.

Prior growth rates in revenues and other operating and financial results should not be considered indicative of our future performance. Our future performance will depend on, among other things: (i) our ability to renew and/or upgrade contracts with existing subscribers and to achieve high customer satisfaction with existing subscribers; (ii) our ability to obtain agreements with new subscribers to use our products and services, including our ability to scale the number of new subscribers generated through inside sales; (iii) our ability to increase the density of our subscriber base for existing service locations or continue to expand into new geographic markets and/or services; and (iv) our ability to successfully develop and market new and innovative products and services.

Our future operating results will depend on many factors, including: (i) the level of product and price competition; (ii) the degree of saturation in, and our ability to further penetrate, existing markets; (iii) our ability to manage revenues, origination or acquisition of new subscriber contracts and attrition rates, and general and administrative costs; and (iv) our ability to attract, train and retain qualified employees.

If our future operating results suffer as a result of our inability to renew our existing subscriber contracts, originate new subscriber contracts, increase the density of our subscriber base, introduce new and successful products and services, manage our growth, or for any of the other reasons mentioned above, there could be a material adverse effect on our business, financial condition, cash flows or results of operations.

Our business is subject to macroeconomic and demographic factors that may negatively impact our results of operations.

The residential security and home automation business is generally dependent in part on national, regional and local economic conditions. Historically, both the U.S. and worldwide economies have experienced cyclical economic downturns, some of which have been prolonged and severe. These economic downturns generally have coincided with, and contributed to, increased energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns. These conditions and concerns result in a decline in business and consumer confidence and increased unemployment.

Where disposable income available for discretionary spending is reduced (due to, for example, higher housing, energy, interest or other costs or where the perceived wealth of subscribers has decreased) and disruptions in the financial markets adversely impact the availability and cost of credit, the residential security and home automation business may experience increased attrition rates, a reduced ability to originate new subscriber contracts and reduced consumer demand. Demand for security and home automation services may also be affected by changes in the housing market including, in particular, changes in new single-family housing and turnover in the single-family housing market.

There is no assurance that current conditions resulting from the most recent economic downturn will stabilize or improve or that various governmental responses to the disruptions in the financial markets will restore consumer confidence, stabilize the markets or increase liquidity or the availability of credit. We cannot predict the timing or duration of any economic slowdown or the timing or strength of a subsequent economic recovery, worldwide, or in the specific markets we serve. Furthermore, any deterioration in new construction and sales of existing single-family homes could reduce opportunities to make sales of new security and home automation systems and services and reduce opportunities to take over existing systems that had previously been serviced by our competitors. Such downturns in the economy in general, and the housing market in particular may negatively impact our business.

In addition, unfavorable shifts in population and other demographic factors may cause us to lose subscribers as people migrate to markets where we have little or no presence, or if the general population shifts into a less desirable age, geographic or other demographic group from our business perspective.

We depend on a limited number of suppliers to provide our control panels, which, in turn, rely on a limited number of suppliers to provide significant components and materials used in such control panels. A change in our existing preferred supply arrangements or a material interruption in supply of control panels could increase our costs or prevent or limit our ability to accept and fill orders for our products and services.

We provide security and other services through a panel installed at the premises of our subscribers. As of September 30, 2013, approximately 85% of our installed panels were 2GIG Go!Control panels and approximately 15% were Honeywell LYNX and Vista panels. The Go!Control panel supplied by 2GIG has been our primary panel for subscribers since the beginning of 2010. On April 1, 2013, we completed the 2GIG Sale to Nortek. In connection with the 2GIG Sale, we entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of our control panel requirements, subject to certain exceptions as provided in the supply agreement. Upon the expiration or earlier termination of the initial term of this supply agreement, there can be no assurance that we will be able to renew our supply arrangements with 2GIG on commercially reasonable terms or at all, and there can be no assurance that we will be able to maintain our preferred supply relationship with 2GIG over the long-term. Any adverse change in, or the cessation of, the relationship between us and 2GIG could, therefore, expose us to a significant increase in equipment costs.

In addition to 2GIG, we obtain important components of our systems from several other suppliers. Should 2GIG or such other suppliers cease to manufacture the products we purchase from them, we may be required to locate additional suppliers. We may be unable to locate alternate suppliers on a timely basis or to negotiate the purchase of control panels or other equipment on favorable terms, if at all. In addition, 2GIG and our other suppliers, in turn, depend upon a limited number of outside unaffiliated suppliers for key components and materials used in our control panels. If any of these suppliers cease to provide components and materials in sufficient quantity, especially during our summer selling season when a large percentage of our new subscriber originations occur, to meet the needs of the manufacturers of our control panels there may not be adequate alternative sources of supply, which could lead to significant delays in the supply of control panels. Any such delay in the supply of control panels and other equipment could cause our subscribers to delay their decision to enter into, renew or upgrade their contracts or to choose not to purchase such products or services from us. This would result in delays in or loss of future revenues and could have a material adverse effect on our business, financial condition, cash flows or results of operations.

We rely on certain third-party providers of software and services integral to the operations of our business.

Certain aspects of the operation of our security and automation systems depend on certain third-party software and service providers. We rely on certain software technology that we license from third parties and use in our products and services to perform key functions and provide critical functionality. For example, the Go!Control panel is connected to the Internet and smart phone applications through services hosted by Alarm.com, which provides the web interface and the technology to enable our subscribers to access their systems through their smart phone applications or web browsers. With regard to licensed software technology, we are, to a certain extent, dependent upon the ability of third parties to maintain, enhance or develop their products and services on a timely and cost-effective basis, to meet industry technological standards and to deliver products that are free of defects or security vulnerabilities, and to ensure their services are free from disruptions or interruptions. Further, these third-party products or technology licenses may not always be available to us on commercially reasonable terms or at all.

If our agreements with third-party vendors are not renewed or the third-party software or services become obsolete, are incompatible with future versions of our products or services or otherwise fail to address our needs, there is no assurance that we would be able to replace the functionality provided by the third-party products or services with technology from alternative providers. Furthermore, even if we obtain licenses to alternative products or services that provide the functionality we need, we may be required to replace hardware installed at our monitoring stations and at our subscribers’ homes, including security system control panels and peripherals, in order to affect our integration of or migration to alternative software products. Any of these factors could materially and adversely affect our business, financial condition, results of operations and cash flows.

Our operations depend upon telecommunication services providers to transmit signals to our third-party providers and our monitoring stations.

Our operations depend heavily upon cellular and other telecommunications providers to communicate signals to and from our monitoring stations and subscribers in a timely, cost-efficient and consistent manner. The failure of one or more of these providers to transmit and communicate signals in a timely manner could affect our ability to provide services to our subscribers. There can be no assurance that third-party telecommunications providers and signal-processing centers will continue to transmit and communicate signals to our third-party providers and the monitoring stations without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business. In addition, failure to renew contracts with existing providers or to contract with other providers on commercially acceptable terms or at all may adversely impact our business.

Certain elements of our operating model have historically relied on our subscribers’ continued selection and use of traditional landline telecommunications to transmit signals to our monitoring stations and to provide services to our subscribers. There is a growing trend for consumers to switch to the exclusive use of cellular, satellite or Internet communication technology in their homes, and telecommunication providers may discontinue their landline services in the future. In addition, many of our subscribers who use cellular communication technology for their systems use products that rely on 2G technology, and telecommunication providers may discontinue 2G services in the future. The discontinuation of landline, 2G and any other services by telecommunications providers in the future would require subscribers to upgrade to alternative, and potentially more expensive, technologies. This could increase our subscriber attrition rates and slow our new subscriber additions. To maintain our subscriber base that uses components that are or could become obsolete, we may be required to upgrade or implement new technologies, including by offering to subsidize the replacement of subscribers’ outdated systems at our expense. Any such upgrades or implementations could require significant capital expenditures and also divert management’s attention and other important resources away from our customer service and sales efforts.

Our interactive services are accessed through the Internet and our security monitoring services are increasingly delivered using Internet technologies. Some providers of broadband access may take measures that affect their customers’ ability to use these products and services, such as degrading the quality of the data packets we transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely or attempting to charge their customers more for using our services. In the United States, there continues to be some uncertainty regarding whether suppliers of broadband Internet access have a legal obligation to allow their customers to access services such as ours without interference. In December 2010, the U.S. Federal Communications Commission (the “FCC”) adopted new net neutrality rules that would protect services like ours from such interference. Several parties have sought judicial review of the FCC’s net neutrality rules. These appeals are currently pending. Interference with our services or higher charges to customers by broadband service providers for using our products and services could cause us to lose existing subscribers, impair our ability to attract new subscribers and materially and adversely affect our business, financial condition, results of operations and cash flows.

In addition, telecommunication services providers are subject to extensive regulation in the markets where we operate or may expand in the future. Changes in the applicable laws or regulations affecting telecommunication services could require us to change the way we operate, which could increase costs or otherwise disrupt our operations, which in turn could adversely affect our business, financial condition, cash flows or results of operations.

We must successfully upgrade and maintain our information technology systems.

We rely on various information technology systems to manage our operations. We are currently implementing modifications and upgrades to these systems, including making changes to legacy systems, replacing legacy systems with successor systems with new functionality and acquiring new systems.

There are inherent costs and risks associated with replacing and changing these systems, including potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. Our information technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, the implementation of new information technology systems may cause disruptions in our business operations and have an adverse effect on our business, cash flows and operations, if not anticipated and appropriately mitigated.

Privacy and data protection laws and privacy breaches could have a material adverse effect on our business.

In the course of our operations, we gather, process, transmit and store confidential subscriber information, including personal, payment, credit and other similar information. We use this information for operational, marketing and promotional purposes and rely on proprietary and commercially available systems, software, tools and monitoring to provide security for such information.

Our collection, retention, transfer and use of this information is regulated by privacy and data protection laws and regulations in those jurisdictions, including the National Do Not Call Registry operated by the U.S. Federal Trade Commission and similar state laws, the U.S. Telephone Consumer Protection Act, the U.S. Federal CAN-SPAM Act of 2003, the European Data Protection Directive and The Do Not Call Registry maintained by the Canadian Radio-television and Telecommunications Commission. Our compliance with these laws and regulations increases our operating costs, and additional laws and regulations (and new interpretations of existing laws and regulations) in these areas may further increase our operating costs and adversely affect our ability to effectively market our products and services. Our failure to comply with any of these laws and regulations could result in fines, sanctions and other penalties and additional restrictions on our collection, transfer or use of subscriber data. These developments could materially and adversely affect our business, financial condition, cash flows or results of operations.

The systems currently used for transmission and approval of payment card transactions and the technology utilized in ACH payments and payment cards themselves, all of which can put payment card data at risk, are determined and legally-mandated by payment card industry standards. Criminals are using increasingly sophisticated methods, including cyber-attacks, to capture various types of information relating to subscribers, to engage in illegal activities such as fraud and identity theft, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and web sites. Unauthorized intrusion into the portions of our computer systems that process and store information related to subscriber transactions may result in the theft of subscriber data. Any such compromises or breaches to the computer systems, due to the actions of third parties, employee error, malfeasance or otherwise, could cause interruptions in operations and damage to our reputation, subject us to costs and liabilities and materially and adversely affect sales, revenues and profits, which in turn could have a material adverse impact on our business, financial condition, cash flows or results of operations.

We are subject to unionization and labor and employment laws and regulations, which could increase our costs and restrict our operations in the future.

Currently, none of our employees are represented by a union. From time to time, however, attempts may be made to organize all or part of our employee base. As we continue to grow, and enter different regions, unions may make further attempts to organize all or part of our employee base. If some or all of our workforce were to become unionized, and the terms of the collective bargaining agreement were significantly different from our current compensation arrangements, it could increase our costs and adversely impact our profitability. Additionally, responding to such organization attempts could distract our management and result in increased legal and other professional fees; and, potential labor union contracts could put us at increased risk of labor strikes and disruption of our operations.

Moreover, as employers we may be subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues, such actions, if brought against us and successful in whole or in part, may affect our ability to compete or have a material adverse effect on our business, financial condition, cash flows or results of operations.

The loss of our senior management could disrupt our business.

Our senior management is important to the success of our business because there is significant competition for executive personnel with experience in the security and home automation industry. As a result of this need and the competition for a limited pool of industry-based executive experience, we may not be able to retain our existing senior management. In addition, we may not be able to fill new positions or vacancies created by expansion or turnover. Moreover, with the exception of our Chief Executive Officer, we do not and do not currently expect to have in the future “key person” insurance on the lives of any other member of our senior management. The loss of any member of our senior management team without retaining a suitable replacement (either from inside or outside our existing management team) could have a material adverse effect on our business, financial condition and results of operations.

Subscribers are subject to economic, credit, financial and other risks that could affect their ability to pay us.

Our subscribers consist largely of homeowners, who are subject to economic, credit, financial and other risks, as applicable. These risks could materially and adversely affect a subscriber’s ability to make required payments under their contracts with us in full or on a timely basis. Any such decrease or delay in subscriber payments may have a material adverse effect on us. As a result of financial distress, subscribers may apply for relief under bankruptcy and other laws relating to creditors’ rights. In addition, subscribers may be subject to involuntary application of such bankruptcy and other laws relating to creditors’ rights. The bankruptcy of a subscriber could adversely affect our ability to collect payments due under the applicable subscriber contract and to protect our rights under, and otherwise realize the value of, such contract. This may occur as a result of, among other things, application of the automatic stay, delays and uncertainty in the bankruptcy process and potential rejection of such subscriber contracts. Our subscribers’ inability to pay, whether as a result of economic or credit issues, bankruptcy or otherwise, could have a material adverse effect on our financial condition and results of operations.

If we are unable to acquire necessary intellectual property or adequately protect our intellectual property, we could be competitively disadvantaged.

Our intellectual property, including our patents, trademarks, copyrights, trade secrets, and other proprietary rights, constitutes a significant part of the value of our company. Our success depends, in part, on our ability to protect our brands, technologies and products against dilution, infringement and competitive pressure by defending our intellectual property rights. To protect our intellectual property rights, we rely on a combination of patent, trademark, copyright and trade secret laws of the United States, Canada and other countries, as well as contract provisions. In addition, we make efforts to acquire intellectual property necessary for our operations. However, there can be no assurance that these measures will be successful in any given case, particularly in those countries where the laws do not protect our proprietary rights as fully as in the United States.

If we fail to acquire necessary intellectual property or adequately protect or assert our intellectual property rights, competitors may dilute our brands or manufacture and market similar products, which could adversely affect our market share and results of operations. We may not receive patents or trademarks for all our pending patent and trademark applications, and existing or future patents or licenses may not provide competitive advantages for our products. Our competitors may challenge, invalidate or avoid the application of any existing or future patents, trademarks, or other intellectual property rights that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar to or address the same market as our products. The loss of protection for our intellectual property could reduce the market value of our brands and our products, reduce product sales, lower our profits, and impair our financial condition.

We may be subject to claims for infringing the intellectual property rights of others, and such claims would be costly to defend, could require us to pay damages or enter into licensing agreements with third parties and could limit our ability to use certain technology or increase our costs to use certain technology and products in the future.

We cannot be certain that our products and services do not and will not infringe the intellectual property rights of others. We have been in the past, and may be in the future, subject to litigation and other claims based on allegations of infringement or other violations of the intellectual property rights of others, including alleged patent infringement. Regardless of their merits, intellectual property claims divert the attention of our personnel and are often time-consuming and expensive to litigate or settle. In addition, to the extent claims against us are successful, we may have to pay substantial monetary damages or discontinue or modify certain products or services that are found to infringe another party’s rights. We also may have to seek a license to continue offering certain products and services, which may significantly increase our operating expenses. For example, in 2009, 2GIG was named as a defendant in a lawsuit alleging patent infringement. In April 2011, we entered into an out-of-court settlement associated with this lawsuit. Under the terms of the settlement agreement, we agreed to pay a fixed royalty per panel sold by us, subject to a specified aggregate cap. The remaining 2GIG royalty obligation under this settlement, as of the date of the 2GIG Sale, was assumed by Nortek. We are responsible for our portion of royalty due on panels purchased by us.

We have identified a material weakness in our internal control over financial reporting. If we fail to maintain effective internal control over financial reporting at a reasonable assurance level, we may not be able to accurately report our financial results, which could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.

In 2012, we and our independent registered public accounting firm identified a material weakness relating to the accounting for certain contract sales that occurred during 2007 and 2008 (it was determined those transactions did not qualify for immediate gain recognition at the time of the sale because we had entered into an agreement to continue providing monitoring services for these contracts). We restated financial statements from 2009 through June 2012 that we had issued previously to address this accounting error.

We have implemented processes, policies and added experienced staff to remediate the identified material weakness and improve our internal control over our financial reporting and internal audit functions. We have also adopted additional written policies designed to improve controls associated with our quarterly and year-end financial statement close processes. The identified material weakness is expected to be remediated upon completion of the 2013 audit.

If our remediation efforts are insufficient to address the identified material weakness or if additional material weaknesses in our internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result, our financial statements may contain material misstatements or omissions.

In addition, it is possible that control deficiencies could be identified by our management or by our independent registered public accounting firm in the future or may occur without being identified. Such a failure could result in regulatory scrutiny, cause investors to lose confidence in our reported financial condition, lead to a default under our indebtedness and otherwise materially adversely affect our business and financial condition.

Our new products and services may not be successful.

We launched our energy management and home automation products and services in June 2010 and April 2011, respectively, and anticipate launching wireless Internet and commercial products and services in the near future, and such enhanced products and services, or any other new products or services we may launch in the future, may not be well-received by our subscribers and may not help us to attract new subscribers or lower the attrition rate of existing subscribers. Any profits we may generate from these or other new products or services may be lower than profits generated from our core products and services and may not be sufficient for us to recoup the development costs incurred. New products and services may also have lower gross margins, particularly to the extent that they do not fully utilize our existing infrastructure. In addition, new products and services may present new and difficult technological challenges that may subject us to claims or complaints if subscribers experience service disruptions or failures or other quality issues. To the extent our new products and services are not successful, it could damage our reputation, limit growth and have a material adverse effect on our business, financial condition, cash flows or results of operations.

Future transactions could pose risks.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time-to-time to pursue additional business opportunities and may decide to dispose of or acquire certain businesses. These acquisitions or dispositions could be material. There are various risks and uncertainties associated with potential acquisitions and divestitures, including: (i) availability of financing; (ii) difficulties related to combining previously separate businesses into a single unit, including products and service packages, distribution and operational capabilities and business cultures; (iii) general business disruption; (iv) managing the integration process; (v) diversion of management’s attention from day-to-day operations; (vi) assumption of liabilities of an acquired business, including unforeseen or contingent liabilities or liabilities in excess of the amounts estimated; (vii) failure to realize anticipated benefits and synergies, such as cost savings and revenue enhancements; (viii) potentially substantial costs and expenses associated with acquisitions and dispositions; (ix) failure to retain and motivate key employees; and (x) difficulties in applying our internal control over financial reporting and disclosure controls and procedures to an acquired business.

Goodwill and other identifiable intangible assets represent a significant portion of our total assets, and we may never realize the full value of our intangible assets.

As of September 30, 2013, we had approximately $1.7 billion of goodwill and intangible assets, excluding deferred financing costs, associated with the Transactions. Goodwill and other identifiable intangible assets are recorded at fair value on the date of acquisition. We review such assets at least annually for impairment. Impairment may result from, among other things, deterioration in performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products and services we sell, challenges to the validity of certain registered intellectual property, reduced sales of certain products incorporating registered intellectual property, and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge to results of operations. Depending on future circumstances, it is possible that we may never realize the full value of our intangible assets. Any future determination of impairment of goodwill or other identifiable intangible assets could have a material adverse effect on our financial position and results of operations.

Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negatively impact our business.

We are subject to all of the operating hazards and risks normally incidental to the provision of our services and business operations. In addition to contractual provisions limiting our liability to subscribers and third parties, we maintain insurance policies in such amounts and with such coverages and deductibles that we believe are reasonable and prudent. Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may arise from claims for personal injury, death or property damage arising in the ordinary course of business and current levels of insurance may not be able to be maintained or available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own respective funds, which could have a material adverse effect on our business, financial condition, cash flows or results of operations.

We are highly dependent on the proper and efficient functioning of our computer, data back-up and processing systems and our redundant monitoring stations.

Our ability to keep our business operating is highly dependent on the proper and efficient operation of our computer and data-processing systems. We perform a disaster recovery test at least once every quarter and always have two unused servers ready to be used in a disaster scenario. We have implemented various techniques to deal with certain known failures that may arise, such as setting up two central monitoring facilities housed in separate and distinct locations in different regions of the United States such that if one facility fails or goes offline, the other can automatically take control. Furthermore, our systems are designed such that data is replicated every 15 minutes offsite such that we can obtain a replica of data with no more than 15 minutes of lost inputs. We also utilize a next-day hardware service such that a failed part within a server could be replaced the following day.

However, although our redundant central monitoring facilities have back-up computer and power systems, if there is a catastrophic event, natural disaster, security breach or other extraordinary event, we may be unable to provide our subscribers with uninterrupted service. Furthermore, since computer and data back-up and processing systems are susceptible to malfunctions and interruptions (including those due to equipment damage, power outages, computer viruses, computer hacking and a range of other hardware, software and network problems), we cannot guarantee that we will not experience monitoring failures in the future. A significant or large-scale malfunction or interruption of any computer or data back-up and processing system could adversely affect our ability to keep our operations running efficiently and to provide immediate responses to alarms. If a malfunction results in a wider or sustained disruption, it could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Our business is concentrated in certain markets.

Our business is concentrated in certain markets. As of September 30, 2013, subscriber contracts entered into by subscribers in Texas and California represented approximately 16% and 6%, respectively, of our total subscriber contracts. Accordingly, our business and results of operations are particularly susceptible to adverse economic, weather and other conditions in such markets and in other markets that may become similarly concentrated.

Catastrophic events may disrupt our business.

Unforeseen events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics and natural disasters such as hurricanes, earthquakes or other adverse weather and climate conditions, whether occurring in the United States, Canada or elsewhere, could disrupt our operations, disrupt the operations of suppliers or subscribers or result in political or economic instability. These events could reduce demand for our products and services or make it difficult or impossible to receive equipment from suppliers, which in turn may materially and adversely affect our ability to pay interest on or principal of the exchange notes.

Currency fluctuations could materially and adversely affect us and we have not hedged this risk.

Historically, a portion of our revenue has been denominated in Canadian Dollars. For the nine months ended September 30, 2013, before intercompany eliminations, approximately $20.0 million or 5% of our revenues were denominated in Canadian Dollars and as of September 30, 2013, before intercompany eliminations, $166.0 million, or 7% of our total assets and $107.9 million, or 6% of our total liabilities were denominated in Canadian Dollars. In the future, we expect to continue generating revenue denominated in Canadian Dollars, and also generate revenue denominated in other foreign currencies. Accordingly, we may be materially and adversely affected by currency fluctuations in the U.S. Dollar versus these currencies. Weaker foreign currencies relative to the U.S. Dollar may result in lower levels of reported revenues with respect to foreign currency-denominated subscriber contracts, net income, assets, liabilities and accumulated other comprehensive income on our U.S. Dollar-denominated financial statements. We have not historically hedged against this exposure. Foreign exchange rates are influenced by many factors outside of our control, including but not limited to: changing supply and demand for a particular currency; monetary policies of governments (including exchange-control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries); changes in balances of payments and trade; trade restrictions; and currency devaluations and revaluations. Also, governments may from time to time intervene in the currency markets, directly and by regulation, in order to influence prices directly. As such, these events and actions are unpredictable. The resulting volatility in the exchange rates for the other currencies could have a material adverse effect on our financial condition and results of operations.

If the insurance industry changes its practice of providing incentives to homeowners for the use of residential electronic security services, we may experience a reduction in new subscriber growth or an increase in our subscriber attrition rate.

It is common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored electronic security systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, homeowners who otherwise may not feel the need for our products or services would be removed from our potential subscriber pool, which could hinder the growth of our business, and existing subscribers may choose to cancel or not renew their contracts, which could increase our attrition rates. In either case, our results of operations and growth prospects could be adversely affected.

The Issuer is a holding company and its principal asset is its ownership of the capital stock of its subsidiaries; accordingly, the Issuer is dependent upon distributions from its subsidiaries to make payments in respect of the notes and to pay taxes and any other expenses.

The Issuer is a holding company and its principal asset is its ownership of the capital stock of its subsidiaries. The Issuer has no independent means of generating revenue. The Issuer intends to cause its subsidiaries to make distributions to the Issuer following the consummation of the Transactions in amounts sufficient to make payments in respect of the notes and the Issuer’s other outstanding indebtedness. To the extent that the Issuer needs funds and its subsidiaries are unable or otherwise restricted from making such distributions under applicable law or regulation, the Issuer’s liquidity and financial condition would be adversely affected and the Issuer may be unable to satisfy its obligations under the notes or under its other indebtedness.

Affiliates of the Sponsor own substantially all of the equity interests in us and may have conflicts of interest with us or the holders of the notes in the future.

As a result of the Merger, the Sponsor owns a substantial majority of our capital stock and has the ability to elect a majority of our board of directors. As a result, affiliates of the Sponsor have control over our decisions to enter into any corporate transaction and will have the ability to prevent any transaction that requires the approval of stockholders regardless of whether holders of the notes believe that any such transactions are in their own best interests. For example, affiliates of the Sponsor could cause us to make acquisitions that increase the amount of our indebtedness or to sell assets or businesses, or could cause us to issue additional capital stock or declare dividends. So long as the Sponsor continues to indirectly own a significant amount of the outstanding shares of our common stock, affiliates of the Sponsor will continue to be able to strongly influence or effectively control our decisions. The indentures governing our 2019 notes and our 2020 notes and the credit agreement governing our revolving credit facility permit us to pay advisory and other fees, dividends and make other restricted payments to the Sponsor under certain circumstances and the Sponsor or its affiliates may have an interest in our doing so. In addition, the Sponsor has no obligation to provide us with any additional debt or equity financing.

Additionally, the Sponsor is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. The Sponsor may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. The holders of the notes should consider that the interests of the Sponsor and other Investors may differ from their interests in material respects. See “Security Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Party Transactions,” “Description of the Notes” and “Description of Other Indebtedness.”

Risks Relating to the Notes and Our Indebtedness

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

After giving effect to the offering of the outstanding 2020 notes, as of September 30, 2013, we had approximately $1,755.0 million of debt outstanding, which requires significant interest and principal payments. Subject to the limits contained in the credit agreement governing our revolving credit facility, the indenture governing our 2019 notes, the indenture governing our 2020 notes and the applicable agreements governing our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Despite our current level of indebtedness, we may be able to incur substantially more debt and enter into other transactions, which could further exacerbate the risks to our financial condition described above.

We may be able to incur significant additional indebtedness in the future. As of September 30, 2013, we had $197.8 million of availability to incur secured indebtedness under the revolving credit facility (after giving effect to $2.2 million of outstanding letters of credit). We will be permitted to add, in addition to the revolving credit facility, incremental facilities of up to $225.0 million, subject to certain conditions being satisfied, of which up to

$150.0 million may be incurred on the same “superpriority” basis as the revolving credit facility. Moreover, although the indenture governing our 2019 notes, the indenture governing our 2020 notes and the credit agreement governing the revolving credit facility contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent new debt is added to our current debt levels, the substantial leverage risks described in the previous risk factor would increase.

In addition, the exceptions to the restrictive covenants permit us to enter into certain other transactions. For example, the credit agreement governing our revolving credit facility, the indenture governing our 2019 notes and the indenture governing our 2020 notes permit us, subject to certain conditions, to distribute or otherwise use for restricted payments any proceeds we realize from the 2GIG Sale. On May 14, 2013, we distributed $60.0 million of such proceeds to our stockholders. Subject to the applicable conditions, we may distribute the remaining proceeds in the future.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. Moreover, the Issuer is a holding company and accordingly is dependent upon distributions from its subsidiaries to make payments in respect of the notes. See “—Risks Related to Our Business—The Issuer is a holding company and its principal asset is its ownership of the capital stock of its subsidiaries; accordingly, the Issuer is dependent upon distributions from its subsidiaries to make payments in respect of the notes and to pay taxes and any other expenses.”

If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event of a default, the holders of our indebtedness, including the 2019 notes, the 2020 notes and borrowings under our revolving credit facility, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. The lenders under our revolving credit facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation. If we breach our covenants under our revolving credit facility, we would be in default under our revolving credit facility. The lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The indenture governing our 2019 notes, the indenture governing our 2020 notes and the credit agreement governing our revolving credit facility impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The indenture governing our 2019 notes, the indenture governing our 2020 notes and the credit agreement governing our revolving credit facility impose significant operating and financial restrictions on us. These restrictions limit our ability to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates; merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

As a result of these restrictions, we are limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as other terms of our existing indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

Claims of holders of the notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the notes.

The notes are not guaranteed by certain of our existing and future subsidiaries, including all of our non-U.S. subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full. Before intercompany eliminations, revenues from our non-guarantor subsidiaries were approximately $26.2 million, or 6% of our total revenues, during the

Pro Forma Year ended December 31, 2012 and approximately $20.1 million, or 5% of total revenues during the nine months ended September 30, 2013. As of September 30, 2013, before intercompany eliminations, liabilities of our non-guarantor subsidiaries were approximately $110.5 million, or 6% of our total liabilities. Our guarantor subsidiaries also guarantee our 2019 notes, our 2020 notes and any indebtedness incurred under our revolving credit facility. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. The indenture governing our 2019 notes and the indenture governing our 2020 notes permit these subsidiaries to incur certain additional debt and do not limit their ability to incur other liabilities that are not considered indebtedness under the indentures.

Federal and state statutes may allow courts, under specific circumstances, to void the 2019 notes, the 2020 notes and the related guarantees, subordinate claims in respect of the 2019 notes and the 2020 notes and the guarantees and/or require holders of the 2019 notes and the 2020 notes to return payments received from us.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the 2019 notes and the 2020 notes and the guarantees could be voided, or claims in respect of the 2019 notes and the 2020 notes and the guarantees could be subordinated to all of our other debt, if the issuance of the 2019 notes and the 2020 notes or a guarantee was found to have been made for less than reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the 2019 notes and the 2020 notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

A court might also void the issuance of the 2019 notes and the 2020 notes or a guaranty, without regard to the above factors, if the court found that we issued the 2019 notes and the 2020 notes or the guarantors entered into the applicable guaranty with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the 2019 notes and the 2020 notes or the guarantees respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the 2019 notes and the 2020 notes. If a court were to void the issuance of the 2019 notes and the 2020 notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the 2019 notes and the 2020 notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the 2019 notes and the 2020 notes or any guarantee.

In addition, any payment by us pursuant to the 2019 notes and the 2020 notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•

the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

The indenture governing the 2019 notes and the indenture governing the 2020 notes contain a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that is included in the indenture governing the 2019 notes and the indenture governing the 2020 notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decisions were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the 2019 notes and the 2020 notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the 2019 notes and the 2020 notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the 2019 notes and the 2020 notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, holders of notes may not receive any payments from some or all of the guarantors.

Holders of the notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state statutes may allow courts, under specific circumstances, to void the 2019 notes, the 2020 notes and the related guarantees, subordinate claims in respect of the 2019 notes and the 2020 notes and the guarantees and/or require holders of the 2019 notes and the 2020 notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Guarantees.”

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control, as defined under the indenture governing the notes, you will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all notes or to purchase all validly tendered notes would be an event of default under the indenture governing the notes. Such an event of default may cause the acceleration of our other debt, including debt under our revolving credit facility. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture governing the notes.

Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. In addition, the definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See and “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the notes.

Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

If the notes are rated investment grade by both Standard & Poor’s and Moody’s, certain covenants contained in the indenture governing the notes will be suspended, and holders of the notes will lose the protection of these covenants unless and until the notes subsequently fall back below investment grade.

The indenture governing the notes contains certain covenants that will be suspended for so long as the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. These covenants restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	make distributions or other restricted payments;

•	sell capital stock or other assets;

•	engage in transactions with affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Because these restrictions will not apply when the notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the notes. In addition, we will not have to make certain offers to repurchase the notes.

The notes are unsecured and effectively junior to our secured indebtedness, including our 2019 notes and borrowings under our revolving credit facility, to the extent of the value of the collateral securing such secured indebtedness.

Our obligations under the notes are unsecured and are effectively junior to our secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. Borrowings under our revolving credit facility and our 2019 notes are secured by substantially all of the assets of Parent Guarantor, the Issuer, and any existing and future subsidiary guarantors, including all of the capital stock of the Issuer and each restricted subsidiary (which, in the case of foreign subsidiaries, will be limited to 65% of the capital stock of each first-tier foreign subsidiary). The 2020 notes will be effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the revolving credit facility or under the indenture governing our 2019 notes, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of the 2020 notes, even if we are in default with respect to such notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under our revolving credit facility and the 2019 notes), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the 2020 notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the 2020 notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the 2020 notes. As a result, holders of such 2020 notes may receive less, ratably, than holders of secured indebtedness.

As of September 30, 2013, we had $925.0 million of senior secured indebtedness outstanding, all of which was represented by the 2019 notes, which would have ranked effectively senior to the 2020 notes, and we had an additional $197.8 million (after giving effect to $2.2 million of outstanding letters of credit) of borrowing availability under our revolving credit facility. We will be permitted to add, in addition to the revolving credit facility, incremental facilities, subject to certain conditions being satisfied. The credit agreement governing our revolving credit facility and the indenture governing the 2020 notes will also permit us to incur additional secured indebtedness.

THE TRANSACTIONS AND 2013 NOTES OFFERINGS

The Transactions

On November 16, 2012, the APX Group, Inc. and two of its historical affiliates, Solar and 2GIG, were acquired by the Investors. Upon the consummation of the Merger, APX Group, Inc. and 2GIG became consolidated subsidiaries of Parent Guarantor, which in turn is wholly-owned by APX Parent Holdco, Inc., which in turn is wholly-owned by Acquisition LLC, and Solar became a direct wholly-owned subsidiary of Acquisition LLC. Acquisition LLC, APX Parent Holdco, Inc. and Parent Guarantor have no independent operations and were formed for the purpose of facilitating the Merger.

The aggregate consideration (including the repayment of existing indebtedness) paid in respect of the acquisitions of APX Group, Inc. and 2GIG was approximately $1.9 billion.

In connection with the Transactions, the parties entered into various ancillary agreements governing relationships between the parties after the Merger. See “Certain Relationships and Related Party Transactions.”

2013 Notes Offerings

In May 2013, we issued and sold an additional $200.0 million aggregate principal amount of the 2020 notes.

In December 2013, we issued and sold $250.0 million aggregate principal amount of the outstanding 2020 notes, which are the subject of this exchange offer.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding 2020 notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding 2020 notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding 2020 notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2013.

You should read this table in conjunction with “Prospectus Summary—Summary Historical and Pro Forma Financial Information,” “Use of Proceeds,” “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The information set forth below does not give effect to any transactions that we have entered into since September 30, 2013, including the issuance and sale of the outstanding 2020 notes.

The outstanding 2020 notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

As of September 30, 2013
(dollars in millions) (unaudited)
Cash	$111.7

Long-term debt:
Revolving credit facility(1)	—
6.375% senior secured notes due 2019	925.0
8.75% senior notes due 2020	580.0

Total debt	1,505.0
Total stockholders’ equity	531.4

Total capitalization	$2,036.4

(1)	Consists of a $200.0 million revolving credit facility with a five-year maturity, of which $197.8 million is undrawn and available (after giving effect to $2.2 million of outstanding letters of credit).

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited consolidated pro forma statements of operations data has been derived by applying pro forma adjustments to our historical consolidated statements of operations contained elsewhere in this prospectus. The Merger, which occurred on November 16, 2012, was accounted for as a business combination. As a result of the Merger, we applied purchase accounting in accordance with ASC 805 Business Combinations, which required that our assets and liabilities be recorded at their respective fair values as of the Merger date. Our historical consolidated financial statements for the year ended December 31, 2012 are presented for two periods: the Predecessor Period from January 1, 2012 through November 16, 2012 and the Successor Period ended December 31, 2012, which relate to the period preceding the Merger and the period succeeding the Merger, respectively.

The unaudited pro forma consolidated statement of operations data for the year ended December 31, 2012 has been derived by (i) adding the historical audited consolidated statement of operations for the Predecessor Period from January 1, 2012 through November 16, 2012 and the historical audited consolidated statement of operations for the Successor Period ended December 31, 2012 and (ii) applying pro forma adjustments to give effect to the Transactions as if they had occurred on January 1, 2012.

The unaudited pro forma consolidated statement of operations data is presented for supplemental information purposes only. The unaudited pro forma consolidated statement of operations data does not purport to represent what our results of operations would have been had the Merger occurred on the dates specified, and it does not purport to project our results of operations or financial condition for any future period. The unaudited pro forma consolidated statement of operations data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as “Selected Historical Consolidated Financial Information” and our audited consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma consolidated statements of operations.

The pro forma consolidated statements of operations data included in this prospectus include the results of Solar which was considered a variable interest entity. As a result of the Merger, Solar is no longer dependent upon us for ongoing financial support and we are no longer its primary beneficiary. Accordingly, Solar is no longer required to be included in the consolidated financial statements of the Company. In addition, the pro forma statements of operations included in this prospectus include the results of 2GIG. On April 1, 2013, we completed the 2GIG Sale. Solar and 2GIG do not and will not provide any credit support for any of our indebtedness, including indebtedness incurred under our revolving credit facility, our 2019 notes or our 2020 notes.

Unaudited Pro Forma Condensed Statements of Operations

Fiscal Year Ended December 31, 2012

	Successor	Predecessor
	Period from November 17, through December 31, 2012 (Actual)	Period from January 1, through November 16, 2012 (Actual)	Adjustments		Pro Forma Year Ended December 31, 2012
	(dollars in thousands)
Revenue:
Monitoring revenue
Vivint	$48,984	$324,691	$(834	)(1)	$372,841
2GIG	138	580	—		718

Total Monitoring revenue	49,122	325,271	(834)		373,559
Service and other sales revenue
Vivint	1,796	16,091	—		17,887
2GIG	6,677	50,720	—		57,397

Total service and other sales revenue	8,473	66,811	—		75,284
Activation fees
Vivint	11	5,331	(3,989	)(1)	1,353
2GIG	—	—	—		—

Total activation fees	11	5,331	(3,989)		1,353
Contract sales
Vivint	—	157	—		157
2GIG	—	—	—		—

Total contract sales	—	157	—		157

Total revenues
Vivint	50,791	346,270	(4,823)		392,238
2GIG	6,815	51,300	—		58,115

Total revenues	57,606	397,570	(4,823)		450,353
Costs and expenses:
Operating expenses
Vivint	16,115	114,258	(1,571	)(2)	128,802
2GIG	4,584	31,539	1,912	(3)	38,035

Total operating expenses	20,699	145,797	341		166,837
Cost of contract sales
Vivint	—	95	—		95
2GIG	—	—	—		—

Total cost of contract sales	—	95	—		95
Selling expenses
Vivint	12,284	91,559	(34,022	)(2)	78,075
			8,318	(4)
			(64	)(5)
2GIG	—	—	—		—

Total selling expenses	12,284	91,559	(25,768)		78,075

See Notes to Unaudited Pro Forma Condensed Statements of Operations

	Successor	Predecessor
	Period from November 17, through December 31, 2012 (Actual)	Period from January 1, through November 16, 2012 (Actual)	Adjustments		Pro Forma Year Ended December 31, 2012
	(dollars in thousands)
General and administrative expenses
Vivint	6,946	78,772	(35,048	)(2)	52,225
			1,209	(6)
			2,243	(7)
			(1,716	)(5)
			(181	)(8)
2GIG	2,575	21,200	(436	)(5)	23,339

Total general and administrative expenses	9,521	99,972	(33,929)		75,564
Transaction related expenses
Vivint	28,118	22,219	(50,337	)(9)	—
2GIG	3,767	1,242	(5,009	)(9)	—

Total transaction related expenses	31,885	23,461	(55,346)		—
Depreciation and amortization
Vivint	10,896	80,616	75,740	(10)	167,252
2GIG	514	(937)	6,481	(10)	6,058

Total depreciation and amortization expenses	11,410	79,679	82,221		173,310

Total costs and expenses
Vivint	74,359	387,519	(35,429)		426,449
2GIG	11,440	53,044	2,948		67,432

Total costs and expenses	85,799	440,563	(32,481)		493,881

Loss from operations	(28,193)	(42,993)	27,658		(43,528)
Other expenses:
Interest expense, net	(12,641)	(106,559)	15,234	(11)	(103,966)
Other expenses	(171)	(122)	(287	)(12)	(580)

Loss from continuing operations before income taxes	(41,005)	(149,674)	42,605		(148,074)
Income tax (benefit) expense	(10,903)	4,923	—	(13)	(5,980)

Net loss from continuing operations	$(30,102)	$(154,597)	$42,605		$(142,094)

See Notes to Unaudited Pro Forma Condensed Statements of Operations

Notes to Unaudited Pro Forma Condensed Statements of Operations

(1)	Reflects the adjustment to revenue as a result of the reduction of deferred revenue to its fair value in connection with the Transactions in accordance with the FASB Accounting Standards Codification Business Combination Topic.

(2)	Represents nonrecurring bonuses and other payments to employees directly related to the Merger.

(3)	Represents the impact on the cost of systems sold by 2GIG to third parties resulting from the revaluation of inventory to its fair value as of the beginning of the period.

(4)	Reflects Company obligations settled in conjunction with the Merger that have an ongoing service requirement.

(5)	Reflects the elimination of stock-related compensation expenses associated with equity awards fully vested and settled in connection with the Merger.

(6)	Reflects the monitoring fee payable by us pursuant to the support and services agreement with an affiliate of Blackstone. See “Certain Relationships and Related Party Transactions.”

(7)	Reflects stock-based compensation costs related to equity awards granted in connection with the Merger.

(8)	Reflects the elimination of certain liabilities as a result of the Merger.

(9)	Reflects the elimination of non-recurring accounting, investment banking, legal and professional fees that were directly associated with the Merger.

(10)	Represents the net increase in depreciation and amortization expense due to fair value adjustments made as part of purchase price accounting related to definite-lived intangible assets with estimated useful lives as follows:

	Fair Value	Estimated Useful Life (Years)	Annual Amortization
Calculation of annualized amortization of definite-lived intangible assets:
Customer contracts(1)	$990,777	10	$157,093
2GIG customer relationships	45,000	10	3,710
2GIG 2.0 technology	17,000	8	—
2GIG 1.0 technology	8,000	6	3,172
CMS technology	2,300	5	460

	$1,063,077		$164,435

Calculation of the pro forma adjusted to depreciation and amortization:
Annual total amortization (from table above)	$164,435
Historical amortization for 2012 Successor and Predecessor periods	(10,058)

Pro Forma adjustment—acquired intangibles amortization	154,377
Subscriber acquisition costs amortization	181
Historical subscriber acquisition costs amortization in Successor period	(72,337)

Pro Forma adjustment—subscriber acquisition costs	(72,156)

Total Pro Forma adjustment—depreciation and amortization	$82,221

(1)	Subscriber acquisition costs before the Merger are now included in customer contracts.

Identifiable long-lived intangible assets are amortized on a basis that approximates the underlying net cash flows resulting from the associated intangible asset.

(11)	Reflects the net decrease in interest expense resulting from elimination of the interest expense incurred on predecessor debt that was repaid at the time of the Merger, partially offset by interest expense on our new long-term debt issued in connection with the Merger and without giving pro forma effect to interest expense associated with the 2013 Notes Offerings as follows:

Interest on Senior Secured Notes due 2019	$51,751
Interest on Senior Notes due 2020	29,186
Interest on revolving line of credit and unused fees	1,358
Amortization of deferred loan costs	7,413

Total interest related to new debt issued	89,708
Less: Historical obligations settled in Merger:
Interest related to historical term loans	87,322
Interest on historical revolving line of credit and unused fees	2,320
Amortization of deferred loan costs on historical debt	6,458
Imputed interest on liabilities settled in Merger	8,842

Total interest on obligations settled in Merger	104,942

Pro Forma adjustment	$15,234

(12)	Reflects the fair value adjustment related to warrant liabilities settled in the Merger.

(13)	No income tax expense (benefit) relating to the pro forma adjustments herein was recognized as we continue to be in a net operating loss position and net operating loss carryforwards have been offset by a valuation allowance.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following selected historical consolidated financial information and other data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

The selected historical consolidated financial information and other data presented below for the Successor Period ended December 31, 2012, the Predecessor Period from January 1, 2012 through November 16, 2012 and the Predecessor years ended December 31, 2011 and 2010 and the selected consolidated balance sheet data as of December 31, 2012 (Successor) and December 31, 2011 (Predecessor) have been derived from our audited consolidated financial statements included in this prospectus. The selected historical consolidated financial information and other data presented below for the year ended December 31, 2009 (Predecessor) and the selected consolidated balance sheet data as of December 31, 2010 and 2009 (Predecessor) have been derived from our audited consolidated financial statements which are not included in this prospectus. The selected historical consolidated financial information and other data presented below for the year ended December 31, 2008 (Predecessor) and the selected consolidated balance sheet data as of December 31, 2008 (Predecessor) has been derived from our unaudited consolidated financial statements which are not included in this prospectus. The selected historical consolidated financial information and other data of the Predecessor are presented for the Issuer and its wholly-owned subsidiaries, as well as Solar, 2GIG and their respective subsidiaries. The selected historical consolidated financial information and other data of the Successor Period from November 17, 2012 through December 31, 2012 reflect the Merger presenting the financial position and results of operations of Parent Guarantor and wholly-owned subsidiaries. The financial position and results of the Successor are not comparable to the financial position and results of the Predecessor due to the Merger and the application of purchase accounting in accordance with ASC 805 Business Combinations.

The selected historical consolidated financial information and other data presented below as of September 30, 2013 and for the nine months ended September 30, 2013 (Successor) and September 30, 2012 (Predecessor) have been derived from our unaudited condensed consolidated financial statements included in this prospectus. Operating results for the nine months ended September 30, 2013 (Successor) are not necessarily indicative of the results that may be expected for the full year.

The historical financial information for the Predecessor Period from January 1, 2012 through November 16, 2012 and for the year ended December 31, 2011 (Predecessor) included in this prospectus include the results of Solar, which commenced operations in early 2011. Since consummation of the Transactions, Solar is no longer dependent upon us for ongoing financial support and we are no longer its primary beneficiary. Accordingly, Solar is no longer required to be included in the consolidated financial statements of the Company. The historical financial information included in this prospectus include the results of 2GIG up through April 1, 2013, which was the date we completed the 2GIG Sale to Nortek. Solar and 2GIG do not and will not provide any credit support for any indebtedness of the Issuer, including indebtedness incurred under our revolving credit facility or the notes.

	Successor	Predecessor	Predecessor				Successor	Predecessor
	Period from November 17, through December 31,	Period from January 1, through November 16,	Year Ended December 31,				Nine Months Ended September 30,
	2012	2012	2011	2010	2009	2008	2013	2012
						(unaudited)	(unaudited)	(unaudited)
			(dollars in thousands)
Statement of Operations Data:
Total revenue	$57,606	$397,570	$339,948	$238,878	$172,512	$223,114	$368,197	$334,476
Total costs and expenses	85,799	440,563	300,934	193,649	176,665	229,798	408,607	278,897

(Loss) Income from operations	(28,193)	(42,993)	39,014	45,229	(4,153)	(6,684)	(40,410)	55,579
Other expenses:
Interest expense	(12,645)	(106,620)	(102,069)	(69,534)	(41,823)	(20,856)	(83,309)	(89,932)
Interest income	4	61	214	64	73	126	1,087	54
Gain on 2GIG Sale	—	—	—	—	—	—	47,122	—
Other (expenses) income	(171)	(122)	(386)	(397)	(2,315)	243	(233)	(114)

Loss from continuing operations before income taxes	(41,005)	(149,674)	(63,227)	(24,638)	(48,218)	(27,171)	(75,743)	(34,413)
Income tax expense (benefit)	(10,903)	4,923	(3,739)	4,320	88	(11,952)	11,598	5,195

Net loss from continuing operations	(30,102)	(154,597)	(59,488)	(28,958)	(48,306)	(15,219)	(87,341)	(39,608)
Discontinued operations:
Loss from discontinued operations	—	(239)	(2,917)	—	—	—	—	(239)
Net loss	(30,102)	(154,836)	(62,405)	(28,958)	(48,306)	(15,219)	(87,341)	(39,847)

Net income (loss) attributable to non-controlling interests	—	(1,319)	6,141	(5,300)	(179)	—	—	3,556

Net loss attributable to APX Group Holdings, Inc.	$(30,102)	N/A	N/A	N/A	N/A	N/A	$(87,341)	N/A

Net loss attributable to APX Group, Inc.	N/A	$(153,517)	$(68,546)	$(23,658)	$(48,127)	$(15,219)	N/A	$43,403

Balance Sheet Data (at period end):
Cash	$8,090	N/A	$3,680	$3,700	$1,151	$997	$111,733	$18,386
Working capital (deficit)	(32,834)	N/A	(25,013)	(60,584)	27,140	50,690	(45,632)	(829,171)
Adjusted working capital (deficit) (excluding cash, debt and discontinued operations	(36,923)	N/A	(7,148)	(55,981)	26,279	41,080	(153,733)	(96,632)
Total assets	2,155,348	N/A	644,980	456,286	393,202	212,079	2,291,541	831,643
Total debt	1,333,000	N/A	623,741	424,150	355,000	253,752	1,508,385	747,163
Total shareholders’ equity (deficit)	$679,279	N/A	$(183,499)	$(169,207)	$(141,688)	$(77,712)	$531,352	$(205,414)
Ratio of earnings to fixed charges (1)	NM	N/A	NM	NM	NM	NM	NM	NM

NM—Not meaningful.

N/A—Not applicable.

(1)	The ratio of earnings to fixed charges is calculated by dividing the sum of earnings (loss) from continuing operations before income taxes and fixed charges, by fixed charges. Fixed charges include interest expense on all indebtedness, amortization of debt issuance fees and interest expense on operating leases. Earnings were deficient in all periods presented to cover fixed charges by the following amounts:

Successor	Predecessor					Successor	Predecessor
Period from November 17, through December 31	Period from January 1, through November 16,	Year Ended December 31,				Nine Months Ended September 30,
2012	2012	2011	2010	2009	2008	2013	2012
	(dollars in thousands)
$(40,789)	$(149,668)	$(63,188)	$(24,623)	$(48,084)	$(27,171)	$(75,743)	$(34,407)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. This discussion covers periods both prior to and subsequent to the Transactions (as described below). Accordingly, the discussion and analysis of certain historical periods do not reflect the significant impact of the Transactions. The discussion should be read in conjunction with the “Unaudited Pro Forma Financial Information,” “Selected Historical Consolidated Financial Information” and the consolidated financial statements and notes thereto contained in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Business Overview

We are one of the largest residential security solutions companies and one of the largest and fastest-growing home automation services providers in North America. In February 2013, we were recognized by Forbes magazine as one of America’s Most Promising Companies. Our fully integrated and remotely accessible residential services platform offers subscribers a suite of products and services that includes interactive security, life-safety, energy management and home automation. We utilize a scalable direct-to-home sales model to originate the majority of our new subscribers, which allows us control over our net subscriber acquisition costs. We have built a high-quality subscriber portfolio, with an average credit score of 717, through our underwriting criteria and compensation structure. Unlike many of our competitors, who generally focus on either subscriber origination or servicing, we originate, install, service and monitor our entire subscriber base, which allows us to control the overall subscriber experience. We seek to deliver a quality subscriber experience with a combination of innovative development of new products and services and a commitment to customer service, which together with our focus on originating high-quality new subscribers, has enabled us to achieve attrition rates that are historically at or below industry averages. Utilizing this model, we have built a portfolio of approximately 803,000 subscribers, as of September 30, 2013. Approximately 83% and 91% of our revenues during the Pro Forma Year ended December 31, 2012 and the nine months ended September 30, 2013, respectively, consist of contractually committed recurring revenues, which have historically resulted in consistent and predictable operating results.

Recent Transactions

On November 16, 2012, APX Group, Inc. and two of its historical affiliates, Solar and 2GIG, were acquired by the Investors. Upon consummation of the Merger, APX Group, Inc. and 2GIG became consolidated subsidiaries of Parent Guarantor, which in turn is wholly-owned by APX Parent Holdco, Inc., which in turn is wholly-owned by Acquisition LLC, and Solar became a direct wholly-owned subsidiary of Acquisition LLC. Acquisition LLC, APX Parent Holdco, Inc. and Parent Guarantor have no independent operations and were formed for the purpose of facilitating the Merger. The aggregate consideration (including the repayment of existing indebtedness) paid in respect of the acquisitions of APX Group, Inc. and 2GIG was approximately $1.9 billion and was funded with approximately $713.8 million in cash and equity contributions from the Investors, net proceeds from the issuance of $925.0 million aggregate principal amount of senior secured notes and $380.0 million aggregate principal amount of senior unsecured notes and $10.0 million in borrowings under our revolving credit facility. In addition, costs associated with issuing these long-term debt obligations approximated $58.4 million and are capitalized on our balance sheet and are being amortized to interest expense over the respective terms of the debt instruments. The Merger and the related financing transactions as described above are collectively referred to herein as the “Transactions.”

On April 1, 2013, we completed the 2GIG Sale. Pursuant to the terms of the 2GIG Sale, Nortek acquired all of the outstanding common stock of 2GIG for aggregate cash consideration of approximately $148.9 million. In connection with the 2GIG Sale, we entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of our control panel requirements, subject to certain exceptions as provided in the supply agreement. A portion of the net proceeds from the 2GIG Sale was used to temporarily repay $44.0 million of outstanding borrowings under our revolving credit facility. The terms of the indenture governing the 2020 notes, the indenture governing the 2019 notes and the credit agreement governing our revolving credit facility permit us, subject to certain conditions, to distribute all or a portion of the net proceeds from the 2GIG Sale to our stockholders. In May 2013, we distributed $60.0 million of such proceeds to our stockholders. Subject to the applicable conditions, we may distribute the remaining proceeds in the future. Our results of operations include the results of 2GIG through March 31, 2013.

In May 2013, we issued and sold an additional $200.0 million aggregate principal amount of the 2020 notes. In December 2013, we issued and sold $250.0 million aggregate principal amount of the outstanding 2020 notes.

Key Factors Affecting Operating Results

Our business is driven through the generation of new subscribers, and servicing and maintaining our existing subscriber base. The generation of new subscribers requires significant upfront investment, which in turn provides predictable contractual recurring monthly revenue generated from our monitoring and additional services. We market our service packages through two sales channels, direct-to-home and inside sales. Historically, most of our new subscriber accounts were generated through direct-to-home sales, primarily from April through August. However, new subscribers generated through inside sales continue to grow as a percentage of total new subscriber additions. New subscribers generated through inside sales increased to 19% of total new subscriber additions in the nine months ended September 30, 2013, respectively, as compared to 15% of total new subscribers in the nine months ended September 30, 2012. In the future, we expect inside sales to continue increasing as a percentage of our overall subscriber originations, resulting from increased advertising and expansion of our direct-sales calling centers. Our operating results are impacted by the following key factors: number of subscriber additions, net subscriber acquisition costs, average RMR per subscriber, subscriber attrition, the costs to monitor and service our subscribers, the level of general and administrative expenses and the availability and cost of capital required to generate new subscribers. We focus our investment decisions on generating new subscribers and servicing our existing subscribers in the most cost-effective manner, while maintaining a high level of customer service to minimize subscriber attrition. These decisions are based on the projected cash flows and associated margins generated over the expected life of the subscriber relationship. Attrition is defined as the aggregate number of canceled subscribers during a period divided by the monthly weighted average number of total subscribers for such period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us, or if payment from such subscribers is deemed uncollectible (120 days past due). Sales of contracts to third parties and certain subscriber moves are excluded from the attrition calculation.

Our ability to increase subscribers depends on a number of factors, both external and internal. External factors include the overall macroeconomic environment and competition from other companies in the geographies we serve, particularly in those markets where our direct-to-home sales representatives are present. Some of our current competitors have longer operating histories, greater name recognition and substantially greater financial and marketing resources than us. In the future, other companies may also choose to begin offering services similar to ours. In addition, because such a large percentage of our new subscribers are generated through direct-to-home sales, any actions limiting this sales channel could negatively affect our ability to grow our subscriber base.

Internal factors include our ability to recruit, train and retain personnel, along with the level of investment in sales and marketing efforts. We believe maintaining competitive compensation structures, differentiated product offerings and establishing a strong brand are critical to attracting and retaining high-quality personnel and competing effectively in the markets we serve. As a result, we expect to increase our investment in advertising in the markets we serve, in an effort to generate greater awareness of the Vivint brand. Successfully growing our revenue per subscriber depends on our ability to continue expanding our technology platform by offering additional value added services demanded by the market. Therefore, we continually evaluate the viability of additional service packages that could further leverage our existing technology platform and sales channels. As evidence of this focus on new services, since 2010, we have successfully expanded our service packages from residential security into energy management, security plus and home automation, which allows us to charge higher RMR for these additional service packages. During the twelve months ended September 30, 2013, approximately 61% of our new subscribers have contracted for one of our additional service packages. Due to the high rate of adoption for these additional service packages, our average RMR per new subscriber has increased from $44.50 in 2009 to $58.33 for the twelve months ended September 30, 2013, an increase of 31%, while generally not increasing prices for our services during these periods.

We focus on managing the costs associated with monitoring and service without jeopardizing our award-winning service quality. We believe our ability to retain subscribers over the long-term starts with our strict underwriting criteria and is enhanced by maintaining our consistently superior service levels.

Subscriber attrition has a direct impact on the number of subscribers who we monitor and service and on our financial results, including revenues, operating income and cash flows. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or may terminate their contracts for a variety of reasons, including relocation, cost, switching to a competitor’s service, and service issues. If a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber discontinues their service and transfers the original subscriber’s contract to a new subscriber continuing the revenue stream, we also do not consider this as a cancellation. We also analyze our attrition by classifying subscribers into annual pools based on the year of origination. We then track the number of subscribers who cancel as a percentage of the initial number of subscribers for each pool for each year subsequent to its origination. We caution investors that not all companies, investors and analysts in our industry define attrition in the same manner.

The table below presents subscriber data for Vivint for the years ended December 31, 2012, 2011 and 2010 and for the twelve months ended September 30, 2013 and 2012:

	Year Ended December 31,			Twelve Months Ended September 30,
	2012	2011	2010	2013	2012
Beginning balance of subscribers	562,006	456,392	343,558	681,834	562,006
Net new additions	180,347	151,091	151,069	213,935	180,347
Net contract sales	—	(4,230)	(9,193)	—	—
Attrition	(70,535)	(41,247)	(29,042)	(92,356)	(70,535)

Ending balance of subscribers	671,818	562,006	456,392	803,413	671,818

Monthly average subscribers	627,809	518,769	405,768	712,532	627,809

Attrition rate	11.2%	8.0%	7.2%	13.0%	11.2%

Historically, we have experienced an increased level of subscriber cancellations in the months surrounding the expiration of such subscribers’ initial contract term. Attrition in any twelve month period may be impacted by the number of subscriber contracts reaching the end of their initial term in such period. Increases in attrition in the trailing twelve months ended September 30, 2013, reflect the effect of the 2007 60-months and 2009 39-months subscriber pools reaching the end of their initial contract term in the second half of 2012, along with a portion of the 2008 60-month pool reaching the end of its initial contract term. We believe this trend in cancelations at the end of the initial contract term is comparable to other companies within our industry.

Basis of Presentation

We have historically conducted business through our Vivint and 2GIG operating segments. Through the date of the Transactions, the historical results of our Vivint operating segment included the results of Vivint, Inc. and its subsidiaries, as well as those of Solar, which was historically consolidated as a variable interest entity. After the date of the Transactions, the results of our Vivint operating segment exclude the results of Solar, as it is not a subsidiary of ours and we are no longer considered a primary beneficiary of Solar. On April 1, 2013, we completed the sale of 2GIG to Nortek. See “—Recent Transactions.” Therefore, 2GIG is excluded from our operating results, beginning on the date of the 2GIG Sale. The results of our 2GIG operating segment include the results of 2GIG Technologies, Inc., which prior to the Merger was a variable interest entity and after the Merger was our consolidated subsidiary until its sale to Nortek.

Revenues from Solar and its subsidiaries were approximately $0.4 million, or less than 1% of our total revenues, for the period from January 1, 2012 through the date of the Transactions. As of the date of the Transactions, assets of Solar and its subsidiaries were approximately $43.0 million, or 5% of our total assets (excluding intercompany balances), and liabilities of Solar and its subsidiaries were approximately $27.2 million, or 2% of our total liabilities (excluding intercompany balances). Revenues from 2GIG and its subsidiary were approximately $58.1 million, or 13% of our total revenues and $17.5 million, or 5% of our total revenues, during the Pro Forma Year ended December 31, 2012 and the nine months ended September 30, 2013, respectively. As of March 31, 2013, assets of 2GIG and its subsidiary were approximately $138.5 million, or 6% of our total assets (excluding intercompany balances), and liabilities of 2GIG and its subsidiary were approximately $63.2 million, or 4% of our total liabilities (excluding intercompany balances).

Historically, a substantial majority of 2GIG’s revenues were generated from Vivint through (i) sales of its security systems and (ii) fees billed to Vivint associated with a third-party monitoring platform. Sales to Vivint represented approximately 45%, 54%, 80% and 90% of 2GIG’s total revenues on a stand-alone basis for the Successor Period ended December 31, 2012, the Predecessor Period from January 1, 2012 through November 16, 2012 and the years ended December 31, 2011 and 2010, respectively. Sales to Vivint represented approximately 52% of 2GIG’s revenues on a stand-alone basis for the nine months ended September 30, 2012, and 71% of 2GIG’s revenues on a stand-alone basis from January 1, 2013 through the 2GIG Sale. The discussion of the results of 2GIG’s operations in this prospectus exclude intercompany activity with Vivint, as these transactions are eliminated in consolidation.

The consolidated financial statements for the year ended December 31, 2012 are presented for the Predecessor Period from January 1, 2012 through November 16, 2012 and the Successor Period ended December 31, 2012 which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The consolidated financial statements of the Predecessor are presented for the Issuer and its wholly-owned subsidiaries. The audited consolidated financial statements for the Successor Period reflect the Transactions presenting the financial position and results of operations of the Parent Guarantor and its wholly-owned subsidiaries. The financial position and results of the Successor are not comparable to the financial position and results of the Predecessor due to the Transactions and the application of purchase accounting in accordance with ASC 805 Business Combinations. The Transactions have had and are expected to continue having, a significant effect on our future financial condition and results of operations. For instance, as a result of the Transactions, our borrowings have increased significantly, although at lower rates of interest. Also, the application of purchase accounting in accordance with ASC 805 Business Combinations required that our assets and liabilities be adjusted to their fair value. These adjustments resulted in a decrease in our revenues, primarily related to activation fees billed to our subscribers prior to the Transactions. The revenue associated with activation fees is deferred upon billing and recognized over the estimated life of the subscriber relationships. The fair value of deferred activation fee revenues at the time of these Transactions was determined to be zero. As a result, the recognition of the deferred revenues associated with these activation fees was eliminated. Our amortization expense also increased due to intangible assets acquired in the Transactions. We also incurred significant non-recurring charges in connection with the Transactions, including (i) equity-based compensation expense relating to management awards that vested upon the closing of the Transactions, (ii) payment to employees of bonuses and other compensation related to the Transactions and (iii) certain expenses related to the Transactions that may be required to be expensed by accounting standards.

The unaudited Pro Forma Year statement of operations for the year ended December 31, 2012 has been prepared to give pro forma effect to the Transactions as if they had occurred on January 1, 2012. The pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions actually been consummated on the dates indicated and do not purport to indicate results of operations as of any future date or for any future period. See “Unaudited Pro Forma Financial Information.”

How We Generate Revenue

Vivint

Our primary source of revenue is generated through monitoring services provided to our subscribers in accordance with their subscriber contracts. The remainder of our revenue is generated through additional services, activation fees, upgrades, maintenance and the sale of subscriber contracts. Monitoring revenues accounted for 95%, 94%, 96%, 94%, 92% and 90% of total revenues respectively for the nine month period ended September 30, 2013 and September 30, 2012, the Successor Period ended December 31, 2012, the Predecessor Period from January 1, 2012 through November 16, 2012 and the years ended December 31, 2011 and 2010.

Monitoring revenue. Monitoring services for our subscriber contracts are billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. The amount of RMR billed is dependent upon which of our service packages the subscriber contracts for. We generally realize higher RMR for our Home Automation, Energy Management and Security Plus service packages than our Interactive Security service package. Historically, we have generally offered contracts to subscribers that range in length from 36 to 60 months that are subject to automatic annual or monthly renewal after the expiration of the initial term. At the end of each monthly period, the portion of monitoring fees related to services not yet provided are deferred and recognized as these services are provided.

Activation fees. Activation fees represent upfront one-time charges billed to subscribers at the time of installation. The revenue associated with these fees is deferred and recognized over a pattern that reflects the estimated life of the subscriber relationship, generally 12 years.

Service and other sales revenue. Our service and other sales revenue is primarily comprised of amounts charged for selling additional equipment, and maintenance and repair. These amounts are billed, and the associated revenue recognized, at the time of installation or when the services are performed. Service and other sales revenue also includes contract fulfillment revenue, which relates to amounts paid by subscribers who cancel their monitoring contract in-term and for which we have no future service obligation from us. We recognize this revenue upon receipt of payment from the subscriber.

Contract sales. Historically, we generated a portion of our revenues through the sale to third parties of certain subscriber contracts. However, we do not expect such sales to represent a material component of future revenues. These sales are recognized when ownership of the contracts transfers to the purchaser and we have no long-term ongoing involvement, with any deferred revenue associated with these contracts also recognized at that time.

2GIG

2GIG’s primary source of revenue was generated through the sale of electronic home security and automation products to dealers and distributors throughout North America. The remainder of the revenue was earned from monthly recurring service fees. System sales, which are included in service and other sales revenue on our consolidated statements of operations through March 31, 2013, accounted for approximately 5%, 13%, 12%, 13%, 8% and 2% of total consolidated revenues for the nine months ended September 30, 2013, the Pro Forma Year, the Successor Period ended December 31, 2012, the Predecessor Period from January 1, 2012 through November 16, 2012 and the years ended December 31, 2011 and 2010, respectively. Product sales accounted for approximately 97%, 87%, 81%, 88%, 99% and 89% of 2GIG’s total revenues on a stand-alone basis for the nine months ended September 30, 2013, the Pro Forma Year, the Successor Period ended December 31, 2012, the Predecessor Period from January 1, 2012 through November 16, 2012 and the years ended December 31, 2011 and 2010, respectively.

Service and other sales revenue. Net sales revenue from distribution of the 2GIG products was recognized when title to the products transferred to the customer, which occurred upon shipment from our third-party logistics provider’s facility to the customer. Invoicing occurred at the time of shipment and in certain cases, included freight costs based on specific vendor contracts.

Recurring services revenue. Net recurring services revenue was based on back-end services for all panels sold to distributors and direct-sell dealers and subsequently placed in service in end-user locations. The back-end services are provided by Alarm.com, an independent platform services provider. 2GIG received a fixed monthly amount from Alarm.com for each of our systems installed with customers that used the Alarm.com platform.

Costs and Expenses

Vivint

Operating expenses. Operating expenses primarily consists of direct labor associated with monitoring and servicing subscribers and labor and equipment expenses related to field service. In addition, a portion of general and administrative expenses, comprised of certain human resources, facilities and information technologies costs are allocated to operating expenses. This allocation is primarily based on employee headcount. Because our field service technicians perform most subscriber installations generated through our inside sales channels, the costs incurred by the field service associated with these installations are allocated to capitalized subscriber acquisition costs.

Cost of contract sales. Costs of contract sales reflect the unamortized portion of capitalized subscriber acquisition costs for subscriber contracts which we sell to third parties. As noted above, we do not expect contract sales to third parties to represent a material component of our future revenues.

Selling expenses. Selling expenses are primarily comprised of costs associated with housing for our direct-to-home sales representatives, marketing and recruiting, certain portions of sales commissions, overhead (including allocation of certain general and administrative expenses) and other costs not directly tied to a specific subscriber origination. These costs are expensed as incurred.

General and administrative expenses. General and administrative expenses consist largely of finance, legal, human resources, information technology and executive management expenses, including stock-based compensation expense. Stock-based compensation expense is recorded within various components of our costs and expenses. Stock-based compensation expense increased $1.3 million for the period January 1, 2012 through November 16, 2012 as compared to fiscal 2011. This increase is a result of accelerating certain equity awards, which became fully vested at the time of the Merger. See Note 13 of our Consolidated Financial Statements for additional information. We allocate approximately one-third of our gross general and administrative expenses into operating and selling expenses in order to reflect the overall costs of those components of the business.

Depreciation and amortization. Depreciation and amortization consists of depreciation from property and equipment, equipment leased under capital leases and amortization of capitalized subscriber acquisition costs, intangible assets and deferred financing costs.

2GIG

Operating expenses. 2GIG did not directly manufacture, assemble, warehouse or ship any of the products it sold. Its products were produced by contract manufacturers, and warehoused and fulfilled through third-party logistics providers. Operating expenses primarily consisted of cost of goods sold, freight charges, royalty fees on licensed technology, warehouse expenses, and fulfillment service fees charged by its logistics providers.

General and administrative expenses. General and administrative expenses consisted largely of finance, research and development (“R&D”), including third-party engineering costs, legal, operations, sales commissions, and executive management costs. 2GIG’s personnel-related costs were included in general and administrative expense.

Depreciation and amortization. Depreciation and amortization consisted of depreciation of property and equipment.

Key Operating Metrics

In evaluating our results, we review the key performance measures discussed below. We believe that the presentation of key performance measures is useful to investors and lenders because they are used to measure the value of companies such as ours with recurring revenue streams.

Total Subscribers

Total subscribers is the aggregate number of our active subscribers at the end of a given period.

Total Recurring Monthly Revenue

Total RMR is the aggregate RMR billed to all subscribers. This revenue is earned for Home Automation, Energy Management, Security Plus and Interactive Security service offerings.

Average RMR per Subscriber

Average RMR per subscriber is the total RMR divided by the total subscribers. This is also commonly referred to as Average Revenue per User, or ARPU.

Results of operations

	Successor	Predecessor			Successor	Predecessor
	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31,		Nine Months Ended September 30,		Pro Forma Year Ended December 31, 2012
			2011	2010	2013	2012
		(in thousands, except Average RMR per subscriber)			(unaudited)	(unaudited)	(unaudited)
Revenue
Vivint	$50,791	$346,270	$312,422	$234,538	$350,690	$290,316	$392,238
2GIG	6,815	51,300	27,526	4,340	17,507	44,160	58,115

Total revenue	57,606	397,570	339,948	238,878	368,197	334,476	450,353

Transaction related costs
Vivint	28,118	22,219	—	—	—	—	—
2GIG	3,767	1,242	—	—	—	—	—

Total transaction related costs	31,885	23,461	—	—	—	—	—

All other costs and expenses
Vivint	46,241	365,300	267,973	177,581	389,321	235,939	426,449
2GIG	7,673	51,802	32,961	16,068	19,286	42,958	67,432

Total all other costs and expenses	53,914	417,102	300,934	193,649	408,607	278,897	493,881

(Loss) income from continuing operations
Vivint	(23,568)	(41,249)	44,449	56,957	(38,631)	54,377	(34,211)
2GIG	(4,625)	(1,744)	(5,435)	(11,728)	(1,779)	1,202	(9,317)

Total (loss) income from continuing operations	(28,193)	(42,993)	39,014	45,229	(40,410)	55,579	(43,528)
Other expenses	(12,812)	(106,681)	(102,241)	(69,867)	35,333	89,992	(104,546)

Loss before taxes	(41,005)	(149,674)	(63,227)	(24,638)	(75,743)	(34,413)	(148,074)
Income tax (benefit) expense	(10,903)	4,923	(3,739)	4,320	11,598	5,195	(5,980)

Net loss from continuing operations	(30,102)	(154,597)	(59,488)	(28,958)	(87,341)	(39,608)	$(142,094)

Loss from discontinued operations	—	(239)	(2,917)	—	—	(239)

Less net (loss) income attributable to non-controlling interests	—	(1,319)	6,141	(5,300)	—	3,556

Net loss attributable to APX Group Holdings, Inc.	$(30,102)	N/A	N/A	N/A	$(87,341)

Net loss attributable to APX Group, Inc.	N/A	$(153,517)	$(68,546)	$(23,658)		$(43,403)

Key operating metrics (unaudited) (1)
Total subscribers (thousands) (2)	671.8	N/A	562.0	456.4	803.4	681.8	671.8
Total RMR (end of period)	$34,276	N/A	$27,092	$20,714	$42,582	$34,549	$34,276
Average RMR per subscriber	$51.02	N/A	$48.21	$45.39	$53.00	$50.67	$51.02

(1)	Reflects Vivint metrics only for all periods presented.
(2)	At end of period

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012—Vivint

Revenues

The following table provides the significant components of our revenue for the nine month period ended September 30, 2013 and the nine month period ended September 30, 2012:

	Successor	Predecessor
	Nine Months Ended September 30,		% Change
	2013	2012
	(in thousands)
Monitoring revenue	$333,895	$272,113	23%
Service and other sales revenue	15,844	13,743	15
Activation fees	951	4,460	(79)

Total revenues	$350,690	$290,316	21%

Total revenues increased $60.4 million, or 21%, for the nine months ended September 30, 2013, as compared with the nine months ended September 30, 2012, primarily due to the growth in monitoring revenue, which increased $61.8 million, or 23%. This increase resulted from $53.2 million of fees from the net addition of approximately 122,000 subscribers and a $13.8 million increase from continued growth in the percentage of our subscribers contracting for new product and service offerings, partially offset by an increase of $4.7 million in refunds and other adjustments resulting from the revenue growth.

Service and other sales revenue increased $2.1 million, or 15%, for the nine months ended September 30, 2013, as compared with the nine months ended September 30, 2012. This growth was primarily due to an increase in upgrade revenue related to subscriber service upgrades and purchases of additional equipment.

Activation fees decreased $3.5 million, or 79%, for the nine months ended September 30, 2013, as compared with the nine months ended September 30, 2012, primarily due to the adjustment to reduce the fair value of deferred activation fees at the time of the Transactions to zero.

Costs and Expenses

	Successor	Predecessor
	Nine Months Ended September 30,		% Change
	2013	2012
	(in thousands)
Operating expenses	$112,669	$90,963	24%
Cost of contract sales	—	95	NM
Selling expenses	75,394	44,176	71
General and administrative	60,429	33,379	81
Depreciation and amortization	140,829	67,326	109

Total costs and expenses	$389,321	$235,939	65%

Operating expenses increased $21.7 million, or 24%, for the nine months ended September 30, 2013, as compared with the same period in 2012, primarily to support the growth in our subscriber base. This increase was principally comprised of $9.1 million in personnel costs within our monitoring, customer support and field service functions, a $6.8 million increase in inventory charges and reserves and a $2.6 million increase in shipping expenses resulting from the growth in the number of subscribers installations.

Selling expenses, net of capitalized subscriber acquisition costs, increased $31.2 million, or 71%, for the nine months ended September 30, 2013, as compared with the same period in 2012, primarily due to a $13.8 million increase in personnel costs and a $3.3 million increase in facility and information technology costs, all to support the increase in direct-to-home subscriber contracts and continued growth in our inside sales organization. The increase also resulted from $7.1 million of non-cash compensation charges related to incentive plans and a $6.4 million increase in advertising costs, principally in support of our inside sales.

General and administrative expenses increased $27.1 million, or 81%, for the nine months ended September 30, 2013, as compared with the same period in 2012, primarily due to $11.3 million in personnel costs, $6.0 million in outside contracted services and $1.1 million in facility costs to support the growth in our business, $5.4 million in bonus and other transaction costs related to the 2GIG Sale and a $2.1 million increase in bad debt expense due to the growth in our subscriber base and associated RMR.

Depreciation and amortization increased $73.5 million, or 109%, for the nine months ended September 30, 2013, as compared with the same period in 2012. The increase was primarily due to amortization of intangible assets acquired in the Transactions. See Note 8 of our unaudited Condensed Consolidated Financial Statements for additional information.

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012—2GIG

All intercompany revenue and expenses between Vivint and 2GIG have been eliminated in consolidation and from the amounts presented below.

	Successor	Predecessor
	Nine Months Ended September 30,		% Change
	2013	2012
	(in thousands)
Total revenue	$17,507	$44,160	(60)%
Operating expenses	11,667	27,640	(58)
General and administrative	5,481	15,977	(66)
Other expenses (income)	2,138	(659)	(424)

(Loss) income from operations	$(1,779)	$1,202	(248)%

Revenues

Revenues decreased $26.7 million, or 60%, for the nine months ended September 30, 2013, as compared with the nine months ended September 30, 2012, primarily due to the sale of 2GIG on April 1, 2013. Following the 2GIG Sale, we excluded 2GIG’s results of operations from our statement of operations.

Costs and Expenses

Operating expenses decreased $16.0 million, or 58%, for the nine months ended September 30, 2013, as compared with the nine months ended September 30, 2012, primarily due to the 2GIG Sale on April 1, 2013. General and administrative expenses decreased $10.5 million, or 66%, for the nine months ended September 30, 2013, as compared with the nine months ended September 30, 2012, also primarily due to the 2GIG Sale on April 1, 2013. Other expenses in the nine months ended September 30, 2013 primarily represented amortization of intangible assets acquired in the Merger.

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012— Consolidated

Other Expenses, net

	Successor	Predecessor
	Nine Months Ended September 30,		% Change
	2013	2012
	(in thousands)
Interest expense	$83,309	$89,932	(7)%
Interest income	(1,087)	(54)	1,913
Other expense	233	114	104
Gain on 2GIG Sale	(47,122)	—	NM

Total other expenses, net	$35,333	$89,992	(61)%

NM—Not Meaningful.

Interest expense decreased $6.6 million, or 7%, for the nine months ended September 30, 2013, as compared with the same period in 2012, due to lower interest rates on our debt issued in conjunction with the Transactions than our historical debt outstanding during the Predecessor Period. During the nine months ended September 30, 2013, we realized a gain of $47.1 million as a result of the 2GIG Sale. See Note 3 of our unaudited Condensed Consolidated Financial Statements for additional information.

Income Tax From Continuing Operations

	Successor	Predecessor
	Nine Months Ended September 30,		% Change
	2013	2012
	(in thousands)
Income tax expense	$11,598	$5,195	123%

Income tax expense increased $6.4 million, or 123%, for the nine months ended September 30, 2013 compared with the nine months ended September 30, 2012. The increase was primarily related to the elimination of 2GIG’s deferred tax liability in conjunction with the 2GIG Sale. As a result, after the 2GIG Sale we were in net deferred tax asset position, which required us to establish a valuation allowance.

Discontinued Operations

	Successor	Predecessor
	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(dollars in thousands)
Loss from discontinued operations	$—	$239
During the first quarter of 2012, we abandoned our Smart Grid operations. Because it was abandoned prior to issuing the 2011 financial statements, operating results of Smart Grid are reported as discontinued operations for the nine months ended September 30, 2012 and the year ended December 31, 2011. No income taxes were recorded on discontinued operations because the tax effect was immaterial and the tax benefit of the loss was offset by a valuation allowance. See Note 6 in the accompanying Consolidated Financial Statements for additional information.

Pro Forma Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011—Vivint

Revenues

The following table provides the significant components of our revenue for the Pro Forma Year ended December 31, 2012, the Successor Period ended December 31, 2012, the Predecessor Period ended November 16, 2012 and the year ended December 31, 2011 (dollars in thousands):

	Pro Forma Year Ended December 31, 2012	Successor	Predecessor		% Change
		Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Pro Forma 2012 vs. 2011 Actual
	(unaudited)
Monitoring revenue	$372,841	$48,984	$324,691	$287,778	30%
Service and other sales revenue	17,887	1,796	16,091	11,215	59
Activation fees	1,353	11	5,331	4,890	(72)
Contract sales	157	—	157	8,539	(98)

Total revenues	$392,238	$50,791	$346,270	$312,422	26%

Total revenues increased $79.8 million, or 26%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to the growth in total Monitoring Revenue, which increased $85.1 million, or 30%. The year over year increase in monitoring revenue resulted from $69.6 million of fees from a net increase of approximately 110,000 in our subscriber base and a $15.1 million increase from continued growth in the percentage of our subscribers contracting for new products and service packages for the Pro Forma Year ended December 31, 2012.

Service and other sales revenue increased $6.7 million, or 59%, for the Pro Forma Year ended December 31, 2012 as compared with 2011. This growth was primarily due to an increase of $6.4 million in upgrade revenue related to subscriber service upgrades and purchases of additional equipment during the Pro Forma Year ended December 31, 2012.

Activation fees decreased $3.5 million, or 72%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to the adjustment to reduce the fair value of deferred activation fees to zero in conjunction with the Transactions. The Pro Forma Year includes only revenue from activation fees billed during 2012.

We did not have material contract sales to third parties during the Pro Forma Year ended December 31, 2012.

Costs and Expenses

	Pro Forma Year Ended December 31, 2012	Successor	Predecessor		% Change
		Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Pro Forma 2012 vs. 2011 Actual
	(unaudited)	(dollars in thousands)
Operating expenses	$128,802	$16,115	$114,258	$106,348	21%
Cost of contract sales	95	—	95	6,425	(99)
Selling expenses	78,075	12,284	91,559	48,978	59
General and administrative	52,225	6,946	78,772	37,561	39
Transaction related expenses	—	28,118	22,219	—	—
Depreciation and amortization	167,252	10,896	80,616	68,661	144

Total costs and expenses	$426,449	$74,359	$387,519	$267,973	59%

Operating expenses increased $22.5 million, or 21%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily to support the growth in our subscriber base. This increase was principally comprised of $5.8 million in personnel costs within our monitoring, customer support and field service functions and a $7.8 million increase in cellular communications fees related to our monitoring services resulting from our increased subscriber base and the higher percentage of subscribers contracting for additional services above our interactive securities package.

We did not have material contract sales to third parties during the Pro Forma Year ended December 31, 2012.

Selling expenses, net of capitalized subscriber acquisition costs, increased $29.1 million, or 59%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to $10.6 million in personnel costs to support the increase in direct-to-home subscriber contracts, $8.3 million of non-cash compensation charges related to incentive plans and continued growth in our inside sales organization, along with a $11.6 million increase in advertising costs, primarily in support of our inside sales. These increases were partially offset by a $2.3 million decrease in sales representative housing costs.

General and administrative expenses increased $14.7 million, or 39%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to $6.3 million in personnel costs to support the growth in our business, $2.7 million related to the Blackstone monitoring fee and $2.2 million of bad debt associated with our increased revenues.

We incurred costs associated with the Transactions of approximately $28.1 million in the Successor Period ended December 31, 2012 and approximately $22.2 million in the Predecessor Period from January 1, 2012 through November 16, 2012. These costs primarily consist of accounting, investment banking, legal and professional fees associated with the Transactions and are included in the accompanying consolidated statements of operations included elsewhere in this prospectus.

Depreciation and amortization increased $98.6 million, or 144%, for the Pro Forma Year ended December 31, 2012, as compared with 2011. The increase was primarily due to amortization of intangible assets acquired in the Transactions. See Note 10 of our Consolidated Financial Statements for additional information.

Pro Forma Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011—2GIG

The release of our Go!Control panel in late 2009 enabled 2GIG to diversify its customer base and increase sales to outside customers. All intercompany revenue and expenses between Vivint and 2GIG have been eliminated in consolidation and from the amounts presented below.

		Successor	Predecessor		% Change
	Pro Forma Year Ended December 31, 2012	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Pro Forma 2012 vs. 2011 Actual
	(unaudited)	(dollars in thousands)
Total revenue	$58,115	$6,815	$51,300	$27,526	111%
Operating expenses	(38,035)	(4,584)	(31,539)	(20,215)	88
General and administrative	(23,339)	(2,575)	(21,200)	(12,949)	80
Transaction related expenses	—	(3,767)	(1,242)	—	—
Other expenses	(6,058)	(514)	937	203	(3,084)

Loss from operations	$(9,317)	$(4,625)	$(1,744)	$(5,435)	71%

Revenues

Revenues increased $30.6 million, or 111%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to continued growth in product shipments to third party customers.

Costs and Expenses

Operating expenses increased $17.8 million, or 88%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to the equipment costs associated with the increased product shipments.

General and administrative expenses increased $10.4 million, or 80%, for the Pro Forma Year ended December 31, 2012, as compared with 2011, primarily due to an increase of $3.0 million in personnel costs associated with higher headcount in the Pro Forma Year ended December 31, 2012 to support the growth in our business, an increase of $2.3 million in legal settlement expense, an increase of $1.5 million of costs and materials related to R&D and an increase of $0.8 million in commissions.

We incurred costs associated with the Transactions of approximately $3.8 million in the Successor Period ended December 31, 2012 and approximately $1.2 million in the Predecessor Period from January 1, 2012 through November 16, 2012. These costs primarily consist of accounting, investment banking, legal and professional fees associated with the Transactions and are included in the accompanying consolidated statements of operations included elsewhere in this prospectus.

Other expenses in the Pro Forma Year ended December 31, 2012 primarily represented amortization of intangible assets acquired in the Merger.

Pro Forma Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011—Consolidated

Other Expenses, net

		Successor	Predecessor		% Change
	Pro Forma Year Ended December 31, 2012	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Pro Forma 2012 vs. 2011 Actual
	(unaudited)	(dollars in thousands)
Interest expense	$104,031	$12,645	$106,620	$102,069	2%
Interest income	(65)	(4)	(61)	(214)	70
Other expenses	580	171	122	386	50

Total other expenses	$104,546	$12,812	$106,681	$102,241	2%

Interest expense increased $2.0 million, or 2%, for the Pro Forma Period ended December 31, 2012, as compared with 2011, primarily due to an overall higher amount of outstanding debt throughout the Pro Forma Period ended December 31, 2012, as compared with 2011 and recognition in the Successor Period ended December 31, 2012 of $1.0 million of deferred financing costs associated with the Transactions.

Income Tax From Continuing Operations

		Successor	Predecessor		% Change
	Pro Forma Year Ended December 31, 2012	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Pro Forma 2012 vs. 2011 Actual
	(unaudited)	(dollars in thousands)
Income tax (benefit) expense	$(5,980)	$(10,903)	$4,923	$(3,739)	60%

The income tax (benefit) increased $2.2 million, or 60%, for the Pro Forma Period ended December 31, 2012 compared with 2011. The increase was primarily due to the Successor Period tax benefit, which resulted from our net deferred tax liability position after recording the tax effect of the Transactions.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010—Vivint

Revenues

The following table provides the significant components of our revenue for the year ended December 31, 2011, as compared with the year ended December 31, 2010:

	Year Ended December 31,		% Change
	2011	2010	2011 vs. 2010
	(dollars in thousands)
Monitoring revenue	$287,778	$212,213	36%
Service and other sales revenue	9,862	5,426	82
Activation fees	4,890	3,208	52
Contract fulfillment revenue	1,353	1,116	21
Contract sales	8,539	12,575	(32)

Total revenues	$312,422	$234,538	33%

Revenues increased $77.9 million, or 33%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010. The increase was primarily due to the growth in monitoring revenue, which increased $75.6 million, or 36%, for the year ended December 31, 2011. This increase in monitoring revenue resulted from $70.0 million of fees from an increase of approximately 106,000 in our subscriber base and a $7.6 million increase from new products and service packages.

Activation fees increased $1.7 million, or 52%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, primarily due to recognizing activation fees on more subscribers generated during the 2010 and 2011 April through August sales season, higher activation fees for new products and service packages beginning in 2010 and a higher proportion of subscribers paying these fees.

Service and other sales revenue increased $4.4 million, or 82%, for the year ended December 31, 2011, as compared with December 31, 2010. This growth was primarily due to an increase of $4.3 million in upgrade revenue related to subscriber service upgrades and purchases of additional equipment in 2011.

Revenue from contract sales to third parties decreased $4.0 million, or 32%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, due to a decrease in the sale of subscriber contracts from 9,100 in 2010 to 7,040 in 2011.

Costs and Expenses

	Year Ended December 31,		% Change
	2011	2010	2011 vs. 2010
	(dollars in thousands)
Operating expenses	$106,348	$70,572	51%
Cost of contract sales	6,425	7,601	(15)
Selling expenses	48,978	30,666	60
General and administrative	37,561	23,464	60
Depreciation and amortization	68,661	45,278	52

Total costs and expenses	$267,973	$177,581	51%

Operating expenses increased $35.8 million, or 51%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, primarily in support of our larger subscriber base. This increase was principally due to $21.1 million in personnel costs within monitoring, customer support and field service and an $8.3 million increase in cellular communication fees related to our monitoring services.

Cost of contract sales decreased $1.2 million, or 15%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, due to a decrease in the number of subscriber contracts sold. Selling expenses, net of capitalized subscriber acquisition costs, increased $18.3 million, or 60%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, primarily due to higher personnel and recruiting costs associated with direct-to-home sales and increased sales representative housing and travel, all related to additional sales personnel. The increase was also due to higher advertising costs surrounding the 2011 corporate rebranding effort.

General and administrative expenses increased $14.1 million, or 60%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, primarily due to an increase of $6.3 million in legal and advisory costs associated with a 2011 securitization transaction, which was later withdrawn, an increase of $2.4 million of bad debt expense related to our revenue growth and an increase of $1.4 million in personnel costs as a result of higher headcount.

Depreciation and amortization increased $23.4 million, or 52%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010. The increase in 2011 was primarily attributable to the increase in the capitalized subscriber acquisition costs related to new subscribers.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010—2GIG

	Year Ended December 31,		% Change
	2011	2010	2011 vs. 2010
	(dollars in thousands)
Total revenue	$27,526	$4,340	534%
Operating expenses	(20,215)	(2,681)	654
General and administrative	(12,949)	(13,371)	(3)
Other	203	(16)	(1,369)

Loss from operations	$(5,435)	$(11,728)	(54)%

Revenues

Revenues increased $23.2 million, or 534%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010. The increase was primarily due to significant growth in product shipments.

Costs and Expenses

Operating expenses increased $17.5 million, or 654%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010. This increase was primarily driven by the equipment costs associated with the increased product shipments.

General and administrative expenses decreased $0.4 million, or 3%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, primarily due to a decrease of $9.1 million in legal fees and settlement costs related to a settlement, as described below under “—Liquidity and Capital Resources—Other Factors Affecting Liquidity and Capital Resources” incurred in fiscal 2010, partially offset by an increase of $4.4 million in personnel costs associated with higher headcount in fiscal 2011 to support the growth in our business, an increase of $1.1 million of costs and materials related to R&D and an increase of $0.9 million in commissions.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010—Consolidated

Other Expenses, net

	Year Ended December 31,		% Change
	2011	2010	2011 vs. 2010
	(dollars in thousands)
Interest expense	$102,069	$69,534	47%
Interest income	(214)	(64)	234
Other expenses	386	397	(3)

Total other expenses	$102,241	$69,867	46%

Interest expense increased $32.5 million, or 47%, for the year ended December 31, 2011, as compared with the year ended December 31, 2010, primarily due to the overall higher amount of outstanding debt throughout the 2011 period as compared to the same period in 2010.

Income Tax From Continuing Operations

	Year Ended December 31,		% Change
	2011	2010	2011 vs. 2010
	(dollars in thousands)
Income tax (benefit) expense	$(3,739)	$4,320	(187)%

The change from income tax expense for the year ended December 31, 2010 to a (benefit) for the year ended December 31, 2011 also consisted of the tax effect of certain transfer pricing adjustments related to our Canadian operations.

Discontinued Operations

	Year Ended December 31,		% Change
	2011	2010	2011 vs. 2010
	(dollars in thousands)
Loss from discontinued operations	$2,917	$—	—

During the first quarter of 2012, we abandoned our Smart Grid operations. Because it was abandoned prior to issuing the 2011 financial statements, operating results of Smart Grid are reported as discontinued operations for the year ended December 31, 2011. There were no operations attributable to Smart Grid in fiscal 2010. No income taxes were recorded on discontinued operations because the tax effect was immaterial and the tax benefit of the loss was offset by a valuation allowance. See Note 6 in the accompanying consolidated financial statements for additional information.

Unaudited Quarterly Results of Operations

The following tables present our unaudited quarterly consolidated results of operations for the three Successor quarters ended September 30, 2013, the Successor Period from November 17, 2012 through December 31, 2012, the Predecessor Period from October 1, 2012 through November 16, 2012 and the seven Predecessor quarters ended September 30, 2012. This unaudited quarterly consolidated information has been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, the statement of operations data includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of operations for these periods. You should read these tables in conjunction with our audited consolidated financial statements and related notes located elsewhere in this prospectus. The results of operations for any quarter are not necessarily indicative of the results of operations for a full year or any future periods.

	Successor
	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013
	(in thousands)
Statement of operations data
Revenue	$129,503	$114,252	$124,442
Income (loss) from operations	(8,689)	(23,729)	(7,992)
Net loss from continuing operations	(34,905)	(21,527)	(30,909)
Loss from discontinued operations	—	—	—
Net loss	(34,905)	(21,527)	(30,909)

	Successor	Predecessor
	Period from November 17, through December 31, 2012	Period from October 1, through November 16, 2012

			Three Months Ended
			September 30, 2012	June 30, 2012	March 31, 2012
	(in thousands)	(in thousands)
Statement of operations data
Revenue	$57,606	$63,093	$124,561	$111,820	$98,095
Income (loss) from operations	(28,193)	(98,571)	21,948	14,548	19,083
Net loss from continuing operations	(30,102)	(114,990)	(10,515)	(19,008)	(10,085)
Loss from discontinued operations	—	—	—	96	(335)
Net loss	(30,102)	(110,114)	(12,212)	(22,581)	(8,610)

	Predecessor
	Three Months Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(in thousands)
Statement of operations data
Revenue	$93,510	$89,547	$85,866	$71,026
Income (loss) from operations	21,663	5,809	(481)	12,025
Net loss from continuing operations	(9,232)	(20,988)	(20,579)	(8,687)
Loss from discontinued operations	(1,714)	(366)	(510)	(327)
Net loss	(7,144)	(23,812)	(27,836)	(9,752)

Liquidity and Capital Resources

Our primary source of liquidity has historically been cash from operations and borrowing availability under our revolving credit facility. As of September 30, 2013, after giving effect to the offering of the outstanding 2020 notes, we had $361.7 million of cash and $197.8 million of availability under our revolving credit facility (after giving effect to $2.2 million of letters of credit outstanding).

Cash Flow and Liquidity Analysis

Significant factors influencing our liquidity position include cash flows generated from monitoring and other fees received from the subscribers we service and the level of investment in capitalized subscriber acquisition costs. Our cash flows provided by operating activities include cash received from RMR, along with upfront activation fees, upgrade and other service fees. Cash used in operating activities includes the cash costs to monitor and service those subscribers, and certain costs, principally marketing and the portion of subscriber acquisition costs that are expensed and general and administrative costs. Except for the year ended December 31, 2011 and the Successor Period from November 17 through December 31, 2012, we have historically generated, and expect to continue generating, positive cash flows from operating activities. The net cash used in operating activities for the year ended December 31, 2011, was primarily due to higher than normal inventories at the end of the year. Historically, we financed the subscriber acquisition costs through our operating cash flows, the issuance of debt, and to a lesser extent, through the issuance of equity and contract sales to third parties. We do not anticipate sales of subscriber contracts to represent a material source of our future cash.

The direct-to-home sales are seasonal in nature. We make investments in the recruitment of our direct-to-home sales force and the inventory for the April through August sales period prior to each sales season. We experience increases in subscriber acquisition costs, as well as costs to support the sales force throughout North America, during this time period.

The following table provides a summary of cash flow data (dollars in thousands):

	Successor	Predecessor			Successor	Predecessor
	Period from November 17 through December 31,	Period from January 1 through November 16,	Year Ended December 31
					Nine Months Ended September 30,
	2012	2012	2011	2010	2013	2012
Net cash (used in) provided by operating activities	$(25,243)	$95,371	$(36,842)	$33,321	$139,671	$132,645
Net cash used in investing activities	(1,949,454)	(270,094)	(207,603)	(169,165)	(140,722)	(246,095)
Net cash provided by financing activities	1,982,746	189,352	244,178	136,685	104,863	127,995

Cash Flows from Operating Activities

We generally reinvest the cash flows from operating activities into our business, primarily to maintain and grow our subscriber base and to expand our infrastructure to support this growth and enhance our existing, and develop new, service offerings. These investments are focused on generating new subscribers, increasing the revenue from our existing subscriber base, enhancing the overall quality of service provided to our subscribers, increasing the productivity and efficiency of our workforce and back-office functions necessary to scale our business.

For the nine months ended September 30, 2013, net cash provided by operating activities was $139.7 million. This cash was primarily generated from a net loss of $87.3 million, adjusted for $150.7 million in non-cash amortization, depreciation and stock-based compensation, a $100.0 million increase in accrued expenses and other liabilities and a $25.5 million increase in fees paid by subscribers in advance of when the associated revenue is recognized. This was partially offset by a $15.8 million increase in inventories due to the seasonality of our inventory purchases and usage.

For the nine months ended September 30, 2012, net cash provided by operating activities was $132.6 million. This cash was primarily generated from a net loss of $39.8 million, including discontinued operations, adjusted for $72.7 million in non-cash amortization, depreciation and stock-based compensation expenses, a $53.9 million increase in accrued expenses and other liabilities, a $12.2 million decrease in inventories and an $19.3 million increase in fees paid by subscribers in advance of when the associated revenue is recognized.

For the Successor Period ended December 31, 2012, net cash used in operating activities was $25.2 million. This cash used was primarily from a net loss of $30.1 million, adjusted for $12.4 million in non-cash amortization and depreciation, a $13.1 million change in deferred income taxes and a $14.3 million increase in accrued expenses and other liabilities. For the Predecessor Period from January 1, 2012 through November 16, 2012, net cash provided by operating activities was $95.4 million. This cash was primarily generated from a net loss of $154.8 million, including discontinued operations, adjusted for $88.7 million in non-cash amortization, depreciation and stock-based compensation expenses, a $109.5 million increase in accrued expenses and other liabilities, principally related to bonuses and other payments to employees directly related to the Transactions and commissions associated with direct-to-home sales. Operating cash was also generated from $26.3 million in fees paid by subscribers in advance of when the associated revenue is recognized.

During 2011, we used $36.8 million of cash in operating activities. This use of cash was primarily related to a net loss of $62.4 million, including discontinued operations, $42.3 million in increased inventories, a $6.0 million increase in prepaid expenses and other current assets and an $18.4 million decrease in accrued expenses and other liabilities. This was partially offset by $77.6 million in non-cash amortization, depreciation and stock-based compensation expenses and $13.7 million in fees paid by subscribers in advance of when the associated revenue is recognized and an $8.1 million increase in accounts payable.

We generated $33.3 million in cash from operating activities in 2010. This cash was primarily generated from a net loss of $29.0 million, adjusted for $51.5 million in non-cash amortization, depreciation and stock-based compensation expenses, $14.9 million in fees paid by subscribers in advance of when the associated revenue is recognized and a $0.9 million increase in accrued expenses and other liabilities.

Cash Flows from Investing Activities

Historically our investing activities have primarily consisted of capitalized subscriber acquisition costs and capital expenditures. Capital expenditures primarily consist of periodic additions to property and equipment to support the growth in our business.

For the nine months ended September 30, 2013 and 2012, net cash used in investing activities was $140.7 million and $246.1 million, respectively. For the nine months ended September 30, 2013, our cash used in investing activities primarily consisted of $267.2 million of capitalized subscriber acquisition costs and $8.2 million intangible asset acquisition costs, partially offset by $144.8 million of proceeds from the 2GIG Sale. For the nine months ended September 30, 2012, cash used in investing activities primarily consisted of $241.7 million of capitalized subscriber acquisition costs.

For the Successor Period ended December 31, 2012 and the Predecessor Period from January 1, 2012 through November 16, 2012, net cash used in investing activities was $1,949.5 million and $270.1 million, respectively. In the Successor Period, our cash used in investing activities primarily consisted of $1,915.5 million of cash used to complete the Transactions, capitalized subscriber acquisition costs of $12.9 million and capital expenditures of $1.5 million. In the Predecessor Period, cash used in investing activities primarily consisted of $263.7 million of capitalized subscriber acquisition costs and capital expenditures of $5.9 million.

We used $207.6 million of cash in investing activities during 2011, which primarily related to $203.6 million in capitalized subscriber acquisition costs and $6.5 million of capital expenditures, partially offset by a $2.3 million reduction in other long term assets. During 2010, we used $169.2 million in cash for investing activities, consisting of $163.7 million in capitalized subscriber acquisition costs, $3.6 million related to the purchase of long-lived intangible assets and $1.9 million in capital expenditures.

Cash Flows from Financing Activities

Historically our cash flows from financing activities were primarily to fund the portion of upfront costs associated with generating new subscribers that are not covered through our operating cash flows.

For the nine months ended September 30, 2013 and 2012, net cash provided by financing activities was $104.9 million and $128.0 million, respectively. For the nine months ended September 30, 2013, our net cash provided by financing activities was from the issuance of $203.5 million of senior unsecured notes payable, $22.5 million of borrowings from our revolving line of credit, partially offset by $60.0 million of payments of dividends from the 2GIG sale proceeds and $50.5 million of repayments of our revolving line of credit. For the nine months ended September 30, 2012, our net cash provided by financing activities primarily consisted of $116.2 million of proceeds under our previous credit agreement and $49.5 million of borrowings under our previous revolving credit facility, partially offset by $42.2 million of repayments of this revolving credit facility and a $0.4 million increase in restricted cash related to our previous credit facility.

For the Successor Period ended December 31, 2012 and the Predecessor Period from January 1, 2012 through November 16, 2012, net cash provided by financing activities was $1,982.7 million and $189.4 million, respectively. In the Successor Period, our net cash provided by financing activities was primarily from $1,305.0 million of proceeds from the issuance of $925.0 million aggregate principal amount of 2019 notes and $380.0 million aggregate principal amount of 2020 notes, borrowings under our revolving credit facility of $28.0 million and $708.5 million from the issuance of our common stock in connection with the Transactions, partially offset by $58.4 million in payments of deferred financing costs. For the Predecessor Period, our net cash provided by financing activities primarily consisted of $116.2 million of proceeds under our previous credit agreement and $105.0 million of borrowings under our revolving credit facility, partially offset by $42.2 million of repayments of the revolving credit facility, $6.7 million in payments of deferred financing costs and $4.1 million in repayments of capital lease obligations.

Net cash provided by financing activities in 2011 was $244.2 million, comprised of $199.6 million in net proceeds from borrowings under our historical revolving credit facility, and $50.3 million from the issuance of preferred stock and warrants, partially offset by $2.4 million repayment of capital lease obligations and $2.0 million payments of deferred financing costs.

During 2010, we generated $136.7 million in net cash from financing activities from $141.3 million in proceeds from borrowings under our historical revolving credit facility and revolving line of credit, partially offset by the payment of $2.3 million in deferred financing costs, $1.2 million repayment of capital lease obligations and $1.0 million in dividend payments.

Long-Term Debt

Following the Transactions, we remain a highly leveraged company with significant debt service requirements. After giving effect to the offering of the outstanding 2020 notes, as of September 30, 2013, we had approximately $1,755.0 million of total debt outstanding, consisting of $925.0 million of the 2019 notes, $830.0 million of the 2020 notes and no borrowings under the revolving credit facility.

Revolving Credit Facility

In connection with the Transactions, we entered into a $200.0 million senior secured revolving credit facility, with a five year maturity, of which $197.8 million was undrawn and available as of September 30, 2013 (after giving effect to $2.2 million of outstanding letters of credit). In addition, we may request one or more term loan facilities, increased commitments under the revolving credit facility or new revolving credit commitments, in an aggregate amount not to exceed $225.0 million. Availability of such incremental facilities and/or increased or new commitments will be subject to certain customary conditions.

On June 28, 2013, we amended and restated the credit agreement to provide for a new repriced tranche of revolving credit commitments with a lower interest rate. Nearly all of the existing tranches of revolving credit commitments was terminated and converted into the repriced tranche, with the unterminated portion of the existing tranche continuing to accrue interest at the original higher rate.

Borrowings under the revolving credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing. The applicable margin for base rate-based borrowings (1)(a) under the repriced tranche is currently 2.0% per annum and (b) under the former tranche is currently 3.0% (2)(a) the applicable margin for LIBOR rate-based borrowings (a) under the repriced tranche is currently 3.0% per annum and (b) under the former tranche and is currently 4.0%. The applicable margin for borrowings under the revolving credit facility is subject to one step-down of 25 basis points based on our consolidated first lien net leverage ratio at the end of each fiscal quarter, commencing with delivery of our consolidated financial statements for the first full fiscal quarter ending after the closing date.

In addition to paying interest on outstanding principal under the revolving credit facility, we are required to pay a quarterly commitment fee (which will be subject to one step-down based on our consolidated first lien net leverage ratio) to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. We also pay customary letter of credit and agency fees. See “Description of Other Indebtedness—Revolving Credit Facility” for additional information.

2019 Notes

In connection with the Transactions, we issued $925.0 million of the 2019 notes. Interest on the 2019 notes is payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2013.

We may, at our option, redeem at any time and from time to time prior to December 1, 2015, some or all of the 2019 notes at 100% of their principal amount thereof plus accrued and unpaid interest to the redemption date plus a “make-whole premium.” Prior to December 1, 2015, during any 12 month period, we also may, at our option, redeem at any time and from time to time up to 10% of the aggregate principal amount of the issued 2019 notes at a price equal to 103% of the principal amount thereof, plus accrued and unpaid interest. From and after December 1, 2015, we may, at our option, redeem at any time and from time to time some or all of the 2019 notes at 104.781%, declining ratably on each anniversary thereafter to par from and after December 1, 2018, in each case, plus any accrued and unpaid interest to the date of redemption. In addition, on or prior to December 1, 2015, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2019 notes with the proceeds from certain equity offerings at 106.37%, plus accrued and unpaid interest to the date of redemption.

2020 Notes

In connection with the Transactions, we issued $380.0 million of the 2020 notes. Interest on the 2020 notes is payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2013. In May 2013, we issued an additional $200.0 million of the 2020 notes under the indenture dated as of November 16, 2012. On December 13, 2013, we issued an additional $250.0 million of the 2020 notes under the indenture dated as of November 16, 2012.

We may, at our option, redeem at any time and from time to time prior to December 1, 2015, some or all of the 2020 notes at 100% of their principal amount thereof plus accrued and unpaid interest to the redemption date plus a “make-whole premium.” From and after December 1, 2015, we may, at our option, redeem at any time and from time to time some or all of the 2020 notes at 106.563%, declining ratably on each anniversary thereafter to par from and after December 1, 2018, in each case, plus any accrued and unpaid interest to the date of redemption. In addition, on or prior to December 1, 2015, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2020 notes with the proceeds from certain equity offerings at 108.75%, plus accrued and unpaid interest to the date of redemption.

Guarantees and Security

All of our obligations under the revolving credit facility, the 2019 notes and the 2020 notes are guaranteed by Parent Guarantor and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under the revolving credit facility or our other indebtedness. See Note 18 of our Consolidated Financial Statements included elsewhere in this prospectus for additional financial information regarding guarantors and non-guarantors.

The obligations under the revolving credit facility and the 2019 notes are secured by a security interest in (i) substantially all of the present and future tangible and intangible assets of the Issuer and the guarantors, including without limitation equipment, subscriber contracts and communication paths, intellectual property, fee-owned real property, general intangibles, investment property, material intercompany notes and proceeds of the foregoing, subject to permitted liens and other customary exceptions, (ii) substantially all personal property of the Issuer and the guarantors consisting of accounts receivable arising from the sale of inventory and other goods and services (including related contracts and contract rights, inventory, cash, deposit accounts, other bank accounts and securities accounts), inventory and intangible assets to the extent attached to the foregoing books and records of the Issuer and the guarantors, and the proceeds thereof, subject to permitted liens and other customary exceptions, in each case held by the Issuer and the guarantors and (iii) a pledge of all of the Capital Stock of the Issuer, each of its subsidiary guarantors and each restricted subsidiary of the Issuer and its subsidiary guarantors, in each case other than excluded assets and subject to the limitations and exclusions provided in the applicable collateral documents.

Under the terms of the applicable security documents and intercreditor agreement, the proceeds of any collection or other realization of collateral received in connection with the exercise of remedies will be applied first to repay amounts due under the revolving credit facility, and up to an additional $150.0 million of “superpriority” obligations that we may incur in the future, before the holders of the 2019 notes receive any such proceeds.

Debt Covenants

The credit agreement governing the revolving credit facility, the indenture governing the 2019 notes and the indenture governing the 2020 notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, our and our restricted subsidiaries’ ability to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends (with the exception of dividends paid in connection with the 2GIG sale) and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

The credit agreement governing the revolving credit facility, the indenture governing the 2019 notes and the indenture governing the 2020 notes contain change of control provisions and certain customary affirmative covenants and events of default. As of September 30, 2013, we were in compliance with all restrictive covenants related to our long-term obligations.

Subject to certain exceptions, the credit agreement governing the revolving credit facility, the indenture governing the 2019 notes and the indenture governing the 2020 notes permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Our future liquidity requirements will be significant, primarily due to debt service requirements. The actual amounts of borrowings under the revolving credit facility will fluctuate from time to time. We believe that amounts available through our revolving credit facility and incremental facilities will be sufficient to meet our operating needs for the next twelve months, including working capital requirements, capital expenditures, debt repayment obligations and potential new acquisitions.

As market conditions warrant, we and our major equity holders, including the Sponsor and its affiliates, may from time to time, seek to repurchase debt securities that we have issued or loans that we have borrowed, including the notes and borrowings under our revolving credit facility, in privately negotiated or open market transactions, by tender offer or otherwise.

Covenant Compliance

Under the indentures governing our notes and the credit agreement governing our revolving credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments, refinancing certain indebtedness, paying dividends and entering into certain merger transactions is governed, in part, by our ability to satisfy tests based on Adjusted EBITDA.

“Adjusted EBITDA” is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation, the historical results of Solar and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the indentures governing our notes and the credit agreement governing our revolving credit facility.

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants in the indentures governing our notes and the credit agreement governing our revolving credit facility. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

The unaudited combined Adjusted EBITDA for the twelve months ended September 30, 2013 represents the addition of the period prior to the Transactions, beginning on October 1, 2012 through November 16, 2012 and the period following the Transactions, beginning November 17, 2012 through September 30, 2013 (“Combined”). This combination does not fully comply with U.S. GAAP or with the rules for pro forma presentation, but is presented because we believe it provides useful information to assess our covenant compliance.

The following table sets forth a reconciliation of net loss before non-controlling interests to Adjusted EBITDA (in thousands):

	Successor	Combined Twelve Months Ended September 30, 2013
	Nine Months Ended September 30, 2013
	(unaudited)	(unaudited)
Net loss before non-controlling interests	$(87,341)	$(232,432)
Interest expense, net	82,222	111,544
Other (income) expense	233	2,670
Gain on 2GIG Sale (1)	(47,122)	(47,122)
Income tax (benefit) expense	11,598	423
Amortization of capitalized creation costs	12,815	24,817
Depreciation and amortization (2)	130,151	142,572
Transaction costs related to 2GIG Sale (3)	5,484	5,484
Transaction related costs (4)	596	128,859
Non-capitalized subscriber acquisition costs (5)	78,050	102,689
Non-cash compensation (6)	1,317	1,700
Adjustment for Solar business (7)	—	5,111
Other adjustments (8)	24,452	29,872

Adjusted EBITDA	$212,455	$276,187

(1)	Non-recurring gain on the 2GIG Sale.
(2)	Excludes loan amortization costs that are included in interest expense.
(3)	Bonuses and transaction related costs associated with the 2GIG Sale.
(4)	Reflects total bonus and other payments to employees, and legal and consulting fees to third-parties, directly related to the Transactions.
(5)	Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(6)	Reflects non-cash compensation costs related to employee and director stock and stock option plans.
(7)	Reflects the exclusion of Solar results from the time it commenced operations in 2011.
(8)	Other adjustments represent primarily the following items (in thousands):

	Successor	Combined Twelve Months Ended September 30, 2013
	Nine Months Ended September 30, 2013
	(unaudited)	(unaudited)
Solar-business costs (a)	$34	$1,237
Non-operating legal and professional fees	4,548	4,548
Non-cash payroll tax reserve	—	2,124
Purchase accounting deferred revenue fair value adjustment (b)	5,424	7,030
Product development (c)	7,983	7,983
Monitoring fee (d)	3,481	3,938
Start-up of new strategic initiatives (e)	1,430	1,680
All other adjustments	1,552	1,332

Total other adjustments	$24,452	$29,872

(a)	Costs incurred by Vivint on behalf of the Solar business prior to the Transactions.
(b)	Add back revenue reduction directly related to purchase accounting deferred revenue adjustments.
(c)	Costs related to the development of future control panels, including associated software.
(d)	Blackstone Management Partners L.L.C monitoring fee (see Note 15 to our Condensed Consolidated Financial Statements)
(e)	Costs related to the start-up of potential new service offerings and sales channels

Other Factors Affecting Liquidity and Capital Resources

Vehicle Leases. Since 2010 we have leased, and expect to continue leasing, vehicles primarily for use by our field service technicians. For the most part, these leases have 36 month durations and we account for them as capital leases. At the end of the lease term for each vehicle we have the option to either (i) purchase it for the estimated end-of-lease fair market value established at the beginning of the lease term; or (ii) return the vehicle to the lessor to be sold by them and in the event the sale price is less than the estimated end-of-lease fair market value we are responsible for such deficiency. As of September 30, 2013, our total capital lease obligations were $6.6 million, of which $3.6 million is due within the next 12 months.

Aircraft Lease. In December 2012, we entered into an aircraft lease agreement for the use of a corporate aircraft, which is accounted for as an operating lease. Upon execution of the lease, we paid a $5.9 million security deposit which is refundable at the end of the lease term. Beginning January 2013, we are required to make 156 monthly rental payments of approximately $83,000 each. We also have the option to extend the lease for an additional 36 months upon expiration of the initial term. The lease agreement also provides us the option to purchase the aircraft on certain specified dates for a stated dollar amount, which represents the current estimated fair value as of the purchase date.

Off-Balance Sheet Arrangements

Currently we do not engage in off-balance sheet financing arrangements.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2012. Certain contractual obligations are reflected on our consolidated balance sheet, while others are disclosed as future obligations under GAAP.

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(dollars in thousands)
Long-term debt(1)	$1,305,000	$—	$—	$—	$1,305,000
Interest on long-term debt(2)	671,691	92,319	276,957	271,898	30,517
Capital lease obligations	9,601	4,517	5,084	—	—
Operating lease obligations(3)	90,582	6,698	14,684	14,829	54,371
Purchase obligations(4)	63,829	61,435	2,243	151	—
Other long-term obligations	2,087	262	663	432	730

Total contractual obligations	$2,142,790	$165,231	$299,631	$287,310	$1,390,618

(1)	Does not reflect the additional $200.0 million of the 2020 notes issued on May 31, 2013, the $250.0 million of the outstanding 2020 notes issued on December 13, 2013 or borrowings under our revolving credit facility. Our revolving credit facility provides for availability of $200.0 million and matures November 16, 2017. As of September 30, 2013, there were no amounts outstanding and approximately $197.8 million of availability under our revolving credit facility (after giving effect to $2.2 million of outstanding letters of credit).
(2)

Represents aggregate interest payments on $925.0 million of the 2019 notes and $380.0 million of the 2020 notes issued on November 16, 2012, as well letter of credit and commitment fees for the used and unused portions of our revolving credit facility. Does not reflect interest payments in respect of the additional $200.0 million of the 2020 notes issued on May 31, 2013 or the $250.0 million of the outstanding 2020 notes issued on December 13, 2013 or interest payments on borrowings under our revolving credit facility. Assuming the borrowing of all amounts available under our revolving credit facility (at the effective interest rate as of December 31, 2012) and the issuance of such additional 2020 notes, our annualized interest expense would increase $47.7 million.
(3)	Includes an estimate for lease payments related to a corporate office building that had not been completed as of December 31, 2012. Based on the final terms of the applicable lease, our annual lease obligations would have increased approximately $308,000.
(4)	Purchase obligations consist of commitments for purchases of goods and services.

We have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made at this time. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Our operations include activities in the United States, Canada and New Zealand. These operations expose us to a variety of market risks, including the effects of changes in interest rates and foreign currency exchange rates. We monitor and manage these financial exposures as an integral part of our overall risk management program.

Interest Rate Risk

In connection with the Transactions, we entered into a revolving credit facility that bears interest at a floating rate. As a result, we may be exposed to fluctuations in interest rates to the extent of our borrowings under the revolving credit facility. Our long-term debt portfolio is expected to primarily consist of fixed rate instruments. To help manage borrowing costs, we may from time to time enter into interest rate swap transactions with financial institutions acting as principal counterparties. Assuming the borrowing of all amounts available under our revolving credit facility, if interest rates related to our revolving credit facility increase by 1% due to normal market conditions, our interest expense will increase by approximately $2.0 million per annum.

We had no borrowings under the revolving credit facility as of September 30, 2013.

Foreign Currency Risk

We have exposure to the effects of foreign currency exchange rate fluctuations on the results of our Canadian operations. Our Canadian operations use the Canadian dollar to conduct business but our results are reported in U.S. dollars. Our operations in New Zealand are immaterial to our overall operating results.

We are exposed periodically to the foreign currency rate fluctuations that affect transactions not denominated in the functional currency of our U.S. and Canadian operations. We do not use derivative financial instruments to hedge investments in foreign subsidiaries since such investments are long-term in nature.

Critical Accounting Estimates

In preparing our Consolidated Financial Statements, we make assumptions, judgments and estimates that can have a significant impact on our revenue, (loss) income from operations and net loss, as well as on the value of certain assets and liabilities on our Consolidated Balance Sheets. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. At least quarterly, we evaluate our assumptions, judgments and estimates and make changes accordingly. Historically, our assumptions, judgments and estimates relative to our critical accounting estimates have not differed materially from actual results. We believe that the assumptions, judgments and estimates involved in the accounting for income taxes, allowance for doubtful accounts, valuation of intangible assets, and fair value have the greatest potential impact on our Consolidated Financial Statements; therefore, we consider these to be our critical accounting estimates. For information on our significant accounting policies, see Note 2 to our Consolidated Financial Statements.

Revenue Recognition

We recognize revenue principally on four types of transactions: (i) monitoring, which includes RMR, (ii) activation fees on the subscriber contracts, which are amortized over the estimated life of the subscriber relationship, (iii) service and other sales, which includes non-recurring service fees charged to our subscribers provided on contracts, contract fulfillment revenues and sales of products that are not part of our service offerings and (iv) sales of subscriber contracts to third parties.

Monitoring services for our subscriber contracts are billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. RMR is recognized monthly as services are provided in accordance with the rates set forth in our subscriber contracts. Costs of providing ongoing monitoring services are expensed in the period incurred.

Activation fees are typically charged upon the generation of a new subscriber. This revenue is deferred and recognized using a 150% declining balance method over 12 years and converts to a straight-line methodology when the resulting revenue recognition is greater than that from the accelerated method for the remaining estimated life.

Any services included in service and other sales revenue are recognized upon provisions of the applicable services. Revenue from 2GIG product sales were recognized when title passed to the customer, which was generally upon shipment from the warehouse of our third-party logistics provider. Revenue generated by Vivint from the sale of products that are not part of the service offerings is recognized upon installation.

Contract fulfillment revenue represents fees received from subscribers at the time of, or subsequent to, the in-term termination of their contract. This revenue is recognized when payment is received from the subscriber.

Revenue from the sale of subscriber contracts to third parties is recognized when ownership of the contracts has transferred to the purchaser. Any unamortized deferred revenue and costs related to contract sales are recognized at that time of the sale.

Subscriber Acquisition Costs

A portion of the direct costs of acquiring new subscribers, primarily sales commissions, equipment, and installation costs, are deferred and recognized over a pattern that reflects the estimated life of the subscriber relationships. We amortize these costs using a 150% declining balance method over 12 years and convert to a straight-line methodology when the resulting amortization charge is greater than that from the accelerated method for the remaining estimated life in both the Successor Period and Predecessor Period. We evaluate attrition on a periodic basis, utilizing observed attrition rates for our subscriber contracts and industry information and, when necessary, make adjustments to the estimated life of the subscriber relationship and amortization method.

Subscriber acquisition costs represent the costs related to the origination of new subscribers. A portion of subscriber acquisition costs is expensed as incurred, which includes costs associated with the direct-to-home sale housing, marketing and recruiting, certain portions of sales commissions (residuals), overhead and other costs, considered not directly and specifically tied to the origination of a particular subscriber. The remaining portion of the costs is considered to be directly tied to subscriber acquisition and consist primarily of certain portions of sales commissions, equipment, and installation costs. These costs are deferred and recognized in a pattern that reflects the estimated life of the subscriber relationships. Subscriber acquisition costs are largely correlated to the number of new subscribers originated.

Accounts Receivable

Accounts receivables consist primarily of amounts due from subscribers for RMR services and, prior to the 2GIG Sale, balances related to 2GIG product shipments to third parties. Accounts receivable are recorded at invoiced amounts and are non-interest bearing. The gross amount of accounts receivable has been reduced by an allowance for doubtful accounts of approximately $2.6 million, $2.3 million, $1.9 million and $1.5 million at September 30, 2013, December 31, 2012, 2011 and 2010, respectively. We estimate this allowance based on historical collection rates, attrition rates, and contractual obligations underlying the sale of the subscriber contracts to third parties. As of September 30, 2013, December 31, 2012, 2011 and 2010, no accounts receivable were classified as held for sale.

Loss Contingencies

We record accruals for various contingencies including legal proceedings and other claims that arise in the normal course of business. The accruals are based on judgment, the probability of losses and, where applicable, the consideration of opinions of legal counsel. We record an accrual when a loss is deemed probable to occur and is reasonably estimable. Factors that we consider in the determination of the likelihood of a loss and the estimate of the range of that loss in respect of legal matters include the merits of a particular matter, the nature of the litigation, the length of time the matter has been pending, the procedural posture of the matter, whether we intend to defend the matter, the likelihood of settling for an insignificant amount and the likelihood of the plaintiff accepting an amount in this range. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties.

Purchase Accounting, Goodwill and Intangible Assets

As discussed above, the Merger was completed on November 16, 2012 and was financed by a combination of borrowings under our revolving credit facility, the issuance of the 2019 notes and the 2020 notes, cash on hand and the equity investment of the Investors. The purchase price in respect of the acquisitions of the Issuer and 2GIG, was approximately $1,900.0 million, of which $94.6 million was disposed of as part of the 2GIG Sale. Purchase accounting requires that all assets and liabilities be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. Identifiable intangible assets include customer relationships, trade names and trademarks and developed technology, which equaled $882.7 million at September 30, 2013. Goodwill represents the excess of cost over the fair value of net assets acquired and was $837.4 million at September 30, 2013. For the Merger and for other significant acquisitions, we obtain independent appraisals and valuations of the intangible (and certain tangible) assets acquired and certain assumed obligations as well as equity. The determination of the final purchase price is subject to potential adjustments, primarily related to finalization of income taxes and net worth adjustments.

The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, estimates of cost avoidance, the nature of the business acquired, the specific characteristics of the identified intangible assets and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, regulations affecting the business model of our operations, technological developments, economic conditions and competition. The carrying values and useful lives for amortization of identified intangible assets are reviewed on an ongoing basis, and any resulting changes in estimates could have a material adverse effect on our financial results.

When we determine that the carrying value of intangible assets, goodwill and long-lived assets may not be recoverable, an impairment charge is recorded. Impairment is generally measured based on valuation techniques considered most appropriate under the circumstances, including a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model or prevailing market rates of investment securities, if available.

We conduct a goodwill impairment analysis annually in our fourth fiscal quarter and as necessary if changes in facts and circumstances indicate that the fair value of our reporting units may be less than their carrying amount. Under applicable accounting guidance, we are permitted to use a qualitative approach to evaluating goodwill impairment when no indicators of impairment exist and if certain accounting criteria are met. To the extent that indicators exist or the criteria are not met, we use a quantitative approach to evaluate goodwill impairment. Such quantitative impairment assessment is performed using a two-step, fair value based test. The first step requires that we compare the estimated fair value of our reporting units to the carrying value of the reporting unit’s net assets, including goodwill. If the fair value of the reporting unit is greater than the carrying value of its net assets, goodwill is not considered to be impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value of its net assets, we would be required to complete the second step of the test by analyzing the fair value of its goodwill. If the carrying value of the goodwill exceeds its fair value, an impairment charge is recorded.

Long-lived Assets

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. Amortization expense associated with leased assets is included with depreciation expense. Routine repairs and maintenance are charged to expense as incurred. Intangible assets with finite lives are amortized on the straight-line method over the estimated useful life of the asset. We periodically assess potential impairment of our long-lived assets and perform an impairment review whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Income Taxes

We account for income taxes based on the asset and liability method. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

We recognize the effect of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Our policy for recording interest and penalties is to record such items as a component of the provision for income taxes.

Recent Accounting Pronouncements

In February 2013, the FASB issued an update to improve the transparency of reporting reclassifications out of accumulated other comprehensive income. The amendments in the update did not change the current requirements for reporting net income or other comprehensive income in financial statements. The new amendments require an organization to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. Additionally, for other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP to provide additional detail about those amounts. The amendments are effective for reporting periods beginning after December 15, 2012. The adoption of this guidance has not had a material impact on the condensed consolidated financial statements.

INDUSTRY

Residential Electronic Security Services Market Overview

The residential electronic security services industry includes all companies that sell or lease, install, maintain or monitor electronic security products such as intrusion alarms, fire alarms, life-safety devices, video surveillance, automatic door locks and integrated security systems. The industry is characterized by a highly fragmented service provider base, with over 10,000 companies comprised primarily of small operators. Technological advances have reduced costs and streamlined installation, which in turn has resulted in higher subscriber adoption. This trend is expected to drive a migration from security-focused companies to suppliers of integrated solutions.

According to estimates of Barnes Associates, the market for monitoring and related residential electronic security services was over $19 billion in revenue in 2012 and has grown every year for the past 12 years, with a 7.3% CAGR from 2000 to 2012. This industry has grown across economic cycles, driven by increased penetration, higher pricing and overall population and home growth. The residential electronic security industry is recession-resistant, as heightened security awareness typically occurs during times of economic turmoil due to the higher perceived risk of crime. The estimated penetration rate for this market was approximately 19%, as of December 31, 2012.

Home Automation Market Overview

Home automation services enable residential subscribers to remotely access and control security, HVAC, lighting, automatic door locks, small appliances and video surveillance using a smart phone application or a web browser. In addition, home automation systems provide non-emergency alerts via text message, email or voice.

According to industry research, the declining cost of components, greater functionality of systems and increasing interconnectivity between equipment such as video cameras, thermostats, lighting devices and automatic door locks are expected to drive continued subscriber growth in this market. ABI Research estimates the total number of North American subscribers of home automation services provided by home security companies will grow from approximately 434,000 in 2010 to over seven million by 2016 and total annual North American revenues from these services to increase from an estimated $261 million in 2010 to almost $3.9 billion in 2016. According to Parks Associates, the penetration of home automation services in North America remains at a low level (6%) compared to other consumer technologies.

BUSINESS

Company Overview

We are one of the largest residential security solutions companies and one of the largest and fastest-growing home automation services providers in North America. In February 2013, we were recognized by Forbes magazine as one of America’s Most Promising Companies. Our fully integrated and remotely accessible residential services platform offers subscribers a suite of products and services that includes interactive security, life-safety, energy management and home automation. We utilize a scalable direct-to-home sales model to originate the majority of our new subscribers, which allows us control over our net subscriber acquisition costs. We have built a high-quality subscriber portfolio, with an average credit score of 717, through our underwriting criteria and compensation structure. Unlike many of our competitors, who generally focus on either subscriber origination or servicing, we originate, install, service and monitor our entire subscriber base, which allows us to control the overall subscriber experience. We seek to deliver a quality subscriber experience with a combination of innovative development of new products and services and a commitment to customer service, which together with our focus on originating high-quality new subscribers, has enabled us to achieve attrition rates that are historically at or below industry averages. Utilizing this model, we have built a portfolio of approximately 803,000 subscribers, as of September 30, 2013. Approximately 83% and 91% of our revenues during the Pro Forma Year ended December 31, 2012 and the nine months ended September 30, 2013, respectively, consisted of contractually committed recurring revenues, which have historically resulted in consistent and predictable operating results.

We believe our sales model allows us to originate subscribers at a lower net subscriber acquisition cost (as a multiple of RMR), and achieve a higher adoption rate of new service packages compared to many of our competitors. We have generated the majority of our new subscribers through our direct-to-home sales channel, which uses teams of trained seasonal sales representatives. In this channel we have historically employed between 2,000 and 2,500 sales representatives and approximately 1,000 installation technicians, who are both largely commission based and deployed in targeted geographical locations. This results in a highly variable cost structure, subscriber density, and the ability to complete same-day installations. We diversify our subscriber origination efforts with an inside sales channel, which includes our internal-sales call centers, TV, radio, internet and other media advertising, as well as third-party lead generators.

We use underwriting policies that focus on creating a high-quality subscriber portfolio with an attractive return profile with an unlevered IRR of approximately 24%. As of September 30, 2013, approximately 94% of our subscribers had a FICO score of 625 or greater, and the average FICO score of our portfolio is 717. In addition, over 82% of our new subscribers in 2012 paid activation fees and approximately 88% of subscribers pay their monthly bill electronically. We believe that originating high-quality subscribers and our commitment to customer service increases retention which leads to predictable cash flows.

Our business generates positive cash flows from ongoing monitoring and service revenues which we choose to invest in new subscriber acquisition. During the Pro Forma Year ended December 31, 2012 and the nine months ended September 30, 2013, we generated $450.4 million and $368.2 million, respectively, in total revenue, including $373.6 million and $334.3 million, respectively, in monitoring revenue. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Products and Service Packages

Our products and service packages allow subscribers to remotely control, monitor and manage the security, life-safety, video, lighting and HVAC systems within their homes. Since January 2010, substantially all of the systems we have installed are interactive and home automation enabled. Each of our service packages has a differentiated set of equipment and functionality. Historically, we have offered contracts to subscribers ranging in length from 36 to 60 months that are subject to automatic renewals after the expiration of the initial term. We offer four service packages: Interactive Security, Energy Management, Security Plus and Home Automation.

Interactive Security

Our Interactive Security service package includes two options: Basic and Advanced. This service package provides subscribers with residential security monitoring, wireless intrusion monitoring, motion detectors, smoke and carbon monoxide alarms, emergency alerts and, with the Advanced Interactive Security option, non-emergency alerts. The current standard price of the Interactive Security service package varies by option between $44.99 and $49.99 per month and includes our Go!Control panel, three door or window sensors, a motion detector, a key fob and a yard sign. Subscribers can select additional equipment, such as glass-break detectors, and safety devices, including smoke and carbon monoxide detectors and personal panic pendants; to customize the systems for their particular needs. Like all of our home services, subscribers can operate the system remotely through a smart phone application or a web browser. Subscribers using the Advanced Interactive Security option can also set non-emergency text alerts for any activity such as the opening of doors or windows. All equipment in the Interactive Security service package is connected through a wireless infrastructure to our two UL listed redundant central monitoring stations.

Energy Management

Our Energy Management service package provides subscribers the ability to monitor, control and conserve energy usage through our Go!Control panel or remotely through a smart phone application or a web browser. The current standard price of the Energy Management service package is $57.99 per month and includes a smart thermostat, a lamp or appliance control and 12 energy efficient light bulbs, in addition to all of the services that are included with our Advanced Interactive Security. Our Go!Control panel enables interaction between motion sensors, automatic door locks, thermostats and lighting to adjust settings based on movement and occupancy. Controlling energy usage allows subscribers to conserve energy, thus reducing their energy bills.

Security Plus

Our Security Plus service package combines all of the products that are included with our Advanced Interactive Security as well as a door lock and video camera. Security Plus provides subscribers with the ability to remotely manage their security and automatic door locks as well as the ability to remotely monitor activity in the home through video surveillance and text alerts. The current standard price of the Security Plus service package is $60.99 per month.

Home Automation

Our Home Automation service package is a fully integrated suite of home services that connects various in-home technologies all through a single platform. The current standard price of the Home Automation service package is $68.99 per month and includes all of the services that are included with the Advanced Interactive Security, Energy Management and Security Plus service packages. Subscribers can choose additional video cameras and door locks to customize the package. Our Home Automation service package was rated “Best Buy” in Consumers Digest in July 2011.

Existing subscribers may order additional products or services from us. When they do this, we typically have one of our local field service technicians perform the installation at the subscriber’s home. Typically, the subscriber is billed for a trip charge, the cost of the products installed, and their RMR increases for the additional service offerings. In 2012, 58% of new subscribers selected additional services beyond Interactive Security.

Competitive Strengths

Large, Growing, and Economically Resilient Industry

According to Barnes Associates estimates, the market for monitoring and related residential electronic security services was over $19 billion in revenue in 2012 and has grown every year for the past 12 years, with a 7.3% CAGR from 2000 to 2012. We estimate the penetration rate for this market was approximately 19%, as of

December 31, 2012. This market is characterized by stable revenues from contractually committed recurring monthly payments and has proven to be recession-resistant through the last two economic downturns.

In addition, we believe we were among the first to market in the rapidly growing and underpenetrated home automation market, which enables subscribers to remotely access and control security, HVAC, lighting, automatic door locks, small appliances and video surveillance using a smart phone application or a web browser. ABI Research estimates the total number of North American subscribers of home automation services provided by home security companies will grow from approximately 434,000 in 2010 to over seven million by 2016 and total annual North American revenues from these services to increase from an estimated $261.0 million in 2010 to almost $3.9 billion in 2016. We believe that our experience as an early entrant into the home automation market and our innovative products and services make us well positioned to capitalize on this opportunity.

Leading Industry Player with Proven Operational Performance

We are one of the few residential security solutions companies in North America that generates substantially all of its revenue organically from a fully integrated model that encompasses all aspects of the subscriber relationship, including sales, installation, servicing and monitoring. This approach allows us to deliver a consistent, quality subscriber experience. We believe this results in a strong adoption rate (58% in 2012) for service packages beyond Interactive Security and attrition rates at or below industry averages. We also enhance the subscriber experience through proven operational performance. During the nine months ended September 30, 2013, our average response time to alarms was approximately 10 seconds from the time our monitoring stations received the signal. By enhancing the functionality of our offerings and introducing innovative new services packages, we drive subscriber usage, with 71% of our surveyed subscribers in 2012 indicating use of their system at least once per week, which we believe contributes to higher customer satisfaction and lower attrition.

Differentiated Sales Model with Highly Variable Cost Structure and Attractive Subscriber Economics

We have historically generated over 85% of our new subscribers through our direct-to-home sales channel. Our direct-to-home sales operation is typically comprised of between 2,000 and 2,500 sales representatives who benefit from our recruiting and training programs designed to promote professionalism and sales productivity. Each year between April and August, our sales teams travel to approximately 100 locations throughout North America to sell our service packages. Because expenses associated with our sales force are directly correlated with new subscriber acquisition, we avoid a large fixed cost base and are able to deploy a flexible go-to-market strategy every year. A substantial portion of the cost to acquire a new subscriber is variable. We believe our sales model allows us to originate subscribers at a lower net subscriber acquisition cost (as a multiple of RMR) and achieve a higher adoption rate of new service packages compared to our competitors. We estimate that our net subscriber acquisition cost was in the $1,600 to $1,650 range, which represented approximately 28 times our average RMR per new subscriber added, in 2012. Once the initial investment is made, we experience predictable recurring revenues and cash flows from contractually committed monthly payments, resulting in an unlevered IRR of approximately 24% (including the impact of estimated attrition).

High-Quality Subscribers Result in Lower Attrition

Because attrition is strongly correlated with FICO scores and customer satisfaction, we focus on creating a high-quality subscriber portfolio and providing those subscribers with service packages that result in higher usage rates. Our compensation structure rewards quality subscriber generation by tying compensation to factors such as FICO scores and payment type that have historically reduced attrition. We have enhanced our underwriting criteria since 2007, increasing our average FICO score at origination from 685 in 2007 to 708 in 2012, and reducing sub-600 FICO score subscribers from approximately 11% of total originations in 2007 to approximately 2% in 2012.

Robust Cash Flow Characteristics

We generate positive contractual and recurring operating cash flows. Approximately 83% of our revenues for the Pro Forma Year ended December 31, 2012 consisted of contractually committed recurring revenues, which have historically resulted in consistent and predictable results. We choose to reinvest our cash flows in the generation of new subscribers. The direct-to-home sales model is characterized by a highly variable and discretionary cost structure, which allows us to quickly scale our sales efforts up or down while relying on our existing base of approximately 803,000 subscribers to generate resilient and recurring cash flows. Our low attrition and net subscriber acquisition costs have resulted in lower aggregate costs, incurred to replace churned subscribers compared to historical industry rates of attrition and subscriber acquisition costs, based on third-party estimates. Additionally, as a result of our up-front billing of monitoring fees and high usage of electronic and credit card payment methods, we generally operate with negative working capital, which provides for a source of cash as we grow revenues. Furthermore, substantially all of our subscriber acquisition costs have been tax deductible in the year incurred and, as of December 31, 2012, we had significant net operating losses of approximately $846.4 million in the U.S. and $24.8 million in Canada available to minimize any future tax burden.

Strong Platform for Growth

We have established a history of capitalizing on our platform to offer new products and service packages, as evidenced by our launch of home automation in 2011. The innovative products and service packages we offer have enabled us to increase average RMR per new subscriber from $44.50 in 2009 to $57.59 for the Pro Forma Year ended December 31, 2012, while generally not raising the prices for individual service packages during this period. Going forward, we anticipate numerous opportunities to capitalize on our business model and existing technology platform due to the low incremental cost to drive future growth while maintaining attractive margins. We plan to achieve this through continued market penetration, increased inside sales, as well as commercial end market and international expansion. We recently expanded our business to New Zealand and have also identified Australia as a potentially attractive geography in which to continue replicating our sales model.

Proven and Experienced Management Team

Our management team has a proven record of strong growth and operational excellence and, as a result of their leadership, we have successfully grown revenue and total RMR every year since 2006. Our CEO, Todd Pedersen, founded the Company in 1999. Mr. Pedersen is a visionary leader who encourages a highly entrepreneurial culture that fosters innovation. Our management team has an average of over 15 years of experience in high growth or large public companies. In connection with the Transactions, employees and management have invested $155.2 million (a portion of which was used for the Investors’ acquisition of Solar), which is a significant investment in the Company.

Our Strategy

Commitment to Customer Service

We offer a fully integrated subscriber experience as sales representatives, customer service representatives and installation technicians work closely together to provide the subscriber with an integrated process from initial contact to daily use. We believe our field service technicians and customer service representatives deliver a quality customer service experience that enhances our brand and improves customer satisfaction. In surveys of our subscribers, over 82% of respondents expressed satisfaction with our customer service. We resolved more than 90% of service issues over the telephone during the nine months ended September 30, 2013. We also believe we have higher Net Promoter Scores (an industry measure of customer satisfaction and loyalty) than our primary competitors and we have been recognized by third-party organizations for providing outstanding customer service.

Maintain and Grow High-Quality Subscriber Portfolio

By qualifying potential subscribers according to our underwriting criteria, we have been able to decrease credit risk exposure and maintain a high-quality subscriber portfolio. Our portfolio consists of subscribers with an average credit score of 717, an attrition rate we believe is at or below the industry-average and a high adoption rate for services in addition to our basic security package. We plan to maintain our focus on our underwriting standards and expect to continue to structure our sales compensation to reward sales representatives based on the creation of high-quality subscribers to drive portfolio growth.

Continue to Develop Value-Added Products and Services

We strive to bring easy-to-use technology to our subscribers that allows them to efficiently control their use of our service packages. We have a reputation for developing and deploying solutions for the home that combine robust functionality with simple configurations that are easy to install and use. The interactive Go!Control panel (our primary panel for new subscribers), which is supplied by 2GIG, provides a platform to introduce new products and service packages to our subscribers. Our flexible sales model enables us to efficiently provide these new products and services to both new and existing subscribers. By focusing on innovation, and enhancing the functionality of our existing products and service packages, we believe we can increase subscriber usage and customer satisfaction and thereby lower our attrition. We will continue to focus on increasing our RMR and lowering our attrition through the development of new products and service packages.

Diversify Sales Channels through Growth of Inside Sales

Our proven inside sales channel provides another avenue to grow subscribers. Our subscribers originated through inside sales have net subscriber acquisition costs and attrition rates similar to those originated through our direct-to-home sales channel. We have grown subscriber originations through inside sales from approximately 10% of total originations in 2009 to approximately 19% of total originations in 2012.

Sales Channels

We have two main sales channels: direct-to-home and inside sales.

Direct-to-Home Sales

During the sales season, typically April through August, teams of trained sales representatives canvas approximately 100 pre-selected markets throughout North America. Historically, the number of teams deployed was directly correlated with the amount of available capital to finance new subscriber acquisitions. During the year ended December 31, 2012, we originated approximately 81% of our new subscribers through the direct-to-home sales channel.

A typical sales team consists of approximately 20 sales representatives and a designated sales manager. These sales teams are supported by approximately 10 installation technicians and an operations manager. There are also regional managers who generally oversee six to eight sales or installation teams. We believe that turnover is low among our sales representatives compared to other companies that utilize a similar sales model. Sales and installation teams are often comprised of many of the same individuals who were members of the teams in previous sales seasons.

Sales representatives are typically recruited by sales managers between late fall and early spring for the following selling season. Our sales representatives are generally college students who are seeking employment between academic semesters. There are approximately 150,000 college students in the greater Salt Lake City metropolitan area, providing us with a large pool from which to recruit. Recruiting occurs at most major colleges and universities in the region including Brigham Young University, the University of Utah, Utah State University and Utah Valley University. We also recruit in Florida, Colorado, Idaho, Arizona, Minnesota, Texas and Canada.

Prior to the beginning of each selling season, our sales representatives participate in a comprehensive training program, which includes involvement in pre-season sales to gain experience ahead of the sales season. Our sales representatives also receive ongoing training, counseling and feedback throughout the year. We train our sales representatives on sales techniques, products and service packages, and applicable laws and regulations. We also train our sales representatives to customize their consultative presentation according to the individual homeowner, based on guidelines and principles outlined in our training materials. Key elements include identifying the decision maker, recognizing what aspect of home security and automation may be most appealing (e.g., monitoring for a frequent traveler or live video feeds and text message reporting for working parents’ life-safety needs) and explaining system functionality.

We provide sales representatives with real-time data on potential subscribers through the use of our proprietary Personal Door Assistant (“PDA”), a smart phone application. The PDA application is provided exclusively to our sales representatives and allows them to sell in an efficient manner. Through the PDA application, a sales representative can pre-screen potential subscribers directly from the representative’s mobile device. The PDA application also allows the representative to view maps, keep track of various neighborhoods using a virtual “street sheet” and identify current subscribers in the proximity. Before approaching a house, a sales representative is able to utilize the PDA application to see publicly available data such as move-in date and names of the homeowner.

While complaints cannot be eliminated when interfacing with millions of potential subscribers during the selling season, we undertake ongoing efforts to enforce compliance with our policies and procedures. We also track and analyze all complaints and routinely adjust our training, policies, procedures and our internal controls to address complaints.

Inside Sales

During the year ended December 31, 2012, we originated approximately 19% of our subscribers through inside sales. Consumers searching for security or home automation offerings on the internet or through other marketing media are directed to our inside sales call center. Upon receiving a lead or an inquiry from a potential subscriber requesting information on our products and service packages, one of our inside sales representatives calls the potential subscriber. Existing subscribers wishing to upgrade equipment or change their service packages are also handled through inside sales.

Sales and Origination Strategy and Compensation

We structure our sales compensation to encourage the creation of high-quality subscribers. Key metrics include a subscriber’s FICO score, payment of an activation fee and payment type (electronic vs. invoice). Sales representatives receive weekly compensation based on the number of qualifying sales during the previous week. Criteria for qualifying sales include, but are not limited to, the amount of RMR, the number of points of protection, subscriber FICO score, etc. To motivate sales representatives and help align compensation with subscriber quality, we have created a point system. The point system provides the sales representative flexibility to tailor the offering to the subscriber’s needs while maintaining control through a direct link to the sales representative’s compensation. In addition, a significant portion of the direct-to-home sales representative’s compensation is not paid until after the completion of the selling season and is paid only on those subscribers who satisfy certain criteria.

Field Service

We employ full-time field service technicians throughout North America, who reside in their service territories to provide prompt service to our subscribers. Field service technicians undergo comprehensive training on our products and service packages. The field service technicians typically focus on maintenance and service issues, but also install systems for subscribers originated through inside sales.

We do not maintain costly physical warehouse, retail or office locations for our field service technicians. Instead, we provide field service technicians with adequate supplies of products and materials that are stored in company-branded service vehicles. Field service inventories are replenished by shipments from our central warehouse.

We utilize software to schedule appointments, route technicians and follow-up with subscribers to ensure that the service was performed to the subscriber’s satisfaction. Through our customer management system (“CMS”) technology, all of our installation and full-time service technicians receive instant updates via text message detailing their next installation or service appointment.

Billing

Our billing representatives are located at our Provo, Utah offices. We cross-train our billing representatives on customer service with the goal of improving the subscriber experience and of increasing personnel flexibility. The majority of our subscribers pay electronically either via ACH or credit card. An electronic pay subscriber is generally placed on a billing cycle based on when the subscriber signs their contract. In certain instances the subscriber may choose their billing date. Our customers billed via direct invoice are either billed on the first day of the month with payment due on the 15th day of the month, or on the 15th day of the month with payment due on the 25th day of the month. Subscribers are billed in advance for their monthly services based on the subscriber’s billing cycle and not calendar month.

From time to time, for various reasons we may issue a credit to a subscriber for a payment otherwise due, including addressing subscriber concerns or obtaining the renewal of a subscriber contract. Any such credit decreases cash collected on the relevant subscriber contract in the amount of such credit.

Customer Service

Our customer service representatives are also located in Utah. Our customer service center is open 24 hours a day, 7 days a week, 365 days a year. We have received general industry awards for our customer service and call center operations.

All employees who work in customer service undergo training on billing related issues as well as service package questions. The customer service representatives are required to pass background checks and, depending upon their job function, may be licensed by the state of Utah. The customer service representatives generally resolve over 90% of maintenance and service related questions over the telephone or through remote-access to the subscriber’s panel. Issues not resolved by customer service require a service technician to visit the subscriber’s home, which may result in a trip charge to the subscriber.

Our Key Systems

Our CMS is an internally developed proprietary relationship management system. Most of our departments, ranging from customer service to inside sales, use the CMS application for a wide variety of functionality. CMS integrates several third-party software packages to provide a single point of interaction for our employees that enables one call resolution. It also allows for operational efficiency by not requiring the entry of data multiple times and improving data accuracy. The client application is run across desktops throughout our operations. Additionally, the data is replicated to both a reporting and a business intelligence server to reduce processing time, as well as to an offsite server used for disaster recovery purposes.

Our Install Manager System (“IMS”) is an internally developed installation scheduling and dispatch system fully integrated with CMS, which is utilized by our direct-to-home installation technicians. A technician is dispatched automatically through IMS following the successful completion of a new pre-installation survey. IMS enables management to track installation progress real time across the platform.

Our PDA application that runs on smart phones and tablets is a proprietary sales assistant tool used by our direct-to-home sales force. The application provides the sales force with various subscriber data and allows them to instantly qualify the subscriber for our service packages. The PDA application is fully integrated with CMS.

Alarm.com

We license certain communications infrastructure, software and services for our control panels from Alarm.com. The Go!Control panel is connected to the Internet and smart phone and tablet applications through Alarm.com’s hosted platform. Alarm.com provides the web interface and technology to enable our subscribers to access their systems remotely and facilitates communications between the panel and monitoring stations. The Alarm.com platform allows our subscribers the ability to remotely arm and disarm their security systems, receive alerts and notifications regarding activity in their home, control home automation services such as thermostats, door locks and lighting controls and view live and recorded video.

Subscriber Contracts

We seek to ensure that our subscribers understand our product and service information, along with the key terms of their contracts by conducting two live, interactive telephonic surveys with every subscriber. The first survey is conducted prior to the execution of the contract and installation, and the second survey is conducted after the installation is completed. These telephonic surveys are recorded and stored in CMS, enabling easy access and review.

Term and Termination

Historically, we have offered contracts to subscribers that range in length from 36 to 60 months, subject to automatic annual or monthly renewal after the expiration of the initial term. Subscribers have a right of rescission period prescribed by applicable law during which such subscriber may cancel the contract without penalty or obligation. These rescission periods range from 3 to 15 days, depending on the jurisdiction in which a subscriber resides. As a company policy we provide new subscribers 70 years of age and older a 30 day right of rescission. Once the applicable rescission period expires, ownership of the equipment transfers to the subscriber and the subscriber is responsible for the monthly services fees under the contract.

Upfront and Monthly Services Fees

Our subscribers typically pay the first month’s payment and an activation fee (unless waived) at the time of installation. Under the contract, we have the right to immediately pass through to the subscriber any increase in the costs related to utility or governmental requirements. In the case of U.S. subscribers, we have the right to increase the monthly service fees at the time of renewal with sixty days prior written notice.

Other Terms

We provide our subscribers with maintenance free of charge for the first 120 days. After 120 days, we will repair or replace defective parts without charge, but we typically bill the subscriber a trip charge for each service visit. If a utility or governmental agency requires a system change post-installation, the subscriber must pay for the parts and labor involved in replacing the installed equipment.

We do not provide insurance or warrant that the system will prevent a burglary, fire, hold-up or any such other event. The contract provides that our liability is limited to the lesser of $1,000 or 12 times the subscriber’s monthly payments. We may cease or suspend monitoring and repair service due to, among other things, work stoppages, weather, phone service interruption, government requirements, subscriber bankruptcy or non-payment by subscribers after we have given 10 days’ notice that their service is being cancelled due to such non-payment.

Suppliers

We provide security and other services through a panel installed at the premises of our subscribers. As of September 30, 2013, approximately 85% of our installed panels were 2GIG Go!Control panels and approximately 15% were Honeywell LYNX and Vista panels. The Go!Control panel supplied by 2GIG has been our primary panel for subscribers since the beginning of 2010. On April 1, 2013, we completed the 2GIG Sale. In connection with the 2GIG Sale, we entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of our control panel requirements, subject to certain exceptions as provided in the supply agreement.

Limited inventories of equipment and components are maintained in the field by our installation and field service technicians. Generally, our third-party distributors maintain a safety stock of certain key items to cover any minor supply chain disruptions. We also utilize dual sourcing methods to minimize the risk of a disruption from a single supplier. We do not anticipate any major interruptions in our supply chain.

Competition

The residential electronic security services industry is highly competitive, but fragmented. Our major competitors include The ADT Corporation, Protection One, Inc., Stanley Security Solutions, a subsidiary of Stanley Black and Decker, Monitronics International, Inc., a subsidiary of Ascent Capital Group, Inc., and numerous smaller providers with regional or local coverage. We also face, or may in the future face, competition from other providers of information and communication products and services, a number of which have significantly greater capital and other resources than we do.

Intellectual Property

Patents, trademarks, copyrights, trade secrets, and other proprietary rights are important to our business and we continuously refine our intellectual property strategy to maintain and improve our competitive position. We register new intellectual property to protect our ongoing technological innovations and strengthen our brand, and we believe we take appropriate action against infringements or misappropriations of our intellectual property rights by others. We review third-party intellectual property rights to help avoid infringement, and to identify strategic opportunities. We typically enter into confidentiality agreements to further protect our intellectual property.

We own a portfolio of patents that relate to a variety of security and home automation technologies utilized in our business, including security panels and sensors and video and information management solutions. We also own a portfolio of trademarks, including registrations for Vivint®, and are a licensee of various patents, from our third-party suppliers and technology partners. Due to the importance that customers place on reputation and trust when making a decision on a security provider, our brand is critical to our business. Patents for individual products or technologies extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. Trademark rights may potentially extend for longer periods of time and are dependent upon national laws and use of the marks.

Government Regulations

United States

We are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities.

We are required to obtain various licenses and permits from state and local authorities in connection with the operation of our businesses. Most states regulate in some manner the sale, installation, monitoring or maintenance of electronic security systems. In the states that do regulate such activity, security service companies and/or their employees and agents are typically required to obtain and maintain licenses and/or certifications from the state as a condition to engaging in the security services business.

In addition, a number of local governmental authorities have adopted ordinances regulating the activities of security service companies, typically in an attempt to reduce the number of false alarms in their jurisdictions. These ordinances attempt to reduce false alarms by, among other things, requiring permits for individual electronic security systems, imposing fines (on either the customer or the company) for excessive false alarms, limiting the number of false alarms that the police will respond to at a particular location within a certain period of time, and requiring various types of alarm signal verification prior to dispatching authorities.

The sales and marketing practices of security service companies are regulated by the Federal Trade Commission and by state and local consumer protections laws. Such laws and regulations typically place certain restrictions on the manner in which electronic security products and services can be advertised and sold, and impose an obligation to provide residential purchasers of electronic security products and services with certain rescission rights. In certain circumstances, such consumer protection regulations may also require the disclosure of certain information in the contract between the security services company and the customer and, in addition, may prohibit the inclusion of certain terms or conditions of sale in such contracts.

Canada

Companies operating in the electronic security service industry in Canada are subject to provincial regulation of their business activities, including the regulation of direct-to-home sales activities and contract terms and the sale, installation and maintenance of electronic security systems. Most provinces in Canada regulate direct-to-home sales activities and contract terms and require that salespeople and the company on whose behalf the salesperson is selling obtain licenses to carry on business in that province. Consumer protection laws in Canada also require that certain terms and conditions be included in the contract between the electronic security services provider and the customer.

A number of Canadian municipalities require customers to obtain licenses to use electronic security alarms within their jurisdiction. Municipalities also commonly require entities engaged in direct-to-home sales within their municipality to obtain business licenses.

Legal Proceedings

We are engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of our business and have certain unresolved claims pending, the outcomes of which are not determinable at this time. For example, we have been named as defendants in putative class actions alleging violations of the Telephone Consumer Protection Act and common law privacy rights. We believe the claims in such class actions to be without merit and are vigorously defending against them. Our subscriber contracts include exculpatory provisions as described under “—Subscriber Contracts—Other Terms.” We also have insurance policies covering certain potential losses where such coverage is available and cost effective. In addition, we recently became aware that the U.S. Attorney’s office for Utah is engaged in an investigation that we believe relates to certain political contributions made by some of our executive officers and employees. We intend to cooperate with this investigation fully. In our opinion, any liability that might be incurred by us upon the resolution of these matters will not, in the aggregate, have a material adverse effect on our financial condition or results of operations. See Note 14 of our Consolidated Financial Statements included elsewhere in this prospectus for additional information.

Customers

Our business is not dependent on any single customer or a few customers, the loss of which would have a material adverse effect on the respective market or on us as a whole. No individual customer accounted for more than 10% of our consolidated 2012 revenue.

Seasonality

Our direct-to-home sales are seasonal in nature with a substantial majority of our new subscriber originations occuring during a sales season from April through August. We make investments in the recruitment of our direct-to-home sales force and the inventory prior to each sales season. We experience increases in net subscriber acquisition costs during these time periods.

The management of our sales channels has historically resulted in a consistent sales pattern that enables us to more accurately forecast subscriber originations. The chart below depicts the percentage of new subscribers originated each week of the April through August sales season in 2013, 2012, 2011 and 2010.

Employees

As of September 30, 2013, we had approximately 3,200 employees, excluding our seasonal direct-to-home installation technicians and sales representatives. None of our employees are currently represented by labor unions or trade councils. We believe that we generally have good relationships with our employees.

Properties

Our headquarters, and one of our two monitoring facilities, are located in Provo, Utah. These premises are leased under leases expiring between December 2024 and June 2028. Additionally, we lease the premises for a separate monitoring station located in South St. Paul, Minnesota. We also lease various other facilities in Utah, Florida, Idaho, Minnesota, Washington and Canada for offices, warehousing, recruiting, and training purposes and own a small recruiting and training facility in Idaho. We believe that these facilities are adequate for our current needs and that suitable additional or substitute space will be available as needed to accommodate any expansion of our operations.

MANAGEMENT

The following table sets forth, as of January 1, 2014, certain information regarding our directors and executive officers are responsible for overseeing the management of our business.

Name	Age	Position
Todd Pedersen	45	Chief Executive Officer and Director
Alex Dunn	42	President and Director
David Bywater	44	Chief Operating Officer
Matt Eyring	44	Chief Strategy and Innovation Officer
Mark Davies	53	Chief Financial Officer
Dale Gerard	43	Vice President of Finance and Treasurer
JT Hwang	39	Chief Technology Officer
Patrick Kelliher	50	Vice President of Finance and Corporate Controller
Todd Santiago	41	Chief Sales Officer
Todd Thompson	46	Chief Information Officer
David F. D’Alessandro	63	Director
Bruce McEvoy	36	Director
Joseph Trustey	51	Director
Peter Wallace	38	Director

Todd Pedersen founded the Company in 1999 and served as our President, Chief Executive Officer and Director. In February 2013, Mr. Pedersen relinquished his title as our President and remained our Chief Executive Officer and Director.

Alex Dunn was named our President in February, 2013. Prior to this he served as our Chief Operating Officer and Director from July of 2005 through January 2013. Prior to joining the Company, he served as Deputy Chief of Staff and Chief Operating Officer to Governor Mitt Romney in Massachusetts. Before joining Governor Romney’s staff, Mr. Dunn served as entrepreneur-in-residence at the venture capital firm General Catalyst. There, he helped start m-Qube, a mobile media management company. Prior to that, he co-founded LavaStorm Technologies, an international telecommunications software company, where he served as Chief Executive Officer.

David Bywater has served as our Chief Operating Officer since July, 2013. Before joining us, Mr. Bywater served as Executive Vice President and Corporate Officer for Xerox and was the Chief Operating Officer of its State Government Services. Prior to that, Mr. Bywater worked at Affiliated Computer Services (ACS), where, during his tenure, he managed a number of their business units. ACS was acquired by Xerox in 2009. From 1999 to 2003, Mr. Bywater was a senior manager at Bain & Company.

Matt Eyring has served as our Chief Strategy and Innovation Officer since December 2012. Before joining us, Mr. Eyring was the managing partner of Innosight, a global strategy and innovation consulting firm. Prior to Innosight, Mr. Eyring was Vice President and General Manager at LavaStorm Technologies. Mr. Eyring currently serves on the board of Virgin Health Miles and is a technical advisor to the U.S. Department of Health and Human Services Innovation Fellows program.

Mark Davies has served as our Chief Financial Officer since November 2013. Before joining us, Mr. Davies served two years as Executive Vice President of Alcoa, as President of the company’s Global Business Services unit and member of the Alcoa Executive Council. Prior to Alcoa, Mr. Davies worked at Dell Inc. for 12 years, most recently as the Managing Vice President of Strategic Programs, reporting to Chairman, Michael Dell. Prior to that, Mr. Davies served as Chief Financial Officer of the Global Consumer Group.

Dale Gerard has served as our Vice President of Finance and Treasurer since January 2013. Prior to this he served as Treasurer from March 2010 to January 2013. Prior to joining us, Mr. Gerard was the Assistant Treasurer and Director of Finance at ACL. Before joining ACL, Mr. Gerard served as Senior Treasury Analyst at Wabash National Corporation. Prior to that, Mr. Gerard spent four years at Chemtura Corporation, formerly Great Lakes Chemical Corporation, as Finance Analyst in the Fine Chemical and Fluorine business units.

JT Hwang has served as our Chief Technology Officer continuously since joining the firm in March of 2008, with the exception of the period from June of 2011 to January 2013 when he served as our Chief Information Officer. He has over 16 years of experience in the computer science field. Before joining the Company, Mr. Hwang was Chief Architect at Netezza Corporation, a global provider of data warehouse appliance solutions, beginning in October 2006. He also served as Chief Architect of Hewlett-Packard’s Advanced Solutions Lab from March 2002 to October 2006.

Patrick Kelliher has served as Vice President of Finance and Corporate Controller since March of 2012. Prior to joining us, he served as Senior Director of Finance and Business Unit Controller of Adobe. Prior to Adobe, Mr. Kelliher was the Vice President of Finance and Controller for Omniture, Inc. Before that he has served in various senior finance roles at other high growth technology companies.

Todd Santiago has served as our Chief Sales Officer since February 2013. Prior to this, Mr. Santiago was president of 2GIG where he coordinated the successful launch of Go!Control. Prior to joining 2GIG, Mr. Santiago was Partner and General Manager of Signature Academies in Boise, ID and VP and General Manager at NCH Corporation in Irving, TX. Mr. Santiago is the brother-in-law of Mr. Pedersen.

Todd Thompson has served as our Chief Information Officer of the Company since May, 2013. Prior to joining the Company, Mr. Thompson was the Chief Information Officer for Starwood Hotels & Resorts Worldwide. From 2003 to 2006, Mr. Thompson served as a Senior Vice President and Chief Information Officer of JetBlue Airways. Prior to that, Mr. Thompson led consulting practices for SBI Razorfish and Arthur Andersen Business Consulting. Mr. Thompson is currently on the advisory boards of Loop Lingo and Hotel Technology Next Generation.

Bruce McEvoy has served as a Director of the Company since November 16, 2012. Mr. McEvoy is a Managing Director at Blackstone in the Private Equity Group. Before joining Blackstone in 2006, Mr. McEvoy worked as an Associate at General Atlantic from 2002 to 2004, and was a consultant at McKinsey & Company from 1999 to 2002. Mr. McEvoy currently serves on the boards of directors of Catalent Pharma Solutions, Inc., Performance Food Group, GCA Services, RGIS Inventory Services and SeaWorld Parks & Entertainment. Mr. McEvoy was formerly a director of DJO Orthopedics.

David F. D’Alessandro has served as a Director of the Company since July 31, 2013. Mr. D’Alessandro is the chairman of the Board of Directors of SeaWorld Entertainment, Inc., a position he has held since 2010. He served as Chairman, President and Chief Executive Officer of John Hancock Financial Services from 2000 to 2004, having served as President and Chief Operating Officer of the same entity from 1996 to 2000, and guided the company through a merger with ManuLife Financial Corporation in 2004. Mr. D’Alessandro served as President and Chief Operating Officer of ManuLife in 2004. He is a former Partner of the Boston Red Sox. A graduate of Syracuse University, he holds honorary doctorates from three colleges and serves as vice chairman of Boston University.

Joseph Trustey has served as a Director of the Company since November 16, 2012. Mr. Trustey joined Summit Partners in 1992. Prior to joining Summit Partners, he worked as a consultant with Bain & Co. and served as a Captain in the U.S. Army. Based in Summit’s Boston office, Mr. Trustey is active in the firm’s investment activities in North America, Europe and Asia. During tenure with Summit Partners, Mr. Trustey has served as a director of many companies including two public companies. He is currently a director of Aramsco, Belkin, Commercial Defeasance, ISH (acquired by PwC), and Tippmann Sports.

Peter Wallace has served as a Director of the Company since November 16, 2012. Mr. Wallace is a Senior Managing Director at Blackstone in the Private Equity Group, which he joined in 1997. Mr. Wallace serves on the board of directors of AlliedBarton Security Services, Michaels Stores, Inc., SeaWorld Parks & Entertainment and The Weather Channel Companies. Mr. Wallace was formerly a director of Crestwood Midstream Partners, New Skies Satellites and Pelmorex Media.

Corporate Governance Matters

Background and Experience of Directors

When considering whether directors have the experiences, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused on, among other things, each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. The members of the Board considered, among other things, the following important characteristics which make each director a valuable member of the Board:

•

Mr. Pedersen’s extensive knowledge of our industry and significant experience, as well as his insights as the original founder of our firm. Mr. Pedersen has played a critical role in our firm’s successful growth since its founding and has developed a unique and unparalleled understanding of our business.

•	Mr. Dunn’s extensive knowledge of our industry and significant leadership experience.

•

Mr. D’Alessandro’s extensive business and leadership experience, including as Chairman, President and Chief Executive Officer of John Hancock Financial Services, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•	Mr. McEvoy’s extensive knowledge of a variety of different industries and his significant financial and investment experience from his involvement in Blackstone, including as Managing Director.

•

Mr. Trustey’s significant financial expertise and business experience, including as a Managing Director at Summit Partners, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Wallace’s significant financial expertise and business experience, including as a Senior Managing Director in the Private Equity Group at Blackstone, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

Independence of Directors

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. However, if we were a listed issuer whose securities were traded on the New York Stock Exchange and subject to such requirements, we would be entitled to rely on the controlled company exception contained in Section 303A of the NYSE Listed Company Manual for exception from the independence requirements related to the majority of our Board of Directors. Pursuant to Section 303A of the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, a group of another company is exempt from the requirements that its board of directors consist of a majority of independent directors. At December 31, 2012, Blackstone beneficially owns greater than 50% of the voting power of the Company which would qualify the Company as a controlled company eligible for exemption under the rule.

Compensation Committee Interlocks and Insider Participation

Presently, the Board does not have a compensation committee. All decisions about our executive compensation in fiscal 2012 were made by the Board. Mr. Pedersen, who is a member of the Board and our Chief

Executive Officer, and Mr. Dunn, who is a member of the Board and our President, generally participate in discussions and deliberations of the Board regarding executive compensation. Other than Messrs. Pedersen and Dunn, no other members of the Board were at any time during fiscal 2012, or at any other time, one of our officers or employees. We are parties to certain transactions with our Sponsor described in “Certain Relationships and Related Party Transactions.” None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of Acquisition LLC.

Executive Compensation

Compensation Discussion and Analysis

Introduction

Our executive compensation plan is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our overall enterprise value.

Our named executive officers for 2013 were:

•	Todd Pedersen, our Chief Executive Officer;

•	Mark Davies, our Chief Financial Officer, who began serving as our principal financial officer on November 4, 2013; and

•	our three other most highly compensated executive officers who served in such capacities at December 31, 2013, namely,

•	Alex Dunn, our President;

•	Matt Eyring, our Chief Strategy and Innovation Officer; and

•	Todd Santiago, our Chief Sales Officer

Executive Compensation Objectives and Philosophy

Our primary executive compensation objectives are to:

•

attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components:

•	Base salary;

•	Cash bonus opportunities;

•	Long-term incentive compensation;

•	Broad-based employee benefits;

•	Supplemental executive perquisites; and

•	Severance benefits.

Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our equity-owners and to enhance executive retention.

Compensation Determination Process

Presently, our Board of Directors does not have a compensation committee; therefore, our Board of Directors makes all decisions about our executive compensation.

In making initial compensation determinations with respect to our named executive officers, our Board of Directors considered a number of variables, consistent with our executive compensation objectives, including individual circumstances related to each executive’s recruitment or retention and the position for which they were hired. Specifically, our Board of Directors granted to Messrs. Pedersen and Dunn a substantially greater number of equity awards as compared to the other named executive officers in light of their respective roles as Chief Executive Officer and President. The specific terms of each of the equity awards granted to our named executive officers are discussed below under “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards.” Our Board of Directors did not use any compensation consultants in making its compensation determinations and has not benchmarked any of its compensation determinations against a peer group.

Messrs. Pedersen and Dunn generally participate in discussions and deliberations with our Board of Directors regarding the determinations of annual cash incentive awards for our executive officers. Specifically, they make recommendations to our Board of Directors regarding the performance targets to be used under our annual bonus plan and the amounts of annual cash incentive awards. Messrs. Pedersen and Dunn do not participate in discussions or determinations regarding their individual compensation.

Employment Agreements

On November 16, 2012, Messrs. Pedersen and Dunn entered into employment agreements with 313 Acquisition LLC, the Company’s indirect parent (“Parent”). No other named executive officer has an employment agreement.

A full description of the material terms of Mr. Pedersen’s and Mr. Dunn’s employment agreements is discussed below under “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards.”

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program.

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation. Our Board of Directors believes that the level of an executive officer’s base salary should reflect such executive’s performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job. The Board of Directors, with the assistance of our

Human Resources Department, used the experience, market knowledge and insight of its members in evaluating the competitiveness of current salary levels.

In the sole discretion of our Board of Directors, base salaries for our executive officers may be periodically adjusted to take into account changes in job responsibilities or competitive pressures. During fiscal 2013, in recognition of their significant contributions to the continued growth and performance of the Company, the Board of Directors determined that it was appropriate to increase the salary of Mr. Santiago on two occasions and of Mr. Eyring on one occasion. The “Summary Compensation Table” and corresponding footnote below show the base salary earned by each named executive officer as well as the base salary adjustments for Messrs. Eyring and Santiago made during fiscal 2013.

Bonuses

Cash bonus opportunities are available to various managers, directors and executives, including our named executive officers, in order to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance.

Fiscal 2013 Management Bonus – Messrs. Davies, Eyring and Santiago

In 2013, Messrs. Davies, Eyring and Santiago were eligible to receive a discretionary bonus based on a percentage of such executive’s base salary. For fiscal 2013, each of Messrs. Davies, Eyring and Santiago were eligible to receive a target bonus opportunity of 50% of their respective base salaries (in Mr. Davies’s case pro-rated for 2013 based on the portion of the year he was employed). Based on Mr. Davies’s contribution to financial management and operational improvement, Mr. Eyring’s contribution to the strategic direction and technology development of the Company and Mr. Santiago’s contribution to the success of our 2013 selling efforts, based on the recommendation of Mr. Dunn, the Board of Directors awarded the named executive officers, an annual bonus in the following amounts:

Named Executive Officer	Annual Base Salary	Target Bonus Opportunity	Target Bonus Opportunity	2013 Annual Bonus
	($)	(%)	($)	($)
Mark Davies(1)	500,000	50	39,041	39,041
Matt Eyring	500,000	50	250,000	250,000
Todd Santiago	500,000	50	250,000	250,000

(1)	Mr. Davies’s target bonus opportunity and actual annual bonus award for 2013 was prorated based on the portion of the year Mr. Davies was employed.

2GIG Transaction Bonus – Mr. Santiago

In fiscal 2013, in addition to his fiscal 2013 annual bonus described above, the Board of Directors determined that it was appropriate to award Mr. Santiago an additional discretionary bonus of $1,500,000, primarily for his significant contributions in connection with the 2GIG Sale. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Transactions.”

Sign-On Bonuses

From time to time, the Board of Directors may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled individuals to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. In fiscal 2013, in order to attract to Mr. Davies to the position of Chief Financial Officer, the Board of Directors determined to award Mr. Davies a sign-on bonus of $350,000 in connection with the commencement of his employment with us.

Fiscal 2013 Management Bonus – Messrs. Pedersen and Dunn

In fiscal 2013, with respect to Messrs. Pedersen and Dunn, the Board of Directors adopted a more formalized annual cash incentive compensation plan pursuant to which they are eligible to receive an annual cash incentive award based on the achievement of company-wide performance objectives. As provided in their respective employment agreements, the target bonus amounts for each of Messrs. Pedersen and Dunn are 100% of their respective base salaries.

Actual amounts paid to Messrs. Pedersen and Dunn under the fiscal 2013 annual cash incentive plan will be calculated by multiplying each named executive officer’s bonus potential target (which is 100% of base salary) by an achievement factor based on our actual achievement relative to company-wide performance objective(s).

The achievement factor will be determined by calculating our actual achievement against the company-wide performance target(s) based on the pre-established scale set forth in the following table:

% Attainment of Performance Target	Achievement Factor
Less than 90%	0
90%	50%
100%	100%
110%	200%
130% or greater	250%

Based on the pre-established scale set forth above, no cash incentive award will be paid to Messrs. Pedersen and Dunn unless our actual performance for 2013 was at or above 90% of the performance target(s). If our actual performance was 100% of target, then Messrs. Pedersen and Dunn will be entitled to their respective bonus potential target amounts. If performance was 110% of target, then they will be eligible for a cash incentive award equal to 200% of their respective bonus potential target amounts. If performance was 130% or more of target, then they will be eligible for a maximum cash incentive equal to 250% of their respective bonus potential target amounts. For performance percentages between these levels, the resulting achievement factor will be adjusted on a linear basis. The performance target for 2013 for Messrs. Pedersen and Dunn was Adjusted EBITDA (as that term is defined elsewhere in this prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Compliance”) of $300,000,000. We have not yet calculated our actual performance for 2013. We expect to do so, and to determine the cash incentive awards to be paid to Messrs. Pedersen and Dunn, in February, 2014.

Long-Term Incentive Compensation

Fiscal 2013 Grants

On August 12, 2013, Parent, an entity controlled by investment funds or vehicles affiliated with Blackstone, granted Messrs. Eyring and Santiago long-term equity incentive awards designed to promote our interest by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning the executives’ interests with those of the Company’s ultimate equity holders. The long-term equity incentive awards granted to Messrs. Eyring and Santiago are in the form of Class B Units in Parent.

The Class B Units are profits interests having economic characteristics similar to stock appreciation rights and represent the right to share in any increase in the equity value of Parent. Therefore, the Class B Units only have value to the extent there is an appreciation in the value of our business from and after the applicable date of grant. In addition, the vesting of two-thirds of the Class B Units is subject to Blackstone achieving minimum internal rates of return on its investment in Class A Units, as described further below. Investment funds affiliated with Blackstone and other co-investors hold Class A Units of Parent.

The Class B Units granted to our named executive officers are designed to motivate them to focus on efforts that will increase the value of our equity while enhancing their retention. The specific sizes of the equity grants made were determined in light of Blackstone’s practices with respect to management equity programs at other private companies in its portfolio and the executive officer’s position and level of responsibility with us.

The Class B Units are divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). Unvested Class B units are not entitled to distributions from the Company. For additional information regarding our Class B Units, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

Fiscal 2014 Grants

In connection with the Company’s offer of employment to Mr. Davies, Parent agreed to grant Mr. Davies 4,325,000 Class B Units with the same vesting terms as the Class B Units granted to Messrs. Eyring and Santiago in fiscal 2013. Parent granted these Class B Units to Mr. Davies on January 24, 2014.

Benefits and Perquisites

We provide to all of our employees, including our named executive officers, employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•	a 401(k) savings plan;

•	paid vacation, sick leave and holidays;

•	medical, dental, vision and life insurance coverage; and

•	employee assistance program benefits.

We do not match employee contributions to the 401(k) savings plan. At no cost to the employee, we provide an amount of basic life insurance valued at $50,000.

We also provide our named executive officers with specified perquisites and personal benefits that are not generally available to all employees, such as personal use of our Company leased aircraft, use of a company vehicle, household services, financial advisory services, reimbursement for health insurance premiums, enhanced employee cafeteria benefits, relocation assistance and, in certain circumstances, reimbursement for personal travel. Each of Messrs. Pedersen and Dunn has also been provided with an annual fringe benefit allowance of $300,000 under the terms of their new employment agreements. We also reimburse our named executive officers for taxes incurred in connection with certain of these perquisites. In addition, on January 1, 2013, we entered into time-sharing agreements with Messrs. Pedersen and Dunn, governing their personal use of the Company leased aircraft. Messrs. Pedersen and Dunn pay for personal flights an amount equal to the aggregate variable cost to the Company for such flights, up to the maximum authorized by Federal Aviation Regulations. The aggregate variable cost for this purpose includes fuel costs, out-of-town hangar costs, landing fees, airport taxes and fees, customs fees, travel expenses of the crew, any “deadhead” segments of flights to reposition corporate aircraft and other related rental fees. In addition, family members of our named executive officers have, in limited circumstances, accompanied the named executive officers on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

We provide these perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. These benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote in accordance with the SEC rules.

Severance Arrangements

Our Board of Directors believes that providing severance benefits to some of our named executive officers is critical to our long-term success, because severance benefits act as a retention device that helps secure an executive’s continued employment and dedication to the Company. Of the named executive officers, only Messrs. Pedersen and Dunn have severance arrangements, and no other current executive officer has a severance arrangement.

Under the terms of their severance arrangements, which are included in their employment agreements, Messrs. Pedersen and Dunn are eligible to receive severance benefits if their employment is terminated for any reason other than voluntary resignation or willful misconduct. The severance payments are contingent upon the affected executive’s execution of a release and waiver of claims, which contains non-compete, non-solicitation and confidentiality provisions. See “Potential Payments Upon Termination or Change in Control” for descriptions of these arrangements.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us during 2013 and 2012. Messrs. Davies, Eyring and Santiago were not named executive officers in 2012; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the years that those individuals were not named executive officers is not included in the table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Todd Pedersen, Chief Executive Officer and Director	2013	500,000	—	—	—		—	625,276	1,125,276
	2012	377,692	220,500	7,824,823	—	335,196	—	1,886,699	10,644,910
Mark Davies, Chief Financial Officer	2013	79,452	389,041	—	—	—	—	—	468,493
Alex Dunn, President and Director	2013	500,000	—	—	—		—	573,377	1,073,377
	2012	305,000	9,813,248	7,824,823	—	19,414	—	163,547	18,126,032
Matt Eyring, Chief Strategy and Innovation Officer	2013	402,192	250,000	1,182,167	—	—	—	43,436	1,877,795
Todd Santiago, Chief Sales Officer	2013	393,348	1,750,000	1,182,167	—	—	—	59,442	3,384,957

(1)	On November 16, 2012, Messrs. Pedersen and Dunn entered into new employment agreements with Parent. The financial terms of the new employment agreements included an increase in base salary from $367,500 to $500,000 for Mr. Pedersen and from $288,750 to $500,000 for Mr. Dunn, effective November 16, 2012. Effective February 18, 2013, the base salary of Mr. Santiago was increased from $228,000 to $300,000. In addition, effective June 30, 2013, the base salary of each of Messrs. Eyring and Santiago was increased from $300,000 to $500,000. Mr. Davies’s salary in the table above reflects that portion of his annual base salary earned in fiscal 2013 from his initial employment date of November 4, 2013 through December 31, 2013.

(2)	Amounts reported in this column for 2013 reflect the named executive officer’s annual discretionary bonus earned with respect to fiscal 2013. In addition to his annual discretionary bonus, the amount reported for Mr. Santiago includes the discretionary bonus of $1,500,000 he received for his contributions in 2013 in connection with the 2GIG Sale. In addition to his annual discretionary bonus, the amount reported for Mr. Davies includes the sign-on bonus of $350,000 he received in connection with the commencement of his employment with us. See “Compensation Discussion and Analysis—Compensation Elements—Bonuses.”

(3)	Amounts included in this column reflect the aggregate grant date fair value of the Class B Units granted during each of the years presented calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) and using the assumptions described in footnote 13 to our audited consolidated financial statements included in this prospectus. The terms of these units are summarized under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation” above and under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Awards” and “Potential Payments Upon Termination or Change in Control” below.

(4)	Annual cash incentive awards for Messrs. Pedersen and Dunn are expected to be determined in February, 2014.

(5)	We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

(6)	Amounts reported under All Other Compensation for fiscal 2013 reflect the following:

(a)	as to Mr. Pedersen, $263,000 additional cash compensation paid to Mr. Pedersen pursuant to his employment agreement (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements”), reimbursement for health insurance premiums, country club membership fees, $68,722 in actual Company expenditures for use, including business use, of a Company car, $125,000 in actual Company expenditures for financial advisory services provided to Mr. Pedersen, other miscellaneous personal benefits and $97,443 reimbursed for taxes with respect to perquisites. In addition, Mr. Pedersen reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis—Compensation Elements—Benefits and Perquisites.” While maintenance costs are not included in the reimbursement amount under the time-sharing agreement, the Company has determined it is appropriate to allocate a portion of the maintenance costs when calculating the aggregate incremental cost associated with personal use of the Company aircraft for purposes of SEC disclosure. Therefore, amounts reported also reflect $48,955 in maintenance costs allocated on the basis of the proportion of personal use. In addition, family members of Mr. Pedersen have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs;

(b)	as to Mr. Dunn, $262,500 additional cash compensation paid to Mr. Dunn pursuant to his employment agreement (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements”), reimbursement for health insurance premiums, the value of meals in the Company cafeteria, country club membership fees, $55,027 in actual Company expenditures for use, including business use, of a Company car, $125,000 in actual Company expenditures for financial advisory services provided to Mr. Dunn, other miscellaneous personal benefits and $90,690 reimbursed for taxes with respect to perquisites. In addition, Mr. Dunn reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis—Compensation Elements—Benefits and Perquisites.” As discussed in footnote 6(a) above, amounts reported reflect a similar allocation of maintenance costs associated with Mr. Dunn’s personal use of the Company leased aircraft. In addition, family members of Mr. Dunn have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs;

(c)	as to Mr. Eyring, actual Company expenditures for use, including business use, of a Company car, the value of meals in the Company cafeteria, country club membership fees, other miscellaneous personal benefits and $10,644 reimbursed for taxes owed with respect to perquisites;

(d)	as to Mr. Santiago, actual Company expenditures for use, including business use, of a Company car, the value of meals in the Company cafeteria, country club membership fees, other miscellaneous personal benefits and $21,707 reimbursed for taxes owed with respect to perquisites. In addition, family members of Mr. Santiago have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

(7)	Total amounts reported for Messrs. Pedersen and Dunn do not include their fiscal 2013 annual cash incentive awards, which are expected to be determined in February, 2014.

Grants of Plan-Based Awards in 2013

The following table provides supplemental information relating to grants of plan-based awards made to our named executive officers during 2013.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd Pedersen	—	250,000	500,000	1,250,000	—	—	—	—	—
Mark Davies	—	—	—	—	—	—	—	—	—
Alex Dunn	—	250,000	500,000	1,250,000	—	—	—	—	—
Matt Eyring	7/12/2013	—	—	—	—	2,883,333	—	1,441,667	1,182,167
Todd Santiago	7/12/2013	—	—	—	—	2,883,333	—	1,441,667	1,182,167

(1)	As described in more detail in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” section that follows, amounts reported reflect grants of Class B Units that are divided into three tranches for vesting purposes; one third are time-vesting and two-thirds are exit-vesting (of which one-third are 2.0x exit-vesting and one-third are 3.0x exit-vesting). All of the exit-vesting units are reported as an equity incentive plan award in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, while the time-vesting tranche of the awards are reported as an all other stock award in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

(2)	Represents the grant date fair value of the Class B Units calculated in accordance with FASB ASC Topic 718 and utilizing the assumptions discussed in footnote 13 to our audited consolidated financial statements included in this prospectus.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements

The employment agreements with our Chief Executive Officer (CEO), Todd Pedersen, and our President, Alex Dunn, contain substantially similar terms. The principal terms of each of these agreements are summarized below, except with respect to potential payments and other benefits upon specified terminations, which are summarized below under “Potential Payments Upon Termination or Change in Control.”

Each employment agreement was entered into on November 16, 2012, provides for a term ending on November 16, 2017 and extends automatically for additional one-year periods unless either Parent or the executive elects not to extend the term. Under the employment agreements, each executive is eligible to receive a minimum base salary, specified below, and an annual bonus based on the achievement of specified financial goals for fiscal years 2013 and beyond. If these goals are achieved, the executive may receive an annual incentive cash bonus equal to a percentage of his base salary as provided below.

Mr. Pedersen’s employment agreement provides that he is to serve as CEO and is eligible to receive a base salary of $500,000, subject to periodic adjustments as may be approved by our Board of Directors. Mr. Pedersen is also eligible to receive a target bonus of 100% of his annual base salary at the end of the fiscal year if targets established by the Board of Directors are achieved.

Mr. Dunn’s employment agreement provides that he is to serve as President and is eligible to receive a base salary of $500,000, subject to periodic adjustments as may be approved by our Board of Directors. Mr. Dunn is also eligible to receive a target bonus of 100% of his annual base salary at the end of the fiscal year if targets established by the Board of Directors are achieved.

The employment agreements contain the method for determining Mr. Pedersen’s and Mr. Dunn’s bonus for any given year. The agreements provide that the calculation of any bonus will be determined based on the achievement of performance objectives, with targets for “threshold,” “target,” and “high” achievement of the specified objectives as further described under “Compensation Discussion and Analysis—Compensation Elements—Bonuses.”

In addition, each employment agreement provides for the following:

•	An annual payment equal to $300,000 per year, subject to all applicable taxes and withholdings, intended to be used for certain personal benefits, with the executive entitled to any remaining amount;

•	Reasonable personal use of the company airplane, subject to reimbursement by the executive of an amount determined on a basis consistent with IRS guidelines; and

•	Access to a financial advisor to provide the executive with customary financial advice, subject to a combined aggregate cap of $250,000 on such professional fees for Messrs. Pedersen and Dunn.

Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during employment, and for two years after any termination of employment. These covenants are substantially the same as the covenants Mr. Pedersen and Mr. Dunn agreed to in connection with their receipt of Class B Units summarized below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards—Restrictive Covenants.”

Equity Awards

As a condition to receiving his Class B Units, each named executive officer was required to enter into a subscription agreement with us and Parent and to become a party to the limited liability company agreement of Parent as well as a securityholders agreement. These agreements generally govern the named executive officer’s rights with respect to the Class B units and contain certain rights and obligations of the parties thereto with respect to vesting, governance, distributions, indemnification, voting, transfer restrictions and rights, including put and call rights, tag-along rights, drag-along rights, registration rights and rights of first refusal, and certain other matters.

Vesting Terms

Only vested Class B units are entitled to distributions. The Class B units are divided into a time-vesting portion (1/3 of the Class B Units granted), a 2.0x exit-vesting portion (1/3 of the Class B Units granted), and a 3.0x exit-vesting portion (1/3 of the Class B Units granted).

•

Time-Vesting Units: 12 months after the initial “vesting reference date,” as defined in the applicable subscription agreement, 20% of the named executive officer’s time-vesting Employee Units will vest, subject to continued employment through such date. The “vesting reference date” for Messrs. Pedersen and Dunn is November 16, 2012, the date of the grant of their Class B Units. The “vesting reference” date for the Class B Units granted to Messrs. Eyring and Santiago on August 12, 2013 is also November 16, 2012. Thereafter, an additional 20% of the named executive officer’s time-vesting Class B Units will vest every year until he is fully vested, subject to his continued employment through each vesting date. Notwithstanding the foregoing, the time-vesting Class B Units will become fully vested upon a change of control (as defined in the securityholders agreement) that occurs while the named executive officer is still employed by us. In addition, as to Messrs. Pedersen and Dunn, the time-vesting Class B Units will also continue to vest for one year following a termination by Parent without “cause” (excluding by reason of death or disability) or resignation by the executive for “good reason,” each as defined in the executive’s employment agreement (any such termination, a “qualifying termination”).

•

2.0x Exit-Vesting Units: The 2.0x exit-vesting Class B Units vest if the named executive officer is employed by us when and if Blackstone receives cash proceeds in respect of its Class A units in the Company equal to (x) a return equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units and (y) an annual internal rate of return of at least 20% on Blackstone’s cumulative invested capital in respect of its Class A Units. In addition, as to Messrs. Pedersen and Dunn, the 2.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 2.0x exit-vesting conditions are met.

•

3.0 Exit-Vesting Units: The 3.0x exit-vesting Class B Units vest if the named executive officer is employed by us when and if Blackstone receives cash proceeds in respect of its Class A units in the Company equal to (x) a return equal to 3.0x Blackstone’s cumulative invested capital in respect of the Class A Units and (y) an annual internal rate of return of at least 25% on Blackstone’s cumulative invested capital in respect of its Class A Units. In addition, as to Messrs. Pedersen and Dunn, the 3.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 3.0x exit-vesting conditions are met.

Other than as described above with respect to Messrs. Pedersen and Dunn, any Class B Units that have not vested as of the date of termination of a named executive officer’s employment will be immediately forfeited.

Put Rights

Prior to an initial public offering, if an executive officer’s employment is terminated due to death or disability, such executive has the right, subject to specified limitations and for a specified period following the termination date, to cause the Company to purchase on one occasion all, but not less than all, of such executive’s vested Class B Units, in either case, at the fair market value of such units.

Call Rights Regarding Messrs. Pedersen’s and Dunn’s Class B Units

If Messrs. Pedersen or Dunn is terminated for any reason, or in the event of a restrictive covenant violation, the Company has the right, for a specified period following the termination of such executive’s employment, to purchase all of such executive’s vested Class B units as follows:

Triggering Event	Call Price	Put Price
Death or Disability	fair market value	fair market value

Termination With Cause or Voluntary Resignation When Grounds Exist for Cause	lesser of (a) fair market value and (b) cost	N/A

Termination Without Cause or Resignation For Good Reason	fair market value	N/A

Voluntary Resignation Without Good Reason Prior to November 16, 2014	lesser of (a) fair market value and (b) cost	N/A

Voluntary Resignation on or After November 16, 2014	fair market value	N/A

Restrictive Covenant Violation	lesser of (a) fair market value and (b) cost	N/A

Call Rights Regarding Other Executive Officers’ Class B Units

With respect to our other executive officers, if the executive officer is terminated for any reason, in the event of a restrictive covenant violation or if the executive engages in any conduct that would be a violation of a restrictive covenant set forth in the executive’s management unit subscription agreement but for the fact that the conduct occurred outside the relevant periods (any such conduct a “Competitive Activity”), then the Company has the right, for a specified period following the termination of such executive’s employment, to purchase all of such executive’s vested Class B units as follows:

Triggering Event	Call Price	Put Price
Death or Disability	fair market value	fair market value

Termination With Cause or Voluntary Resignation When Grounds Exist for Cause	lesser of (a) fair market value and (b) cost	N/A

Termination Without Cause	fair market value	N/A

Voluntary Resignation Prior to November 16, 2014, or, if Later, the Second Anniversary of Date of Hire	lesser of (a) fair market value and (b) cost	N/A

Voluntary Resignation on or After November 16, 2014, or, if Later, the Second Anniversary of Date of Hire	fair market value	N/A

Restrictive Covenant Violation	lesser of (a) fair market value and (b) cost	N/A

Competitive Activity Not Constituting a Restrictive Covenant Violation	fair market value	N/A

Restrictive Covenants

In addition, as a condition of receiving their units in Parent, our executive officers have agreed to specified restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-disparagement, non-competition and non-solicitation of our employees and customers and affiliates at all times during the named executive officer’s employment, and for specified periods after any termination of employment as set forth in the subscription agreement (two years for Messrs. Pedersen and Dunn and one-year non-compete and non-solicit periods and a three-year non-disparagement period for each of our other executive officers).

Additional terms regarding the equity awards are summarized above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Compensation” and under “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information regarding outstanding equity awards for our named executive officers as of December 31, 2013. The equity awards held by the named executive officers are Class B Units, which represent an equity interest in Parent.

	Equity Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Todd Pedersen	11/16/2012	6,197,880	—	15,494,699	—
Mark Davies	—	—	—	—	—
Alex Dunn	11/16/2012	6,197,880	—	15,494,699	—
Matt Eyring	7/12/2013	1,153,334	—	2,883,333	—
Todd Santiago	7/12/2013	1,153,334	—	2,883,333	—

(1)

Reflects the number of time-vesting Class B Units of Parent, which vest 20% over a five year period on each anniversary of the November 16, 2012 vesting reference date, subject to the executive’s continued

employment on such date. Additional terms of these time-vesting units are summarized under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Compensation,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Equity Awards” and “Potential Payments Upon Termination or Change in Control.”

Vesting of the time-vesting Class B Units will be accelerated upon a change of control that occurs while the executive is still employed by us and, as to Messrs. Pedersen and Dunn, will also continue to vest for one year following a qualifying termination, each as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

(2)	Because there was no public market for the Class B Units of Parent as of December 31, 2013, the market value of such units was not determinable as of such date.

(3)	Reflects exit-vesting Class B Units (of which one-half are 2.0x exit-vesting and one-half are 3.0x exit-vesting). Unvested exit-vesting Class B units vest as described under the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” section above. As to Messrs. Pedersen and Dunn, the 2.0x and 3.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the respective exit-vesting conditions are met, each as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

Option Exercises and Stock Vested in 2013

The following table provides information regarding the equity held by our named executive officers that vested during 2013.

	Option Awards		Equity Awards
Name	Number of Shares or Units Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Todd Pedersen	—	—	1,549,470	(1)
Mark Davies	—	—	—	(1)
Alex Dunn	—	—	1,549,470	(1)
Matt Eyring	—	—	288,333	(1)
Todd Santiago	—	—	288,333	(1)

(1)	Because there was no public market for the Class B Units of Parent as of December 31, 2013, the market value of such units on the vesting date was not determinable.

Pension Benefits

We have no pension benefits for our executive officers.

Nonqualified Deferred Compensation for 2013

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change in Control

The following section describes the potential payments and benefits that would have been payable to our named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a change of control occurred, in each case, on December 31, 2013, the last business day of fiscal 2013. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items.

Messrs. Pedersen and Dunn

Pursuant to their respective employment agreements, if Mr. Pedersen’s or Mr. Dunn’s employment terminates for any reason, the executive is entitled to receive: (i) any base salary accrued through the date of termination; (ii) any annual bonus earned, but unpaid, as of the date of termination, (iii) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (iv) such employee benefits, if any, as to which the executive may be entitled under our employee benefit plans (the payments and benefits described in (i) through (iv) being “accrued rights”).

If Mr. Pedersen’s or Mr. Dunn’s employment is terminated by us without “cause” (as defined below) (other than by reason of death or while he is disabled) or if either executive resigns with “good reason” (as defined below) (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release of claims in favor of us and our affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements and described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 200% of the executive’s then-current base salary plus 200% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for two years (the “COBRA payment”).

Under the employment agreements for Messrs. Pedersen and Dunn, “cause” means the executive’s continued failure to substantially perform his employment duties for a period of ten (10) days; any dishonesty in the performance of the executive’s employment duties that is materially injurious to us; act(s) on the executive part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of any covenants set forth in the employment agreements, including the restrictive covenants set forth therein. A termination for “good reason” is deemed to occur upon specified events, including: a material reduction in the executive’s base salary; a material reduction in the executive’s authority or responsibilities; specified relocation events; or our breach of any of the provisions of the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

The following table lists the payments and benefits that would have been triggered for Messrs. Pedersen and Dunn under the circumstances described below assuming that the applicable triggering event occurred on December 31, 2013.

Name	Cash Severance ($)(1)	Prorated Bonus ($)(2)	Continuation of Health Benefits ($)(3)	Accrued But Unused Vacation ($)(4)	Value of Accelerated Equity ($)(5)	Total ($)
Todd Pedersen
Termination Without Cause or for Good Reason	1,441,000	500,000	33,695	47,346	—	2,022,041
Change of Control	—	—	—	—	—	—
Death or Disability	—	500,000	33,695	47,346	—	581,041
Alex Dunn
Termination Without Cause or for Good Reason	1,346,500	500,000	33,695	45,502	—	1,925,697
Change of Control	—	—	—	—	—	—
Death or Disability	—	500,000	33,695	45,502	—	579,197

(1)	Cash severance reflects a lump sum cash payment equal to the sum of (x) 200% of the executive’s base salary of $500,000 and (y) 200% of the executive’s respective actual bonus for the preceding year. For fiscal 2012, Mr. Pedersen received an annual bonus of $220,500 and Mr. Dunn received an annual bonus of $173,250.

(2)	Reflects the executive’s target bonus of for the twelve complete months of employment for the 2013 fiscal year.

(3)	Reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for two years and assuming 2014 rates.

(4)	Amounts reported in this column reflect the following number of accrued but unused vacation days: Mr. Pedersen, 25 days and Mr. Dunn, 18 days.

(5)	Upon a change of control each of Messrs. Pedersen’s and Dunn’s unvested time-vesting Class B Units would become immediately vested. However, because there was no public market for the Class B Units as of December 31, 2013, the market value of such Class B Units was not determinable. In addition, the unvested 2.0x and 3.0x exit-vesting Class B Units would vest upon a change of control if the applicable exit-vesting hurdles were met. Amounts reported assume that the exit-vesting Class B Units do not vest upon a change of control.

Messrs. Davies, Eyring and Santiago

If Messrs. Davies, Eyring and Santiago had terminated employment as of December 31, 2013 for any reason, they would have only been entitled to receive their respective accrued by unused vacation as follows: Mr. Davies, $3,702 for 2 accrued but unused vacation days, Mr. Eyring, $22,875 for 12 accrued but unused vacation days and Mr. Santiago, $35,077 for 24 accrued but unused vacation days.

Upon a change of control all of Messrs. Eyring’s and Santiago’s unvested time-vesting Class B Units would become immediately vested. However, because there was no public market for the Class B Units as of December 31, 2013, the market value of such Class B Units was not determinable. In addition, the unvested 2.0x and 3.0x exit-vesting Class B Units would vest upon a change of control if the applicable exit-vesting hurdles were met. We have assumed that the exit-vesting Class B Units do not vest upon a change of control.

In addition, as described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards—Restrictive Covenants,” as a condition of receiving their units in Parent, Messrs. Eyring and Santiago agreed to specified restrictive covenants for specified periods upon a termination of employment, including an indefinite covenant on confidentiality of information, and one-year non-competition and non-solicitation covenants and a three-year non-disparagement covenant.

Director Compensation

The members of our Board of Directors other than David D’Alessandro, who was elected to the Board of Directors in fiscal 2013, received no additional compensation for serving on the Board of Directors or our Audit Committee during 2013.

In connection with Mr. D’Alessandro’s election, the Company entered into a letter agreement setting forth the compensation terms related to his service on the Board of Directors. Pursuant to the letter agreement, the Company will pay an annual retainer of $150,000 per year, and Mr. D’Alessandro will not be eligible for any bonus amounts or be eligible to participate in any of the Company’s employee benefit plans.

In addition, an affiliate of Mr. D’Alessandro was granted 500,000 Class B Units, which are similar to the Class B Units granted to the named executive officers. The Class B Units are divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). The vesting terms of these units are substantially similar to the Class B Units granted in 2013 and are described under “Narrative to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” and the “vesting reference date” is July 18, 2013. However, if Mr. D’Alessandro ceases to serve on the Board of Directors, all unvested time-vesting Class B Units will be forfeited, and a percentage of the exit-vesting Class B Units will be forfeited with such percentage equal to (i) 100% prior to July 31, 2014, (ii) 80% prior to July 31, 2015, (iii) 60% prior to July 31, 2016, (iv) 40% prior to July 31, 2017, (v) 20% prior to July 31, 2018 and (vi) 0% on or after July 31, 2018.

The following table provides information on the compensation of our non-management directors in fiscal 2013.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David F. D’Alessandro	$75,000	$136,667	$—	$—	$—	$—	$211,667
Bruce McEvoy(2)	—	—	—	—	—	—	—
Joseph Trustey(2)	—	—	—	—	—	—	—
Peter Wallace(2)	—	—	—	—	—	—	—

(1)	Represents the grant date fair value of the Class B Units calculated in accordance with FASB ASC Topic 718 and utilizing the assumptions discussed in footnote 13 to our audited consolidated financial statements included in this prospectus. As of December 31, 2013, Mr. D’Alessandro held 166,667 unvested time-vesting Class B Units and 333,333 unvested Class B Units subject to exit-vesting criteria.

(2)	Employees of Blackstone and Summit Partners do not receive any compensation from us for their services on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Acquisition LLC owns 100% of the issued and outstanding shares of common stock of APX Parent Holdco, Inc., which, in turn, owns 100% of the issued and outstanding shares of common stock of Parent Guarantor, which, in turn owns 100% of the issued and outstanding shares of common stock of the Issuer.

The following table sets forth certain information as of December 31, 2013 with respect to Class A limited liability company interests in Acquisition LLC (“Class A Units”) beneficially owned by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Class A Units, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.

The amounts and percentages of shares of Class A Units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as indicated in the footnotes to the table, each of the unitholders listed below has sole voting and investment power with respect to Class A Units owned by such unitholder. Unless otherwise noted, the address of each beneficial owner of is c/o APX Group, Inc. 4931 North 300 West, Provo, Utah 84604.

	Class A Units
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Unitholders:
Blackstone Funds(1)(2)	579,077,203	73%
Summit Funds(1)(3)	50,000,000	6%
Directors and Named Executive Officers(4):
Todd Pedersen	96,479,649	12%
Alex Dunn	9,000,000	1%
David F. D’Alessandro	—	—
Bruce McEvoy(5)	—	—
Joseph Trustey	—	—
Peter Wallace(5)	—	—
Mark Davies	—	—
Matt Eyring	—	—
Todd Santiago	1,500,000	*
All Directors and Executive Officers as a Group (14 persons)	109,954,649	14%

*	Indicates less than 1%
(1)

The limited liability company agreement of Acquisition LLC (the “LLC Agreement”) provides that the business and affairs of Acquisition LLC will be managed by the Board of Directors, initially comprised of five members, three of whom will be appointed by Blackstone, one of whom will be appointed by Mr. Pederson, and one of whom will be appointed by the Summit Funds, and Blackstone Capital Partners VI L.P. (“BCP VI”) acting as managing member (in such capacity, the “Managing Member”). The Managing Member is an affiliate of Blackstone and will have the ability to appoint its own successor if it resigns its position as Managing Member. Effective July 30, 2013, the Managing Member increased the size of the Board of Directors from five to six members and appointed Mr. D’Alessandro to the Board of Directors. Pursuant to the LLC Agreement, Members of Acquisition LLC, including employee members, will be deemed to have voted their respective limited liability company interests in Acquisition LLC in favor of all actions taken by the Board of Directors and the Managing Member. The Managing Member, the Blackstone entities described below, and Stephen A. Schwarzman may be deemed to beneficially own all the outstanding shares of common stock of the Issuer indirectly beneficially owned by Acquisition LLC, directly held by its wholly owned indirect subsidiary Parent Guarantor and all of the limited liability company interests in Acquisition LLC. Each of the Managing Member, such Blackstone entities and Mr. Schwarzman disclaim beneficial ownership of such shares of common stock of the Issuer and limited liability company interests in Acquisition LLC (other than the Blackstone Funds to the extent of their direct holdings).
(2)	Represents (i) 436,112,143.59 Class A Units directly held by BCP VI, (ii) 2,644,957.26 Class A Units directly held by Blackstone Family Investment Partnership VI—ESC L.P. (“BFIP VI—ESC”), (iii) 220,012.15 Class A Units directly held by Blackstone Family Investment Partnership VI L.P. (“BFIP VI”) and (iv) 140,100,090 Class A Units directly held by Blackstone VNT Co-Invest, L.P. (“VNT”) (BCP VI, BFIP VI-ESC, BFIP VI and VNT are collectively referred to as the “Blackstone Funds”). BCP VI Side-by-Side GP L.L.C. is the general partner of each of BFIP VI-ESC and BFIP VI. Blackstone Management Associates VI L.L.C. is the general partner of each of BCP VI and VNT. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C. and the sole member of BCP VI Side-by-Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the limited liability company interests in Acquisition LLC beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such limited liability company interests in Acquisition LLC (other than the Blackstone Funds to the extent of their direct holdings). The address of each of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(3)	Class A Units shown as beneficially owned by the Summit Funds (as hereinafter defined) are held by the following entities: (i) Summit Partners Growth Equity Fund VIII-A, L.P. (“SPGE VIII-A”) owns 36,490,138.53 Class A Units, (ii) Summit Partners Growth Equity Fund VIII-B, L.P. (“SPGE VIII-B”) owns 13,330,631.47 Class A Units, (iii) Summit Investors I, LLC (“SI”) owns 164,980 Class A Units and (iv) Summit Investors I (UK), LP (“SI(UK)” and together with SPGE VIII-A, SPGE VIII-B and SI, the “Summit Funds”) owns 14,250 Class A Units. Summit Partners, L.P. is (i) the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P. and Summit Partners Growth Equity Fund VIII-B, L.P., and (ii) the manager of Summit Investors Management, LLC, which is the managing member of Summit Investors I, LLC and the general partner of Summit Investors I (UK), L.P. Summit Partners, L.P., through a three-person investment committee currently composed of Peter Y. Chung, Bruce R. Evans and Martin J. Mannion, has voting and dispositive authority over the Units held by the Summit Funds. Each of such Summit entities and therefore Summit Partners, L.P. may be deemed to beneficially own limited liability company interests in Acquisition LLC beneficially owned by the Summit Funds directly or indirectly controlled by it, but each disclaims beneficial ownership of such limited liability company interests in Acquisition LLC (other than Summit Partners, L.P. and other than the Summit Funds to the extent of their direct holdings). The address of each of these entities and Messrs. Chung, Evans and Mannion is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(4)	Certain directors and executive officers also own profits interests in Acquisition LLC, having economic characteristics similar to stock appreciation rights, in the form of Class B Units of Acquisition LLC, as described under “Management—Executive Compensation—Compensation Discussion and Analysis—Long-term Incentive Compensation”. Directors and executive officers as a group hold an aggregate of 63,659,562 Class B Units.
(5)	Messrs. McEvoy and Wallace are each employees of affiliates of the Blackstone Funds, but each disclaims beneficial ownership of the limited liability company interests in Acquisition LLC beneficially owned by the Blackstone Funds. The address for Messrs., McEvoy and Wallace is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Support and Services Agreement

In connection with the Merger, we entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, we paid BMP, at the closing of the Merger, an approximately $20.0 million transaction fee as consideration for BMP undertaking due diligence investigations and financial and structural analysis and providing corporate strategy and other advice and negotiation assistance in connection with the Merger. In addition, we have agreed to reimburse BMP for any out-of-pocket expenses incurred by BMP and its affiliates and to indemnify BMP and its affiliates and related parties, in each case, in connection with the Transactions and the provision of services under the support and services agreement.

Monitoring Services and Fees

In addition, under this agreement, we have engaged BMP to provide, directly or indirectly, monitoring, advisory and consulting services that may be requested by us in the following areas: (a) advice regarding the structure, distribution and timing of debt and equity offerings and advice regarding relationships with our lenders and bankers, (b) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain of our key executives, (c) general advice regarding dispositions and/or acquisitions, (d) advice regarding the strategic direction of our business of Parent Guarantor, the Surviving Company and such other advice directly related or ancillary to the above advisory services as may be reasonably requested by us. These services will generally be provided until the first to occur of (i) the tenth anniversary of the closing date of the Merger (November 16, 2022), (ii) the date of a first underwritten public offering of shares of our common stock listed on the New York Stock Exchange or Nasdaq’s national market system for aggregate proceeds of at least $150 million (an “IPO”) and (iii) the date upon which Blackstone owns less than 9.9% of our common stock or that of our direct or indirect controlling parent and such stock has a fair market value (as determined by Blackstone) of less than $25 million (each of the events specified in clauses (i) through (iii) above, the “Exit Date”).

In consideration for the monitoring services we have paid BMP, at the closing of the Merger, a monitoring fee (for advisory services to the provided by BMP during the remainder of our 2012 fiscal year) and will pay at the beginning of each subsequent fiscal year a monitoring fee (for advisory services to be provided by BMP during such fiscal year). The monitoring fee paid at the closing of the Transactions was $0.7 million (which amount is equal to $2.7 million prorated based on the portion of fiscal 2012 which occurred after the Transactions). The monitoring fee payable for monitoring services in any subsequent fiscal year of ours will be equal to the greater of (i) a minimum base fee of $2.7 million (the “Minimum Annual Fee”), subject to adjustment as summarized below if we engage in a business combination or disposition that is “significant” (as defined in the Support and Services Agreement) and (ii) the amount of the monitoring fee paid in respect of the immediately preceding fiscal year, without regard to the post-fiscal year “true-up” adjustment described in the paragraph below (which will not yet have occurred at the time the annual monitoring fee is paid). We refer to the adjusted monitoring fee for any fiscal year of the Surviving Company as the “Monitoring Fee” for such fiscal year.

In the case of a significant business combination or disposition, if 1.5% of our pro forma consolidated EBITDA (as defined in the Support and Services Agreement) after giving effect to the business combination or disposition exceeds (in the case of a business combination) or is less than (in the case of a disposition) the then-current Monitoring Fee, the Monitoring Fee for the year in which the significant business combination or disposition occurs will be adjusted upward or downward, respectively, by the amount of such excess or shortfall, with such adjustment prorated based on the remaining full or partial fiscal quarters remaining in our then-current fiscal year. We will pay upward adjustments to the Monitoring Fee promptly upon availability of the pro forma income statement prepared in respect of such business combination. Downward adjustments to the Monitoring Fee will be effected through a rebate of the fee paid to BMP in that fiscal year. Subsequently, the Minimum Annual Fee applicable to full fiscal years following any significant business combination or disposition will be equal to 1.5% of our pro forma consolidated EBITDA after giving effect to the business combination or disposition (subject to further adjustments for subsequent significant business combinations and dispositions). However, in all cases (including in the case of a current-year rebate described above), the Monitoring Fee will always be at least $2.7 million and in no event will a rebate for a downward adjustment result in BMP retaining a monitoring fee of less than $2.7 million for monitoring services in respect of any particular fiscal year.

In addition to the adjustments to the Minimum Annual Fee and the Monitoring Fee in connection with significant business combinations or dispositions and the related payments or rebates described above, there may be other adjustments to the Monitoring Fee based on projected consolidated EBITDA and a post-fiscal year “true-up.” If 1.5% of our projected consolidated EBITDA, as first presented to our board of directors by senior management during the last third of such fiscal year, is projected to exceed the amount of the monitoring fee already paid to BMP in respect of monitoring services due to be rendered during that fiscal year, we will pay BMP the amount of such excess as an upward adjustment to the Monitoring Fee within two business days of such presentation. Following the completion of each applicable fiscal year and within deadlines required by our revolving credit facility, our chief financial officer will certify to BMP the amount of our consolidated EBITDA for such fiscal year. If 1.5% of such certified consolidated EBITDA is greater than the Monitoring Fee previously paid to BMP for monitoring services rendered during that fiscal year (including the adjustment in respect of projected EBITDA described above), we will, jointly and severally, pay BMP the amount of such excess within two business days of such certification. If 1.5% of such certified consolidated EBITDA is less than the monitoring fee previously paid to BMP for services rendered during that fiscal year (including the adjustment in respect of projected consolidated EBITDA described above), the amount of such shortfall will be applied as a credit against the next payment by us of the Monitoring Fee to BMP. However, BMP will always be entitled to retain the Minimum Annual Fee as then in effect and BMP will have no obligation to rebate any amount that would result in BMP having been paid Monitoring Fees for monitoring services in an amount less than the Minimum Annual Fee applicable to the relevant fiscal year.

Upon (i) an IPO, or (ii) the date upon which Blackstone owns less than 50% of the common stock of the Company or its direct or indirect controlling parent, and such stock has a fair market value (as determined by Blackstone) of less than $25 million, we will pay to BMP a milestone payment equal to the present value of all Monitoring Fee payments that, absent such event occurring, would otherwise have accrued and been payable through the tenth anniversary of the date of the support and services agreement, based on the continued payment of a Monitoring Fee in an amount equal to the then-applicable estimate for the Monitoring Fee for the fiscal year of the Surviving Company in which such event occurs, discounted at a rate equal to the yield to maturity on the close of business on the second business day immediately preceding the date the payment is payable of the class of outstanding U.S. government bonds having a final maturity closest to such tenth anniversary date.

Portfolio Operations Support and Other Services

Under the support and services agreement, we have, retroactively to September 16, 2012 (the date of the transaction agreement relating to the Merger) and through the Exit Date (or an earlier date determined by BMP), engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. BMP will invoice us for such services based on the time spent by the relevant personnel providing such services during the applicable period and Blackstone’s allocated costs of such personnel, but in no event shall we be obligated to pay more than $1.5 million during any calendar year; this cap has been prorated for 2012 for the portion of 2012 occurring after the Merger.

Investor Securityholders’ Agreement

In connection with the closing of the Merger, 313 Acquisition LLC and the Parent Guarantor entered into a Securityholders’ Agreement (the “Securityholders’ Agreement”) with the Investors. The Securityholders’ Agreement governs certain matters relating to ownership of 313 Acquisition LLC and the Parent Guarantor, including with respect to the election of directors of our parent companies, transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions and registration rights (including customary indemnification provisions).

Other

Prior to 2013, we used a corporate plane owned by an entity which was partially owned by us and certain of our shareholders. During the Successor Period and Predecessor Period, we incurred expenses of approximately $0.03 million and $1.4 million, respectively, related to this arrangement. In addition, we established a charitable foundation and from time to time, we match donations made by individual employees to the foundation. In the Successor Period and Predecessor Period, our employees contributed approximately $0.1 million and $0.8 million, respectively, to the foundation. Expenses related to the foundation during the same periods were not significant. Finally, we recognized revenue of approximately $6.6 million during the Predecessor Period ended November 16, 2012 for providing monitoring services for contracts owned by stockholders and employees of the Company. See Note 15 to our audited consolidated financial statements for additional information.

We engage in transactions with Solar in the ordinary course of our business and provide to Solar certain administrative, managerial and account management services. We also license certain intellectual property to Solar. In addition, we sublease corporate office space to Solar.

In addition, in December of 2012, we entered into a $20.0 million subordinated note and loan agreement with Solar, which was subsequently amended in July of 2013. Pursuant to the subordinated note and loan agreement, we have agreed to provide revolving borrowings to Solar of up to $20.0 million from time to time until maturity which is January 1, 2016 or the earlier occurrence of a change of control or an event of default. Borrowings under the subordinated note and loan agreement accrue interest, payable in kind, at a rate per annum of 7.5%. Solar may prepay borrowings under the subordinated note and loan agreement at any time without penalty; provided that Solar may not make any cash payment of principal or interest unless and until all senior debt of Solar has been discharged. As of September 30, 2013, the principal and payment-in-kind interest amount outstanding under the Solar loan was $20.5 million.

Procedures with Respect to Review and Approval of Related Person Transactions

From time to time, we may do business with certain companies affiliated with Blackstone. The board of directors has not adopted a formal written policy for the review and approval of transactions with related persons. However, the board of directors reviews and approves transactions with related persons as appropriate.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

We summarize below the principal terms of the credit agreement that governs our revolving credit facility. This summary is not a complete description of all the terms of such agreement.

General

On November 16, 2012, in connection with the Transactions, we entered into a credit agreement, together with a security and other agreements, which provides for a $200.0 million senior secured revolving credit facility, with Bank of America, N.A. as administrative agent, the lenders party thereto and the other parties thereto.

As of September 30, 2013, we had no borrowings outstanding and $197.8 million of availability (after giving effect to $2.2 million of outstanding letters of credit), under the revolving credit facility, which will mature on November 16, 2017. In addition to borrowings upon prior notice, the revolving credit facility includes a sub-facility for letters of credit and a sub-facility for borrowings on same-day notice, referred to as the swing line loans.

In addition, the credit agreement provides that we may request one or more term loan facilities, increased commitments under the revolving credit facility or new revolving credit commitments, in an aggregate amount not to exceed $225.0 million, of which up to $150.0 million may be incurred on the same “superpriority” basis as the revolving credit facility described below under “—Ranking,” with the balance available to be incurred on a pari passu basis with the 2019 notes. Availability of such incremental facilities and/or increased or new commitments will be subject to certain customary conditions.

Amendment and Restatement

On June 28, 2013, we amended and restated the credit agreement to provide for a new repriced tranche of revolving credit commitments with a lower interest rate. Nearly all of the existing tranche of revolving credit commitments was terminated and converted into the repriced tranche, with the unterminated portion of the existing tranche continuing to accrue interest at the original higher rate.

Interest Rate and Fees

Borrowings under the revolving credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing. The applicable margin for base rate-based borrowings (1) (a) under the repriced tranche is currently 2.0% per annum and (b) under the former tranche is currently 3.0 % and (2) (a) the applicable margin for LIBOR rate-based borrowings (a) under the repriced tranche is currently 3.0% per annum and (b) under the former tranche is currently 4.0%. The applicable margin is subject to one step-down of 25 basis points based on our consolidated first lien net leverage ratio at the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2012.

In addition to paying interest on outstanding principal under the revolving credit facility, we are required to pay a quarterly commitment fee (which will be subject to one step-down based on our consolidated first lien net leverage ratio) to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. We also will pay customary letter of credit and agency fees.

Amortization and Final Maturity

We are not required to make any scheduled amortization payments under the revolving credit facility. The principal amount outstanding under the revolving credit facility will be due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security

Obligations under our revolving credit facility are unconditionally guaranteed by Parent Guarantor and each of our existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions for immaterial subsidiaries) and, are secured by a perfected security interest in substantially all of the assets of the Company and guarantors, in each case, now owned or later acquired, including a pledge of all of our capital stock, the capital stock of substantially all of our U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of our foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Ranking

The now owned or hereafter acquired collateral securing the 2019 notes and the guarantees thereof, as well as the obligations under our revolving credit facility and certain other future indebtedness and obligations permitted under the indentures governing our 2019 notes, our 2020 notes or the notes and the credit agreement are subject to first priority liens. Under the terms of the security documents and/or intercreditor agreement, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due under the revolving credit facility, and up to an additional $150.0 million of “superpriority” borrowings that we may incur under the incremental facilities, including any post-petition interest with respect thereto, before the holders of the 2019 notes receive any proceeds. As a result, the claims of holders of the 2019 notes to such proceeds will effectively rank behind the claims, including interest, of holders of “superpriority” obligations under our revolving credit facility.

Certain Covenants and Events of Default

We are required to comply with a maximum consolidated first lien net leverage ratio test whenever we make a borrowing or request a letter of credit under the revolving credit facility, if, on a pro forma basis for such borrowing or request for such letter of credit, the aggregate principal amount of borrowings and outstanding letters of credit (except to the extent cash collateralized) under the revolving credit facility would exceed 15% of the total amount of the revolving credit facility on such date. We are also required to comply with the maximum consolidated first lien net leverage ratio test on the last day of any quarter in which the aggregate principal amount of borrowings and outstanding letters of credit (except to the extent cash collateralized) under the revolving credit facility exceeds 15% of the total amount of the revolving credit facility on such date. In addition, the revolving credit facility includes negative covenants that will, among other things and subject to certain significant exceptions, limit our ability and the ability of our restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of our subsidiaries;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock;

•	alter the business we conduct;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with our affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

In addition, the credit agreement governing our revolving credit facility permits us, subject to certain conditions, to dividend, distribute or otherwise use for restricted payments the proceeds realized from the 2GIG Sale. On May 14, 2013, we distributed $60.0 million of the net proceeds of the 2GIG Sale to our stockholders. Subject to the applicable conditions, we may distribute the remaining proceeds in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Risk Factors—Risks Related to the Notes and Our Indebtedness—Despite our current level of indebtedness, we may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to our financial condition described above.”

The credit agreement governing our revolving credit facility also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the revolving credit facility will be entitled to take various actions, including the acceleration of amounts due under the revolving credit facility and all actions customarily permitted to be taken by a secured creditor.

2019 Notes

In connection with the Transactions, we issued $925.0 million of 6.375% Senior Secured Notes due 2019 under an indenture dated as of November 16, 2012. Interest on the 2019 notes is payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2013.

We may, at our option, redeem at any time and from time to time prior to December 1, 2015, some or all of the 2019 notes at 100% of their principal amount thereof plus accrued and unpaid interest to the redemption date plus a “make-whole premium.” Prior to December 1, 2015, during any 12 month period, we also may, at our option, redeem at any time and from time to time up to 10% of the aggregate principal amount of the 2019 notes at a price equal to 103% of the principal amount thereof, plus accrued and unpaid interest. From and after December 1, 2015, we may, at our option, redeem at any time and from time to time some or all of the 2019 notes at 104.781%, declining ratably on each anniversary thereafter to par from and after December 1, 2018, in each case, plus any accrued and unpaid interest to the date of redemption. In addition, on or prior to December 1, 2015, we may, at our option, redeem up to 35% of the aggregate principal amount of the 2019 notes with the proceeds from certain equity offerings at 106.375%, plus accrued and unpaid interest to the date of redemption.

Guarantees

All of our obligations under the 2019 notes are guaranteed by Parent Guarantor and each of our existing and future material wholly-owned U.S. restricted subsidiaries to the extent such entities guarantee indebtedness under the revolving credit facility or our other indebtedness or indebtedness of any guarantor of the 2019 notes. See Note 18 of our Consolidated Financial Statements for additional financial information regarding guarantors and non-guarantors.

Security

The obligations under the 2019 notes are secured by a security interest in substantially all of the Issuer’s and the guarantors’ present and future tangible and intangible assets, including without limitation equipment, subscriber contracts and communication paths, intellectual property, fee-owned real property, general intangibles, investment property, material intercompany notes and proceeds of the foregoing, subject to permitted liens and other customary exceptions, (ii) substantially all of the Issuer’s and the guarantors’ personal property consisting of accounts receivable arising from the sale of inventory and other goods and services (including related contracts and contract rights, inventory, cash, deposit accounts, other bank accounts and securities accounts), inventory and intangible assets to the extent attached to the foregoing books and records of us and the guarantors, and the proceeds thereof, subject to permitted liens and other customary exceptions, in each case held by the Issuer and the guarantors and (iii) a pledge of all of the capital stock of the Issuer and the capital stock of each of our subsidiary guarantors, in each case other than excluded assets and subject to the limitations and exclusions provided in the applicable collateral documents.

Under the terms of the applicable security documents and intercreditor agreement, the proceeds of any collection or other realization of collateral received in connection with the exercise of remedies will be applied first to repay amounts due under the revolving credit facility, and up to an additional $150.0 million of “superpriority” obligations that we may incur in the future, before the holders of the 2019 notes receive such proceeds.

Covenants

The indenture governing the 2019 notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, our and our restricted subsidiaries’ ability to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

The indenture governing the 2019 notes contains change of control provisions and certain customary affirmative covenants and events of default.

Subject to certain exceptions, the indenture governing the 2019 notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

2020 Notes

In connection with the Transactions, we issued $380.0 million of 8.75% Senior Notes due 2020 under an indenture dated as of November 16, 2012. In May 2013, we issued and sold an additional $200.0 million of 8.75% Senior Notes due 2020. On December 13, 2013, we issued $250.0 million aggregate principal amount of the outstanding 2020 notes, which are the subject of this exchange offer. The exchange notes will be treated as a single class with the existing registered 2020 notes and will have the same terms as those of the existing registered 2020 notes as set forth in “Description of the Notes.”

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Issuer” refers to APX Group, Inc., and not to any of their Subsidiaries or Affiliates, (2) the term “Holdings” refers to APX Group Holdings, Inc., a Delaware corporation and the direct parent of the Issuer and (3) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuer has previously issued $830,000,000 aggregate principal amount of 8.75% Senior Notes due 2020 (the “Notes”) under the indenture dated November 16, 2012, among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended (the “Indenture”). The Issuer has exchanged $580,000,000 aggregate principal amount of 8.75% Senior Notes due 2020 with notes registered under the Securities Act (the “existing registered 2020 notes”) pursuant to an exchange offer completed in October 2013. Subsequent to such exchange offer, $250,000,000 aggregate principal amount of 8.75% Senior Notes due 2020 (the “outstanding 2020 notes”) were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuer is offering to exchange the outstanding 2020 notes with notes registered under the Securities Act (the “exchange notes”). The exchange notes will be treated as a single class with the existing registered 2020 notes and will have the same terms as those of the existing registered 2020 notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Unless the context requires otherwise, references to the “Notes” include the existing registered 2020 notes, the outstanding 2020 notes and the exchange notes.

The following description is only a summary of the material provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under “Where You Can Find More Information.”

Brief Description of the Notes

The Notes:

•	are general, unsecured, senior obligations of the Issuer;

•	rank equally in right of payment with any existing and future Senior Indebtedness of the Issuer;

•

are effectively subordinated to any existing and future Secured Indebtedness of the Issuer, to the extent of the value of the collateral securing such Secured Indebtedness, including the Senior Secured Credit Facilities and the 2019 Notes;

•	are senior in right of payment to any future obligations of the Issuer that are expressly subordinated in right of payment to the Notes;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s Subsidiaries that do not guarantee the Notes; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally guarantee, fully and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption “Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect U.S. Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Issuer that guarantees certain Indebtedness of the Issuer or any other Guarantor will, guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the Notes.” As of the date of this prospectus, none of our Foreign Subsidiaries have guaranteed or will guarantee the Notes and no Foreign Subsidiaries are expected to guarantee the Notes in the future.

Each of the Guarantees:

•	is a general, unsecured, senior obligation of each Guarantor;

•	ranks equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	is effectively subordinated to any existing and future secured Indebtedness of that Guarantor that is secured to the extent of the value of the collateral securing such secured Indebtedness;

•	is senior in right of payment to any future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the Guarantee of that Guarantor; and

•	is structurally subordinated to all existing and future Indebtedness, claims of holder of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

As of September 30, 2013, after giving effect to the offering of the Notes, the Issuer and the Guarantors had total Indebtedness of $1,755.0 million, $925.0 million of which was secured Indebtedness. In addition, the Issuer would have also been able to borrow up to an additional $197.8 million of secured Indebtedness under the Credit Agreement (after giving effect to $2.2 million of outstanding letters of credit).

All of our Subsidiaries will be “Restricted Subsidiaries,” unless designated as Unrestricted Subsidiaries in accordance with the Indenture. As of the date of this prospectus, all of the Issuer’s Subsidiaries are “Restricted Subsidiaries.” However, under certain circumstances, we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuer or its Restricted Subsidiaries, including the non-guarantor Subsidiaries. Before intercompany eliminations, revenues from our non-guarantor subsidiaries were approximately $26.2 million, or 6% of our total revenues, during the Pro Forma Year ended December 31, 2012 and approximately $20.1 million, or 5% of total revenues during the nine months ended September 30, 2013. As of September 30, 2013, before intercompany eliminations, liabilities of our non-guarantor subsidiaries were approximately $110.5 million, or 6% of our total liabilities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—Federal and state statutes may allow courts, under specific circumstances, to void the 2019 notes, the 2020 notes and the related guarantees, subordinate claims in respect of the 2019 notes and the 2020 notes and the guarantees and/or require holders of the 2019 notes and the 2020 notes to return payments received from us.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d) upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(e) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with.

Principal, Maturity and Interest

The Issuer issued an aggregate principal amount of $830.0 million of Notes. The Notes will mature on December 1, 2020. Subject to compliance with the covenants described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” the Issuer may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments as set forth herein. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. The Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Interest on the Notes accrues at the rate of 8.75% per annum. Interest on the Notes is payable semiannually in arrears on each June 1 and December 1, commencing June 1, 2014 to the Holders of Notes of record on the immediately preceding May 15 and November 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement or as set forth in the Indenture. All references in the Indenture and this “Description of the Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement and/or as set forth in the Indenture.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuer, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the applicable Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Notes have been registered under the Securities Act. The Indenture provides that the Issuer will comply with the provisions of § 314 of the Trust Indenture Act to the extent applicable.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuer will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer, the Investors and their respective Affiliates may, at their discretion, at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option prior to December 1, 2015. At any time prior to December 1, 2015, the Issuer may on one or more occasions redeem all or a part of the Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 1, 2015, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Senior Notes Percentage
2015	106.563%
2016	104.375%
2017	102.188%
2018 and thereafter	100.000%

In addition, until December 1, 2015, the Issuer may, at its option, and on one or more occasions, redeem up to 35.0% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to the sum of (a) 100% of the aggregate principal amount thereof, plus (b) a premium equal to the stated interest rate per annum on the Notes, plus (c) accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that (a) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. The Issuer and its Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”) , except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit

Facilities. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities, such default could result in amounts outstanding under the Senior Secured Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness, which is secured by a Lien that is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes to be repurchased, to the date of repurchase; or

(d) if the assets subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, or (ii) the Issuer or a Subsidiary Guarantor; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided , that in the case of clauses (2) and (3) above, a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuer shall make an offer (an “Asset Sale Offer”) to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in each case of the Notes, in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Pari Passu Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $40.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $40.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall purchase the Notes and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Additionally, the Issuer may, at its option, make an Asset Sale Offer using the proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any such Asset Sale Offer any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Net Proceeds for any purpose not otherwise prohibited under the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Future credit agreements or other similar agreements to which the Issuer becomes a party may contain restrictions on the Issuer’s ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from repurchasing Notes. In such a case, the Issuer’s failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

If on any date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”) until the occurrence of the Reversion Date (defined below):

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from any Asset Sales shall be reset to zero.

During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under “—Liens” (including, without limitation, Permitted Liens) to the extent provided for in such covenant and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of the “—Liens” covenant and for no other covenant).

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Holdings, the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided, that (1) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of the covenant described under “—Affiliate Transactions”; (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and (5) no Subsidiary of the Issuer shall be required to comply with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” after such reinstatement with respect to any guarantee entered into by such Subsidiary during any Suspension Period.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), 6(c), (9) and (14) of the next succeeding paragraph (to the extent not deducted in calculating Consolidated Net Income), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor of the Issuer) beginning on October 1, 2012 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) contributions by a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100 % of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), in each case, after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value (as determined by the Issuer in good faith; provided that, in the case of this clause (e), if the fair market value of such Investment shall exceed $50.0 million, such fair market value shall be determined by the board of directors of the Issuer, whose resolution with respect thereto will be delivered to the Trustee) of the investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated

Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or Disqualified Stock of the Issuer or a Guarantor or (b) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interest rolled over by management, directors or employees of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Issuer) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that (i) cancellation of Indebtedness owing to the Issuer from any future, present or former employees, directors, officers, members of management or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (a) $30.0 million and (b) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made (a) in an amount equal to the amount of Excluded Contributions previously received or (b) without duplication with clause (a), from the Net Proceeds from an Asset Sale in respect of property or assets acquired after the Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(11) (i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(i) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (a) $80.0 million and (b) 3.5% of Total Assets at such time, and (ii) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(ii) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed $80.0 million; provided that, solely for purposes of this clause (11)(ii), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment, after giving effect to such Restricted Payment on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt Ratio of no more than 4.00 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication,

(a) franchise, excise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes the Issuer and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Issuer, to the extent such income or similar taxes are attributable to the income of the Issuer and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Issuer and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, paid such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to the Support and Services Agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Support and Services Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Support and Services Agreement would be deemed to be materially disadvantageous to the Holders)), solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity

Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under the caption “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by the Issuer under clauses (3), (4), (7), (8), (12), (13) and (16) of the covenant described under “—Transactions with Affiliates”; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and

(17) Restricted Payments that are made with the net proceeds of the 2GIG Disposition; provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment, after giving effect to the 2GIG Disposition and such Restricted Payment on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt Ratio of no more than 5.00 to 1.00;

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (17) above or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (17) and such first paragraph in any manner that otherwise complies with this covenant.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of the Issuer and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (i) $100.0 million and (ii) 4.25% of Total Assets (in each case, determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $425.0 million;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Notes (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Notes and the guarantees thereof pursuant to the Registration Rights Agreement (but excluding any Additional Notes) and (b) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the 2019 Notes (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Notes and the guarantees thereof;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock incurred or issued by the Issuer or any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed the greater of (a) $50.0 million and (b) 2.0% of Total Assets (in each case, determined at the date of incurrence or issuance), so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 365 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) or (3) of the definition thereof), and

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (i) $100.0 million and (ii) 4.25% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b);

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(14)(a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided, that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors in an amount outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (a) $50.0 million and (b) 2.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23);

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(25) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), the greater of (x) $50.0 million and (y) 10.0% of the total assets of the Foreign Subsidiaries on a consolidated basis as shown on the Issuer’s most recent balance sheet (it being understood that any Indebtedness incurred pursuant to this clause (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (25)).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on and after the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not and will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

The Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured,

except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes (and exchange notes with respect thereto) and the related guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer. The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Registration Rights Agreement pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer under the Indenture, the Guarantees and the Notes, as applicable.

Notwithstanding the foregoing, clauses (3), (4), (5) and (6) of the preceding paragraph of the covenant shall not apply to the Transactions.

Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Issuer or a Subsidiary Guarantor, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subsidiary Guarantors. Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales”; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer, in each case, without regard to the requirements set forth in the preceding paragraph. Holdings may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing Holdings in the United States, any state thereof, the District of Columbia or any territory thereof.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $35.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and the termination fees pursuant to the Support and Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Support and Services Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date (including, for the avoidance of doubt, the provision of certain administrative and other support services to Solar), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14)(i) investments by Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (x) the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (y) the investment constitutes less than

5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (y)), and (ii) payments to Permitted Holders in respect of securities of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) all payments to Holdings otherwise permitted under the Indenture;

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on the Issue Date in connection therewith;

(21) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders; and

(22) any transaction with a joint venture which would constitute an Affiliate Transaction solely because the Issuer or its Restricted Subsidiary owns an equity interest or otherwise controls such joint venture or similar entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Hedging Obligations and the related documentation;

(b)(i) the Indenture, the Notes and the guarantees thereof and (ii) the 2019 Notes Indenture, the 2019 Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “—Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred

Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer) or is otherwise in effect on the Issue Date and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(r) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date:

(1) within 90 days after the end of each fiscal year (or 120 days for the fiscal year ending December 31, 2012), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or 60 days for the first three fiscal quarters ending after the Issue Date), reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly after the occurrence of a material event which would have been required to be reported on a Form 8-K or any successor or comparable form if the Issuer had been a reporting company under the Exchange Act, a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject to exceptions consistent with the presentation of information in the offering memoranda distributed in connection with the private offerings of the Notes); provided, however, that the Issuer shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, in which event the Issuer will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that until such time as the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, the Issuer shall not be required to (i) in the case of (x) clauses (1) and (2) provide any information beyond the financial information that would be required to be contained in an annual or quarterly report on Form 10-K or 10-Q, as applicable, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and (y) clause (3) make available any information regarding director and management compensation or the occurrence of any of the events set forth in Items 1.04, 2.01, 2.05, 2.06, 3 (other than Item 3.03), 5.01, 5.02(e)—(f), 5.03-5.08, 6, 7, 8 or 9 of Form 8-K, (ii) make available any information regarding the occurrence of any of the events set forth in Items 1.01 or 1.02 of Form 8-K if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (iii) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein (other than providing reconciliations of such non-GAAP information to extent included in the offering memoranda distributed in connection with the private offerings of the outstanding Notes), (iv) comply with Regulation S-X or contain all purchase accounting adjustments relating to the Transactions to the extent it is not practicable to include any such adjustments in such report or (v) provide any information that is not otherwise similar to information included in the offering memoranda distributed in connection with the private offerings of the outstanding Notes. In addition, notwithstanding the foregoing, the Issuer will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to Holdings (or any parent entity of Holdings) as long as Holdings (or any such parent entity of Holdings) provides a Guarantee of the Notes; provided that, if and so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent entity, as the case may be), on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to Holdings or any such parent company, that Holdings or such parent company’s total assets or revenues, determined in accordance with GAAP and as shown on the most recent financial statements of Holdings or such parent company, is more than 3.0% of Holdings or such parent company’s corresponding consolidated amount.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the offering memoranda distributed in connection with the private offerings of the outstanding Notes, to the extent filed within the time periods specified above, or (2) by posting on the Issuer’s website or providing to the Trustee for distribution to the Holders within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering memoranda distributed in connection with the private offerings of the outstanding Notes, to the extent filed or posted within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 90 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports”) would constitute a Significant Subsidiary); and

(7) the Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Holdings or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interests of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions contained in the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 20 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies (other than the Issuer and the Guarantors) shall have any liability, for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes or to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(11) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture; or

(12) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes as provided in an Officer’s Certificate.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are or will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2019 Notes” means the $925,000,000 in aggregate principal amount of the Issuer’s 6.375% Senior Secured Notes due 2019.

“2019 Notes Indenture” means the Indenture for the 2019 Notes, dated as of the Issue Date, between the Issuer and Wilmington Trust, National Association, as trustee.

“2GIG Disposition” means the direct or indirect sale, transfer or other disposition of all or substantially all of the assets of 2GIG Technologies, Inc. (for the avoidance of doubt, including a sale, transfer or other disposition of Capital Stock of any Person owning such assets, so long as substantially all of the assets of such Person consists of such assets).

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Notes at December 1, 2015 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through December 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;
(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “Certain Covenants—Liens”;

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; and

(u) the 2GIG Disposition; provided, however, that if the net proceeds therefrom (determined in accordance with the definition of “Net Proceeds” as if the 2GIG Disposition was an Asset Sale) are not applied in accordance with clause (17) of the covenant described under “Certain Covenants—Limitation on Restricted Payments” within the time period provided for the application of Net Proceeds in the second paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” (without giving effect to any extensions of such period permitted thereunder in connection with binding commitments), such disposition shall be deemed an Asset Sale, and the Net Proceeds therefrom shall be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Issuer for the primary purpose of insuring the businesses or properties owned or operated by the Issuer or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in such local currencies held by the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Subsidiaries or Holdings and its Subsidiaries, in each case taken as a whole, to any Person other than any Permitted Holder or any Subsidiary Guarantor; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in connection with any transaction or series of transactions in which the Issuer shall become the Wholly-Owned Subsidiary of a Parent Company.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including

(a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Issue Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including, for the avoidance of doubt, bulk subscriber contract sales) or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Issuer or any of its direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, the 2019 Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes, the 2019 Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded; and

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the property of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of such date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of such date to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with the Transactions or any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuer, Holdings, Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Debt Fund Affiliate” means (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of the Investors that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Support and Services Agreement or otherwise to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than eighteen (18) months (or twelve (12) months in the case of any restructuring, cost savings initiative or other action (other than a merger, or other business combination, acquisition or divestiture)) after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations; plus

(m) [reserved];

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(o) costs, expenses or charges during such period relating to selling, equipping and installing new alarm systems and other products used in the business in connection with new subscriber acquisition of the Issuer and the Restricted Subsidiaries, in each case to the extent deducted from Consolidated Net Income in accordance with GAAP;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guarantor” means (i) Holdings and (ii) each Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, or (b) obligations under or in respect of Qualified Securitization Facilities, operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations); provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and Goldman, Sachs & Co.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the

Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of Blackstone Capital Partners VI L.P. and any of its Affiliates but not including, however, any of its or such Affiliates’ portfolio companies.

“Issue Date” means November 16, 2012.

“Issuer” means 313 Group Inc., a Delaware corporation, prior to the Transactions and the Merger and APX Group, Inc., a Delaware corporation, as the surviving corporation after the Transactions and the Merger (and not to any of their Subsidiaries) and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a legal holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date or will become holders of such Equity Interests in connection with the Transactions.

“Merger” means the merger of APX Group, Inc., V Solar Holdings, Inc. and 2GIG Technologies, Inc. with and into 313 Group Inc., 313 Solar Inc. and 313 Technologies Inc., respectively, pursuant to the Transaction Agreement.

“Merger Subs” means 313 Group Inc., 313 Solar Inc. and 313 Technologies Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, indorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $100.0 million and (b) 4.25% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $100.0 million and (b) 4.25% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22) repurchases of Notes;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “Certain Covenants—Limitation on Restricted Payment”;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary; and

(27) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (27) that are at that time outstanding, not to exceed the greater of (a) $25.0 million and (b) 1.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights—of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13) or (23) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4), (12) or (13) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Obligations relating to Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Restricted Subsidiaries of the Issuer that are not Guarantors and (c) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Issue Date (including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $50.0 million and (b) 2.0% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(38) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(39) Liens securing the 2019 Notes and any exchange notes (and the guarantees thereof) issued pursuant to the registration rights agreement;

(40) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) permitted to be incurred pursuant to the covenant under the caption “—Incurrence of Indebtedness and

Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, Indebtedness incurred under one or more Credit Facilities) so long as after giving effect to such incurrence and such Liens the Consolidated Secured Debt Ratio of the Issuer and its Restricted Subsidiaries shall be equal to or less than 4.00 to 1.0 for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is incurred; and

(41) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph “—under Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Issuer and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (b) constituting a receivables or payables financing or factoring facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities, the 2019 Notes and the related guarantees and Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Credit Facilities” means the revolving credit facility and other credit facilities under the Credit Agreements, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Solar” means V Solar Holdings, Inc. and its subsidiaries.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Support and Services Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Issuer (and/or its direct or indirect parent companies).

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction Agreement” means the Transaction Agreement, dated as of September 19, 2012, by and among 313 Acquisition LLC, the Merger Subs, APX Group, Inc., V Solar Holdings, Inc., 2GIG Technologies, Inc. and the other parties party thereto, as amended, modified and supplemented from time to time.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means the Merger and the transactions contemplated by the Transaction Agreement, the repayment and refinancing of certain Indebtedness, the issuance of the Notes issued on the Issue Date, the issuance of the 2019 Notes and borrowings under the Senior Secured Credit Facilities on the Issue Date, the payment of transactions fees and expenses and other transactions in connection therewith or incidental thereto.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2015; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the outstanding 2020 notes and the initial purchasers have entered into a registration rights agreement pursuant to where each of the Issuer and the guarantors of the outstanding 2020 notes have agreed that it will, at its expense, for the benefit of the holders of outstanding 2020 notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding 2020 notes for new notes, guaranteed by the guarantors on a senior basis, with terms substantially identical in all material respects to the outstanding 2020 notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $250.0 million aggregate principal amount of the outstanding 2020 notes are outstanding.

Under the circumstances set forth below, the Issuer and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding 2020 notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect the exchange offer;

•	if the exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•

if in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

Under the registration rights agreement, if (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange offer or a shelf registration statement has not been declared effective under the Securities Act during the registration period contemplated by the registration rights agreement or (B) if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clause (A) and clause (B), a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the outstanding 2020 notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by us) commencing on (x) the first day after the expiration of the registration period contemplated by the registration rights agreement (in the case of clause (A) above) or (y) the day such shelf registration statement ceases to be effective (in the case of clause (B) above); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above) or if the notes otherwise no longer constitute transfer restricted securities (as such term is defined in the registration rights agreement), Additional Interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

If you wish to exchange your outstanding 2020 notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding 2020 notes, where the broker-dealer acquired the outstanding 2020 notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of the Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuer or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding 2020 notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding 2020 notes, where such outstanding 2020 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding 2020 notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding 2020 notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding 2020 notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding 2020 notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuer and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding 2020 notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding 2020 notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding 2020 notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding 2020 notes. There will be no fixed record date for determining registered holders of outstanding 2020 notes entitled to participate in the exchange offer. The Issuer and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding 2020 notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding 2020 notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding 2020 notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding 2020 notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding 2020 notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2014, which is the 21st business day after the date of this prospectus. However, if the Issuer, in its sole discretion, extends the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offer.

To extend the period of time during which an exchange offer is open, the Issuer will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding 2020 notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding 2020 notes (if the Issuer amends or extends the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding 2020 notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding 2020 notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding 2020 notes and the Issuer may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding 2020 notes of any holder that has not made to the Issuer:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding 2020 Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding 2020 notes by giving written notice of such extension to their holders. The Issuer will return any outstanding 2020 notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding 2020 notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding 2020 notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in its sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding 2020 notes tendered, and will not issue exchange notes in exchange for any such outstanding 2020 notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding 2020 Notes

To tender your outstanding 2020 notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding 2020 notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding 2020 notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding 2020 notes, letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding 2020 notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding 2020 notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf . If you wish to tender the outstanding 2020 notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding 2020 notes, either:

•	make appropriate arrangements to register ownership of the outstanding 2020 notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding 2020 notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding 2020 notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding 2020 notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding 2020 notes listed on the outstanding 2020 notes, such outstanding 2020 notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding 2020 notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding 2020 notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding 2020 notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding 2020 notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the Issuer may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding 2020 notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding 2020 notes or a timely book-entry confirmation of such outstanding 2020 notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding 2020 notes pursuant to the exchange offer, you will represent to the Issuer that, among other things:

•	you are not an affiliate of the Issuer or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding 2020 notes must represent that such outstanding 2020 notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuer will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding 2020 notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding 2020 notes not properly tendered or to not accept any particular outstanding 2020 notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding 2020 notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding 2020 notes for exchange must be cured within such reasonable period of time as the Issuer determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding 2020 notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding 2020 notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding 2020 notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding 2020 notes by causing the book-entry transfer facility to transfer those outstanding 2020 notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding 2020 notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding 2020 notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding 2020 notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding 2020 notes who are unable to deliver confirmation of the book-entry tender of their outstanding 2020 notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding 2020 notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding 2020 notes but your outstanding 2020 notes are not immediately available or you cannot deliver your outstanding 2020 notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and

•

notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding 2020 notes and the principal amount of outstanding 2020 notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding 2020 notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding 2020 notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding 2020 notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding 2020 notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding 2020 notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding 2020 notes to be withdrawn;

•	identify the outstanding 2020 notes to be withdrawn, including the certificate numbers and principal amount of the outstanding 2020 notes; and

•	where certificates for outstanding 2020 notes have been transmitted, specify the name in which such outstanding 2020 notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding 2020 notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding 2020 notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding 2020 notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and its determination will be final and binding on all parties. Any outstanding 2020 notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding 2020 notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding 2020 notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 2020 notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding 2020 Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile: (302) 636-4144	By Hand Delivery:

Wilmington Trust, National Association 301 West 11th Street Wilmington, DE 19801 Attention: Jolene Perry Telephone: (302) 636-6606	To Confirm by Telephone: (302) 636-6606	Wilmington Trust, National Association 301 West 11th Street Wilmington, DE 19801 Attention: Jolene Perry Telephone: (302) 636-6606

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding 2020 notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding 2020 notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding 2020 notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses relating to the exchange offer.

Transfer Taxes

The Issuer and the guarantors will pay all transfer taxes, if any, applicable to the exchange of outstanding 2020 notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding 2020 notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding 2020 notes tendered;

•	tendered outstanding 2020 notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding 2020 notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding 2020 notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding 2020 notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding 2020 notes for exchange notes under the exchange offer, your outstanding 2020 notes will remain subject to the restrictions on transfer of such outstanding 2020 notes:

•

as set forth in the legend printed on the outstanding 2020 notes as a consequence of the issuance of the outstanding 2020 notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding 2020 notes.

In general, you may not offer or sell your outstanding 2020 notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding 2020 notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding 2020 notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding 2020 notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding 2020 notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding 2020 notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding 2020 note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding 2020 note immediately before the exchange.

In any event, persons considering the exchange of outstanding 2020 notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of any portion of the assets of any Plan in the notes, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the notes by an ERISA Plan with respect to which the issuer, a subsidiary guarantor or any of their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied. There can be no assurance that any class exemption or any other exemption will be available with respect to any particular transaction involving the notes, or that if an exemption is available, it will cover all aspects of any particular transaction.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes (and the exchange of outstanding 2020 notes for exchange notes) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes to a Plan is in no respect a representation by the Issuer that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 2020 notes where the outstanding 2020 notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding 2020 notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. Certain legal matters with respect to the Utah registrants will be passed upon for us by Durham Jones & Pinegar, P.C.

EXPERTS

The consolidated financial statements of APX Group Holdings, Inc. and Subsidiaries at December 31, 2012 and for the period from November 17, 2012 through December 31, 2012 (Successor), and the consolidated financial statements of APX Group, Inc. and Subsidiaries at December 31, 2011 and for the period from January 1, 2012 through November 16, 2012 and the years ended December 31, 2011 and 2010 (Predecessor), which are referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantors and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding unregistered notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group Inc. and Subsidiaries (Predecessor):

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2012 (Successor) and December 31, 2011 (Predecessor)	F-3

Consolidated Statements of Operations for the Periods from November 17, 2012 through December  31, 2012 (Successor), January 1, 2012 through November 16, 2012 (Predecessor) and for the years ended December 31, 2011 and December 31, 2010 (Predecessor)

F-5

Consolidated Statements of Comprehensive Loss for the Periods from November  17, 2012 through December 31, 2012 (Successor), January 1, 2012 through November 16, 2012 (Predecessor) and for the years ended December 31, 2011 and December 31, 2010 (Predecessor)

F-6

Consolidated Statements of Changes in Equity (Deficit) for the Periods from November  17, 2012 through December 31, 2012 (Successor), January 1, 2012 through November 16, 2012 (Predecessor) and for the years ended December 31, 2011 and December 31, 2010
(Predecessor)

F-7

Consolidated Statements of Cash Flows for the Periods from November 17, 2012 through December  31, 2012 (Successor), January 1, 2012 through November 16, 2012 (Predecessor) and for the years ended December 31, 2011 and December 31, 2010 (Predecessor)

F-8

Notes to Consolidated Financial Statements	F-9

Unaudited Condensed Consolidated Financial Statements APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group Inc. and Subsidiaries (Predecessor):

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2013 (Successor) and December 31, 2012 (Successor)	F-45

Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2013 (Successor) and September 30, 2012 (Predecessor)	F-46

Unaudited Condensed Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2013 (Successor) and September 30, 2012 (Predecessor)	F-47

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2013 (Successor) and September 30, 2012 (Predecessor)	F-48

Notes to Unaudited Condensed Consolidated Financial Statements	F-49

Report of Independent Registered Public Accounting Firm

The Board of Directors

APX Group Holdings, Inc. and Subsidiaries

We have audited the consolidated balance sheet of APX Group Holdings, Inc. and Subsidiaries as of December 31, 2012, and the related consolidated statements of operations, comprehensive loss, changes in equity (deficit), and cash flows for the period from November 17, 2012 to December 31, 2012 (Successor), and the accompanying consolidated balance sheet of APX Group, Inc. and Subsidiaries as of December 31, 2011, and the related consolidated statements of operations, comprehensive loss, changes in equity (deficit), and cash flows for the period from January 1, 2012 to November 16, 2012 and the years ended December 31, 2011 and 2010 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of APX Group Holdings, Inc. and Subsidiaries at December 31, 2012, and the consolidated results of its operations and its cash flows for the period from November 17, 2012 through December 31, 2012 (Successor), and the consolidated financial position of APX Group, Inc. and Subsidiaries at December 31, 2011, and the consolidated results of its operations and its cash flows for the period from January 1, 2012 to November 16, 2012 and the years ended December 31, 2011 and 2010 (Predecessor), in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Salt Lake City, Utah

April 30, 2013

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Consolidated Balance Sheets

(In thousands, except share and per share data)

	Successor	Predecessor
	December 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash	$8,090	$3,680
Accounts receivable, net	10,503	5,873
Inventories, net	32,327	56,488
Deferred tax asset	8,124	—
Prepaid expenses and other current assets	16,229	10,867

Total current assets	75,273	76,908

Property and equipment, net	30,206	26,440
Subscriber contract costs, net	12,753	534,013
Deferred financing costs, net	57,322	4,189
Restricted cash	28,428	1,349
Intangible assets, net	1,053,019	706
Goodwill	876,642	—
Long-term investments and other assets, net	21,705	1,375

Total assets	$2,155,348	$644,980

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$26,037	$25,264
Accrued payroll and commissions	20,446	14,604
Accrued expenses and other current liabilities	38,232	8,354
Liability—contracts sold	—	12,063
Deferred revenue	19,391	20,091
Current portion of revolving line of credit	—	18,741
Current portion of capital lease obligations	4,001	2,804

Total current liabilities	108,107	101,921

Notes payable	1,305,000	605,000
Long-term portion of revolving line of credit	28,000	—
Liability—contracts sold, net of current portion	—	62,094
Capital lease obligations, net of current portion	4,768	5,075
Deferred revenue, net of current portion	708	34,566
Other long-term obligations	2,257	19,384
Deferred income tax liability	27,229	439

Total liabilities	1,476,069	828,479

Commitments and contingencies (See Note 14)

	Successor	Predecessor
	December 31, 2012	December 31, 2011
Equity (deficit):
Predecessor:
APX Group, Inc. stockholders’ equity (deficit):
Series A preferred stock, $0.01 par value; 25,563 shares authorized, 25,000 issued and outstanding at December 31, 2011		—
Series D preferred stock, $0.01 par value; 50,000 shares authorized, 45,259 issued and outstanding at December 31, 2011		—
Series A and Series B common stock, $0.01 par value; 25,563 shares of each series authorized, 25,000 of each series issued and outstanding at December 31, 2011		1
Series C common stock, $0.01 par value; 1,550 shares authorized at December 31, 2011; no shares issued and outstanding		—
Additional paid-in capital		46,836
Accumulated deficit		(234,982)
Accumulated other comprehensive income		162

Total APX Group, Inc. stockholders’ deficit		(187,983)
Non-controlling interests		4,484

Successor:
APX Group Holdings, Inc. stockholders’ equity:
Common stock, $0.01 par value; 100 shares authorized at December 31, 2012, 100 shares issued and outstanding	—
Additional paid-in capital	708,453
Accumulated deficit	(30,102)
Accumulated other comprehensive income	928

Total equity (deficit)	679,279	(183,499)

Total liabilities and equity (deficit)	$2,155,348	$644,980

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Consolidated Statements of Operations

(In thousands)

	Successor	Predecessor
	Period from November 17, through December 31, 2012	Period from January 1, through November 16, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Revenues:
Monitoring revenue	$49,122	$325,271	$287,974	$212,692
Service and other sales revenue	8,473	66,811	38,544	10,403
Activation fees	11	5,331	4,891	3,208
Contract sales	—	157	8,539	12,575

Total revenues	57,606	397,570	339,948	238,878

Costs and expenses:
Operating expenses (exclusive of depreciation and amortization shown separately below)	20,699	145,797	126,563	73,252
Cost of contract sales	—	95	6,425	7,602
Selling expenses	12,284	91,559	48,978	30,667
General and administrative expenses	9,521	99,972	50,510	36,834
Transaction related expenses	31,885	23,461	—	—
Depreciation and amortization	11,410	79,679	68,458	45,294

Total costs and expenses	85,799	440,563	300,934	193,649

(Loss) income from operations	(28,193)	(42,993)	39,014	45,229

Other expenses:
Interest expense, net	(12,641)	(106,559)	(101,855)	(69,470)
Other expenses	(171)	(122)	(386)	(397)

Loss from continuing operations before income taxes	(41,005)	(149,674)	(63,227)	(24,638)
Income tax (benefit) expense	(10,903)	4,923	(3,739)	4,320

Loss from continuing operations	(30,102)	(154,597)	(59,488)	(28,958)

Discontinued operations:
Loss from discontinued operations	—	(239)	(2,917)	—

Net loss before non-controlling interests	(30,102)	(154,836)	(62,405)	(28,958)
Net (loss) income attributable to non-controlling interests	—	(1,319)	6,141	(5,300)

Net loss	$(30,102)	$(153,517)	$(68,546)	$(23,658)

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Consolidated Statements of Comprehensive Loss

(In thousands)

	Successor	Predecessor
	Period from November 17, through December 31, 2012	Period from January 1, through November 16, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Net loss before non-controlling interests	$(30,102)	$(154,836)	$(62,405)	$(28,958)
Other comprehensive income (loss), net of tax effects:
Change in fair value of interest rate swap agreement	—	318	563	179
Foreign currency translation adjustment	928	708	(1,734)	1,709

Total other comprehensive income (loss)	928	1,026	(1,171)	1,888
Comprehensive loss before non-controlling interests	(29,174)	(153,810)	(63,576)	(27,070)
Comprehensive (loss) income attributable to non-controlling interests	—	(1,319)	6,141	(5,300)

Comprehensive (loss) income	$(29,174)	$(152,491)	$(69,717)	$(21,770)

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Consolidated Statements of Changes in Equity (Deficit)

(In thousands)

	Preferred Stock		Common Stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Non- controlling interests	Total
	Series A	Series D	Series A	Series B
Predecessor:
Balance, at January 1, 2010	$—	$—	$—	$1	$2,507	$(141,778)	$(555)	$(1,863)	$(141,688)
Net loss	—	—	—	—	—	(23,658)	—	(5,300)	(28,958)
Change in fair value of interest rate swap agreement	—	—	—	—	—	—	179	—	179
Foreign currency translation adjustment	—	—	—	—	—	—	1,709	—	1,709
Stock-based compensation	—	—	—	—	551	—	—	—	551
Cash dividends paid	—	—	—	—	—	(1,000)	—	—	(1,000)

Balance, December 31, 2010	—	—	—	1	3,058	(166,436)	1,333	(7,163)	(169,207)
Net (loss) income	—	—	—	—	—	(68,546)	—	6,141	(62,405)
Change in fair value of interest rate swap agreement	—	—	—	—	—	—	563	—	563
Foreign currency translation adjustment	—	—	—	—	—	—	(1,734)	—	(1,734)
Equity contributions to Solar	—	—	—	—	—	—	—	5,224	5,224
Stock-based compensation	—	—	—	—	498	—	—	282	780
Issuance of Series D preferred stock and warrants, net of issuance costs and amount allocated to liability (See Note 13)	—	—	—	—	43,280	—	—	—	43,280

Balance, December 31, 2011	—	—	—	1	46,836	(234,982)	162	4,484	(183,499)
Net (loss) income	—	—	—	—	—	(153,517)	—	(1,319)	(154,836)
Change in fair value of interest rate swap agreement	—	—	—	—	—	—	318	—	318
Foreign currency translation adjustment	—	—	—	—	—	—	708	—	708
Stock-based compensation	—	—	—	—	1,780	—	—	591	2,371
Issuance of Series D preferred stock and warrants, net of issuance costs and amount allocated to liability (See Note 13)	—	—	—	—	4,454	—	—	—	4,454
Change in fair value of warrant	—	—	—	—	1,047	—	—	—	1,047
Solar share issuance	—	—	—	—	—	—	—	14,193	14,193
Cash dividends paid	—	—	—	—	—	—	—	(80)	(80)

Balance, November 16, 2012	—	—	—	1	54,117	(388,499)	1,188	17,869	(315,324)

Successor:
Elimination of the predecessor equity structure and non-controlling interests	—	—	—	(1)	(54,117)	388,499	(1,188)	(17,869)	315,324
Investment by Parent	—	—	—	—	708,453	—	—	—	708,453

Balance, November 17, 2012	—	—	—	—	708,453	—	—	—	708,453
Net loss	—	—	—	—	—	(30,102)	—	—	(30,102)
Foreign currency translation adjustment	—	—	—	—	—	—	928	—	928

Balance, December 31, 2012	$—	$—	$—	$—	$708,453	$(30,102)	$928	$—	$679,279

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Consolidated Statements of Cash Flows

(In thousands)

	Successor	Predecessor
	Period from November 17, through December 31, 2012	Period from January 1, through November 16, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Cash flows from operating activities:
Net loss from continuing operations	$(30,102)	$(154,597)	$(59,488)	$(28,958)
Loss from discontinued operations	—	(239)	(2,917)	—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities of continuing operations:
Amortization of subscriber contracts costs	181	72,005	61,546	39,361
Depreciation and amortization	11,229	7,676	7,571	5,933
Amortization of deferred financing costs	1,032	6,619	7,709	5,632
Gain on change in fair value of warrant liability	—	(287)	—	—
Loss on sale or disposal of assets	(45)	119	380	6
Stock-based compensation	—	2,371	780	551
Deferred income taxes	(13,120)	1,421	(4,458)	5,036
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,640	(9,697)	(3,062)	(51)
Inventories	(257)	20,111	(42,329)	(3,993)
Prepaid expenses and other current assets	(6,870)	2,305	(6,017)	(2,445)
Accounts payable	(1,034)	11,793	8,137	(1,802)
Accrued expenses and other liabilities	14,271	109,515	(18,372)	(885)
Deferred revenue	(4,168)	26,256	13,678	14,936

Net cash (used in) provided by operating activities	(25,243)	95,371	(36,842)	33,321
Cash flows from investing activities:
Subscriber contract costs	(12,938)	(263,731)	(203,577)	(163,713)
Capital expenditures	(1,456)	(5,894)	(6,521)	(1,879)
Proceeds from the sale of capital assets	—	274	185	—
Acquisition of the predecessor including transaction costs, net of cash acquired	(1,915,473)	—	—	—
Other assets	(19,587)	(743)	2,310	(3,573)

Net cash used in investing activities	(1,949,454)	(270,094)	(207,603)	(169,165)
Cash flows from financing activities:
Proceeds from notes payable	1,305,000	116,163	187,500	62,500
Proceeds from issuance of preferred stock and warrants	—	4,562	45,068	—
Proceeds from the issuance of common stock in connection with acquisition of the predecessor.	708,453	—	—	—
Proceeds from issuance of preferred stock by Solar	—	5,000	5,000	—
Capital contributions-non-controlling interest	—	9,193	224	—
Borrowings from revolving line of credit	28,000	105,000	87,300	6,650
Repayments on revolving line of credit	—	(42,241)	(75,209)	—
Change in restricted cash	—	(152)	(1,348)	72,104
Repayments of capital lease obligations	(353)	(4,060)	(2,357)	(1,224)
Excess tax benefit from share-based payment awards	—	2,651	—	—
Deferred financing costs	(58,354)	(6,684)	(2,000)	(2,345)
Payments of dividends	—	(80)	—	(1,000)

Net cash provided by financing activities	1,982,746	189,352	244,178	136,685
Effect of exchange rate changes on cash	41	(251)	247	1,708

Net (decrease) increase in cash	8,090	14,378	(20)	2,549
Cash:
Beginning of period	—	3,680	3,700	1,151

End of period	$8,090	$18,058	$3,680	$3,700

Supplemental cash flow disclosures:
Income tax paid (refund received), net	$—	$2,235	$198	$(664)
Interest paid	$44	$91,470	$82,333	$52,508
Supplemental non-cash flow disclosure:
Capital lease additions	$574	$4,729	$4,907	$6,151

See accompanying notes to consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Notes to Consolidated Financial Statements

NOTE 1—DESCRIPTION OF BUSINESS

APX Group Holdings, Inc. (“Holdings” or “Parent”), and its wholly-owned subsidiaries, (collectively the “Company”), is one of the largest residential security and home automation companies in North America. The Company is engaged in the sale, installation, servicing and monitoring of electronic home security and automation systems in the United States and Canada.

On November 16, 2012, APX Group, Inc. (“APX”), 2GIG Technologies, Inc. (“2GIG”), and their respective subsidiaries were acquired by an investor group comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P., and certain co-investors and management investors (collectively, the “Investors”). This stock acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger”) pursuant to which each of APX and 2GIG, and their respective subsidiaries became indirect wholly-owned subsidiaries of 313 Acquisition LLC, an entity wholly-owned by the Investors.

As a result of the Merger, Vivint, Inc. and its wholly-owned subsidiaries and 2GIG and its wholly-owned subsidiaries collectively became wholly-owned by APX Group, Inc., which is wholly-owned by APX Group Holdings, Inc., which is wholly-owned by APX Parent Holdco, Inc., which is wholly owned by 313 Acquisition, LLC. APX Parent Holdco, Inc. and APX Group Holdings, Inc. have no operations and were formed for the purpose of facilitating the Merger.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—As a result of the Merger, the consolidated financial statements are presented on two bases of accounting and are not necessarily comparable: January 1, 2010 through November 16, 2012 (the “Predecessor Period” or “Predecessor” as context requires) and November 17, 2012 through December 31, 2012 (the “Successor Period” or “Successor” as context requires), which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The audited consolidated financial statements for the Predecessor Period are presented for APX Group, Inc. and its wholly-owned subsidiaries, including variable interest entities. The audited consolidated financial statements for the Successor Period reflect the Merger presenting the financial position and results of operations of APX Group Holdings, Inc. and its wholly-owned subsidiaries. The financial position and results of operations of the Successor are not comparable to the financial position and results of operations of the Predecessor due to the Merger and the basis of presentation of purchase accounting as compared to historical cost in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations.

The consolidated financial statements for the Predecessor and Successor include the financial position and results of operations of the following entities:

Successor	Predecessor
APX Group Holdings, Inc.	—
APX Group, Inc.	APX Group, Inc.
Vivint, Inc.	Vivint, Inc.
Vivint Canada, Inc.	Vivint Canada, Inc.
ARM Security, Inc.	ARM Security, Inc.
AP AL, LLC	AP AL, LLC
Vivint Purchasing, LLC	Vivint Purchasing, LLC
Vivint Servicing, LLC	Vivint Servicing, LLC
2GIG Technologies, Inc.	2GIG Technologies, Inc.
2GIG Technologies Canada, Inc.	2GIG Technologies Canada, Inc.
—	V Solar Holdings, Inc.
—	Vivint Solar, Inc.
313 Aviation, LLC	—

The Successor and Predecessor Period include substantially the same operating entities except that Vivint Solar, Inc. and its subsidiaries (“Solar”) is not included in the Successor Period since Solar is separately owned and is no longer a consolidated variable interest entity.

Principles of Consolidation—The accompanying Successor consolidated financial statements include the accounts of APX Group Holdings, Inc. and its subsidiaries, including 2GIG as a wholly-owned subsidiary. The accompanying Predecessor consolidated financial statements include APX Group, Inc. and its subsidiaries, and 2GIG and Solar, which were variable interest entities (or “VIE’s”) prior to the Merger (See Note 7). All significant intercompany balances and transactions have been eliminated in consolidation.

The financial information presented in the accompanying consolidated financial statements reflects the financial position and operating results of Smart Grid as discontinued operations (See Note 6).

Changes in Presentation of Comparative Financial Statements—Contract fulfillment revenue, which represents payments received from customers who cancel their contract in-term and was previously presented separately, is included in service and other sales revenue to conform to the current year presentation. Intangible assets that were previously included in long-term investments and other assets are presented in intangible assets, net. These changes did not have a significant impact on the consolidated financial statements.

Revenue Recognition—The Company recognizes revenue principally on four types of transactions: (i) monitoring, which includes revenues for monitoring of the Company’s subscriber contracts and certain subscriber contracts that have been sold, (ii) activation fees on the Company’s contracts, which are amortized over the expected life of the customer, (iii) service and other sales, which includes services provided on contracts, contract fulfillment revenue, sales of products that are not part of the basic equipment package and revenue from 2GIG, and (iv) contract sales.

Monitoring services for the Company’s subscriber contracts are billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. Revenue from monitoring contracts that have been sold is recognized monthly as services are provided based on rates negotiated as part of the contract sales. Costs of providing ongoing monitoring services are expensed in the period incurred.

Activation fees are charged to a customer when a new account is opened. This revenue is deferred and recognized over a pattern that reflects the estimated life of a customer relationship, generally 12 years.

Service and other sales revenue is recognized as services are provided or when title to the products and equipment sold transfers to the customer. Contract fulfillment revenue, included in service and other sales, is recognized when payment is received from customers who cancel their contract in-term. Revenue from sales of products that are not part of the basic equipment package is recognized upon delivery of products.

Also included in service and other sales revenue is net recurring services revenue, which is based on back-end services, provided by Alarm.com, for all panels sold to distributors and direct-sell dealers and subsequently placed in service in end-user locations. The Company receives a fixed monthly amount from Alarm.com for each system installed with non-Vivint customers that use the Alarm.com platform.

Revenue from the sale of subscriber contracts is recognized when ownership of the contracts has transferred to the purchaser. Any unamortized deferred revenue and costs related to contract sales are recognized at the time of the sale.

Subscriber Contract Costs—A portion of the direct costs of acquiring new subscribers, primarily sales commissions, equipment, and installation costs, are deferred and recognized over a pattern that reflects the estimated life of the subscriber relationships. The Company amortizes these costs using a 150% declining balance method over 12 years for both the Successor Period and Predecessor Period. The Company evaluates subscriber account attrition on a periodic basis, utilizing observed attrition rates for the Company’s subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

In conjunction with the Merger and in accordance with purchase accounting, the total purchase price was allocated to the Company’s net tangible and identifiable intangible assets based on their estimated fair values established, in part, with the assistance of an independent appraisal firm as of November 16, 2012 (See Note 3). The Company recorded the value of Subscriber Contract Costs on the date of the Transactions at fair value and classified it as an intangible asset which is amortized over 10 years in a pattern that is consistent with the amount of revenue expected to be generated from the related subscriber contracts.

Cash Held for Other Contract Owners—Prior to the Merger, the Company collected monthly cash payments for monitoring services for certain contracts that had been sold and then remitted these payments to the owners of those contracts. The Company offset this cash against the corresponding payable and, as a result, these balances do not appear on the consolidated balance sheets. In connection with the Merger, these subscriber contracts were repurchased by the Company and are now part of its subscriber account base at December 31, 2012. As of December 31, 2011, the Company had approximately $2,507,000 of cash and corresponding accounts payable that had been collected for other contract owners.

Restricted Cash—Restricted cash is cash that is restricted for a specific purpose and cannot be included in the general cash account. At December 31, 2012, the restricted cash was held by a third-party trustee. At December 31, 2011, the Company held restricted cash in a bank primarily related to the Solar credit facility.

Accounts Receivable—Accounts receivable consist primarily of amounts due from customers for recurring monthly monitoring services. The accounts receivable are recorded at invoiced amounts and are non-interest bearing. The gross amount of accounts receivable has been reduced by an allowance for doubtful accounts of $2,301,000 and $1,903,000 at December 31, 2012 and 2011, respectively. The Company estimates this allowance based on historical collection rates, subscriber attrition rates, and contractual obligations underlying the sale of the subscriber contracts to third parties. When the Company determines that there are accounts receivable that are uncollectible, they are charged off against the allowance for doubtful accounts. As of December 31, 2012 and 2011, no accounts receivable were classified as held for sale.

The changes in the Company’s allowance for accounts receivable were as follows for the years ended (in thousands):

	Successor	Predecessor
	Period from November 17, through December 31, 2012	Period from January 1, through November 16, 2012	December 31, 2011
Beginning balance	$3,649	$1,903	$1,484
Bad debt expense	1,307	8,204	7,026
Write-offs and adjustments	(2,655)	(6,458)	(6,607)

Balance at end of period	$2,301	$3,649	$1,903

Inventories—Inventories, which comprise home automation and security system equipment and parts, are stated at the lower of cost or market with cost determined under the first-in, first-out (FIFO) method. The Company records an allowance for excess and obsolete inventory based on anticipated obsolescence, usage and historical write-offs.

Long-lived Assets and Intangibles—Property and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. Intangible assets with definite lives are amortized over the remaining estimated economic life of the underlying technology or relationships, which ranges from 5 to 10 years. Amortization expense associated with leased assets is included with depreciation expense. Routine repairs and maintenance are charged to expense as incurred. Intangible assets are amortized on the straight-line method over the estimated useful life of the asset or in a pattern in which the economic benefits of the intangible asset are consumed. The Company periodically assesses potential impairment of its long-lived assets and intangibles and performs an impairment review whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company has no intangible assets with indefinite useful lives.

Deferred Financing Costs—Costs incurred in connection with obtaining debt financing are deferred and amortized utilizing the straight-line method, which approximates the effective-interest method, over the life of the related financing. If such financing is paid off or replaced prior to maturity with debt instruments that have substantially different terms, the unamortized costs are charged to expense. In connection with refinancing the debt, in conjunction with the Transactions the Company wrote off $3,451,000 related to unamortized deferred financing costs associated with the Credit Agreement. Deferred financing costs included in the accompanying consolidated balance sheets at December 31, 2012 and 2011 were $57,322,000 and $4,189,000, net of accumulated amortization of $1,032,000 and $16,445,000, respectively. Amortization expense on deferred financing costs recognized and included in interest expense, net, in the accompanying consolidated statements of operations, totaled $1,032,000 for the Successor Period ended December 31, 2012, $6,619,000 for the Predecessor Period ended November 16, 2012 and $7,709,000 and $5,632,000 for the years ended December 31, 2011 and 2010, respectively.

Residual Income Plan—Prior to the Merger, the Company had a program that allowed sales representatives to elect to defer commission payments and for third-party sales channel partners to receive additional compensation based on the performance of the underlying contracts they created during the season. The Company calculated the present value of the expected future payments and recognized this amount in the period the commissions were earned. Subsequent accretion and adjustments to the estimated liability were recorded as interest and other expense, respectively. The Company monitored actual payments and customer attrition on a periodic basis and, when necessary, made adjustments to the liability. In connection with the Merger, the Company settled its obligation to the employee participants of this plan. The obligation related to commissions owed to third-party channel partners was not settled in connection with the Merger, and this program continued after the Merger. The amount included in accrued expenses and other current liabilities was $1,418,000 at December 31, 2012, representing the present value of the estimated amounts owed to third-party sales channel partners. The amount included in other long-term obligations was $11,515,000 at December 31, 2011.

Stock-Based Compensation—The Company measures compensation cost based on the grant-date fair value of the award and recognizes that cost over the requisite service period of the awards (See Note 13).

Advertising Expense—Advertising costs are expensed as incurred. Advertising costs were approximately $1,686,000 for the Successor Period ended December 31, 2012, $8,204,000 for the Predecessor Period ended November 16, 2012 and $8,505,000 and $3,834,000 for the years ended December 31, 2011 and 2010, respectively.

Income Taxes—The Company accounts for income taxes based on the asset and liability method. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company recognizes the effect of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company’s policy for recording interest and penalties is to record such items as a component of the provision for income taxes.

Liability—Contracts Sold—During 2007 and 2008, the Company received approximately $118,136,000 in proceeds from the sale of certain subscriber contracts to a third-party. Concurrently, the Company entered into an agreement with the buyer to continue providing monitoring and support services for the contracts that were sold. Following the initial one-year warranty period from the date of the sales, the Company had no obligation under the terms of the sales agreement to make any additional payments to the seller. In August 2012, the Company agreed to repurchase the contracts upon a change of control, as defined. As a result of this continuing involvement on the part of the Company in the servicing of the contracts, accounting guidance precluded gain recognition at the time of the sales. Accordingly, the Company recorded a liability for the proceeds received at the time of the sales and amortized the liability using the effective interest method over twelve years, the expected life of the subscriber contracts. The Company recorded the monthly fees from these contracts as monitoring revenue in the statements of operations. In connection with the Merger, these contracts were re-acquired and, as a result, the related liability was satisfied.

Interest Income—Interest income is included with interest expense, net on the consolidated statements of operations and totaled approximately $4,000 for the Successor Period ended December 31, 2012, $61,000 for the Predecessor Period ended November 16, 2012 and $64,000 and $59,000 for the years ended December 31, 2011 and 2010, respectively.

Use of Estimates—The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Concentrations of Credit Risk—Financial instruments that potentially subject the Company to concentration of credit risk consist principally of receivables and cash. At times during the year, the Company maintains cash balances in excess of insured limits. The Company is not dependent on any single customer or geographic location. The loss of a customer would not adversely impact the Company’s operating results or financial position.

Interest Rate Swap Agreement—The Company formally documents the relationship between its hedging instrument (interest rate swap agreement) and the hedged item (term loan borrowings), as well as its risk-management objective and strategy for undertaking the hedge transaction. This process includes linking the interest rate swap agreement that is designated as a cash flow hedge to the specific liability on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the interest rate swap that is used as a hedging transaction is highly effective in offsetting changes in cash flows of the hedged item. Any change in the fair value of the instrument, which is highly effective, is included as a component of accumulated other comprehensive income until earnings are affected by the variability of cash flows. The net payments are recognized as an increase or decrease to interest expense in the consolidated statements of operations. If the Company determines that the interest rate swap is no longer highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company will discontinue hedge accounting prospectively (See Note 5).

Fair Value Measurement—Assets and liabilities subject to on-going fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy:

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.

Level 2: Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during fiscal 2012 or 2011.

The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.

Goodwill—Goodwill represents the amount by which the total purchase consideration exceeded the fair value of the tangible and intangible assets acquired in the Merger. This goodwill primarily resulted from the expected growth in the business, partly based on historical performance, resulting from the potential to increase recurring monthly revenue to existing customers by offering them additional services and the potential to continue growing the overall subscriber base through the Company’s existing sales channels. The Company conducts a goodwill impairment analysis annually and as necessary if changes in facts and circumstances indicate that the fair value of the Company’s reporting units may be less than its carrying amount. The Company’s goodwill impairment test consists of two steps. The first step requires that the Company compare the estimated fair value of its reporting units to the carrying value of the reporting unit’s net assets, including goodwill. If the fair value of the reporting unit is greater than the carrying value of its net assets, goodwill is not considered to be impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value of its net assets, the Company would be required to complete the second step of the test by analyzing the fair value of its goodwill. If the carrying value of the goodwill exceeds its fair value, an impairment charge is recorded.

Foreign Currency Translation and Other Comprehensive Income—The functional currency of Vivint Canada, Inc. is the Canadian dollar. Accordingly, assets and liabilities are translated from Canadian dollars into U.S. dollars at year-end rates and revenue and expenses are translated at the weighted-average exchange rates for the year. Adjustments resulting from this translation process are classified as other comprehensive income (loss) and shown as a separate component of equity.

Letters of Credit—At December 31, 2012, the Company had $2,168,000 of unused letters of credit associated with workers compensation and a bond line for the Company’s corporate, sales and installation personnel.

New Accounting Pronouncement—In July 2012, the FASB issued guidance regarding testing indefinite-lived intangible assets for impairment. The guidance provides an entity the option to assess qualitative factors to determine whether the existence of events and circumstances leads to the determination that it is more likely than not (a likelihood of more than 50 percent) that the indefinite-lived intangible asset is impaired. If the entity concludes that it is more likely than not that the asset is impaired, it is required to determine the fair value of the intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying value. If the entity concludes otherwise, no further quantitative assessment is required. This guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, although early adoption is permitted. The adoption of this guidance is not expected to have an impact on the Company’s results of operations, financial position or cash flows.

In January 2013, the FASB issued Accounting Standards Update No. 2013-02 – Comprehensive Income, which requires an entity to provide information about the amounts reclassified from accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of its income statement or in its notes, significant amounts reclassified from accumulated other comprehensive income by the net income line item. This update is effective for periods beginning after December 15, 2012. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

Subsequent Events—The Company has evaluated subsequent events through April 30, 2013, the date the financial statements were available to be issued.

NOTE 3—BUSINESS COMBINATION

As described in Note 1, the Merger was completed on November 16, 2012 and was financed by a combination of equity invested by affiliates of The Blackstone Group, certain co-investors, the Company’s management and certain employees and borrowings under senior credit facilities. The Company’s management and certain employees invested approximately $155,160,000 in the form of a rollover of their equity in APX and 2GIG and cash investments were used to repay all outstanding borrowings under the Predecessor’s secured credit facilities, pay Predecessor shareholders, purchase equity units of Acquisition LLC and pay transaction fees and expenses. As part of the Merger, as of December 31, 2012, there was $28,428,000, held in escrow and presented as restricted cash in the accompanying financial statements for payments to employees that will be due in the next three years. At the time of the Transactions, approximately $54,300,000 was placed in escrow to cover potential adjustments to the total purchase consideration associated with general representations and warranties and adjustments to tangible net worth, in accordance with the terms of the Merger’s escrow agreement. This amount is included in the total purchase consideration discussed below. The remaining escrow balance, after all adjustments are made in accordance with the escrow agreement, are expected to be paid to the former Company shareholders no later than the second quarter of 2014. Because these amounts held in escrow are not controlled by the Company, they are not included in the accompanying consolidated balance sheets.

Purchase Consideration

The following table summarizes the preliminary purchase price consideration (in thousands):

Revolving line of credit	$10,000
Issuance of bonds, net of issuance costs	1,246,646
Contributed equity	713,821
Less: Transaction costs	(31,540)
Less: Net worth adjustment	(5,368)

Total purchase consideration	$1,933,559

Purchase Price Allocation

The preliminary purchase price of approximately $1,933,559,000 includes the purchase of all outstanding stock, settlement of the Predecessor’s debt, settlement of stock-based awards, payments to employees under long-term incentive arrangements, transaction fees and expenses and purchase of subscriber accounts held by third parties. Payments to employees consisted of payments to officers, employees and directors as change in control payments and special retention bonuses. On the date of the Transactions, the Company paid $28,428,000 or 50% of the amount due to employees under long-term incentive arrangements. The remaining 50% will be paid in two equal payments on the second and third anniversary dates of the Merger. In addition to the payments under these long-term incentive arrangements, the Company also incurred $48,586,000 of costs related to bonus and other payments to employees directly related to the Transactions. These employee expenses are included in total costs and expenses in the Predecessor Period Consolidated Statement of Operations.

The estimated fair values of the assets acquired and liabilities assumed are based on information obtained from various sources including, the Company’s management and historical experience. The fair value of the intangible assets was determined using the income and the cost approaches. Key assumptions used in the determination of fair value include projected cash flows, subscriber attrition rates and discount rates between 8% and 14%.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Current assets acquired	$73,239
Property, plant and equipment	29,293
Other assets	30,535
Intangible assets	1,062,300
Goodwill	876,371
Current liabilities assumed	(100,258)
Deferred income tax liability	(32,144)
Other liabilities	(5,777)

Total purchase price allocation	$1,933,559

The determination of the final purchase price and purchase price allocation is subject to potential adjustments, primarily related to the escrow amount discussed above and income taxes.

Goodwill resulting from the Transactions is not expected to be deductible for income tax purposes.

Transaction Related Costs

The Company incurred costs associated with the Transactions of approximately $31,885,000 in the Successor Period and approximately $23,461,000 in the Predecessor Period. These costs consist of accounting, investment banking, legal and professional fees and employee expenses directly associated with the Transactions and are included in the accompanying consolidated statements of operations.

NOTE 4—LIQUIDITY

The Company had a working capital deficit of $(32,834,000) and $(25,013,000) as of December 31, 2012 and 2011, respectively. In order to meet its current working capital requirements, the Company will rely on its existing cash flows from operations along with available borrowings from its revolving line of credit (see Note 5) and proceeds from the 2GIG Sale (as defined in Note 19). Although the Company does not intend to sell contracts, it could do so to generate liquidity. The Company believes that these sources of funds are sufficient to sustain its operations through December 31, 2013. While the Company is making its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be sufficient to sustain operations.

NOTE 5—LONG-TERM DEBT

On November 16, 2012, in connection with the Merger, the Company issued $925,000,000 of 6.375% Senior Secured Notes due 2019 and $380,000,000 of 8.75% Senior Notes due 2020. The Company also entered into a new Senior Secured Revolving Credit Facility under which the Company borrowed $10,000,000 at closing.

The Company’s debt at December 31, 2012 and 2011 consisted of the following (in thousands):

	Successor	Predecessor
	December 31, 2012	December 31, 2011
Revolving credit facility	$28,000	$—
6.375% Senior Secured Notes due 2019	925,000	—
8.75% Senior Notes due 2020	380,000	—
Dual draw term loan due 2013	—	355,000
Term loan due 2013	—	250,000
Revolving line of credit	—	18,741

Total debt	1,333,000	623,741
Less: Current portion of long-term debt	—	18,741

Total Long-term debt	$1,333,000	$605,000

Successor

Notes

In connection with the Merger on November 16, 2012, APX issued $1,305,000,000 aggregate principal amount of notes, of which $925,000,000 aggregate principal amount of 6.375% senior secured notes due 2019 (the “outstanding 2019 notes”) mature on December 1, 2019 and are secured on a first-priority lien basis by substantially all of the tangible and intangible assets whether now owned or hereafter acquired by the Company, subject to permitted liens and exceptions, and $380,000,000 aggregate principal amount of 8.75% senior notes due 2020 (the “outstanding 2020 notes” and together with the outstanding 2019 notes, the “notes”), which mature on December 1, 2020. In a subsequent offering, on May 31, 2013, the Company issued an additional $200,000,000 of 8.75% Senior Notes due 2020 at a price of 101.75% under the indenture dated as of November 16, 2012. Interest on the notes accrues at the rate of 6.375% per annum for the outstanding 2019 notes and 8.75% per annum for the outstanding 2020 notes. Interest on the notes is payable semiannually in arrears on each June 1 and December 1, commencing June 1, 2013. The Company may redeem each series of the notes, in whole or part, at any time at a redemption price equal to the principal amount of the notes to be redeemed, plus a make-whole premium and any accrued and unpaid interest at the redemption date. In addition, APX may redeem the notes at the prices and on the terms specified in the applicable indenture.

In connection with each issuance of the notes, the Company entered into an Exchange and Registration Rights Agreement (each a “Registration Rights Agreement”) with the initial purchasers of the notes, dated November 16, 2012 and May 8, 2013, respectively. Under the applicable Registration Rights Agreement, the Company has agreed to (i) file with the Securities and Exchange Commission a registration statement with respect to an exchange offer registered under the Securities Act to exchange the notes of each series for an issue of notes (except the exchange notes will not contain transfer restrictions or any increase to annual interest rate) and (ii) to use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by February 7, 2014.

Revolving Credit Facility

In connection with the Merger, APX, the Company and the other guarantors entered into a revolving credit facility in the aggregate principal amount of $200,000,000. Borrowings bear interest based on the London Interbank Offered Rate (“LIBOR”) or, at the Company’s option, an alternative base rate, plus spread, based upon the Company’s consolidated first lien leverage ratio at the end of each fiscal quarter and a commitment fee of 0.50% on unused portions of the revolving credit facility. The borrowings are due November 16, 2017, which may be repaid at any time without penalty.

Scheduled Maturities

The scheduled maturities of long-term debt at December 31, 2012 are as follows (in thousands):

2013	$—
2014	—
2015	—
2016	—
2017	28,000
2018 and thereafter	1,305,000

Total	$1,333,000

Predecessor

Notes Payable

In conjunction with the Merger, the Company repaid its outstanding obligation to a group of lenders under the Third Amended and Restated Credit and Guaranty Agreement dated September 27, 2010 (the “Credit Agreement”), as amended, that provided for maximum borrowings of $690,000,000, consisting of an $85,000,000 revolving line of credit, $250,000,000 of dual draw term loans and up to $355,000,000 of term loans. As of December 31, 2011, the following obligations were outstanding, $250,000,000 of dual draw term loans, $355,000,000 of term loans and $18,741,000 of the revolving line of credit. At the time of closing, on November 16, 2012, in conjunction with the Transactions the Company wrote off approximately $3,451,000 of unamortized debt issuance costs associated with the Credit Agreement.

The borrowings bore interest at either (1) the Base Rate, which is the greater of the (i) prime rate (3.25% at December 31, 2011) and (ii) Federal Funds Effective Rate plus 0.5%, but no less than 6% per annum, plus the Applicable Margin of 9%, or (2) the LIBOR Rate 0.2836% at December 31, 2011), but no less than 3% per annum, plus the Applicable Margin of 10%, at the Company’s election at the time of drawing on the loans. The Company elected LIBOR plus 10%. The weighted average interest rate for borrowings due under the Credit Agreement was 13.95% as of December 31, 2011.

On February 28, 2012, the Company executed the Fourth Amended and Restated Credit and Guaranty Agreement (the “Fourth Credit Agreement”). The Fourth Credit Agreement increased the maximum borrowings from $690,000,000 to $762,000,000 and extended the maturity date to April 30, 2013.

Unused fees of 1.25% accrued on the unused portion of the revolving credit facility, depending on the utilization percentage. The Company was required to make monthly payments of interest. Borrowings were collateralized by substantially all assets of the Company as a first priority lien.

Undisbursed term loan proceeds along with the proceeds of sales of customer contracts were held by an agent for the lenders until collateral requirements were met and the funds requested were made available for Company use. There were no undisbursed proceeds held by the agent for the lenders at December 31, 2011.

The credit agreement also included certain covenants that required, among other things, limitations on additional indebtedness and capital expenditures, restrictions on distributions, debt ratios and minimum liquidity as defined in the Fourth Credit Agreement, and specified financial reporting. As of December 31, 2011, the Company was compliant with the covenants under the Credit Agreement.

Interest Rate Swap Agreement

The Company entered into an interest rate swap agreement in 2009 to reduce its exposure to adverse movements in interest rates of a notional amount of $50,000,000 related to the Company’s term loan discussed above. The instrument was stated at fair value and recorded in other long-term obligations in the accompanying consolidated balance sheets. The Company designated the interest rate swap as a cash-flow hedge and, therefore, any change in the fair value of the instrument, which was highly effective, was included as a component of accumulated other comprehensive income until earnings were affected by the variability of cash flows. The net payments were recognized as an increase or decrease to interest expense in the consolidated statements of operations. The swap agreement expired on July 2, 2012.

NOTE 6—DISCONTINUED OPERATIONS

During the first quarter of 2012, the Company abandoned Smart Grid, a component of its energy management business. The circumstances leading up to the abandonment included a shift in the strategic direction for Smart Grid within the energy management framework. There were no operations in fiscal 2010 and all operating activity ceased during the second quarter of 2012. No income taxes were recorded on discontinued operations because the tax effect was immaterial and the tax benefit of the loss was offset by a valuation allowance.

The following table presents discontinued operations of the disposed business component (in thousands):

	Predecessor
	Period from January 1, through November 16, 2012	Year ended December 31, 2011
Revenue, net	$91	$336
Operating loss	(329)	(1,938)
Interest expense	(1)	—
Impairment of acquired intangible asset	—	(1,315)

Total discontinued operations	$(239)	$(2,917)

NOTE 7—VARIABLE INTEREST ENTITIES

Accounting rules require the primary beneficiary of a VIE to include the financial position and results of operations of the VIE in its consolidated financial statements. The Predecessor consolidated financial statements include APX Group, Inc. and its subsidiaries, and 2GIG and Solar, which were VIE’s prior to the Merger in the Predecessor Period. Following the Merger, 2GIG became a wholly-owned subsidiary and Solar is no longer a variable interest entity of the Company and the Company is no longer the primary beneficiary. In connection with the Merger, the Investors purchased Solar for $75,000,000 and became the primary beneficiary and as a result, the financial position and results of operations are not consolidated by the Company in the Successor Period.

2GIG

2GIG is engaged in the manufacture, wholesale distribution, and monitoring of electronic home security and automation systems primarily in the United States and Canada. 2GIG supplies the majority of the equipment used by the Company in its security systems installations. Sales of this equipment to other legal entities owned or consolidated by the Company represent approximately 53% of 2GIG’s total sales. The Company determined that 2GIG was a VIE, prior to the Merger, and the Company was the primary beneficiary because Vivint, Inc. was 2GIG’s largest customer, 2GIG was dependent on Vivint, Inc. for ongoing financial support and because the Company, through its related parties, had the ability to control the operations of 2GIG. Accordingly, as indicated above, the financial position and results of operations are consolidated by the Company for the Predecessor Period. Non-controlling interests in the consolidated financial statements include the portion of equity and results of operations related to 2GIG. The assets of 2GIG were restricted in that they are only available to settle the obligations of 2GIG and not of the Company and similarly, the creditors of 2GIG have no recourse to the general assets of the Company.

The following table summarizes the carrying amount of 2GIG’s assets and liabilities, before intercompany eliminations (in thousands):

Predecessor
December 31, 2011
Cash	$1,007
Accounts receivable	5,042
Inventories, net	9,641
Other assets	170

Total current assets	15,860
Property and equipment, net	985
Long-term investments and other assets	65

Total assets	$16,910

Accounts payable and accrued liabilities	$10,056
Customer deposits	6,987

Total liabilities	$17,043

Solar

Solar, formed in April 2011, installs solar panels on the roofs of customer’s homes and enters into purchase agreements for the customers to purchase the electricity generated by the panels. Solar also takes advantage of local government and federal incentive programs that offer assistance in generating green power. During the Predecessor Period, the Company determined that Solar was a VIE and the Company was the primary beneficiary because Solar was dependent on Vivint, Inc. for ongoing financial support and because the Company had the ability to control the operations of Solar through its related parties. Accordingly, as indicated above, the financial position and results of operations are consolidated by the Company for the Predecessor Period and not for the Successor Period. The assets of Solar are restricted in that they are only available to settle the obligations of Solar and not of the Company and similarly, the creditors of Solar have no recourse to the general assets of the Company.

On June 1, 2011, Vivint, Inc. and Solar entered into an Administrative Services Agreement (“Service Agreement”) and a Trademark License Agreement (“Trademark Agreement”). The Service Agreement provides Solar with certain administrative, managerial and account management services to be performed by Vivint. In exchange for the services and licenses under these agreements, Solar agrees to pay Vivint a combined fee of $0.05 per kilowatt hour of electricity generated by the solar equipment each month for each customer account. In June 2011, the Company entered into a Revolving Credit Note (“Loan”) with Solar. This Loan was due in May 2013, had a principal balance of $5,000,000 and accrued interest at a rate per annum equal to 13%. In connection with the Merger, the loan was satisfied and there was no balance outstanding as of December 31, 2012. The outstanding balance of this loan at December 31, 2011 was $5,000,000. This balance has been eliminated in consolidation for the Predecessor Period.

On December 27, 2012, the Company executed a new Subordinated Note and Loan Agreement with Solar. The terms of the agreement state that Solar may borrow up to $20,000,000, bearing interest on the outstanding balance at an annual rate of 7.5% based on a 365 day year, which interest is due and payable semi-annually on June 1 and December 1 of each year commencing on June 1, 2013. As of December 31, 2012, $15,000,000 was outstanding and included in long-term investments and other assets in the accompanying consolidated balance sheets.

The following table summarizes the carrying amount of Solar’s assets and liabilities, before intercompany eliminations (in thousands):

Predecessor
December 31, 2011
Cash	$84
Accounts receivable, net	2
Inventories, net	1,327
Other assets	5,086

Total current assets	6,499
Subscriber contract costs, net	2,007
Restricted cash	1,348

Total assets	$9,854

Accounts payable and accrued liabilities	$238

Total current liabilities	238
Note payable to Vivint, Inc.	5,000

Total liabilities	$5,238

NOTE 8—BALANCE SHEET COMPONENTS

The following table presents balance sheet component balances as of December 31, 2012 and December 31, 2011 (in thousands):

	Successor	Predecessor
	December 31, 2012	December 31, 2011
Inventories
Inventory stock	$32,507	$59,901
Inventory valuation	(180)	(3,413)

Inventories, net	$32,327	$56,488

Subscriber contract costs
Subscriber contract costs	$12,934	$685,372
Accumulated amortization	(181)	(151,359)

Subscriber contract costs, net	$12,753	$534,013

Long-term investments and other assets
Note receivable (See Note 7, 15)	$15,341	$882
Security deposit receivable	6,236	178
Other	128	315

Total long-term investments and other assets, net	$21,705	$1,375

Accrued payroll and commissions
Accrued payroll	$7,396	$5,220
Accrued commissions	13,050	9,384

Total accrued payroll and commissions	$20,446	$14,604

NOTE 9—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	Successor	Predecessor
	December 31, 2012	December 31, 2011	Estimated Useful Lives
Vehicles	$10,038	$10,791	3 – 5 years
Computer equipment and software	4,797	10,607	3 – 5 years
Leasehold improvements	7,599	8,371	3 – 15 years
Office furniture, fixtures and equipment	1,924	5,309	7 years
Warehouse equipment	3,066	2,126	7 years
Buildings	702	968	39 years
Construction in process	3,245	682

	31,371	38,854
Accumulated depreciation	(1,165)	(12,414)

Net ending balance	$30,206	$26,440

Property and equipment includes approximately $9,795,000 and $8,464,000 of assets under capital lease obligations, net of accumulated amortization of $319,000 and $3,903,000 at December 31, 2012 and 2011, respectively. Depreciation and amortization expense on all property and equipment was $1,165,000 for the Successor Period ended December 31, 2012, $7,378,000 for the Predecessor Period ended November 16, 2012 and $5,820,000 and $3,331,000 for the years ended December 31, 2011 and 2010, respectively.

NOTE 10—GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying amount of goodwill from January 1, 2012 to December 31, 2012, by operating segment, were as follows (in thousands):

	Vivint	2GIG	Consolidated
Balance as of January 1, 2012	$—	$—	$—
Goodwill resulting from the Merger	832,579	43,792	876,371
Effect of foreign currency translation	271	—	271

Balance as of December 31, 2012	$832,850	$43,792	$876,642

There was no activity related to goodwill in the Successor Period. The entire carrying amount of goodwill was a result of the Merger, which occurred on November 16, 2012.

Intangible assets, net

The following table presents intangible asset balances as of December 31, 2012 and December 31, 2011 (in thousands):

	Successor	Predecessor
	December 31, 2012	December 31, 2011	Estimated Useful Lives
Customer contracts	$990,777	$—	10 years
2GIG customer relationships	45,000	—	10 years
2GIG 2.0 technology	17,000	—	8 years
2GIG 1.0 technology	8,000	—	6 years
CMS technology	2,300	—	5 years
Purchased technology	—	3,395	2 years
Lead generation technology	—	1,695	5 years

	1,063,077	5,090
Accumulated amortization	(10,058)	(4,384)

Net ending balance	$1,053,019	$706

Amortization expense related to intangible assets was $10,058,000 for the Successor Period ended December 31, 2012, $325,000 for the Predecessor Period ended November 16, 2012 and $1,751,000 and $2,602,000 for the years ended December 31, 2011 and 2010, respectively.

Estimated future amortization expense of intangible assets is as follows (in thousands):

2013	$169,218
2014	155,233
2015	138,598
2016	120,912
2017	105,919
Thereafter	363,139

Total estimated amortization expense	$1,053,019

During the fourth quarter of fiscal 2011, the Company reviewed certain intangible assets including contracts, licenses and agreements, which were held by the discontinued Smart Grid component, and identified asset impairment indicators. These indicators included a shift in the strategic direction for Smart Grid within the energy management framework. These conditions and events indicated that the carrying value of this asset group most likely will not be recoverable. Accordingly, the Company recognized an impairment of $1,315,000, or the full carrying amount of the asset. This impairment is included in discontinued operations in the 2011 consolidated statements of operations.

NOTE 11—FAIR VALUE MEASUREMENTS

The interest rate swap and the warrant liabilities are the only assets or liabilities that have been measured at fair value on a recurring basis. The estimated fair values presented below are based on observable market-based inputs or unobservable inputs that are corroborated by market data. The liability included in level 2 represents the fair value of the interest rate swap, which is valued using observable inputs including pricing curves based on LIBOR, cash, futures and swap rates. The liability included in level 3 represents the fair value of the warrant liability which is valued using unobservable inputs including the Company’s equity, which is not actively traded (See Note 13). The Company believes that its estimates and assumptions are reasonable, but significant judgment is involved. These liabilities are included in other long-term obligations in the consolidated balance sheets as of December 31, 2011. There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2012.

In connection with the Transactions, the fair value of intangible assets was determined using the income and cost approach and input obtained from various sources including, the Company’s management and historical experience. Key assumptions used in the determination of fair value include projected cash flows, subscriber attrition rates and discount rates between 8% and 14%.

The fair value of the Company’s deferred revenue at the acquisition date represented the cost necessary to perform each of the deferred revenue obligations, including a reasonable profit for each. Deferred revenue related to customer prepayments was valued using the cost build up method and determined to be $24,328,000, which is the amount of cost determined to fulfill the liability. Deferred revenue related to activation fees was determined to have no value because there was no further performance obligation.

Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 were as follows (in thousands):

	Fair Value Measurements as of December 31, 2011:
Liabilities	Total	Level 1	Level 2	Level 3
Warrant liabilities	$1,788	$—	$—	$1,788
Interest rate swap	318	—	318	—

Total	$2,106	$—	$318	$1,788

NOTE 12—INCOME TAXES

APX Group files a consolidated federal income tax return with its wholly-owned subsidiaries.

For tax purposes, the Transaction was treated as a stock acquisition. As a result, assets and liabilities were not adjusted to fair value for tax purposes. Goodwill resulting from the transaction is not deductible for tax purposes. For tax purposes, acquisition costs are divided into three categories, deductible costs, amortizable costs, and capitalized costs. Acquisition costs are allocated among the categories based on the nature and timing of the incurred cost. Deductible costs are deducted in the period incurred. Amortizable costs are capitalized and amortized over a period of 15 years. Capitalized costs are capitalized to the cost of the stock and are not amortized.

Income tax (benefit) provision consisted of the following (in thousands):

	Successor	Predecessor
	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Current income tax:
Federal	$—	$2,635	$86	$(363)
State	56	837	633	142
Foreign	28	276	—	(430)

Total	84	3,748	719	(651)
Deferred income tax:
Federal	(9,489)	—	—	—
State	(1,788)	—	—	—
Foreign	290	1,175	(4,458)	4,971

Total	(10,987)	1,175	(4,458)	4,971

Deferred income tax:	$(10,903)	$4,923	$(3,739)	$4,320

	Successor	Predecessor
	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Computed expected tax expense	$(13,941)	$(50,970)	$(22,489)	$(8,377)
State income taxes, net of federal tax effect	(1,143)	555	434	91
Foreign income taxes	(69)	610	831	(1,889)
Permanent differences	534	4,820	193	(335)
Non-deductible acquisition costs	3,716	2,896	—	—
Intercompany elimination	—	2,843	—	—
Change in valuation allowance	—	44,169	17,292	14,830

Provision for income taxes	$(10,903)	$4,923	$(3,739)	$4,320

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows (in thousands):

	Successor	Predecessor
	December 31, 2012	December 31, 2011
Gross deferred tax assets:
Net operating loss carryforwards	$339,831	$224,619
Accrued expenses and allowances	48,455	15,691
Inventory reserves	528	5,612
Alternative minimum tax credit and research and development credit	101	140
Deferred subscriber income	15	9,615
Valuation allowance	—	(58,660)

	388,930	197,017

Gross deferred tax liabilities:
Deferred subscriber contract costs	(379,184)	(197,244)
Purchased intangibles	(28,744)	—
Prepaid expenses and depreciation	(107)	(212)

	(408,035)	(197,456)

Net deferred tax liability	$(19,105)	$(439)

The Company has U.S. net operating loss carryforwards of approximately $845,095,000 and $552,095,000 at December 31, 2012 and 2011, respectively. The Company has state net operating loss carryforwards of approximately $789,687,000 and $536,975,000 at December 31, 2012 and 2011, respectively. U.S. and state net operating loss carryforwards will begin to expire in 2026 if not used. Included in both the U.S. and state net operating loss carryforwards are approximately $11,483,000 and $0 at December 31, 2012 and 2011 respectively of net operating loss carryforwards for which a benefit will be recorded in Additional Paid in Capital when realized. The Company has U.S. alternative minimum tax credits of $71,000 and $86,000 at December 31, 2012 and 2011, respectively, for which life is unlimited. The Company has U.S. research and development credits of approximately $30,000 and $54,000 at December 31, 2012 and 2011, respectively, which begin to expire in 2030. The Company has Canadian net operating loss carryforwards of approximately $32,369,000 and $15,289,000 at December 31, 2012 and 2011, respectively, which will begin to expire in 2029. Realization of the Company’s net operating loss carryforwards and tax credits are dependent on generating sufficient taxable income prior to their expiration. The Company has determined that there is no IRC section 382 limitation with respect to the carryforward items.

The Company has considered and weighed the available evidence, both positive and negative, to determine whether it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has determined that a valuation allowance is necessary only at December 31, 2011. No valuation allowance was determined to be necessary at December 31, 2012. In addition to the change in valuation allowance from operations, the valuation allowance changes include the impact of acquisition related items.

As of December 31, 2012, the Company’s income tax returns for the years ended December 31, 2006 through December 31, 2012 remain subject to examination by the Internal Revenue Service and state authorities.

NOTE 13—EQUITY AND STOCK-BASED COMPENSATION

Successor

Capital Stock—In connection with the Merger, Acquisition LLC formed Holdings on October 26, 2012 to facilitate in carrying out the Transactions.

Capital stock is as follows:

	As of December 31, 2012
	Authorized	Issued	Outstanding
Common stock	100	100	100

In connection with the Transactions, 313 Acquisition LLC awarded profits interests representing the right to share a portion of the value appreciation on the initial capital contributions to 313 Acquisition LLC (“Incentive Units”). The Incentive Units are subject to time-based and performance-based vesting conditions, with one-third subject to ratable time-based vesting over a five year period and two-thirds subject to the achievement of certain investment return thresholds by The Blackstone Group, L.P. and its affiliates. Upon completion of the Transactions, the Company’s Chief Executive Officer and President were issued a total of 46,484,562 Incentive Units. Total stock-based compensation associated with these issuances was not material in the Successor Period. The Company anticipates making comparable equity incentive grants at 313 Acquisition LLC to other members of senior management and adopting other equity and cash-based incentive programs for other members of management from time to time.

Predecessor

Capital Stock—On December 19, 2011, the APX Group, Inc. amended and restated its articles of incorporation increasing the authorized number of existing shares from the amount previously reported and authorizing a new class of Series D preferred stock.

Capital stock was as follows:

	As of December 31, 2011
	Authorized	Issued	Outstanding
Series A preferred stock	25,563	25,000	25,000
Series C preferred stock	10,225	—	—
Series D preferred stock	50,000	45,259	45,259
Series A common stock	25,563	25,000	25,000
Series B common stock	25,563	25,000	25,000
Series D common stock	1,550	—	—

All issued and outstanding shares of each series and class of stock of the Company, immediately prior to the completion of the Merger, were purchased in connection with the Merger. The Company had previously authorized and issued 25,000 shares of Series B preferred stock. All outstanding shares of Series B preferred stock were redeemed in 2008 and, under the Company’s articles of incorporation, may not be reissued.

Voting Rights—Holders of Series A and Series B common stock were entitled to one vote per share on any matters that were entitled to a vote. Holders of preferred stock and Series C common stock did not have voting rights.

Dividends—Series D preferred stock was entitled to cumulative annual dividends of 10% to be paid when and if declared by the board of directors or upon redemption or liquidation. During the Predecessor Period ended November 16, 2012, the Company paid $80,000 in dividends. During the year ended December 31, 2011, the Company did not pay any dividends. During the year ended December 31, 2010, the Company declared and paid $1,000,000 in dividends.

Redemption of Stock—All shares of preferred stock were subject to redemption by the Company at a price of $1,000 per share at any time. Series D preferred stock could be redeemed on or after December 19, 2016 upon the vote of 20% of the outstanding Series D preferred shares. In addition to a redemption price of $1,000, Series D shareholders were entitled to all accrued and unpaid dividends and a multiplier. The multiplier (“Multiplier”) initially was 1.2 of the aggregate of the redemption price and dividends and then would increase by 0.2 annually until all shares of Series D stock were redeemed. No shares of preferred or common stock could be redeemed by the Company until all shares of Series D preferred stock were redeemed.

Liquidation Rights—Upon liquidation, the holders of Series D preferred stock were paid first, prior to any other series or class of capital stock of the Company, at an amount equal to $1,000 per share, plus all accrued and unpaid dividends and the Multiplier. Following the preferential payments to the Series D preferred stockholders, the holders of Series B common stock were paid at an amount equal to $900 per share of Series B common stock, less the amount of all dividends per share paid on the Series B common stock prior to the liquidation preference. After the preferential payments to the Series B common stock, the holders of Series A preferred and common stock were paid at an amount equal to $1,000 per share of Series A preferred stock and $900 per share of Series A common stock, less the amount of all dividends per share paid on the Series A common stock prior to the liquidation preference. If assets were insufficient to permit payment in full to the Series A stockholders, the remaining assets would be distributed first to Series A preferred stockholders and then to the Series A common stockholders. If assets remained after distribution to Series A and Series B stockholders, they would be distributed among the common stockholders ratably in proportion to the number of shares held.

Preferred Stock and Outstanding Warrants—On December 20, 2011, the Company issued 45,259 shares of Series D preferred shares with detachable warrants for $45,259,000, or $1,000 per share, less issuance costs of $191,000. The warrants issued in this transaction allowed the holder to purchase 2.25% of each class and series of shares of capital stock of the Company issued and outstanding as of the time the warrant was exercised. The initial warrant price was $0.01 per share and the warrants expire on December 20, 2021. As of December 31, 2011, a total of 1,719 shares of all classes and series of stock were reserved for the potential exercise of warrants. Upon issuance of the warrants, the Company recorded a warrant liability at its initial fair value of $1,788,000 (See Note 11), which represented the portion of the fair value of the warrants related to redeemable preferred stock. Warrants that are classified as a liability are revalued at each reporting date until the warrants are exercised or expire, with changes in the fair value reported in the Company’s consolidated statements of operations as gain or loss on the fair value of warrants. The warrant liabilities are included in other long-term obligations in the consolidated balance sheets as of December 31, 2011.

The net proceeds from this transaction were recorded as follows (in thousands):

Series D preferred stock	$1
Additional paid-in capital	43,279
Warrant liability	1,788

Series D preferred stock	$45,068

On January 12, 2012, the Company issued an additional 4,741 shares of Series D preferred shares with detachable warrants for $4,741,000, or $1,000 per share. In connection with the Merger, all outstanding warrants were exercised and the associated warrant liability was relieved.

Stock-Based Compensation—The fair value of stock-based awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The fair value is determined using a Black-Scholes valuation model for stock options and for purchase rights under the Company’s Stock Option Plan (the “Plan”).

Stock-based compensation expense in connection with stock options for the Successor Period, Predecessor Period and the years ended December 31, 2011 and 2010 is presented by entity as follows (in thousands):

	Successor	Predecessor
	Period from November 17 through December 31, 2012	Period from January 1 through November 16, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
APX	$—	$1,780	$498	$551
2GIG	—	436	261	—
Solar	—	155	21	—

Total stock-based compensation	$—	$2,371	$780	$551

The Plan permitted the grant of stock options to employees for up to 1,550 shares of the Company’s Series C common stock. In connection with the Merger, the Plan was terminated subsequent to the exercise of all outstanding options. A summary of option activity under the Plan and changes during the Predecessor Period ended November 16, 2012 is presented below:

	Shares Subject to Outstanding Options	Weighted Average Exercise Price per Share
Outstanding, January 1, 2012	1,386	$3,136
Granted	470	4,664
Forfeited	(343)	4,026
Exercised	(1,513)	3,409

Outstanding, November 16, 2012	—	—

Unvested shares expected to vest after November 16, 2012	—	—

Due to the sale of the company provision in the Plan, all unvested options immediately vested and were exercised on November 16, 2012. The weighted average grant date fair value of the options granted during the year ended December 31, 2010 was $2,483, per option. There were no options granted during the year ended December 31, 2011. The fair value of each option award granted in fiscal 2010 was estimated on the date of grant using the Black-Scholes option valuation model with the following assumptions: expected volatility of 30%; expected dividends of 0%; expected term (in years) of 7 years; and risk-free rate of 3.12%.

NOTE 14—COMMITMENTS AND CONTINGENCIES

Indemnification—Subject to certain limitations, the Company is obligated to indemnify its current and former directors, officers and employees with respect to certain litigation matters and investigations that arise in connection with their service to the Company. These obligations arise under the terms of its certificate of incorporation, its bylaws, applicable contracts, and Delaware and California law. The obligation to indemnify generally means that the Company is required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters.

Legal—The Company is named from time to time as a party to lawsuits in the normal course of its business. Actions filed against the Company include commercial, intellectual property, customer, and labor and employment related claims, including complaints of alleged wrongful termination and potential class action lawsuits regarding alleged violations of federal and state wage and hour and other laws. Litigation, in general, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings are difficult to predict, and the costs incurred in litigation can be substantial, regardless of outcome. The Company believes the amounts provided in its financial statements are adequate in light of the probable and estimated liabilities. However, because such matters are subject to many uncertainties, the ultimate outcomes are not predictable and there can be no assurances that the actual amounts required to satisfy alleged liabilities from the matters described above will not exceed the amounts reflected in its financial statements or will not have a material adverse effect on its results of operations, financial condition or cash flows.

The Company is party to various claims, legal actions and complaints arising in the ordinary course of business related to the provision of its services and equipment claims. The Company regularly reviews outstanding legal claims and actions to determine if reserves for expected negative outcomes of such claims and actions are necessary. The Company had reserves for all such matters of approximately $2,527,000 and $743,800 as of December 31, 2012 and December 31, 2011, respectively. During fiscal 2012 and 2011, the Company settled various claims and litigation totaling approximately $253,000 and $4,313,000, respectively, the majority of which was accrued for and included in accrued expenses and other current liabilities as of December 31, 2011 and 2010. In conjunction with one of the settlements, the Company is obligated to pay certain future royalties, based on sales of future products.

Leases—The Company leases office, warehouse space and an aircraft under operating leases with related and unrelated parties expiring in various years through 2028. The leases require the Company to pay additional rentals for increases in operating expenses and real estate taxes and contain renewal options. The Company entered into a lease agreement for its corporate headquarters in 2009 that provided for a leasehold allowance of approximately $4,382,000 to be paid by the property developer on behalf of the Company. In July 2012, the Company entered into a lease for additional office space for an initial lease term of 15 years. The Company is deferring and amortizing this amount as a credit to rent expense through the end of the applicable lease terms.

In December 2012, the Company entered into an aircraft lease agreement for the use of a corporate aircraft. Beginning January 2013, the Company is required to make 156 monthly rental payments of $83,000 each, with the option to extend the lease for an additional 36 months upon expiration of the initial term. The lease agreement provides for the option to purchase the aircraft on certain specified dates for a stated dollar amount, which represents the current estimated fair value as of the purchase date.

The Company also leases certain equipment and software under operating and capital leases with expiration dates through August 2016. The Company entered into a Fleet Lease Agreement during 2010 and received 223 and 243 vehicles during the years ended December 31, 2012 and 2011, respectively. The lease agreements are typically 12 and 36 month leases for each vehicle and the average remaining life for the fleet is 18 months as of December 31, 2012. As of December 31, 2012 and 2011, the capital lease obligation balance was $8,769,000 and $7,879,000, respectively.

Total rent expense for operating leases was approximately $657,000, for the Successor Period ended December 31, 2012, $4,609,000 for the Predecessor Period ended November 16, 2012 and $5,079,000 and $4,086,000 for the years ended December 31, 2011 and 2010, respectively.

As of December 31, 2012, future minimum lease payments were as follows (in thousands):

	Operating	Capital	Total
2013	$6,698	$4,539	$11,237
2014	7,313	3,328	10,641
2015	7,371	1,697	9,068
2016	7,424	40	7,464
2017	7,405	—	7,405
Thereafter	54,371	—	54,371

	90,582	9,604	100,186
Amount representing interest	—	(835)	(835)

Total lease payments	$90,582	$8,769	$99,351

NOTE 15—RELATED PARTY TRANSACTIONS

During 2009, a stockholder of the Company tendered his resignation. In exchange for this resignation, the Company agreed to make monthly payments of approximately $23,000 plus an amount based on the performance of specified customer accounts through October 2014. Approximately $328,000 related to this obligation was included in accrued expenses and other current liabilities at December 31, 2011, and $679,000 was included in other long-term obligations as of December 31, 2011, in the consolidated balance sheets. In connection with the Merger, the remaining obligation was satisfied to the stockholder.

During 2009, the Company acquired certain customer lead generation know-how and technology from a company owned by a stockholder and agreed to pay the seller monthly amounts ranging from $40,000 to $50,000 through January 2013. During the Predecessor Period and fiscal 2011, the Company paid $525,000, of which $120,000 was paid as part of the Merger and completely satisfied the obligation, and $540,000, respectively, under this agreement. As of December 31, 2011, approximately $448,000 was included in accrued expenses and other current liabilities and approximately $40,000 was included in other long-term obligations in the consolidated balance sheets.

During April 2011, the Company facilitated the sale of alarm contracts for a company, owned by stockholders and employees of the Company, by purchasing the contracts and immediately selling them to an unrelated third-party. As a result, the Company recognized contract sales revenue of approximately $8,539,000, net of cancellation allowance of $399,000 for the year ended December 31, 2011.

Long-term investments and other assets, includes amounts due for non-interest bearing advances made to employees, officers or entities owned by officers that are expected to be repaid in excess of one year. Amounts due from related parties as of December 31, 2012 and December 31, 2011, amounted to approximately $341,000 and $541,000, respectively.

The Company recognized revenue of approximately $2,827,000 in 2009 for the sale of contracts to stockholders and employees of the Company. The Company recognized revenue of approximately $6,629,000, $9,852,000 and $6,489,000 for providing monitoring services for contracts owned by stockholders and employees of the Company during the Predecessor Period ended November 16, 2012, the years ended December 31, 2011 and 2010, respectively.

The Company incurred expenses of approximately $31,000, $1,441,000, $1,344,000 and $1,406,000 for use of a corporate jet owned partially by stockholders of the Company during the Successor Period ended December 31,

2012, the Predecessor Period ended November 16, 2012 and the years ended December 31, 2011 and 2010, respectively. The Company incurred additional expenses during the Successor Period ended December 31, 2012, the Predecessor Period ended November 16, 2012, and the years ended December 31, 2011 and 2010 of approximately $57,000, $720,000, $2,382,000 and $1,285,000, respectively, for other related-party transactions including contributions to the Vivint Family Foundation, legal fees, and purchase of tools and supplies.

Prepaid expenses and other current assets at December 31, 2012, includes a receivable for $9.2 million in payroll taxes owed by a member of management of the Company related to the Merger. The payroll tax obligation was satisfied by this individual during the first quarter of 2013.

In connection with the Merger, the Company entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, the Company paid BMP, at the closing of the Merger, an approximately $20.0 million transaction fee as consideration for BMP undertaking due diligence investigations and financial and structural analysis and providing corporate strategy and other advice and negotiation assistance in connection with the Merger. In addition, the Company has agreed to reimburse BMP for any out-of-pocket expenses incurred by BMP and its affiliates and to indemnify BMP and its affiliates and related parties, in each case, in connection with the Transactions and the provision of services under the support and services agreement.

In addition, under this agreement, the Company has engaged BMP to provide, directly or indirectly, monitoring, advisory and consulting services that may be requested in the following areas: (a) advice regarding the structure, distribution and timing of debt and equity offerings and advice regarding relationships with lenders and bankers, (b) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives, (c) general advice regarding dispositions and/or acquisitions, (d) advice regarding the strategic direction of the business and such other advice directly related or ancillary to the above advisory services as may be reasonably requested.

Transactions involving related parties cannot be presumed to be carried out at an arm’s-length basis.

NOTE 16—SEGMENT REPORTING AND BUSINESS CONCENTRATIONS

The Company conducts business through two operating segments, Vivint and 2GIG. These segments are managed and evaluated separately by management due to the differences in their products, and services. Prior to the Merger, the Vivint segment included the Solar business, which is immaterial to the Company’s overall operating results, because the nature of the Vivint and Solar businesses are similar in that both businesses incur significant up-front costs to generate new residential subscribers and realize ongoing subscription revenue from services provided under long term contracts.

The primary source of revenue for the Vivint segment is generated through monitoring services provided to subscribers, in accordance with their subscriber contracts. The primary source of revenue for the 2GIG segment is through the sale of electronic security and automation systems to security dealers and distributors. Fees and expenses charged by 2GIG to Vivint, related to intercompany purchases, are eliminated in consolidation.

The following table presents a summary of revenue, costs and expenses and assets as of December 31, 2012 and for the Successor Period from November 17, 2012 through December 31, 2012 (in thousands):

	Vivint	2GIG	Eliminations	Consolidated Total
Revenues	$50,791	$12,372	$(5,557)	$57,606
Transaction related costs	28,118	3,767	—	31,885
All other costs and expenses	46,241	12,712	(5,039)	53,914

Loss from operations	$(23,568)	$(4,107)	$(518)	$(28,193)

Intangible assets including goodwill	$1,840,065	$85,933	$3,663	$1,929,661

Total assets	$2,050,529	$115,881	$(11,062)	$2,155,348

The following table presents a summary of revenue and costs and expenses for the Predecessor Period from January 1, 2012 through November 16, 2012 (in thousands):

	Vivint	2GIG	Eliminations	Consolidated Total
Revenues	$346,270	$112,136	$(60,836)	$397,570
Transaction related costs	22,219	1,242	—	23,461
All other costs and expenses	365,300	104,276	(52,474)	417,102

(Loss) income from operations	$(41,249)	$6,618	$(8,362)	$(42,993)

The following table presents a summary of revenue, costs and expenses and assets as of and for the year ended December 31, 2011 (in thousands):

	Vivint	2GIG	Eliminations	Consolidated Total
Revenues	$312,422	$129,265	$(101,739)	$339,948
Costs and expenses	267,973	121,967	(89,006)	300,934

Income (loss) from operations	$44,449	$7,298	$(12,733)	$39,014

Total assets	$649,895	$16,910	$(21,825)	$644,980

The following table presents a summary of revenue, costs and expenses and assets as of and for the year ended December 31, 2010 (in thousands):

	Vivint	2GIG	Eliminations	Consolidated Total
Revenues	$234,537	$65,442	$(61,101)	$238,878
Costs and expenses	177,580	77,176	(61,107)	193,649

Income (loss) from operations	$56,957	$(11,734)	$6	$45,229

Total assets	$456,516	$12,588	$(12,818)	$456,286

Our revenues and long-lived assets by geographic region as of and for the Successor Period from November 17, 2012 through December 31, 2012, the Predecessor Period from January 1, 2012 through November 16, 2012, and for the years ended December 31, 2011 and 2010 were as follows (in thousands):

As of and for	United States	Canada	Total
Successor Period from November 17, through December 31, 2012
Revenue from external customers	$52,196	$5,410	$57,606
Property, plant and equipment, net	29,415	791	30,206
Predecessor Period from January 1, through November 16, 2012
Revenue from external customers	$363,875	$33,695	$397,570
Property, plant and equipment, net	28,601	692	29,293
Predecessor Year ended December 31, 2011
Revenue from external customers	$312,626	$27,322	$339,948
Property, plant and equipment, net	26,402	38	26,440
Predecessor Year ended December 31, 2010
Revenue from external customers	$223,245	$15,633	$238,878
Property, plant and equipment, net	21,341	58	21,399

NOTE 17—EMPLOYEE BENEFIT PLAN

Beginning March 1, 2010, the Company offered eligible employees the opportunity to defer a percentage of their earned income into a Company sponsored 401(k) plan. A subsidiary of the Company made matching contributions to the plan in the amount of $25,000 and $79,000 for the Successor Period and Predecessor Period, respectively. There were no matching contributions for the years ended December 31, 2011 and 2010.

NOTE 18—GUARANTOR AND NON-GUARANTOR SUPPLEMENTAL FINANCIAL INFORMATION

The outstanding 2019 notes and the outstanding 2020 notes were issued by APX. The outstanding 2019 notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, subject to certain limitations, by Parent Guarantor and each of APX’s existing and future material wholly-owned U.S. restricted subsidiaries. APX’s existing and future foreign subsidiaries are not expected to guarantee the Notes.

Presented below is the condensed consolidating financial information of APX, APX’s subsidiaries that are guarantors (the “Guarantor Subsidiaries”), and APX’s subsidiaries that are not guarantors (the “Non-Guarantor Subsidiaries”) as of and for the Successor Period ended December 31, 2012, the Predecessor Period ended November 16, 2012 and the years ended December 31, 2011 and 2010. The condensed consolidating financial information reflects the investments of Holdings in the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries using the equity method of accounting.

Condensed Consolidating Balance Sheet

December 31, 2012 (Successor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$220	$79,469	$6,511	$(10,927)	$75,273
Property and equipment, net	—	—	29,415	791	—	30,206
Subscriber acquisition costs, net	—	—	11,518	1,235	—	12,753
Deferred financing costs, net	—	57,322	—	—	—	57,322
Restricted cash	—	—	28,428	—	—	28,428
Investment in subsidiaries	679,279	1,966,582	—	—	(2,645,861)	—
Intercompany receivable	—	—	51,754	—	(51,754)	—
Customer relationships	—	—	955,291	97,728	—	1,053,019
Goodwill	—	—	842,136	34,506	—	876,642
Long-term investments and other assets	—	—	21,676	29	—	21,705

Total assets	$679,279	$2,024,124	$2,019,687	$140,800	$(2,708,542)	$2,155,348

Liabilities and stockholders’ equity
Current liabilities	$—	$11,845	$91,311	$15,878	$(10,927)	$108,107
Intercompany payable	—	—	—	51,754	(51,754)	—
Notes payable, net of current portion	—	1,333,000	—	—	—	1,333,000
Capital lease obligations, net of current portion	—	—	4,768	—	—	4,768
Deferred revenue, net of current portion	—	—	659	49	—	708
Other long-term obligations	—	—	2,096	161	—	2,257
Deferred income tax liability	—	—	16,519	10,710	—	27,229
Total equity (deficit)	679,279	679,279	1,904,334	62,248	(2,645,861)	679,279

Total liabilities and stockholders’ equity	$679,279	$2,024,124	$2,019,687	$140,800	$(2,708,542)	$2,155,348

Condensed Consolidating Balance Sheet

December 31, 2011 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$—	$111,459	$9,119	$(43,670)	$76,908
Property and equipment, net	—	—	26,402	38	—	26,440
Subscriber acquisition costs, net	—	—	478,182	55,831	—	534,013
Deferred financing costs, net	—	—	4,189	—	—	4,189
Restricted cash	—	—	—	1,349	—	1,349
Investment in subsidiaries	—	(187,983)	—	—	187,983	—
Intercompany loan	—	—	5,000	—	(5,000)	—
Intangible assets, net	—	—	706	—	—	706
Long-term investments and other assets	—	—	1,365	10	—	1,375

Total assets	$—	$(187,983)	$627,303	$66,347	$139,313	$644,980

Liabilities and stockholders’ equity (deficit)
Current liabilities	$—	$—	$97,281	$48,310	$(43,670)	$101,921
Intercompany loan	—	—	—	5,000	(5,000)	—
Notes payable, net of current portion	—	—	605,000	—	—	605,000
Liability—contracts sold, net of current portion	—	—	62,094	—	—	62,094
Capital lease obligations, net of current portion	—	—	5,075	—	—	5,075
Deferred revenue, net of current portion	—	—	29,995	4,571	—	34,566
Other long-term obligations	—	—	18,087	1,297	—	19,384
Deferred income tax liability	—	—	—	439	—	439
Total APX Group, Inc. stockholders’ equity (deficit)	—	(187,983)	(190,097)	2,114	187,983	(187,983)
Non-controlling interests	—	—	(132)	4,616	—	4,484

Total liabilities and stockholders’ equity (deficit)	$—	$(187,983)	$627,303	$66,347	$139,313	$644,980

Condensed Consolidating Statements of Operations

For the Period From November 17, 2012 to December 31, 2012 (Successor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$54,251	$3,412	$(57)	$57,606
Costs and expenses	—	—	83,477	2,379	(57)	85,799

(Loss) income from operations	—	—	(29,226)	1,033	—	(28,193)
(Loss) income from subsidiaries	(30,102)	(17,549)	—	—	47,651	—
Other income (expense)	—	(12,553)	(256)	(3)	—	(12,812)

(Loss) income from continuing operations before income tax expenses	(30,102)	(30,102)	(29,482)	1,030	47,651	(41,005)
Income tax (benefit) expense	—	—	(11,193)	290	—	(10,903)

Net (loss) income	$(30,102)	$(30,102)	$(18,289)	$740	$47,651	$(30,102)

Other comprehensive (loss) income net of tax effects:
Net (loss) income before non-controlling interests	$(30,102)	$(30,102)	$(18,289)	$740	$47,651	$(30,102)
Foreign currency translation adjustment	—	928	444	484	(928)	928

Total other comprehensive income (loss)	—	928	444	484	(928)	928

Comprehensive (loss) income	$(30,102)	$(29,174)	$(17,845)	$1,224	$46,723	$(29,174)

Condensed Consolidating Statements of Operations

For the Period From January 1, 2012 to November 16, 2012 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$375,502	$23,431	$(1,363)	$397,570
Costs and expenses	—	—	413,378	28,548	(1,363)	440,563

Loss from operations	—	—	(37,876)	(5,117)	—	(42,993)
Loss from subsidiaries	—	(153,517)	—	—	153,517	—
Other (expense)	—	—	(103,830)	(2,851)	—	(106,681)

(Loss) income from continuing operations before income tax expenses	—	(153,517)	(141,706)	(7,968)	153,517	(149,674)
Income tax expense	—	—	3,500	1,423	—	4,923

(Loss) income from continuing operations	—	(153,517)	(145,206)	(9,391)	153,517	(154,597)
Loss from discontinued operations	—	—	(239)	—	—	(239)

Net (loss) income before non-controlling interests	—	(153,517)	(145,445)	(9,391)	153,517	(154,836)
Net (loss) income attributable to non-controlling interests	—	—	6,781	(8,100)	—	(1,319)

Net (loss) income	$—	$(153,517)	$(152,226)	$(1,291)	$153,517	$(153,517)

Other comprehensive income (loss) net of tax effects:
Net (loss) income before non-controlling interests	$—	$(153,517)	$(145,445)	$(9,391)	$153,517	$(154,836)
Change in fair value of interest rate swap agreement	—	318	318	—	(318)	318
Foreign currency translation adjustment	—	708	708	—	(708)	708

Total other comprehensive income (loss)	—	1,026	1,026	—	(1,026)	1,026
Comprehensive income (loss) before non-controlling interests	—	(152,491)	(144,419)	(9,391)	152,491	(153,810)
Comprehensive (loss) income attributable to non-controlling interests	—	—	6,781	(8,100)	—	(1,319)

Comprehensive (loss) income	$—	$(152,491)	$(151,200)	$(1,291)	$152,491	$(152,491)

Condensed Consolidating Statements of Operations

For the Year Ended December 31, 2011 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$350,572	$(956)	$(9,668)	$339,948
Costs and expenses	—	—	295,854	14,748	(9,668)	300,934

Income (loss) from operations	—	—	54,718	(15,704)	—	39,014
(Loss) income from subsidiaries	—	(68,546)	—	—	68,546	—
Other expense	—	—	(97,993)	(4,248)	—	(102,241)

(Loss) income from continuing operations before income tax expenses	—	(68,546)	(43,275)	(19,952)	68,546	(63,227)
Income tax expense (benefit)	—	—	719	(4,458)	—	(3,739)

(Loss) income from continuing operations	—	(68,546)	(43,994)	(15,494)	68,546	(59,488)
Loss from discontinued operations	—	—	(2,917)	—	—	(2,917)

Net (loss) income before non-controlling interests	—	(68,546)	(46,911)	(15,494)	68,546	(62,405)
Net income (loss) attributable to non-controlling interests	—	—	6,769	345	(973)	6,141

Net (loss) income	$—	$(68,546)	$(53,680)	$(15,839)	$69,519	$(68,546)

Other comprehensive (loss) income net of tax effects:
Net (loss) income before non-controlling interests	$—	$(68,546)	$(46,911)	$(15,494)	$68,546	$(62,405)
Change in fair value of interest rate swap agreement	—	563	563	—	(563)	563
Foreign currency translation adjustment	—	(1,734)	(2,104)	370	1,734	(1,734)

Total other comprehensive income (loss)	—	(1,171)	(1,541)	370	1,171	(1,171)
Comprehensive income (loss) before non-controlling interests	—	(69,717)	(48,452)	(15,124)	69,717	(63,576)
Comprehensive (loss) income attributable to non-controlling interests	—	—	6,769	345	(973)	6,141

Comprehensive (loss) income	$—	$(69,717)	$(55,221)	$(15,469)	$70,690	$(69,717)

Condensed Consolidating Statements of Operations

For the Year Ended December 31, 2010 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$216,392	$29,910	$(7,424)	$238,878
Costs and expenses	—	—	192,253	8,820	(7,424)	193,649

Income from operations	—	—	24,139	21,090	—	45,229
(Loss) income from subsidiaries	—	(23,658)	—	—	23,658	—
Other expense	—	—	(69,719)	(148)	—	(69,867)

(Loss) income from continuing operations before income tax expenses	—	(23,658)	(45,580)	20,942	23,658	(24,638)
Income tax (benefit) expense	—	—	(225)	4,545	—	4,320

(Loss) income from continuing operations	—	(23,658)	(45,355)	16,397	23,658	(28,958)
Net loss attributable to non-controlling interests	—	—	(5,300)	—	—	(5,300)

Net (loss) income	$—	$(23,658)	$(40,055)	$16,397	$23,658	$(23,658)

Other comprehensive (loss) income net of tax effects:
Net (loss) income before non-controlling interests	$—	$(23,658)	$(45,355)	$16,397	$23,658	$(28,958)
Change in fair value of interest rate swap agreement	—	179	179	—	(179)	179
Foreign currency translation adjustment	—	1,709	—	1,709	(1,709)	1,709

Total other comprehensive income (loss)	—	1,888	179	1,709	(1,888)	1,888
Comprehensive income (loss) before non-controlling interests	—	(21,770)	(45,176)	18,106	21,770	(27,070)
Comprehensive (loss) income attributable to non-controlling interests	—	—	(5,300)	—	—	(5,300)

Comprehensive (loss) income	$—	$(21,770)	$(39,876)	$18,106	$21,770	$(21,770)

Condensed Consolidating Statements of Cash Flows

For the Period From November 17, 2012 to December 31, 2012 (Successor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operating activities:
Net cash provided by (used in) operating activities	$—	$399	$(22,272)	$326	$(3,696)	$(25,243)
Cash flow from investing activities:
Subscriber contract costs	—	—	(11,683)	(1,255)	—	(12,938)
Capital expenditures	—	—	(1,333)	(123)	—	(1,456)
Net cash used in acquisition of the predecessor including transaction costs, net of cash acquired	—	(1,915,473)	—	—	—	(1,915,473)
Investment in subsidiary	(708,453)	(67,626)	(3,696)	—	779,775	—
Other assets	—	—	(19,587)	—	—	(19,587)

Net cash used in investing activities	(708,453)	(1,983,099)	(36,299)	(1,378)	779,775	(1,949,454)
Cash flow from financing activities:
Proceeds from notes payable	—	1,333,000	—	—	—	1,333,000
Proceeds from the issuance of common stock in connection with acquisition of the predecessor	708,453	708,453	—	—	(708,453)	708,453
Intercompany payable	—	—	63,112	4,514	(67,626)	—
Repayments of capital lease obligations	—	—	(353)	—	—	(353)
Deferred financing costs	—	(58,354)	—	—	—	(58,354)

Net cash provided by financing activities	708,453	1,983,099	62,759	4,514	(776,079)	1,982,746
Effect of exchange rate changes on cash	—	—	—	41	—	41

Net increase in cash	—	399	4,188	3,503	—	8,090
Cash:
Beginning of period	—	—	—	—	—	—

End of period	$—	$399	$4,188	$3,503	$—	$8,090

Condensed Consolidating Statements of Cash Flows

For the Period From January 1, 2012 to November 16, 2012 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operating activities:
Net cash provided by operating activities	$—	$—	$100,385	$43,330	$(48,344)	$95,371
Cash flow from investing activities:
Subscriber contract costs	—	—	(205,705)	(58,026)	—	(263,731)
Capital expenditures	—	—	(5,231)	(663)	—	(5,894)
Proceeds from the sale of capital assets	—	—	274	—	—	274
Investment in subsidiary	—	(4,562)	—	—	4,562	—
Other assets	—	—	(725)	(18)	—	(743)

Net cash used in investing activities	—	(4,562)	(211,387)	(58,707)	4,562	(270,094)
Cash flow from financing activities:
Proceeds from notes payable	—	—	116,163	—	—	116,163
Proceeds from issuance of preferred stock and warrants	—	4,562	—	—	—	4,562
Proceeds from issuance of preferred stock by Solar	—	—	—	5,000	—	5,000
Capital contributions-non-controlling interest	—	—	—	9,193	—	9,193
Borrowings from revolving line of credit	—	—	101,000	4,000	—	105,000
Intercompany receivable	—	—	(46,036)	—	46,036	—
Intercompany payable	—	—	—	2,254	(2,254)	—
Repayments on revolving line of credit	—	—	(42,241)	—	—	(42,241)
Change in restricted cash	—	—	—	(152)	—	(152)
Repayments of capital lease obligations	—	—	(4,060)	—	—	(4,060)
Excess tax benefit from share-based payment awards	—	—	2,651	—	—	2,651
Deferred financing costs	—	—	(5,720)	(964)	—	(6,684)
Payments of dividends	—	—	—	(80)	—	(80)

Net cash provided by financing activities	—	4,562	121,757	19,251	43,782	189,352
Effect of exchange rate changes on cash	—	—	—	(251)	—	(251)

Net increase in cash	—	—	10,755	3,623	—	14,378
Cash:
Beginning of period	—	—	2,817	863	—	3,680

End of period	$—	$—	$13,572	$4,486	$—	$18,058

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2011 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operating activities:
Net cash provided by (used in) operating activities	$—	$—	$(47,002)	$13,962	$(3,802)	$(36,842)
Cash flow from investing activities:
Subscriber contract costs	—	—	(178,824)	(24,753)	—	(203,577)
Capital expenditures	—	—	(6,516)	(5)	—	(6,521)
Proceeds from the sale of capital assets	—	—	185	—	—	185
Investment in subsidiary	—	(45,068)		—	45,068	—
Other assets	—	—	2,315	(5)	—	2,310

Net cash used in investing activities	—	(45,068)	(182,840)	(24,763)	45,068	(207,603)
Cash flow from financing activities:
Proceeds from notes payable	—	—	187,500	5,000	(5,000)	187,500
Proceeds from issuance of preferred stock and warrants	—	45,068	—	—	—	45,068
Proceeds from issuance of preferred stock by Solar	—	—	—	5,000	—	5,000
Capital contributions-non-controlling interest	—	—	—	224	—	224
Intercompany payable	—	—	36,266	—	(36,266)	—
Borrowings from revolving line of credit	—	—	87,300	—	—	87,300
Repayments on revolving line of credit	—	—	(75,209)	—	—	(75,209)
Change in restricted cash	—	—	—	(1,348)	—	(1,348)
Repayments of capital lease obligations	—	—	(2,357)	—	—	(2,357)
Deferred financing costs	—	—	(2,000)	—	—	(2,000)

Net cash provided by financing activities	—	45,068	231,500	8,876	(41,266)	244,178
Effect of exchange rate changes on cash	—	—	—	247	—	247

Net (decrease) increase in cash	—	—	1,658	(1,678)	—	(20)
Cash:
Beginning of period	—	—	3,700	—	—	3,700

End of period	$—	$—	$5,358	$(1,678)	$—	$3,680

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2010 (Predecessor)

(In thousands)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operating activities:
Net cash provided by operating activities	$—	$—	$27,583	$21,540	$(15,802)	$33,321
Cash flow from investing activities:
Subscriber contract costs	—	—	(140,885)	(22,828)	—	(163,713)
Capital expenditures	—	—	(1,834)	(45)	—	(1,879)
Repayment of advances to related parties, net	—	—	(15,802)	—	15,802	—
Other assets	—	—	(1,709)	(1,864)	—	(3,573)

Net cash used in investing activities	—	—	(160,230)	(24,737)	15,802	(169,165)
Cash flow from financing activities:
Proceeds from notes payable	—	—	62,500	—	—	62,500
Repayments on revolving line of credit	—	—	6,650	—	—	6,650
Change in restricted cash	—	—	72,104	—	—	72,104
Repayments of capital lease obligations	—	—	(1,224)	—	—	(1,224)
Deferred financing costs	—	—	(2,345)	—	—	(2,345)
Payments of dividends	—	—	(1,000)	—	—	(1,000)

Net cash provided by financing activities	—	—	136,685	—	—	136,685
Effect of exchange rate changes on cash	—	—	—	1,708	—	1,708

Net (decrease) increase in cash	—	—	4,038	(1,489)	—	2,549
Cash:
Beginning of period	—	—	(1,018)	2,169	—	1,151

End of period	$—	$—	$3,020	$680	$—	$3,700

NOTE 19—SUBSEQUENT EVENT

Sale of 2GIG Technologies, Inc.

On April 1, 2013, the Company completed the 2GIG Sale to Nortek. Pursuant to the terms of the 2GIG Sale, Nortek acquired all of the outstanding common stock of 2GIG for aggregate cash consideration of approximately $135,000,000, subject to cash, working capital and indebtedness adjustments as provided in the purchase agreement associated with the sale. In connection with the 2GIG Sale, the Company entered into a five-year supply agreement with 2GIG, pursuant to which 2GIG will be the exclusive provider of the Company’s control panel requirements. Due to our continued involvement with 2GIG under this agreement, it is not considered a discontinued operation.

APX Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)(Successor)

(In thousands)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash	$111,733	$8,090
Accounts receivable, net	2,547	10,503
Inventories, net	36,661	32,327
Deferred tax assets	—	8,124
Prepaid expenses and other current assets	12,216	16,229

Total current assets	163,157	75,273

Property and equipment, net	29,236	30,206
Subscriber contract costs, net	267,004	12,753
Deferred financing costs, net	56,206	57,322
Intangible assets, net	882,733	1,053,019
Goodwill	837,419	876,642
Restricted cash	28,428	28,428
Long-term investments and other assets, net	27,358	21,705

Total assets	$2,291,541	$2,155,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,792	$26,037
Accrued payroll and commissions	87,854	20,446
Accrued expenses and other current liabilities	61,220	38,232
Deferred revenue	28,291	19,391
Current portion of capital lease obligations	3,632	4,001

Total current liabilities	208,789	108,107

Notes payable, net	1,508,385	1,305,000
Revolving line of credit	—	28,000
Capital lease obligations, net of current portion	2,918	4,768
Deferred revenue, net of current portion	17,237	708
Other long-term obligations	11,562	2,257
Deferred income tax liabilities	11,298	27,229

Total liabilities	1,760,189	1,476,069

Commitments and contingencies (See Note 12)

Stockholders’ equity:
Common stock and additional paid-in capital	651,849	708,453
Accumulated deficit	(117,444)	(30,102)
Accumulated other comprehensive (loss) income	(3,053)	928

Total stockholders’ equity	531,352	679,279

Total liabilities and stockholders’ equity	$2,291,541	$2,155,348

See accompanying notes to condensed consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Condensed Consolidated Statements of Operations (unaudited)

(In thousands)

	Successor	Predecessor
	Nine Months Ended September30,
	2013	2012
Revenues:
Monitoring revenue	$334,344	$272,604
Service and other sales revenue	32,902	57,411
Activation fees	951	4,461

Total revenues	368,197	334,476

Costs and expenses:
Operating expenses	124,336	118,698
Selling expenses	75,394	44,175
General and administrative expenses	65,910	49,358
Depreciation and amortization	142,967	66,666

Total costs and expenses	408,607	278,897

(Loss) income from operations	(40,410)	55,579

Other expenses:
Interest expense	83,309	89,932
Interest income	(1,087)	(54)
Other (income) expenses	233	114
Gain on 2GIG Sale	(47,122)	—

Loss from continuing operations before income taxes	(75,743)	(34,413)
Income tax expense	11,598	5,195

Net loss from continuing operations	(87,341)	(39,608)

Discontinued operations:
Income (loss) from discontinued operations	—	(239)

Net loss before non-controlling interests	(87,341)	(39,847)

Net income attributable to non-controlling interests	—	3,556

Net loss	$(87,341)	$(43,403)

See accompanying notes to condensed consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Condensed Consolidated Statements of Comprehensive Loss (unaudited)

(In thousands)

	Successor	Predecessor
	Nine Months Ended
	September 30,
	2013	2012
Net loss before non-controlling interests	$(87,341)	$(39,847)
Other comprehensive loss, net of tax effects:
Change in fair value of interest rate swap agreement	—	318
Foreign currency translation adjustment	(3,981)	1,969

Total other comprehensive (loss) income	(3,981)	2,287

Comprehensive loss before non-controlling interests	(91,322)	(37,560)

Comprehensive loss attributable to non-controlling interests	—	3,556

Comprehensive loss	$(91,322)	$(41,116)

See accompanying notes to condensed consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Successor	Predecessor
	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(87,341)	$(39,608)
Loss from discontinued operations	—	(239)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations:
Amortization of subscriber contract costs	12,815	60,184
Amortization of customer relationships	120,391	—
Depreciation and amortization of other intangible assets	9,760	6,484
Amortization of deferred financing costs	6,430	5,590
Gain on sale of 2GIG	(47,122)	—
Gain on change in fair value of warrant liability	—	(287)
Loss on sale or disposal of assets	400	117
Stock-based compensation	1,317	490
Non-cash adjustments to deferred revenue	1,075	—
Deferred income taxes	8,592	1,110
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	(1,442)	(5,141)
Inventories	(15,782)	12,183
Prepaid expenses and other current assets	5,035	7,482
Accounts payable	1,085	11,093
Accrued expenses and other liabilities	100,028	53,887
Deferred revenue	24,430	19,300

Net cash provided by operating activities	139,671	132,645
Cash flows from investing activities:
Subscriber acquisition costs	(267,232)	(241,742)
Capital expenditures	(5,788)	(3,455)
Proceeds from the sale of 2GIG, net of cash sold	144,750	—
Proceeds from the sale of property, plant & equipment	9	274
Net cash used in Smartrove acquisition	(4,272)	—
Other assets	(8,189)	(1,172)

Net cash used in investing activities	(140,722)	(246,095)
Cash flows from financing activities:
Proceeds from notes payable	203,500	116,163
Borrowings from revolving line of credit	22,500	49,500
Repayments on revolving line of credit	(50,500)	(42,241)
Change in restricted cash	—	448
Repayments of capital lease obligations	(5,208)	(3,407)
Deferred financing costs	(5,429)	(6,684)
Payments of dividends	(60,000)	(75)
Proceeds from issuance of preferred stock and warrants	—	4,562
Proceeds from issuance of preferred stock by Solar	—	9,729

Net cash provided by financing activities	104,863	127,995
Effect of exchange rate changes on cash	(169)	161

Net increase in cash	103,643	14,706
Cash:
Beginning of period	8,090	3,680

End of period	$111,733	$18,386

Supplemental cash flow disclosures:
Income tax paid	$482	$367
Interest paid	$61,420	$77,061
Supplemental non-cash flow disclosure:
Capital lease additions	$2,988	$4,266

See accompanying notes to condensed consolidated financial statements

APX Group Holdings, Inc. and Subsidiaries (Successor) and APX Group, Inc. and Subsidiaries (Predecessor)

Notes to Condensed Consolidated Financial Statements (unaudited)

NOTE 1—BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

On November 16, 2012, APX Group, Inc. (“APX”), 2GIG Technologies, Inc. (“2GIG”), and their respective subsidiaries were acquired by an investor group comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P., and certain co-investors and management investors (collectively, the “Investors”). This stock acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger”) pursuant to which each of APX and 2GIG, and their respective subsidiaries became indirect wholly-owned subsidiaries of 313 Acquisition LLC, an entity wholly-owned by the Investors.

As a result of the Merger, Vivint, Inc. and its wholly-owned subsidiaries and 2GIG and its wholly-owned subsidiaries collectively became wholly-owned by APX Group, Inc., which is wholly-owned by APX Group Holdings, Inc. (“Holdings”), which is wholly-owned by APX Parent Holdco, Inc., which is wholly owned by 313 Acquisition, LLC. APX Parent Holdco, Inc. and APX Group Holdings, Inc. have no operations and were formed for the purpose of facilitating the Merger.

The Merger, the equity investment by the Investors, entering into our revolving credit facility and $10.0 million of borrowings thereunder, the issuance of the $925,000,000 of 6.375% Senior Secured Notes due 2019 and $380,000,000 of 8.75% Senior Notes due 2020 (See Note 4) and the payment of related fees and expenses are collectively referred to in this prospectus as the “Transactions.”

The accompanying interim unaudited condensed consolidated financial statements included in this prospectus have been prepared by APX Group Holdings, Inc. and subsidiaries (the “Company”) without audit. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. The information as of December 31, 2012 included in the unaudited condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The unaudited condensed consolidated financial statements included in this prospectus were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (all of which are considered of normal recurring nature) considered necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods and dates presented. The results of operations for the nine months ended September 30, 2013, are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

These unaudited condensed consolidated financial statements and notes should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the years ended December 31, 2012 and 2011, set forth in the Company’s prospectus dated September 24, 2013, as filed with the Securities and Exchange Commission (“SEC”) in accordance with Rule 424(b) of the Securities Act of 1933, as amended on September 24, 2013, which is available on the SEC’s website at sec.gov.

The direct-to-home component of the sales cycle for the Company is seasonal in nature. The Company makes investments in the recruitment of the sales force and inventory for the summer sales period prior to each summer season. The sales season generally runs from late April to the end of August each year. The Company experiences increases in subscriber acquisition costs, as well as costs to support the sales force around North America, during this time period.

Basis of Presentation—As a result of the Merger, the unaudited condensed consolidated financial statements are presented on two bases of accounting and are not necessarily comparable: January 1, 2012 through September 30, 2012 (the “Predecessor Period” or “Predecessor” as context requires) and January 1, 2013 through September 30, 2013 (the “Successor Period” or “Successor” as context requires), which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The unaudited condensed consolidated financial statements for the Predecessor Period are presented for APX Group, Inc. and its wholly-owned subsidiaries, including variable interest entities. The unaudited condensed consolidated financial statements for the Successor Period reflect the Merger and are presented for APX Group Holdings, Inc. and its wholly-owned subsidiaries. On April 1, 2013, the Company completed the sale of 2GIG and its subsidiary to Nortek, Inc. (the “2GIG Sale”). Therefore, its results of operations are excluded following the sale. The results of operations of the Successor are not comparable to the results of operations of the Predecessor due to the Merger, the 2GIG Sale and the basis of presentation due to purchase accounting as compared to historical cost in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations.

The unaudited condensed consolidated financial statements for the Predecessor and Successor include the results of operations of the following entities:

Successor	Predecessor
APX Group Holdings, Inc.	—
APX Group, Inc.	APX Group, Inc.
Vivint, Inc.	Vivint, Inc.
Vivint Canada, Inc.	Vivint Canada, Inc.
ARM Security, Inc.	ARM Security, Inc.
AP AL, LLC	AP AL, LLC
Vivint Purchasing, LLC	Vivint Purchasing, LLC
Vivint Servicing, LLC	Vivint Servicing, LLC
2GIG Technologies, Inc. (a)	2GIG Technologies, Inc.
2GIG Technologies Canada, Inc. (a)	2GIG Technologies Canada, Inc.
313 Aviation, LLC	—
Vivint Louisiana, LLC	—
Vivint New Zealand, Ltd.	—
Vivint Wireless, Inc.	—
Smartrove, Inc.	—
Vivint Australia Pty. Ltd.	—
—	V Solar Holdings, Inc.
—	Vivint Solar, Inc.

(a)	On April 1, 2013, the Company sold 2GIG and its subsidiaries and as a result, its operations are not included in the Company’s results of operations following the sale.

Revenue Recognition—The Company recognizes revenue principally on three types of transactions: (i) monitoring, which includes revenues for monitoring of the Company’s subscriber contracts and certain subscriber contracts that have been sold, (ii) service and other sales, which includes services provided on contracts, contract fulfillment revenue, contract sales, sales of products that are not part of the basic equipment package and revenue from 2GIG, and (iii) activation fees on the Company’s contracts, which are amortized over the expected life of the customer.

Monitoring services for the Company’s subscriber contracts are billed in advance, generally monthly, pursuant to the terms of subscriber contracts and recognized ratably over the service period. Revenue from monitoring contracts that have been sold is recognized monthly as services are provided based on rates negotiated as part of the contract sales. Costs of providing ongoing monitoring services are expensed in the period incurred. Deferred revenue includes payments for monitoring services to be provided in future periods.

Activation fees are charged to a customer when a new account is opened. This revenue is deferred and recognized using a 150% declining balance method over 12 years and converts to a straight-line methodology when the resulting revenue recognition is greater than that from the accelerated method for the remaining estimated life.

Service and other sales revenue is recognized as services are provided or when title to the products and equipment sold transfers to the customer. Contract fulfillment revenue, included in service and other sales, is recognized when payment is received from customers who cancel their contract in-term. Revenue from sales of products that are not part of the basic equipment package is recognized upon delivery of products.

Also included in service and other sales revenue, prior to the date of the 2GIG Sale, was net recurring services revenue, which was based on back-end services, provided by Alarm.com, for all panels sold to distributors and direct-sell dealers and subsequently placed in service at end-user locations. Prior to the 2GIG Sale, the Company received a fixed monthly amount from Alarm.com for each system installed with non-Vivint customers that used the Alarm.com platform.

Revenue from the sale of subscriber contracts is recognized when ownership of the contracts has transferred to the purchaser. Any unamortized deferred revenue and costs related to contract sales are recognized in operating expense at the time of the sale.

Subscriber Contract Costs—A portion of the direct costs of acquiring new subscribers, primarily sales commissions, equipment, and installation costs, are deferred and recognized over a pattern that reflects the estimated life of the subscriber relationships. For both the Successor Period and Predecessor Period, the Company amortizes these costs using a 150% declining balance method over 12 years and converts to a straight-line methodology when the resulting amortization charge is greater than that from the accelerated method for the remaining estimated life. The Company evaluates subscriber account attrition on a periodic basis, utilizing observed attrition rates for the Company’s subscriber contracts and industry information and, when necessary, makes adjustments to the estimated subscriber relationship period and amortization method.

Accounts Receivable—Accounts receivable consist primarily of amounts due from customers for the sale of equipment on credit and recurring monthly monitoring services. The accounts receivable are recorded at invoiced amounts and are non-interest bearing. The gross amount of accounts receivable has been reduced by an allowance for doubtful accounts of $2,560,000 and $2,301,000 at September 30, 2013 and December 31, 2012, respectively. The Company estimates this allowance based on historical collection rates and subscriber attrition rates. When the Company determines that there are accounts receivable that are uncollectible, they are charged off against the allowance for doubtful accounts. As of September 30, 2013 and December 31, 2012, no accounts receivable were classified as held for sale.

The changes in the Company’s allowance for accounts receivable were as follows for the periods ended (in thousands):

	Successor	Predecessor
	Nine Months Ended
	September 30,
	2013	2012
Beginning balance	$2,301	$1,903
Bad debt expense	8,299	6,254
Write-offs and adjustments	(8,040)	(5,482)

Balance at end of period	$2,560	$2,675

Inventories—Inventories, which comprise home automation and security system equipment and parts, are stated at the lower of cost or market with cost determined under the first-in, first-out (FIFO) method. The Company records an allowance for excess and obsolete inventory based on anticipated obsolescence and usage, along with historical write-offs.

Fair Value Measurement—Assets and liabilities subject to on-going fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy:

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.

Level 2: Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the nine months ended September 30, 2013 and the fiscal year 2012.

Goodwill—Goodwill represents the amount by which the total purchase consideration exceeded the fair value of tangible and intangible assets acquired in the Merger and the Smartrove, Inc. (“Smartrove”) acquisition (See Note 2). This goodwill primarily resulted from the expected growth in the business, partly based on historical performance, resulting from the potential to increase recurring monthly revenue to existing customers by offering them additional services and the potential to continue growing the overall subscriber base through the Company’s existing sales channels. Under applicable accounting guidance, the Company is permitted to use a qualitative approach to evaluate goodwill impairment when no indicators of impairment exist and if certain accounting criteria are met. To the extent that indicators exist or the criteria are not met, the Company uses a quantitative approach to evaluate goodwill impairment. Such quantitative impairment assessment is performed using a two-step, fair value based test. The first step requires that the Company compare the estimated fair value of its reporting units to the carrying value of the reporting unit’s net assets, including goodwill. If the fair value of the reporting unit is greater than the carrying value of its net assets, goodwill is not considered to be impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value of its net assets, the Company would be required to complete the second step of the test by analyzing the fair value of its goodwill. If the carrying value of the goodwill exceeds its fair value, an impairment charge is recorded. No goodwill impairment was recognized for the Successor Period.

NOTE 2—BUSINESS COMBINATIONS

Blackstone Acquisition

As described in Note 1, the Merger was completed on November 16, 2012, and was financed by a combination of equity invested by affiliates of The Blackstone Group, certain co-investors, the Company’s management and certain employees and borrowings under senior credit facilities. The Company’s management and certain employees invested approximately $155,160,000, primarily in the form of a reinvestment of their equity in APX and 2GIG. Cash investments were used to repay all outstanding borrowings under the Predecessor’s secured credit facilities, pay Predecessor stockholders, purchase equity units of 313 Acquisition LLC and pay transaction fees and expenses. As part of the Merger, as of September 30, 2013, there was $28,428,000 held in escrow and presented as restricted cash in the accompanying financial statements for payments to employees that will be due in the three years following the Merger.

At the time of the Transactions, approximately $54,300,000 was placed in escrow to cover potential adjustments to the total purchase consideration associated with general representations and warranties and adjustments to tangible net worth, in accordance with the terms of the Merger’s escrow agreement. This amount is included in the total purchase consideration discussed below. The remaining escrow balance, after all adjustments are made in accordance with the escrow agreement, is expected to be paid to the former Company stockholders no later than the second quarter of 2014. Because these amounts held in escrow are not controlled by the Company, they are not included in the accompanying unaudited condensed consolidated balance sheets.

Consideration Transferred

The determination of the final purchase price is subject to potential adjustments, primarily related to the finalization of income taxes and the escrow amounts discussed above. The following table summarizes the preliminary components of cash paid to acquire the Company (in thousands):

Revolving line of credit	$10,000
Issuance of bonds, net of issuance costs	1,246,646
Contributed equity	713,821
Less: Transaction costs	(31,540)
Less: Net worth adjustment	(3,289)

Total consideration transferred	$1,935,638

The preliminary purchase price of approximately $1,935,638,000 includes the purchase of all outstanding stock, settlement of the Predecessor’s debt, settlement of stock-based awards, payments to employees under long-term incentive arrangements, transaction fees and expenses and purchase of subscriber accounts held by third parties. Payments to employees consisted of payments to officers, employees and directors as change in control payments and special retention bonuses. On the date of the Transactions, the Company paid $28,428,000 or 50% of the amount due to employees under long-term incentive arrangements. The remaining 50% will be paid in two equal payments on the second and third anniversary dates of the Merger.

The estimated fair values of the assets acquired and liabilities assumed are based on information obtained from various sources including, the Company’s management and historical experience. The fair value of the intangible assets was determined using the income and the cost approaches. Key assumptions used in the determination of fair value include projected cash flows, subscriber attrition rates and discount rates between 8% and 14%.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Current assets acquired	$73,239
Property, plant and equipment	29,293
Other assets	30,535
Intangible assets (See Note 8)	1,062,300
Goodwill	878,450
Current liabilities assumed	(100,258)
Deferred income tax liability	(32,144)
Other liabilities	(5,777)

Total fair value of the assets acquired and liabilities assumed	$1,935,638

The Company is still finalizing the allocation of goodwill resulting from the Transactions. This goodwill is not deductible for income tax purposes. The change in the carrying amount of goodwill during the nine months ended September 30, 2013, is a result of the 2GIG Sale and the effect of foreign currency translation and certain income tax uncertainties.

Transaction Related Costs

The Company incurred costs associated with the Transactions of approximately $31,885,000 in the period from November 17, 2012 through December 31, 2012 and approximately $23,461,000 in the period from January 1, 2012 through November 16, 2012, $4,097,000 of which was incurred during the nine months ended September 30, 2012. These costs consist of accounting, investment banking, legal and professional fees and payments to employees directly associated with the Transactions and are included in the accompanying unaudited condensed consolidated statements of operations.

Smartrove Acquisition

On May 29, 2013, a wholly-owned subsidiary of the Company, Vivint Wireless, Inc. (“Vivint Wireless”), completed a 100% stock acquisition of Smartrove. Pursuant to the terms of the stock purchase agreement, Vivint Wireless acquired the business for aggregate cash consideration of $4,275,000, of which $870,000 is held in escrow. This strategic acquisition was made to provide Vivint Wireless with full ownership of certain intellectual property used in its operations.

The determination of the final purchase price is subject to potential adjustments, primarily related to the finalization of income taxes and the escrow amounts discussed above. The associated goodwill is not deductible for income tax purposes. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Net assets acquired from Smartrove	$3
Deferred income tax liability	(1,533)
Intangible assets (See Note 8)	4,040
Goodwill	1,765

Total fair value of the assets acquired and liabilities assumed	$4,275

Transaction Related Costs

During the nine months ended September 30, 2013, the Company incurred costs associated with the Smartrove Acquisition, which were not material, consisting of accounting, investment banking, legal and professional fees and payments to employees directly associated with the acquisition. These costs are included in the accompanying unaudited condensed consolidated statements of operations.

NOTE 3—DIVESTITURE OF SUBSIDIARY

On April 1, 2013, the Company completed the 2GIG Sale. Pursuant to the terms of the 2GIG Sale, Nortek, Inc. acquired all of the outstanding common stock of 2GIG for aggregate cash consideration of approximately $148,871,000, including cash, working capital and indebtedness adjustments as provided in the stock purchase agreement. In connection with the 2GIG Sale, the Company entered into a five-year supply agreement with 2GIG, pursuant to which they will be the exclusive provider of the Company’s control panel requirements, subject to certain exceptions as provided in the supply agreement. A portion of the net proceeds from the 2GIG Sale was used to repay $44,000,000 of outstanding borrowings under the Company’s revolving credit facility. The terms of the indenture governing the existing senior unsecured notes, the indenture governing the existing senior secured notes and the credit agreement governing our revolving credit facility, permit the Company, subject to certain conditions, to distribute all or a portion of the net proceeds from the 2GIG Sale to the Company’s stockholders. In May 2013, the Company distributed a dividend of $60,000,000 from such proceeds to stockholders. Subject to the applicable conditions, the Company may distribute the remaining proceeds in the future. The Company’s financial position and results of operations include 2GIG through March 31, 2013.

The following table summarizes the net gain recognized in connection with this divestiture (in thousands):

Adjusted net sale price	$148,871
2GIG assets (including cash of $3,383), net of liabilities	(108,797)
2.0 technology, net of amortization	16,903
Other	(9,855)

Net gain on divestiture	$47,122

NOTE 4—LONG-TERM DEBT

On November 16, 2012, in connection with the Merger, APX issued $925,000,000 of 6.375% Senior Secured Notes due 2019 (the “Senior Secured Notes”) and $380,000,000 of 8.75% Senior Notes due 2020 (the “Senior Notes” and together with the Senior Secured Notes, the “Notes”). APX also entered into a new Senior Secured Revolving Credit Facility under which APX borrowed $10,000,000 at closing. In a subsequent offering, on May 31, 2013, APX issued an additional $200,000,000 of 8.75% Senior Notes due 2020 at a price of 101.75% under the indenture dated as of November 16, 2012.

The Company’s debt at September 30, 2013 consisted of the following (in thousands):

	Outstanding	Unamortized	Net Carrying
	Principal	Premium	Amount
6.375% Senior Secured Notes due 2019	$925,000	$—	$925,000
8.75% Senior Notes due 2020	580,000	3,385	583,385

Total Notes payable	$1,505,000	$3,385	$1,508,385

The Company’s debt at December 31, 2012 consisted of the following (in thousands):

	Outstanding	Unamortized	Net Carrying
	Principal	Premium	Amount
Revolving credit facility	$28,000	$—	$28,000
6.375% Senior Secured Notes due 2019	925,000	—	925,000
8.75% Senior Notes due 2020	380,000	—	380,000

Total Notes payable	$1,333,000	$—	$1,333,000

Senior Secured Notes and Senior Notes

In connection with the Merger on November 16, 2012, APX issued $1,305,000,000 aggregate principal amount of notes, of which $925,000,000 aggregate principal amount of 6.375% senior secured notes due 2019 mature on December 1, 2019 and are secured on a first-priority lien basis by substantially all of the tangible and intangible assets whether now owned or hereafter acquired by the Company, APX, and the subsidiary guarantors subject to permitted liens and exceptions, and $380,000,000 aggregate principal amount of 8.75% senior notes due 2020, which mature on December 1, 2020. As discussed above, in May 2013, APX issued an additional $200,000,000 of 8.75% Senior Notes at a price of 101.75%. Interest on the Notes accrues at the rate of 6.375% per annum for the Senior Secured Notes and 8.75% per annum for the Senior Notes. Interest on the Notes is payable semiannually in arrears on each June 1 and December 1, commencing June 1, 2013. APX may redeem each series of the Notes, in whole or part, at any time at a redemption price equal to the principal amount of the Notes to be redeemed, plus a make-whole premium and any accrued and unpaid interest at the redemption date. In addition, APX may redeem the Notes at the prices and on the terms specified in the applicable indenture.

In connection with the issuance of the Notes, the Company entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes, dated

November 16, 2012. In accordance with the Registration Rights Agreement, the Company filed a registration statement on Form S-4 with the Securities and Exchange Commission with respect to an exchange offer to exchange the Notes of each series for an issue of Notes (except the Exchange Notes do not contain transfer restrictions). The exchange offer was completed on October 29, 2013.

Revolving Credit Facility

In connection with the Merger, APX, the Company and the other guarantors entered into a revolving credit facility in the aggregate principal amount of $200,000,000. Borrowings bear interest based on the London Interbank Offered Rate (“LIBOR”) or, at the Company’s option, an alternative base rate, plus spread, based upon the Company’s consolidated first lien leverage ratio at the end of each fiscal quarter and a commitment fee on unused portions of the revolving credit facility. The borrowings are due November 16, 2017, which may be repaid at any time without penalty.

Scheduled Maturities

The scheduled maturities of long-term debt at September 30, 2013 are as follows (in thousands):

2018 and thereafter	$1,505,000

NOTE 5—VARIABLE INTEREST ENTITIES

Accounting rules require the primary beneficiary of a variable interest entity (“VIE”) to include the financial position and results of operations of the VIE in its condensed consolidated financial statements. The Predecessor unaudited condensed consolidated financial statements include APX Group, Inc. and its subsidiaries, and 2GIG and Solar, which were VIE’s prior to the Merger in the Predecessor Period. Following the Merger, 2GIG became a wholly-owned subsidiary. Accordingly, the financial position and results of operations for 2GIG are consolidated by the Company for the Successor Period through April 1, 2013, the date of the 2GIG Sale. Because Solar is no longer dependent on the Company for ongoing financial support and the Company is no longer the primary beneficiary, Solar is no longer a variable interest entity of the Company. Therefore, Solar is excluded from the accompanying Successor unaudited condensed consolidated financial statements. In connection with the Merger, the Investors purchased Solar for $75,000,000 and became the primary beneficiary and, as a result, Solar’s financial position and results of operations are not consolidated by the Company in the Successor Period.

2GIG

2GIG is engaged in the manufacture, wholesale distribution, and monitoring of electronic home security and automation systems primarily in the United States and Canada. 2GIG supplies the majority of the equipment used by the Company in its security systems installations. Sales of this equipment to other legal entities owned or consolidated by the Company represented approximately 71% of 2GIG’s total sales during 2013 through April 1, 2013, the date of the 2GIG Sale. The Company determined that 2GIG was a VIE, prior to the Merger, and the Company was the primary beneficiary because Vivint, Inc. was 2GIG’s largest customer, 2GIG was dependent on Vivint, Inc. for ongoing financial support and because the Company, through its related parties, had the ability to control the operations of 2GIG. Accordingly, as indicated above, the financial position and results of operations are consolidated by the Company for the Predecessor Period. Non-controlling interests in the unaudited condensed consolidated financial statements include the portion of equity and results of operations related to 2GIG. The assets of 2GIG were restricted in that they are only available to settle the obligations of 2GIG and not of the Company and similarly, the creditors of 2GIG have no recourse to the general assets of the Company.

Solar

Solar, formed in April 2011, installs solar panels on the roofs of customer’s homes and enters into purchase agreements for the customers to purchase the electricity generated by the panels. Solar also takes advantage of local government and federal incentive programs that offer assistance in generating green power. During the Predecessor

Period, the Company determined that Solar was a VIE and the Company was the primary beneficiary because Solar was dependent on Vivint, Inc. for ongoing financial support and because the Company had the ability to control the operations of Solar through its related parties. Accordingly, as indicated above, the financial position and results of operations are consolidated by the Company for the Predecessor Period and not for the Successor Period. The assets of Solar are restricted in that they are only available to settle the obligations of Solar and not of the Company and similarly, the creditors of Solar have no recourse to the general assets of the Company.

On June 1, 2011, Vivint, Inc. and Solar entered into an Administrative Services Agreement (“Service Agreement”) and a Trademark License Agreement (“Trademark Agreement”). The Service Agreement provided Solar with certain administrative, managerial and account management services to be performed by Vivint. In exchange for the services and licenses under these agreements, Solar agreed to pay Vivint a combined fee of $0.05 per kilowatt hour of electricity generated by the solar equipment each month for each customer account. In June 2013, the Company and Solar entered into a Turnkey Full-Service Sublease Agreement (“Sublease Agreement”) and terminated the Service Agreement. The Sublease Agreement specifies the terms under which the Company subleases corporate office space, and provides certain other administrative services, to Solar. The Trademark Agreement was also amended in conjunction with the execution of the Sublease Agreement.

In June 2011, the Company entered into a Revolving Credit Note (“Loan”) with Solar. This Loan was due in May 2013, had a principal balance of $5,000,000 and accrued interest at a rate per annum equal to 13%. In connection with the Merger, the loan was satisfied and there was no balance outstanding as of September 30, 2013 or December 31, 2012.

On December 27, 2012, the Company executed a new Subordinated Note and Loan Agreement with Solar. The terms of the agreement state that Solar may borrow up to $20,000,000, bearing interest on the outstanding balance at an annual rate of 7.5% based on a 365 day year, which interest is due and payable semi-annually on June 1 and December 1 of each year commencing on June 1, 2013. The balance outstanding on September 30, 2013, representing principal of $20,000,000 and payment-in-kind interest of $530,000 is included in long-term investments and other assets in the accompanying unaudited condensed consolidated balance sheets. In addition, accrued interest of $530,000 is included in prepaid expenses and other current assets in the accompanying unaudited condensed consolidated balance sheets. The balance outstanding on December 31, 2012 was $15,000,000.

NOTE 6—BALANCE SHEET COMPONENTS

The following table presents balance sheet component balances (in thousands):

	September 30,	December 31,
	2013	2012

Subscriber contract costs
Subscriber contract costs	$280,006	$12,934
Accumulated amortization	(13,002)	(181)

Subscriber contract costs, net	$267,004	$12,753

Long-term investments and other assets
Note receivable (See Notes 5 and 13)	$20,871	$15,341
Security deposit receivable	6,255	6,236
Other	232	128

Total long-term investments and other assets, net	$27,358	$21,705

Accrued payroll and commissions
Accrued payroll	$10,278	$7,396
Accrued commissions	77,576	13,050

Total accrued payroll and commissions	$87,854	$20,446

NOTE 7—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	September 30, 2013	December 31, 2012	Estimated Useful Lives
Vehicles	$9,298	$10,038	3 – 5 years
Computer equipment and software	6,420	4,797	3 – 5 years
Leasehold improvements	13,080	7,599	2 – 15 years
Office furniture, fixtures and equipment	4,513	1,924	7 years
Warehouse equipment	1,726	3,066	7 years
Buildings	702	702	39 years
Construction in process	294	3,245

	36,033	31,371

Accumulated depreciation and amortization	(6,797)	(1,165)

Net property and equipment	$29,236	$30,206

Property and equipment includes approximately $9,369,000 and $9,795,000 of assets under capital lease obligations, net of accumulated depreciation and amortization of $2,329,000 and $319,000 at September 30, 2013 and December 31, 2012, respectively. Depreciation and amortization expense on all property and equipment was $6,725,000 and $6,228,000 for the nine months ended September 30, 2013 and September 30, 2012, respectively. Amortization expense relates to assets under capital leases as included in depreciation and amortization expense.

NOTE 8—INTANGIBLE ASSETS

Intangible assets, net

The following table presents intangible asset balances (in thousands):

	September 30, 2013	December 31, 2012	Estimated Useful Lives
Customer contracts	$987,553	$990,777	10 years
2GIG 2.0 technology	17,000	17,000	8 years
CMS and other technology	4,643	2,300	5 years
Smartrove technology	4,040	—	3 years
Other technology	650	—	2 years
2GIG customer relationships	—	45,000	10 years
2GIG 1.0 technology	—	8,000	6 years

	1,013,886	1,063,077
Accumulated amortization	(131,153)	(10,058)

Net ending balance	$882,733	$1,053,019

The 2GIG customer relationships and 2GIG 1.0 technology intangible assets were disposed of in connection with the 2GIG Sale (See Note 3). The 2GIG 2.0 technology was retained by the Company.

In connection with the Smartrove acquisition, the Company also purchased certain intellectual property for cash consideration of $650,000, of which $130,000 is held in escrow for the indemnification of claims or disputes that may arise. The escrow is scheduled to be released on May 30, 2014, less any amount of unresolved claims.

Amortization expense related to intangible assets was approximately $123,426,000 and $254,000 for the nine months ended September 30, 2013 and 2012, respectively.

Estimated future amortization expense of intangible assets is as follows (in thousands):

2013 – remaining period	$40,852
2014	149,938
2015	133,387
2016	115,308
2017	100,280
Thereafter	342,968

Total estimated amortization expense	$882,733

NOTE 9—FAIR VALUE MEASUREMENTS

On a quarterly basis, the Company measures at fair value certain financial assets and liabilities. The fair value of financial assets and liabilities was determined using the following levels of inputs as of September 30, 2013 and December 31, 2012.

Level 1 Measurements

There were no assets or liabilities measured at fair value as level 1 measurements as of September 30, 2013 or December 31, 2012.

Level 2 Measurements

The fair market value of the Company’s Senior Secured Notes was approximately $888,770,000 as of September 30, 2013 and $917,980,000 as of December 31, 2012. The carrying value of the Company’s Senior Secured Notes was $925,000,000 as of September 30, 2013 and December 31, 2012. The Company’s Senior Notes had a fair market value of approximately $581,142,000 as of September 30, 2013 and $374,478,000 as of December 31, 2012 and a carrying amount of $580,000,000 as of September 30, 2013 and $380,000,000 as of December 31, 2012. In determining the fair value of the Senior Secured Notes and the Senior Notes, the Company uses the present value of expected cash flows based on market observable interest rate yield curves commensurate with the term of each instrument.

Level 3 Measurements

In connection with the Transactions, the fair value of intangible assets was determined using the income and cost approach and input obtained from various sources, including the Company’s management and historical experience. Key assumptions used in the determination of fair value include projected cash flows, subscriber attrition rates and discount rates between 8% and 14%.

The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.

NOTE 10—INCOME TAXES

In order to determine the quarterly provision (benefit) for income taxes, the Company uses an estimated annual effective tax rate, which is based on expected annual income and statutory tax rates in the various jurisdictions in which the Company operates. Certain significant or unusual items are separately recognized in the quarter during which they occur and can be a source of variability in the effective tax rates from quarter to quarter.

The Company’s effective income tax rate for the nine months ended September 30, 2013 is approximately (14.67)%. In computing income tax expense (benefit), the Company estimates its annual effective income tax rate jurisdiction by jurisdiction and entity by entity for which tax attributes must be separately considered for the calendar year ending December 31, 2013, excluding discrete items. Each jurisdictional or entity estimated annual tax rate is applied to actual year-to-date pre-tax book income (loss) of each jurisdiction or entity. The Company had three discrete items that affected the calculated income tax benefit or expense for the nine months ended September 30, 2013. The first discrete item is related to the 2GIG Sale, which increased tax expense approximately $19.4 million. The second discrete item is related to the acquisition of Smartrove, which resulted in a tax benefit of approximately $1.5 million. The third discrete item is related to the true-up of the 2012 provision to the final tax returns, which resulted in an additional tax expense of approximately $0.3 million. Both the 2013 and 2012 effective tax rates are less than the statutory rate primarily due to the combination of not recognizing benefit for expected pre-tax losses of the US jurisdiction and also the Canadian jurisdiction in 2012, and recognizing current state income tax expense for minimum state taxes.

For 2013, the Company expects to realize a loss before income taxes and expects to record a full valuation allowance against the net deferred tax assets of the consolidated group within the US and Canadian jurisdictions. The Company has recorded tax expense for state and local taxes. A valuation allowance is required when there is significant uncertainty as to the ability to realize the deferred tax assets. Because the realization of the deferred tax assets related to the Company’s net operating losses (NOLs) is dependent upon future income related to domestic and foreign jurisdictional operations that have historically generated losses, management determined that the Company continues to not meet the “more likely than not” threshold that those NOLs will be realized. Accordingly, a valuation allowance is required. A similar history of losses is present in the Company’s Canadian jurisdiction. However, as of September 30, 2013, the deferred tax assets related to the Company’s Canadian jurisdiction’s NOLs are offset by existing deferred income tax liabilities resulting in a net deferred tax liability position.

NOTE 11—EQUITY AND STOCK-BASED COMPENSATION

Successor

Capital Stock—In connection with the Merger, Acquisition LLC formed Holdings on October 26, 2012 to facilitate in carrying out the Transactions.

Capital stock was as follows:

	As of December 31, 2012 and September 30, 2013
	Authorized	Issued	Outstanding
Common stock, $0.01 par value	100	100	100

Dividends—The terms of the indentures governing the notes permit the Company, subject to certain conditions, to distribute all or a portion of the net proceeds from the 2GIG Sale to our stockholders. On May 14, 2013, the Company distributed a dividend of $60,000,000 of such proceeds to stockholders.

Stock-Based Compensation

313 Incentive Units

During the nine months ended September 30, 2013, 313 Acquisition LLC authorized a total of 74,062,836 profits interests, representing the right to share a portion of the value appreciation on the initial capital contributions to 313 Acquisition LLC (“Incentive Units”). As of September 30, 2013, a total of 69,659,562 Incentive Units had been awarded to members of senior management and a board member, of which 46,484,562 were issued to the Company’s Chief Executive Officer and President in conjunction with the Transactions. The Incentive Units are subject to time-based and performance-based vesting conditions, with one-third subject to ratable time-based vesting over a five year period and two-thirds subject to the achievement of certain investment return thresholds by The Blackstone Group, L.P. and its affiliates. The Company anticipates making comparable equity incentive grants at 313 Acquisition LLC to other members of senior management and adopting other equity and cash-based incentive programs for other members of management from time to time. The fair value of stock-based awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The grant date fair value was determined using a Monte Carlo simulation valuation approach based on inputs and assumptions provided by management and from comparable industry data.

Wireless Stock Appreciation Rights

On May 29, 2013, the Company’s subsidiary, Vivint Wireless, awarded Stock Appreciation Rights (“SARs”) to various key employees. The purpose of the SARs is to attract and retain personnel and provide an opportunity to acquire an equity interest of Vivint Wireless. The SARs are subject to a five year time-based ratable vesting period. In connection with this plan, 70,000 SARs have been granted as of September 30, 2013. The Company anticipates making comparable grants from time to time.

The fair value of the Vivint Wireless awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The fair value is determined using a Black-Scholes option valuation model with the following assumptions: expected volatility of 65%, expected dividends of 0%; expected exercise term of six and one half years; and risk-free rate of 1.51%. Due to the lack of historical exercise data, the Company used the simplified method in determining the estimated exercise term, for all Vivint Wireless awards.

Vivint Stock Appreciation Rights

On July 12, 2013, the Company’s subsidiary, Vivint, awarded SARs to various levels of key employees. The purpose of the SARs is to attract and retain personnel and provide an opportunity to acquire an equity interest of Vivint. The SARs are subject to time-based and performance-based vesting conditions, with one-third subject to ratable time-based vesting over a five year period and two-thirds subject to the achievement of certain investment return thresholds by The Blackstone Group, L.P. and its affiliates. In connection with this plan, 8,300,000 SARs have been granted as of September 30, 2013. In addition, 36,065,000 have been reserved for future issuance in accordance with a long-term incentive plan established by the Company. Vivint expects to continue regular quarterly grants to new employees who meet the award criteria.

The fair value of the Vivint awards is measured at the grant date and is recognized as expense over the employee’s requisite service period. The fair value is determined using a Black-Scholes option valuation model with the following assumptions: expected volatility of 60%, expected dividends of 0%; expected exercise term of 6.04 years; and risk-free rate of 1.72%. Due to the lack of historical exercise data, the Company used the simplified method in determining the estimated exercise term, for all Vivint awards.

Stock-based compensation expense in connection with stock awards is presented by entity as follows (in thousands):

	Successor	Predecessor
	Nine Months Ended
	September 30,
	2013	2012
Vivint	$1,317	$379
2GIG	—	111

Total stock-based compensation	$1,317	$490

In connection with the Transactions, all unvested options in APX were immediately vested and were exercised on November 16, 2012.

NOTE 12—COMMITMENTS AND CONTINGENCIES

Indemnification—Subject to certain limitations, the Company is obligated to indemnify its current and former directors, officers and employees with respect to certain litigation matters and investigations that arise in connection with their service to the Company. These obligations arise under the terms of its certificate of incorporation, its bylaws, applicable contracts, and Delaware and California law. The obligation to indemnify generally means that the Company is required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters.

Legal—The Company is named from time to time as a party to lawsuits in the normal course of its business. Actions filed against the Company include commercial, intellectual property, customer, and labor and employment related claims, including complaints of alleged wrongful termination and potential class action lawsuits regarding alleged violations of federal and state wage and hour and other laws. Litigation, in general, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings are difficult to predict, and the costs incurred in litigation can be substantial, regardless of outcome. The Company believes the amounts provided in its financial statements are adequate in light of the probable and estimated liabilities. Factors that the Company considers in the determination of the likelihood of a loss and the estimate of the range of that loss in respect of legal matters include the merits of a particular matter, the nature of the litigation, the length of time the matter has been pending, the procedural posture of the matter, whether the Company intends to defend the matter, the likelihood of settling for an insignificant amount and the likelihood of the plaintiff accepting an amount in this range. However, because such matters are subject to many uncertainties, the ultimate outcomes are not predictable and there can be no assurances that the actual amounts required to satisfy alleged liabilities from the matters described above will not exceed the amounts reflected in its financial statements or will not have a material adverse effect on its results of operations, financial condition or cash flows.

The Company is party to various claims, legal actions and complaints arising in the ordinary course of business related to the provision of its services and equipment claims. The Company regularly reviews outstanding legal claims and actions to determine if reserves for expected negative outcomes of such claims and actions are necessary. The Company had reserves for all such matters of approximately $2,817,000 and $2,527,000 as of September 30, 2013 and December 31, 2012, respectively. In conjunction with one of the settlements, the Company is obligated to pay certain future royalties, based on sales of future products.

Operating Leases—The Company leases office, warehouse space and an aircraft under operating leases with related and unrelated parties expiring in various years through 2028. The leases require the Company to pay additional rentals for increases in operating expenses and real estate taxes and contain renewal options. The Company entered into a lease agreement for its corporate headquarters in 2009 that provided for a leasehold allowance of approximately $4,382,000 to be paid by the property developer on behalf of the Company. In July 2012, the Company entered into a lease for additional office space for an initial lease term of 15 years. During the nine months ended September, 30, 2012, the Company deferred and amortized this amount as a credit to rent expense based on the applicable lease terms. In connection with the Transactions, this balance was reduced to zero, which represented the estimated fair value as of that date.

In December 2012, the Company entered into an aircraft lease agreement for the use of a corporate aircraft. Beginning January 2013, the Company is required to make 156 monthly rental payments of $83,000 each, with the option to extend the lease for an additional 36 months upon expiration of the initial term. The lease agreement provides for the option to purchase the aircraft on certain specified dates for a stated dollar amount, which represents the current estimated fair value as of the purchase date.

The Company also leases certain equipment and software under operating and capital leases with expiration dates through August 2016. The Company entered into a Fleet Lease Agreement during 2010 and leased 236 and 185 vehicles during the nine months ended September 30, 2013 and September 30, 2012, respectively. The lease agreements are typically 36 month leases for each vehicle and the average remaining life for the fleet is 12.2 months as of September 30, 2013. As of September 30, 2013 and December 31, 2012, the capital lease obligation balance was $6,550,000 and $8,769,000, respectively.

Total rent expense for operating leases was approximately $4,095,000 and $3,785,000 for the nine months ended September 30, 2013 and September 30, 2012, respectively.

NOTE 13—RELATED PARTY TRANSACTIONS

During 2009, the Company acquired certain customer lead generation know-how and technology from a company owned by a stockholder and agreed to pay the seller monthly amounts ranging from $40,000 to $50,000 through January 2013. During the nine months ended September 30, 2012, the Company paid $365,000. As part of the Merger, the remaining balance under this agreement was paid.

Long-term investments and other assets, includes amounts due for non-interest bearing advances made to employees that are expected to be repaid in excess of one year. Amounts due from related parties as of September 30, 2013 and December 31, 2012, amounted to approximately $341,000.

The Company incurred expenses of approximately $1,324,000 for use of a corporate jet owned partially by stockholders of the Company during the nine months ended September 30, 2012. The Company incurred additional expenses for other related-party transactions of $560,000 and $583,000 during the nine months ended September 30, 2013 and September 30, 2012, respectively, which included contributions to the Vivint Family Foundation, legal fees and purchase of tools and supplies.

Prepaid expenses and other current assets at December 31, 2012, includes a receivable for $9.2 million in payroll taxes owed by a member of management of the Company related to the Merger. The payroll tax obligation was satisfied by this individual during the first quarter of fiscal year 2013.

In connection with the Merger, the Company entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, the Company paid BMP, at the closing of the Merger, an approximately $20.0 million transaction fee as consideration for BMP undertaking due diligence investigations and financial and structural analysis and providing corporate strategy and other advice and negotiation assistance in connection with the Merger. In addition, the Company agreed to reimburse BMP for any out-of-pocket expenses incurred by BMP and its affiliates and to indemnify BMP and its affiliates and related parties, in each case, in connection with the Transactions and the provision of services under the support and services agreement.

In addition, under the agreement with BMP, the Company engaged BMP to provide monitoring, advisory and consulting services on an ongoing basis. In consideration for these services, the Company agreed to pay an annual monitoring fee equal to the greater of (i) a minimum base fee of $2.7 million, subject to adjustments if the Company engages in a business combination or disposition that is deemed significant and (ii) the amount of the monitoring fee paid in respect of the immediately preceding fiscal year, without regard to any post-fiscal year “true-up” adjustments as determined by the agreement. The Company incurred expenses of approximately $3,481,000 related to this agreement during the nine months ended September 30, 2013.

Under the support and services agreement, the Company also engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. BMP will invoice the Company for such services based on the time spent by the relevant personnel providing such services during the applicable period but in no event shall the Surviving Company be obligated to pay more than $1.5 million during any calendar year.

In connection with the issuance of the $200,000,000 senior unsecured notes during the nine months ended September 30, 2013, Blackstone Advisory Partners L.P. participated as one of the initial purchasers of the senior unsecured notes and received approximately $200,000 in fees at the time of closing.

Transactions involving related parties cannot be presumed to be carried out at an arm’s-length basis.

NOTE 14—SEGMENT REPORTING

Prior to the date of the 2GIG Sale, the Company conducted business through two operating segments, Vivint and 2GIG. These segments were managed and evaluated separately by management due to the differences in their products and services. Prior to the Merger, the Vivint segment included the Solar business, which was immaterial to the Company’s overall operating results, because the nature of the Vivint and Solar businesses are similar in that both businesses incur significant up-front costs to generate new residential subscribers and realize ongoing subscription revenue from services provided under long term contracts.

The primary source of revenue for the Vivint segment is generated through monitoring services provided to subscribers, in accordance with their subscriber contracts. The primary source of revenue for the 2GIG segment was through the sale of electronic security and automation systems to security dealers and distributors, including Vivint. Fees and expenses charged by 2GIG to Vivint, related to intercompany purchases, were eliminated in consolidation.

The following table presents a summary of revenue and costs and expenses for the nine months ended September 30, 2013 (Successor) (in thousands):

	Vivint	2GIG	Eliminations	Consolidated Total
Revenues	$350,690	$60,220	$(42,713)	$368,197
Costs and expenses	389,321	52,200	(32,914)	408,607

(Loss) income from operations	$(38,631)	$8,020	$(9,799)	$(40,410)

The following table presents a summary of revenue and costs and expenses for the nine months ended September 30, 2012 (Predecessor) (in thousands):

	Vivint	2GIG	Eliminations	Consolidated Total
Revenues	$290,316	$101,411	$(57,251)	$334,476
Costs and expenses	235,939	91,385	(48,427)	278,897

Income from operations	$54,377	$10,026	$(8,824)	$55,579

NOTE 15—EMPLOYEE BENEFIT PLANS

Beginning March 1, 2010, Vivint and 2GIG offered eligible employees the opportunity to defer a percentage of their earned income into company-sponsored 401(k) plans. 2GIG made matching contributions to the plan in the amount of $36,000 for the three months ended March 31, 2013. No matching contributions were made to the plans for the three and nine months ended September 30, 2012.

NOTE 16—GUARANTOR AND NON-GUARANTOR SUPPLEMENTAL FINANCIAL INFORMATION

The Senior Secured Notes due 2019 and the Senior Notes due 2020 were issued by APX. The Senior Secured Notes due 2019 and the Senior Notes due 2020 are fully and unconditionally guaranteed, jointly and severally by APX Group Holdings, Inc. (“Parent Guarantor”) and each of APX’s existing and future material wholly-owned U.S. restricted subsidiaries. APX’s existing and future foreign subsidiaries are not expected to guarantee the Notes.

Presented below is the condensed consolidating financial information of APX, subsidiaries of APX that are guarantors (the “Guarantor Subsidiaries”), and APX’s subsidiaries that are not guarantors (the “Non-Guarantor Subsidiaries”) as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 (Successor) and September 30, 2012 (Predecessor). The unaudited condensed consolidating financial information reflects the investments of Holdings in the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries using the equity method of accounting.

Supplemental Condensed Consolidating Balance Sheet

September 30, 2013 (Successor)

(In thousands)

(unaudited)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$77,027	$84,589	$25,460	$(23,919)	$163,157
Property and equipment, net	—	—	28,597	639	—	29,236
Subscriber acquisition costs, net	—	—	240,536	26,468	—	267,004
Deferred financing costs, net	—	56,206	—	—	—	56,206
Restricted cash	—	—	28,428	—	—	28,428
Investment in subsidiaries	531,352	1,943,321	—	—	(2,474,673)	—
Intercompany receivable	—	—	61,205	—	(61,205)	—
Intangible assets, net	—	—	799,830	82,903	—	882,733
Goodwill	—	—	804,041	33,378	—	837,419
Long-term investments and other assets	—	—	27,333	25	—	27,358

Total Assets	$531,352	$2,076,554	$2,074,559	$168,873	$(2,559,797)	$2,291,541

Liabilities and Stockholders’ Equity
Current liabilities	$—	$36,817	$159,514	$36,377	$(23,919)	$208,789
Intercompany payable	—	—	—	61,205	(61,205)	—
Notes payable and revolving line of credit, net of current portion	—	1,508,385	—	—	—	1,508,385
Capital lease obligations, net of current portion	—	—	2,918	—	—	2,918
Deferred revenue, net of current portion	—	—	15,425	1,812	—	17,237
Other long-term obligations	—	—	11,239	323	—	11,562
Deferred income tax liability	—	—	—	11,298	—	11,298
Total equity	531,352	531,352	1,885,463	57,858	(2,474,673)	531,352

Total liabilities and stockholders’ equity	$531,352	$2,076,554	$2,074,559	$168,873	$(2,559,797)	$2,291,541

Supplemental Condensed Consolidating Balance Sheet

December 31, 2012 (Successor)

(In thousands)

(unaudited)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$220	$79,469	$6,511	$(10,927)	$75,273
Property and equipment, net	—	—	29,415	791	—	30,206
Subscriber acquisition costs, net	—	—	11,518	1,235	—	12,753
Deferred financing costs, net	—	57,322	—	—	—	57,322
Restricted cash	—	—	28,428	—	—	28,428
Investment in subsidiaries	679,279	1,966,582	—	—	(2,645,861)	—
Intercompany receivable	—	—	51,754	—	(51,754)	—
Intangible assets, net	—	—	955,291	97,728	—	1,053,019
Goodwill	—	—	842,136	34,506	—	876,642
Long-term investments and other assets	—	—	21,676	29	—	21,705

Total Assets	$679,279	$2,024,124	$2,019,687	$140,800	$(2,708,542)	$2,155,348

Liabilities and Stockholders’ Equity
Current liabilities	$—	$11,845	$91,311	$15,878	$(10,927)	$108,107
Intercompany payable	—	—	—	51,754	(51,754)	—
Notes payable and revolving line of credit, net of current portion	—	1,333,000	—	—	—	1,333,000
Capital lease obligations, net of current portion	—	—	4,768	—	—	4,768
Deferred revenue, net of current portion	—	—	659	49	—	708
Other long-term obligations	—	—	2,096	161	—	2,257
Deferred income tax liability	—	—	16,519	10,710	—	27,229
Total equity	679,279	679,279	1,904,334	62,248	(2,645,861)	679,279

Total liabilities and stockholders’ equity	$679,279	$2,024,124	$2,019,687	$140,800	$(2,708,542)	$2,155,348

Condensed Consolidating Statements of Operations and Comprehensive (Loss) Income

For the Nine Months Ended September 30, 2013 (Successor)

(In thousands)

(unaudited)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$—	$350,358	$20,103	$(2,264)	$368,197
Costs and expenses	—	—	387,796	23,075	(2,264)	408,607

Loss from operations	—	—	(37,438)	(2,972)	—	(40,410)
Loss from subsidiaries	(87,341)	(51,671)	—	—	139,012	—
Other income (expense), net	60,000	(35,670)	405	(68)	(60,000)	(35,333)

Loss before income tax expenses	(27,341)	(87,341)	(37,033)	(3,040)	79,012	(75,743)
Income tax expense (benefit)	—	—	12,447	(849)	—	11,598

Net loss	$(27,341)	$(87,341)	$(49,480)	$(2,191)	$79,012	$(87,341)

Other comprehensive loss, net of tax effects:
Net loss	$(27,341)	$(87,341)	$(49,480)	$(2,191)	$79,012	$(87,341)
Foreign currency translation adjustment	—	(3,981)	(1,959)	(2,022)	3,981	(3,981)

Total other comprehensive loss	—	(3,981)	(1,959)	(2,022)	3,981	(3,981)

Comprehensive loss	$(27,341)	$(91,322)	$(51,439)	$(4,213)	$82,993	$(91,322)

Condensed Consolidating Statements of Operations and Comprehensive (Loss) Income

For the Nine Months Ended September 30, 2012 (Predecessor)

(In thousands)

(unaudited)

	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$318,363	$17,200	$(1,087)	$334,476
Costs and expenses	—	263,121	16,863	(1,087)	278,897

Income from operations	—	55,242	337	—	55,579
Loss from subsidiaries	(43,116)	—	—	43,116	—
Other expense, net	(287)	(89,266)	(439)	—	(89,992)

Loss from continuing operations before income tax expenses	(43,403)	(34,024)	(102)	43,116	(34,413)
Income tax expense (benefit)	—	5,197	(2)	—	5,195

Loss from continuing operations	(43,403)	(39,221)	(100)	43,116	(39,608)
Loss from discontinued operations	—	(239)	—	—	(239)

Net loss before non-controlling interests	(43,403)	(39,460)	(100)	43,116	(39,847)
Net income (loss) attributable to non-controlling interests	—	6,197	(2,641)	—	3,556

Net (loss) income	$(43,403)	$(45,657)	$2,541	$43,116	$(43,403)

Other comprehensive (loss) income, net of tax effects:
Net loss before non-controlling interests	$(43,403)	$(39,460)	$(100)	$43,116	$(39,847)
Change in fair value of interest rate swap agreement	318	318	—	(318)	318
Foreign currency translation adjustment	1,969	1,844	125	(1,969)	1,969

Total other comprehensive income	2,287	2,162	125	(2,287)	2,287
Comprehensive (loss) income before non-controlling interests	(41,116)	(37,298)	25	40,829	(37,560)
Comprehensive income (loss) attributable to non-controlling interests	—	6,197	(2,641)	—	3,556

Comprehensive (loss) income	$(41,116)	$(43,495)	$2,666	$40,829	$(41,116)

Supplemental Condensed Consolidating Statements of Cash Flows

For the Nine Months Ended September 30, 2013 (Successor)

(In thousands)

(unaudited)

	Parent	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$60,000	$(115)	$105,177	$34,609	$(60,000)	$139,671
Cash flows from investing activities:
Subscriber contract costs	—	—	(240,678)	(26,554)	—	(267,232)
Capital expenditures	—	—	(5,764)	(24)	—	(5,788)
Proceeds from the sale of subsidiary	—	144,750	—	—	—	144,750
Investment in subsidiary	—	(178,077)	—	—	178,077	—
Proceeds from the sale of capital assets	—	—	9	—	—	9
Net cash used in acquisition	—	—	(4,272)	—	—	(4,272)
Other assets	—	—	(8,192)	3	—	(8,189)

Net cash used in investing activities	—	(33,327)	(258,897)	(26,575)	178,077	(140,722)
Cash flows from financing activities:
Proceeds from notes payable	—	203,500	—	—	—	203,500
Intercompany receivable	—	—	(9,451)	—	9,451	—
Intercompany payable	—	—	178,077	9,451	(187,528)	—
Borrowings from revolving line of credit	—	22,500	—	—	—	22,500
Repayments on revolving line of credit	—	(50,500)	—	—	—	(50,500)
Repayments of capital lease obligations	—	—	(5,208)	—	—	(5,208)
Deferred financing costs	—	(5,429)	—	—	—	(5,429)
Payment of dividends	(60,000)	(60,000)	—	—	60,000	(60,000)

Net cash (used in) provided by financing activities	(60,000)	110,071	163,418	9,451	(118,077)	104,863

Effect of exchange rate changes on cash	—	—	—	(169)	—	(169)

Net increase in cash	—	76,629	9,698	17,316	—	103,643
Cash:
Beginning of period	—	399	4,188	3,503	—	8,090

End of period	$—	$77,028	$13,886	$20,819	$—	$111,733

Supplemental Condensed Consolidating Statements of Cash Flows

For the Nine Months Ended September 30, 2012 (Predecessor)

(In thousands)

(unaudited)

	APX Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by operating activities	$—	$94,141	$38,504	$—	$132,645
Cash flows from investing activities:
Subscriber contract costs	—	(192,412)	(49,330)	—	(241,742)
Capital expenditures	—	(3,187)	(268)	—	(3,455)
Investment in subsidiary	(4,562)	—	—	4,562	—
Proceeds from the sale of capital assets	—	274	—	—	274
Other assets	—	(1,154)	(18)	—	(1,172)

Net cash used in investing activities	(4,562)	(196,479)	(49,616)	4,562	(246,095)
Cash flows from financing activities:
Proceeds from notes payable	—	116,163	—	—	116,163
Proceeds from issuance of preferred stock and warrants	4,562	—	—	—	4,562
Proceeds from issuance of preferred stock by Solar	—	—	5,000	—	5,000
Capital contributions—non-controlling interest	—	—	4,729	—	4,729
Intercompany receivable	—	(7,174)	—	7,174	—
Intercompany payable	—	4,562	7,174	(11,736)	—
Borrowings from revolving line of credit	—	47,000	2,500	—	49,500
Repayments on revolving line of credit	—	(42,241)	—	—	(42,241)
Change in restricted cash	—	—	448	—	448
Repayments of capital lease obligations	—	(3,407)	—	—	(3,407)
Deferred financing costs	—	(5,720)	(964)	—	(6,684)
Payment of dividends	—	—	(75)	—	(75)

Net cash provided by financing activities	4,562	109,183	18,812	(4,562)	127,995

Effect of exchange rate changes on cash	—	—	161	—	161

Net increase in cash	—	6,845	7,861	—	14,706
Cash:
Beginning of period	—	2,817	863	—	3,680

End of period	$—	$9,662	$8,724	$—	$18,386

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

APX Group, Inc., APX Group Holdings, Inc., and Vivint Wireless, Inc. (collectively, the “Delaware Corporations”) are incorporated under the laws of Delaware.

Delaware General Corporation Law (“DGCL”)

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Registrants

The certificate of incorporation and/or bylaws of each of the Delaware Corporations provide that, to the fullest extent permitted by the DGCL, the corporation shall indemnify any current or former director, officer, employee or agent of the corporation against all expenses, liabilities and losses reasonably incurred or suffered by him or her in connection with any action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the corporation or by reason of the fact that he or she is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

AP AL LLC is a limited liability company organized under the laws of Delaware.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with these provisions, the limited liability company agreement of AP AL LLC states that to the fullest extent permitted by applicable law, the company shall indemnify a member, manager, an officer, a person to whom the managers delegate management responsibilities, any affiliate, officer, director or shareholder of a member, or manager, or any employee or agent of the company or of the indemnified party from any loss, damage or claim incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in good faith in connection with the business of the company including expenses (including legal fees) incurred by such indemnified person in defending any claim, demand, action, suit or proceeding; provided however, that an indemnified party shall not be indemnified for any loss, damage or claim incurred by such party by reason of gross negligence or willful misconduct with such acts or omissions.

Utah Registrants

ARM Security, Inc. and Vivint, Inc. (collectively, the “Utah Corporations”) are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

The articles of incorporation and bylaws of each of the Utah Corporations indemnifies its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

313 Aviation, LLC is a limited liability company organized under the laws of the State of Utah.

Utah Revised Limited Liability Company Act

Sections 48-2c-1802 and 48-2c-1807 of the Utah Revised Limited Liability Company Act empowers a Utah limited liability company to indemnify any manager or other person from and against liability incurred in any proceeding if (i) his conduct was in good faith, (ii) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A company may not indemnify a manager under Section 48-2c-1802 in connection with a proceeding by or in the right of the company in which the manager was adjudged liable to the company or in connection with any other proceeding charging that the manager derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

In accordance with this provision, the operating agreement of 313 Aviation, LLC provides that the company shall indemnify any manager and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was, or is or was serving at the request of, a manager, director, officer, employee or authorized representative of the company. Such indemnification is available, provided that, the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified person’s conduct was unlawful.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated September 16, 2012, by and among 313 Acquisition LLC, 313 Group, Inc., 313 Solar, Inc., 313 Technologies, Inc., APX Group, Inc., V Solar Holdings, Inc. and 2GIG Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.1	Fourth Amended and Restated Certificate of Incorporation of APX Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.2	Bylaws of the APX Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.3	Certificate of Incorporation of APX Group Holdings, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.4	Bylaws of APX Group Holdings, Inc. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.5	Articles of Organization of 313 Aviation, LLC (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.6	Operating Agreement for 313 Aviation, LLC (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.7	Articles of Incorporation of ARM Security, Inc. (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.8	Bylaws of ARM Security, Inc. (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.9	Articles of Incorporation of Vivint, Inc. (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.10	Bylaws of Vivint, Inc. (incorporated by reference to Exhibit 3.10 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.11	Articles of Organization of Vivint Purchasing, LLC (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.12	Operating Agreement of Vivint Purchasing, LLC (incorporated by reference to Exhibit 3.12 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

Exhibit No.	Description

3.13	Certificate of Formation of AP AL LLC (incorporated by reference to Exhibit 3.13 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.14	Limited Liability Company Agreement of AP AL LLC (incorporated by reference to Exhibit 3.14 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.15	Certificate of Incorporation of Vivint Wireless, Inc. (incorporated by reference to Exhibit 3.15 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

3.16	Bylaws of Vivint Wireless, Inc. (incorporated by reference to Exhibit 3.16 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.1	Indenture, dated as of November 16, 2012, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.2	First Supplemental Indenture, dated as of December 20, 2012, among 313 Aviation, LLC and Wilmington Trust, National Association, as trustee, relating to the Company’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.3	Second Supplemental Indenture, dated as of May 14, 2013, among Vivint Wireless, Inc. and Wilmington Trust, National Association, as trustee, relating to the Company’s 6.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.4	Form of Note relating to Company’s 6.375% Senior Secured Notes due 2019 (attached as exhibit to Exhibit 4.1) (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.5	Indenture, dated as of November 16, 2012, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.6	First Supplemental Indenture, dated as of December 20, 2012, among 313 Aviation, LLC and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.7	Second Supplemental Indenture, dated as of May 14, 2013, among Vivint Wireless, Inc. and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

Exhibit No.	Description

4.8	Third Supplemental Indenture, dated as of May 31, 2013, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.9	Fourth Supplemental Indenture, dated as of December 13, 2013, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of APX Group Holdings, Inc. (File Number: 333-191132-02))

4.10	Form of Note relating to Company’s 8.75% Senior Notes due 2020 (attached as exhibit to Exhibit 4.6) (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

4.11	Registration Rights Agreement, dated December 13, 2013, among APX Group, Inc., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to the Company’s 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of APX Group Holdings, Inc. (File Number: 333-191132-02))

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Durham Jones & Pinegar, P.C.

10.1	Amended and Restated Credit Agreement, dated as of June 28, 2013 among APX Group, Inc., the other guarantors party thereto, Bank of America, N.A., as Administrative Agent and the other lenders and parties thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.2	Security Agreement, dated as of November 16, 2012, among the grantors named therein and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.3	Security Agreement, dated as of November 16, 2012, among the grantors named therein and Wilmington Trust, National Association, as Collateral Agent (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

Exhibit No.	Description

10.4	Intercreditor Agreement and Collateral Agency Agreement, dated as of November 16, 2012, among 313 Group Inc., the other grantors named therein, Bank of America, N.A., as Credit Agreement Collateral Agent, Wilmington Trust, National Association, as Notes Collateral Agent, and each Additional Collateral Agent from time to time party thereto (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.5**	Management Subscription Agreement (Co-Investment Units), dated as of November 16, 2012, between 313 Acquisition LLC and Todd Pedersen (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.6**	Management Subscription Agreement (Co-Investment Units), dated as of November 16, 2012, between 313 Acquisition LLC and Alex Dunn (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.7**	Management Subscription Agreement (Incentive Units), dated as of November 16, 2012, between Acquisition LLC and Todd Pedersen (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.8**	Management Subscription Agreement (Incentive Units), dated as of November 16, 2012, between Acquisition LLC and Alex Dunn (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.9**	Form of Management Subscription Agreement (Incentive Units) (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.10**	Form of Management Subscription Agreement (Co-Investment Units) (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.11**	313 Acquisition LLC Unit Plan dated as of November 16, 2012 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 of APX Group Holdings, Inc. and the other registrants listed therein (File Number: 333-191132))

10.12*	Form of Aircraft Time-Sharing Agreement

12.1*	Computation of Ratio of Earnings to Fixed Charges

21.1*	Subsidiaries of APX Group, Inc.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.3*	Consent of Durham Jones & Pinegar, P.C. (included as part of its opinion filed as Exhibit 5.2 hereto)

24.1*	Power of Attorney (included in signature pages of this registration statement)

Exhibit No.	Description

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated November 16, 2012, among APX Group, Inc., the guarantors named therein and Wilmington Trust, National Association as trustee, relating to the Company’s 8.75% Senior Notes due 2020

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Form of Letter to Clients

99.4*	Form of Notice of Guaranteed Delivery

101.1*	The following materials are formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Comprehensive Loss, (iv) the Consolidated Statements of Changes in Equity, (v) the Consolidated Statements of Cash Flows, (vi) Notes to Consolidated Financial Statements, and (vii) document and entity information. (A)

*  Filed herewith.

**  Identifies exhibits that consist of a management contract or compensatory plan or arrangement.

(A)	Pursuant to Rule 406T of Regulation S-T, the Interactive Data files on Exhibit 101.1 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 133, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(b)	Financial Statement Schedules

Financial schedules are omitted because they are not applicable or not required, or because the information is included herein in our financial statements and/or the notes related thereto.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

APX GROUP, INC.

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

/s/ DAVID F. D’ALESSANDRO David F. D’Alessandro	Director	January 29, 2014

/s/ BRUCE MCEVOY Bruce McEvoy	Director	January 29, 2014

/s/ JOSEPH TRUSTEY Joseph Trustey	Director	January 29, 2014

/s/ PETER WALLACE Peter Wallace	Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

APX GROUP HOLDINGS, INC.

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

/s/ DAVID F. D’ALESSANDRO David F. D’Alessandro	Director	January 29, 2014

/s/ BRUCE MCEVOY Bruce McEvoy	Director	January 29, 2014

/s/ JOSEPH TRUSTEY Joseph Trustey	Director	January 29, 2014

/s/ PETER WALLACE Peter Wallace	Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

313 AVIATION, LLC

By:	VIVINT, INC., as sole member

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

ARM SECURITY, INC.

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

VIVINT, INC.

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

VIVINT PURCHASING, LLC

By:	VIVINT, INC., as sole member

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

AP AL LLC

By:	VIVINT, INC., as sole member

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 29, 2014.

VIVINT WIRELESS, INC.

By:	/s/ PATRICK KELLIHER
	Name:	Patrick Kelliher
	Title:	Vice President of Finance and Corporate Controller

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Kelliher and Nathan Wilcox and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD PEDERSEN Todd Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2014

/s/ MARK DAVIES Mark Davies	Chief Financial Officer (Principal Financial Officer)	January 29, 2014

/s/ PATRICK KELLIHER Patrick Kelliher	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	January 29, 2014

/s/ ALEX DUNN Alex Dunn	President and Director	January 29, 2014